PROSPECTUS SUPPLEMENT
(to prospectus dated June 28, 2007)

                                             $552,959,038
                                             (Approximate)

                          Bear Stearns Structured Products Inc. Trust 2007-R8
                                            Issuing Entity

                                       EMC Mortgage Corporation
                                                Sponsor

                             Structured Asset Mortgage Investments II Inc.
                                               Depositor

                      Bear Stearns Structured Products Inc. Trust, Series 2007-R8

You should consider carefully the risk factors beginning on page S-19 in this prospectus supplement.

The Trust

The  assets  of the  trust  will  consist  primarily  of the Bear  Stearns  ALT-A  Trust  II,  Mortgage
Pass-Through  Certificates,  Series 2007-1,  Class I-A-2, Class II-A-2 and Class III-A-2  Certificates,
the  Structured  Asset Mortgage  Investments II Trust  2007-AR7,  Mortgage  Pass-Through  Certificates,
Series 2007-AR7,  Class A-4  Certificates,  the Bear Stearns Asset Backed  Securities I Trust 2007-AC3,
Asset-Backed  Certificates,  Series 2007-AC3, Class A-1 Certificates and Class A-2 Certificates and the
Bear Stearns Asset Backed  Securities I Trust 2007-AC5,  Asset-Backed  Certificates,  Series  2007-AC5,
Class A-5 Certificates and Class A-6 Certificates.  We refer to these  certificates  owned by the trust collectively as the Underlying  Certificates,  as further described in this prospectus supplement.  The trust will issue twelve classes of offered  certificates,  divided into six groups,  which collectively will  represent  the entire  beneficial  interest  in the trust,  each as more fully  described  in the tables beginning on page S-6 of this prospectus  supplement.  There will be no  cross-collateralization among the groups.

The offered  certificates  will be  entitled  to receive  payments  from  distributions  on the related
Underlying Certificates.

Credit Enhancement
The Class I-A-1, Class II-A-1,  Class III-A-1,  Class IV-A-1, Class V-A-1 and Class VI-A-1 Certificates
will have credit enhancement in the form of subordination as described in this prospectus supplement.

Neither the Securities  and Exchange  Commission  nor any state  securities  commission has approved or disapproved  of these  securities or passed upon the adequacy of this  prospectus.  Any  representation to the contrary is a criminal offense.

The price to  investors  will vary from time to time and will be  determined  at the time of sale.  The proceeds to the depositor from the offering are expected to be  approximately  100.00% of the aggregate principal  amount of the offered  certificates,  less expenses.  See "Method of  Distribution"  in this prospectus supplement.

                                       Bear, Stearns & Co. Inc.
                      The date of this prospectus supplement is October 31, 2007.

              Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information  contained in this document.  We have not authorized  anyone to provide you with different information.

We  provide  information  to you  about  the  offered  certificates  in  two  separate  documents  that progressively provide more detail:

o        the accompanying prospectus,  which provides general information,  some of which may not apply to this series of certificates; and

o        this   prospectus   supplement,   which  describes  the  specific  terms  of  this  series  of certificates.

If the  description  of your  certificates  in this  prospectus  supplement  differs  from the  related description in the prospectus, you should rely on the information in this prospectus supplement.

We have  incorporated by reference into this prospectus  supplement the following  documents related to the Underlying Certificates:

o        The Prospectus  dated June 28, 2007 and the Prospectus  Supplement  dated August 30, 2007 (the
         "BSAAT 2007-1  Underlying  Offering  Document"),  relating to the Bear Stearns ALT-A Trust II,
         Mortgage  Pass-Through  Certificates,  Series  2007-1,  Class  I-A-2,  Class  II-A-2 and Class
         III-A-2 Certificates (the "BSAAT 2007-1 Underlying Certificates").

o        The Prospectus  dated June 28, 2007 and the  Prospectus  Supplement  dated  September 17, 2007
         (the  "SAMI  2007-AR7  Underlying  Offering  Document"),  relating  to  the  Structured  Asset
         Mortgage Investments II Trust 2007-AR7,  Mortgage Pass-Through Certificates,  Series 2007-AR7,
         Class A-4 Certificates (the "SAMI 2007-AR7 Underlying Certificates").

o        The Prospectus  dated March 14, 2007 and the Prospectus  Supplement  dated March 29, 2007 (the
         "BSABS  2007-AC3  Underlying  Offering  Document"),  relating to the Bear Stearns Asset Backed
         Securities  I  Trust  2007-AC3,   Asset-Backed   Certificates,   Series  2007-AC3,  Class  A-1
         Certificates and Class A-2 Certificates (the "BSABS 2007-AC3 Underlying Certificates").

o        The  Prospectus  dated June 26, 2007, the  Prospectus  Supplement  dated June 28, 2007 and the
         Supplement  to the  Prospectus  Supplement  dated as of July 11,  2007  (the  "BSABS  2007-AC5
         Underlying  Offering  Document"  and,  together  with the  BSAAT  2007-1  Underlying  Offering
         Document,  the SAMI 2007-AR7  Underlying  Offering Document and the BSABS 2007-AC3  Underlying
         Offering Document,  the "Underlying Offering  Documents"),  relating to the Bear Stearns Asset
         Backed  Securities I Trust 2007-AC5,  Asset-Backed  Certificates,  Series 2007-AC5,  Class A-5
         Certificates and Class A-6 Certificates  (the "BSABS 2007-AC5  Underlying  Certificates"  and,
         together  with  the  BSAAT  2007-1  Underlying  Certificates,  the  SAMI  2007-AR7  Underlying
         Certificates and the BSABS 2007-AC3 Underlying Certificates, the "Underlying Certificates").

o        The October 2007 remittance report related to the BSAAT 2007-1 Underlying Certificates.

o        The October 2007 remittance report related to the SAMI 2007-AR7 Underlying Certificates.

o        The October 2007 remittance report related to the BSABS 2007-AC3 Underlying Certificates.

o        The October  2007 remittance report related to the BSABS 2007-AC5 Underlying Certificates.

The depositor's  principal offices are located at 383 Madison Avenue,  New York, New York 10179 and its
phone number is (212) 272-2000.

                   TABLE OF CONTENTS

                 PROSPECTUS SUPPLEMENT

Caption                                          Page

     Incorporation of Certain Documents by

     Indemnification of the Trustee;
        Fees and Expenses........................S-60
     Certain Matters Regarding the Trustee.......S-47
FEDERAL INCOME TAX CONSIDERATIONS................S-62
     Tax Considerations Applicable to the
        Group I, Group II, Group III,
        Group IV and Group VI
        Certificates.............................S-62
     Tax Considerations Applicable to the
        Group V Certificates.....................S-63
STATE AND LOCAL TAX CONSIDERATIONS...............S-62
ERISA CONSIDERATIONS.............................S-67
LEGAL INVESTMENT.................................S-71
METHOD OF DISTRIBUTION...........................S-71
SECONDARY MARKET.................................S-72
LEGAL MATTERS....................................S-72
RATINGS..........................................S-72
AFFILIATIONS, RELATIONSHIPS AND
   RELATED TRANSACTIONS..........................S-73
INDEX OF PRINCIPAL DEFINITIONS...................S-74

Annex I - Global Clearance, Settlement
and Tax Documentation Procedures

Annex II - Supplementary Information Regarding Bear Stearns ALT-A Trust II, Mortgage Pass-Through
   Certificates, Series 2007-1, Class I-A-2, Class II-A-2 and Class III-A-2 Certificates

Annex III - Supplementary Information Regarding Structured Asset Mortgage Investments II Trust
   2007-AR7, Mortgage Pass-Through Certificates, Series 2007-AR7, Class A-4 Certificates

Annex IV - Supplementary Information Regarding Bear Stearns Asset Backed Securities I Trust
   2007-AC3, Asset-Backed Certificates, Series 2007-AC3, Class A-1 Certificates and Class A-2
   Certificates

Annex V - Supplementary Information Regarding Bear Stearns Asset Backed Securities I Trust
   2007-AC5, Asset-Backed Certificates, Series 2007-AC5, Class A-5 Certificates and Class A-6
   Certificates

                                           SUMMARY OF TERMS

         The  following  summary is a very broad  overview  of the  offered  certificates  and does not contain  all of the  information  that you should  consider  in making  your  investment  decision.  To understand  all of the terms of the  offered  certificates,  you  should  read  carefully  this  entire prospectus  supplement,  including  the  underlying  offering  documents  relating  to  the  Underlying
Certificates which are incorporated by reference and the entire  accompanying  prospectus.  An index of defined  terms is  included  at the end of this  prospectus  supplement  to assist you in  finding  the location of defined  terms.  Certain  terms used in the  underlying  offering  documents are defined in those  documents.  Capitalized  terms  used but not  defined  in this  prospectus  supplement  have the meanings assigned to them in the glossary at the end of the prospectus.

Title of Series................................    Bear Stearns Structured Products Inc. Trust, Series 2007-R8.

Issuing Entity.................................    Bear  Stearns  Structured  Products  Inc.  Trust  2007-R8,  also referred to as the "trust" or "issuing  entity."  The  depositor will establish the trust pursuant to a pooling agreement,  dated as of October 31, 2007,  between the  depositor and the trustee, which we refer to in this prospectus  supplement as the "pooling agreement."

Depositor......................................    Structured  Asset Mortgage  Investments II Inc., an affiliate of the underwriter.

Trustee........................................    Wells Fargo Bank, N.A.

Sponsor........................................    EMC Mortgage Corporation.

Seller.........................................    Bear, Stearns & Co. Inc.
Closing Date...................................    On or about October 31, 2007.

Distribution Dates.............................    Distributions  on the offered  certificates  will be made on the underlying distribution date, beginning in November 2007.

Offered Certificates...........................    The classes of offered  certificates,  their  pass-through rates
                                                   and  current   principal   amounts   and  the  applicable  group
                                                   designation are set forth in the table below.

                                                Group I

                   Underlying                                                     Initial Rating         Designation
     Class       Certificates(1)   Pass-Through Rate  Initial Principal Amount      (S&P/Fitch)
    ____________________________________________________________________________________________________________________
     I-A-1         BSAAT 2007-1    Variable Rate(2)         $118,996,690              AAA/AAA          Group I Senior
                   Class I-A-2
     I-A-2         BSAAT 2007-1    Variable Rate(2)         $13,575,578               AAA/AAA          Group I Senior
                   Class I-A-2                                                                             Support

                                               Group II

                   Underlying                                                     Initial Rating         Designation
     Class       Certificates(1)   Pass-Through Rate  Initial Principal Amount      (S&P/Fitch)
    ____________________________________________________________________________________________________________________
    II-A-1         BSAAT 2007-1    Variable Rate(2)         $41,942,285               AAA/AAA          Group II Senior
                   Class II-A-2
    II-A-2         BSAAT 2007-1    Variable Rate(2)          $4,921,221               AAA/AAA          Group II Senior
                   Class II-A-2                                                                            Support

                                               Group III

                   Underlying        Pass-Through                                 Initial Rating         Designation
     Class       Certificates(1)         Rate        Initial Principal Amount      (S&P/Fitch)
    ____________________________________________________________________________________________________________________
    III-A-1        BSAAT 2007-1    Variable Rate(2)         $53,951,748              AAA/AAA          Group III Senior
                  Class III-A-2
    III-A-2        BSAAT 2007-1    Variable Rate(2)         $9,863,896               AAA/AAA          Group III Senior
                  Class III-A-2                                                                           Support

                                               Group IV

                   Underlying                                                    Initial Rating         Designation
     Class       Certificates(1)  Pass-Through Rate  Initial Principal Amount      (S&P/Fitch)
    ____________________________________________________________________________________________________________________
    IV-A-1        SAMI 2007-AR7   Variable Rate(2)         $102,986,630              AAA/AAA          Group IV Senior
                  Class A-4(3)
    IV-A-2        SAMI 2007-AR7   Variable Rate(2)          $18,174,642              AAA/AAA          Group IV Senior
                  Class A-4(3)                                                                            Support

                                                Group V

                   Underlying                                                    Initial Rating         Designation
     Class       Certificates(1)  Pass-Through Rate  Initial Principal Amount         (S&P)
    ____________________________________________________________________________________________________________________
     V-A-1       BSABS 2007-AC3   Fixed Rate(2)(4)          $68,683,233                AAA             Group V Senior
                  Class A-1 and
                    Class A-2
     V-A-2       BSABS 2007-AC3   Fixed Rate(2)(4)          $11,677,239                AAA             Group V Senior
                  Class A-1 and                                                                           Support
                    Class A-2

                                               Group VI

                   Underlying                                                    Initial Rating         Designation
     Class        Certificates(1)  Pass-Through Rate  Initial Principal Amount         (S&P)
    ____________________________________________________________________________________________________________________
     VI-A-1      BSABS 2007-AC5   Fixed Rate(2)(5)          $96,158,814                AAA            Group VI Senior
                  Class A-5 and
                    Class A-6
     VI-A-2      BSABS 2007-AC5   Fixed Rate(2)(5)          $12,027,062                AAA            Group VI Senior
                  Class A-5 and                                                                           Support
                    Class A-6
________________

1. Each class of Underlying  Certificates is paid interest at a rate (the  "Underlying  Rate") based on
(i) with respect to the Group I Underlying  Certificates,  the Group II  Underlying  Certificates,  the
Group III Underlying  Certificates  and the Group IV Underlying  Certificates,  the weighted average of the net rates of the  mortgage  loans in the  related  sub-group  or  sub-loan  group  ("WAC")  minus a margin,  and (ii) with  respect  to the Group V  Underlying  Certificates  and the Group VI  Underlying
Certificates,  an adjustable  rate based on One-Month  LIBOR (as defined in the  applicable  Underlying
Offering Document).

         The  pass-through  rates of the  Group I  Underlying  Certificates,  the  Group II  Underlying
Certificates,  the Group III  Underlying  Certificates  and the Group IV  Underlying  Certificates  are
specified in the table below:

__________________________________________________________________________________________________________________________________
  Offered Class       Underlying Certificates          Underlying Rate up to and          Underlying Rate         Step-Up Date
                                                        including Step-Up Date           after Step-Up Date
                                                              (per annum)                   (per annum)
__________________________________________________________________________________________________________________________________
   I-A-1; I-A-2       BSAAT 2007-1 Class I-A-2             WAC minus 0.541%                     WAC               May 25, 2012
__________________________________________________________________________________________________________________________________
  II-A-1; II-A-2     BSAAT 2007-1 Class II-A-2             WAC minus 0.321%                     WAC              June 25, 2014
__________________________________________________________________________________________________________________________________
 III-A-1; III-A-2    BSAAT 2007-1 Class III-A-2            WAC minus 0.698%                     WAC              July 25, 2017
__________________________________________________________________________________________________________________________________
  IV-A-1; IV-A-2      SAMI 2007-AR7 Class A-4,             WAC minus 0.928%                     WAC            September 25, 2012
                          I-A-3 Component
__________________________________________________________________________________________________________________________________
  IV-A-1; IV-A-2      SAMI 2007-AR7 Class A-4,             WAC minus 1.012%                     WAC             October 25, 2012
                          II-A-2 Component
__________________________________________________________________________________________________________________________________

         The  pass-through  rates of the Group V Underlying  Certificates  and the Group VI  Underlying
Certificates are specified in the table below:
__________________________________________________________________________________________________________________________________
  Offered Class       Underlying Certificates          Underlying Rate up to and         Underlying Rate after    First Optional
                                                        including first related         first related Optional      Termination
                                                       Optional Termination Date           Termination Date            Date
                                                              (per annum)                     (per annum)
__________________________________________________________________________________________________________________________________
   V-A-1; V-A-2       BSABS 2007-AC3 Class A-1     One-Month LIBOR plus 0.400%, with      Same Rate as Prior*           N/A
                                                    a maximum rate of 6.500% and a
                                                        minimum rate of 0.400%*
__________________________________________________________________________________________________________________________________
   V-A-1; V-A-2       BSABS 2007-AC3 Class A-2    6.100% minus One-Month LIBOR, with    6.600% minus One-Month       See BSABS
                                                    a maximum rate of 6.100% and a       LIBOR, with a maximum       2007-AC3
                                                        minimum rate of 0.000%*          rate of 6.600% and a       Underlying
                                                                                        minimum rate of 0.500%*      Offering
                                                                                                                     Document
__________________________________________________________________________________________________________________________________
  VI-A-1; VI-A-2      BSABS 2007-AC5 Class A-5     One-Month LIBOR plus 0.450%, with      Same Rate as Prior            NA
                                                    a maximum rate of 7.000% and a
                                                        minimum rate of 0.450%
__________________________________________________________________________________________________________________________________
  VI-A-1; VI-A-2      BSABS 2007-AC5 Class A-6       6.550% minus One-Month LIBOR,        Same Rate as Prior            NA
                                                   with a maximum rate of 6.550% and
                                                       a minimum rate of 0.000%
__________________________________________________________________________________________________________________________________

* The  combined  pass-through  rate on the Group V  Underlying  Certificates  is subject to an interest rate cap equal to the weighted  average of the net mortgage rates on the related  underlying  mortgages loans as described in the BSABS 2007-AC3 Underlying Offering Document.

2. Each class of offered  certificates  will bear interest at a rate equal to the pass-through  rate on the  related  Underlying  Certificates  or,  in the case of the Group V  Certificates  and the Group VI
Certificates,  the combined  pass-through rate on the related classes of Underlying  Certificates.  The pass-through  rates and the initial  pass-through  rates for each class of offered  certificates is set forth in the table below:

____________________________________________________________________________
  Offered Class          Pass-Through Rate        Initial Pass-Through Rate
                                                  (as of the Closing Date)
____________________________________________________________________________
      I-A-1               Underlying Rate                 6.27871%
____________________________________________________________________________
      I-A-2               Underlying Rate                 6.27871%
____________________________________________________________________________
     II-A-1               Underlying Rate                 6.41317%
____________________________________________________________________________
     II-A-2               Underlying Rate                 6.41317%
____________________________________________________________________________
     III-A-1              Underlying Rate                 5.96759%
____________________________________________________________________________
     III-A-2              Underlying Rate                 5.96759%
____________________________________________________________________________
     IV-A-1               Underlying Rate                 6.35022%
____________________________________________________________________________
     IV-A-2               Underlying Rate                 6.35022%
____________________________________________________________________________
      V-A-1               Underlying Rate                 6.50000%
____________________________________________________________________________
      V-A-2               Underlying Rate                 6.50000%
____________________________________________________________________________
     VI-A-1               Underlying Rate                 7.00000%
____________________________________________________________________________
     VI-A-2               Underlying Rate                 7.00000%
____________________________________________________________________________

3. The SAMI 2007-AR7 Class A-4  Certificates  are comprised of two components,  the I-A-3 Component and the  II-A-2  Component,  as  further  described  herein and in the SAMI  2007-AR7  Underlying  Offering
Document.

4. The  BSABS  2007-AC3  Class  A-1  Certificates  and  BSABS  2007-AC3  Class  A-2  Certificates  will collectively  represent the equivalent of an assumed  certificate with a certificate  principal balance equal to the certificate  principal  balance of the BSABS 2007-AC3 Class A-1  Certificates  and a fixed pass-through  rate of 6.500% per annum,  or after the first  Optional  Termination  Date (as defined in the BSABS  2007-AC3  Underlying  Offering  Document) for the BSABS  2007-AC3  Underlying  Certificates,
7.000% per annum,  in each case subject to an interest  rate cap equal to the  weighted  average of the net  mortgage  rates on the related  underlying  mortgages  loans as  described  in the BSABS  2007-AC3
Underlying  Offering  Document.  In addition,  the Class V Certificates will not be entitled to receive any  Additional  Class  A-1  Interest  Amounts  (for use  herein,  as  defined  in the  BSABS  2007-AC3
Underlying  Offering  Document)  received on the BSABS 2007-AC3  Underlying  Certificates;  instead all such amounts shall be paid to the holders of the Class V-A-3 Certificates as described herein.

5. The  BSABS  2007-AC5  Class  A-5  Certificates  and  BSABS  2007-AC5  Class  A-6  Certificates  will collectively  represent the equivalent of an assumed  certificate with a certificate  principal balance equal to the certificate  principal  balance of the BSABS 2007-AC5 Class A-5  Certificates  and a fixed pass-through rate of 7.000% per annum.

                                      The   certificates   represent  in  the   aggregate   the  entire
                                      beneficial  ownership  interest in the trust, the assets of which consist  primarily of the Underlying  Certificates,  as described below.

                                      Distributions   of  interest   and   principal   on  the  offered
                                      certificates   will  be  made  only  from  payments  received  in
                                      connection with the related Underlying  Certificates,  as further
                                      described    herein.    See    "Description    of   the   Offered
                                      Certificates—Distributions on the Offered Certificates."

                                      The Class I-A-1  Certificates  and the Class  I-A-2  Certificates
                                      (collectively  referred to herein as the "Group I Certificates"), will represent interests in the Class I-A-2 Certificates included in  the  BSAAT  2007-1  Underlying  Certificates  (the  "Group  I
                                      Underlying Certificates").  The Class II-A-1 Certificates and the
                                      Class II-A-2 Certificates (collectively referred to herein as the
                                      "Group II Certificates"),  will represent  interests in the Class
                                      II-A-2  Certificates  included  in the  BSAAT  2007-1  Underlying
                                      Certificates (the "Group II Underlying Certificates").  The Class
                                      III-A-1   Certificates   and  the  Class   III-A-2   Certificates
                                      (collectively    referred   to   herein   as   the   "Group   III
                                      Certificates"),  will  represent  interests in the Class  III-A-2
                                      Certificates included in the BSAAT 2007-1 Underlying Certificates
                                      (the  "Group  III  Underlying  Certificates").  The Class  IV-A-1
                                      Certificates  and the  Class  IV-A-2  Certificates  (collectively
                                      referred  to  herein  as  the  "Group  IV  Certificates"),   will
                                      represent interests in the Class A-4 Certificates included in the
                                      SAMI 2007-AR7  Underlying  Certificates (the "Group IV Underlying
                                      Certificates").  The Class V-A-1 Certificates and the Class V-A-2
                                      Certificates  (collectively  referred  to herein as the  "Group V
                                      Certificates")   will  represent   interests  in  the  Class  A-1
                                      Certificates and the Class A-2 Certificates included in the BSABS
                                      2007-AC3  Certificates  (the "Group V Underlying  Certificates"),
                                      other than the right to  receive  Additional  Class A-1  Interest
                                      Amounts (as  defined in the BSABS  2007-AC3  Underlying  Offering
                                      Document).  The Class  VI-A-1  Certificates  and the Class VI-A-2
                                      Certificates  (collectively  referred  to herein as the "Group VI
                                      Certificates"),   will  represent  interests  in  the  Class  A-5
                                      Certificates  and Class A-6  Certificates  included  in the BSABS
                                      2007-AC5  Underlying   Certificates  (the  "Group  VI  Underlying
                                      Certificates"). The Group I, Group II, Group III, Group IV, Group
                                      V and Group VI Certificates will not be cross-collateralized.

                                      The Group I Certificates,  the Group II  Certificates,  the Group
                                      III  Certificates,   the  Group  IV  Certificates,  the  Group  V
                                      Certificates  and the  Group  VI  Certificates  are  collectively referred to herein as the offered certificates.

                                      The  Group  I  Underlying   Certificates,   Group  II  Underlying
                                      Certificates,   Group  III  Underlying  Certificates,   Group  IV
                                      Underlying  Certificates,  Group V  Underlying  Certificates  and
                                      Group VI Underlying  Certificates  are  collectively  referred to herein as the Underlying Certificates.

                                      The  Class  R  Certificates,   which  are  not  offered  by  this
                                      prospectus  supplement,  will represent the residual interests in the real estate mortgage  investment  conduit  established by the trust with respect to the Group I, Group II, Group III,  Group IV and Group VI Certificates.

                                      The  Class  V-A-3  Certificates,  which are not  offered  by this prospectus supplement, will be entitled to receive any Additional
                                      Class  A-1  Interest  Amounts  received  on  the  BSABS  2007-AC3
                                      Underlying Certificates.

Pass-Through Rates..................  The  pass-through  rate for each  class of  offered  certificates
                                      (other   than  the  Group  VI   Certificates)   may  change  from
                                      distribution  date to distribution  date. The pass-through  rates for such classes will  therefore be adjusted on a monthly  basis.
                                      Investors  will be notified  of a  pass-through  rate  adjustment through the monthly distribution  reports. The pass-through rates on each class of offered certificates are as follows:

                                      The  Group  I  Certificates  will  bear  interest  at a  variable pass-through  rate equal to the pass-through  rate on the Group I
                                      Underlying Certificates.

                                      The  Group II  Certificates  will  bear  interest  at a  variable pass-through  rate equal to the pass-through rate on the Group II
                                      Underlying Certificates.

                                      The  Group III  Certificates  will bear  interest  at a  variable pass-through rate equal to the pass-through rate on the Group III
                                      Underlying Certificates.

                                      The  Group IV  Certificates  will  bear  interest  at a  variable pass-through  rate equal to the pass-through rate on the Group IV
                                      Underlying Certificates.

                                      The  Group  V   Certificates   will  bear  interest  at  a  fixed
                                      pass-through rate equal to the combined  pass-through rate on the
                                      Group V  Underlying  Certificates,  which is expected to equal to
                                      6.500% per annum initially,  and 7.000% per annum after the first
                                      Optional  Termination  Date. The Group V Certificates are subject to an interest rate cap described  above and will not be entitled to receive any Additional Class A-1 Interest Amounts.

                                      The  Group  VI  Certificates   will  bear  interest  at  a  fixed
                                      pass-through rate equal to the combined  pass-through rate on the
                                      Group VI Underlying  Certificates,  which will be equal to 7.000%
                                      per annum.

                                      The Class V-A-3  Certificates  and the Class R Certificates  will not have pass-through rates and are not offered hereby.

Interest Accrual Period.............  Interest  will  accrue  on each  class  of  offered  certificates during each one-month  period ending on the last day of the month preceding the month in which each distribution  date occurs.  The initial  interest accrual period will be deemed to have commenced on the cut-off date for the offered certificates.

Cut-off Date........................  October 1, 2007.

Record Date.........................  For the first  distribution  date,  the closing date, and for any distribution date thereafter,  the last business day of the month preceding the month in which such distribution date occurs.

Denominations.......................  The offered certificates will be issued in minimum  denominations of $100,000 and increments of $1.00 in excess thereof.

Registration of the Offered
Certificates........................  The issuing entity will issue the offered certificates  initially in book-entry form.  Persons  acquiring  interests in the offered certificates  will hold their  beneficial  interests  through The
                                      Depository  Trust  Company  in the United  States or  Clearstream
                                      Banking, société anonyme or Euroclear in Europe.

The Underlying Certificates and
the Underlying Mortgage Loans.......  The  assets  of the  trust  consist  of six  separate  collateral groups  (each  referred to herein as a "Group" ). The  collateral relating  to  Group I will  consist  of the  Group  I  Underlying
                                      Certificates  consisting  of the  underlying  BSAAT  2007-1 Class
                                      I-A-2  Certificates.  The  collateral  relating  to Group II will consist of the Group II Underlying Certificates consisting of the underlying BSAAT 2007-1 Class II-A-2 Certificates. The collateral relating  to Group III will  consist of the Group III  Underlying
                                      Certificates  consisting  of the  underlying  BSAAT  2007-1 Class
                                      III-A-2  Certificates.  The collateral  relating to Group IV will consist of the Group IV Underlying  Certificate consisting of the underlying SAMI 2007-AR7 Class A-4  Certificates.  The collateral relating  to  Group V will  consist  of the  Group  V  Underlying
                                      Certificates  consisting of the  underlying  BSABS 2007-AC3 Class
                                      A-1  Certificates  and Class  A-2  Certificates.  The  collateral relating  to Group VI will  consist  of the  Group VI  Underlying
                                      Certificates  consisting of the  underlying  BSABS 2007-AC5 Class
                                      A-5  Certificates  and Class A-6  Certificates.  Payments  on the
                                      Underlying   Certificates  will  only  be  paid  to  the  offered
                                      certificates   of  the  related  Group.   No  holder  of  offered
                                      certificates   will  be  entitled   to  payments  on   Underlying
                                      Certificates relating to another Group.

                                      Certain  information with respect to the Underlying  Certificates is set forth below.

                                 BSAAT 2007-1 Underlying Certificates

                  Offered        Initial        Principal
  Underlying     Certificate    Principal       Balance in   Pass-Through  Principal    Interest     Initial Rating
 Certificates       Group        Balance          Trust          Rate        Type         Type        (S&P/Fitch)
____________________________________________________________________________________________________________________
     I-A-2         Group I     $135,776,000    $132,572,268      (1)       Sub-Group    Variable        AAA/AAA
                                                                           I Senior       Rate
                                                                            Support
    II-A-2        Group II     $49,219,000     $46,863,506       (1)       Sub-Group    Variable        AAA/AAA
                                                                           II Senior      Rate
                                                                            Support
    III-A-2       Group III    $65,765,000     $63,815,644       (1)       Sub-Group    Variable        AAA/AAA
                                                                          III Senior      Rate
                                                                            Support
____________
1. The pass-through  rates of the BSAAT 2007-1  Underlying  Certificates are described in detail in the
BSAAT 2007-1 Underlying Offering Document.

                                 SAMI 2007-AR7 Underlying Certificates

                                Applicable
                                Portion of
                  Offered        Initial         Principal
  Underlying     Certificate    Principal       Balance in    Pass-Through  Principal    Interest     Initial Rating
 Certificates       Group        Balance           Trust          Rate        Type         Type        (S&P/Fitch)
____________________________________________________________________________________________________________________
      A-4         Group IV     $120,917,000    $121,161,272       (2)       Sub-Loan     Variable        AAA/AAA
                                                                           Group I/II      Rate
                                                                             Senior
                                                                             Support
____________
2. The  pass-through  rates of the SAMI  2007-AR7  Underlying  Certificates  are described in detail in the SAMI 2007-AR7 Underlying Offering Document.

                                BSABS 2007-AC3 Underlying Certificates

                      Offered        Initial         Principal
      Underlying      Certificate   Principal       Balance in     Pass-Through  Principal     Interest   Initial Rating
     Certificates       Group        Balance           Trust          Rate         Type         Type      (S&P/Moody's)
________________________________________________________________________________________________________________________
          A-1          Group V     $88,500,000      $80,360,472        (3)        Senior       Variable      AAA/Aaa
                                                                                                Rate
          A-2          Group V       Notional        Notional          (3)        Senior       Variable      AAA/Aaa
                                                                                 Interest       Rate
                                                                                   Only
____________
3. The  pass-through  rates of the BSABS 2007-AC3  Underlying  Certificates  are described in detail in the BSABS 2007-AC3 Underlying Offering Document.

                                BSABS 2007-AC5 Underlying Certificates

                              Applicable
                              Portion of
                 Offered        Initial        Principal
  Underlying     Certificate   Principal      Balance in     Pass-Through Principal    Interest      Initial Rating
 Certificates      Group        Balance          Trust          Rate        Type        Type         (S&P/Moody's)
____________________________________________________________________________________________________________________
      A-5         Group VI   $112,530,000    $108,185,876        (4)      Subgroup     Variable         AAA/Aaa
                                                                          2 Senior       Rate
      A-6         Group VI     Notional        Notional          (4)      Subgroup     Variable         AAA/Aaa
                                                                             2           Rate
                                                                          Interest-
                                                                            only
____________
4. The  pass-through  rates of the BSABS 2007-AC5  Underlying  Certificates  are described in detail in the BSABS 2007-AC5 Underlying Offering Document.

                                      The Group I Underlying Certificates are entitled to distributions with respect to the mortgage loans included in Sub-Group I of the
                                      Bear Stearns  ALT-A Trust II,  Series  2007-1 (the "BSAAT  2007-1
                                      Underlying  Trust").  The Group II  Underlying  Certificates  are
                                      entitled to  distributions  with  respect to the  mortgage  loans included in Sub-Group II of the BSAAT  2007-1  Underlying  Trust.
                                      The  Group  III   Underlying   Certificates   are   entitled   to
                                      distributions  with  respect to the  mortgage  loans  included in
                                      Sub-Group III of the BSAAT 2007-1  Underlying Trust. The Group IV
                                      Underlying   Certificates  are  entitled  to  distributions  with
                                      respect to the mortgage  loans  included in Sub-Loan  Group I and
                                      Sub-Loan Group II of the Structured Asset Mortgage Investments II
                                      Trust 2007-AR7 (the "SAMI 2007-AR7 Underlying Trust").  The Group
                                      V  Underlying  Certificates  are entitled to  distributions  with respect to the mortgage  loans included in the Bear Stearns Asset
                                      Backed   Securities  I  Trust   2007-AC3  (the  "BSABS   2007-AC3
                                      Underlying  Trust").  The Group VI  Underlying  Certificates  are
                                      entitled to  distributions  with  respect to the  mortgage  loans
                                      included  in  Subgroup  2  of  the  Bear  Stearns   Asset  Backed
                                      Securities  I Trust  2007-AC5  (the  "BSABS  2007-AC5  Underlying
                                      Trust" and,  together with the BSAAT 2007-1 Underlying Trust, the
                                      SAMI 2007-AR7  Underlying Trust and the BSABS 2007-AC3 Underlying
                                      Trust, the "Underlying Trusts").

                                      You should refer to "Description of the Underlying  Certificates"
                                      in this prospectus  supplement for more information regarding the
                                      Underlying  Certificates.  In  addition,  you  should  review the
                                      Underlying   Offering   Documents,   which  are  incorporated  by
                                      reference in this prospectus supplement.

Payments on Offered Certificates....  Payments on the offered  certificates  will be made to the extent of funds  available from the related  Underlying  Certificates in accordance with the following:

                                      Interest Payments. As a certificateholder,  you will generally be entitled  to receive on each  distribution  date  interest on the offered  certificates  you hold,  which  will  accrue  during the preceding interest accrual period in an amount equal to:

                                      o        1/12th

                                               multiplied by

                                      o        the  applicable   pass-through   rate  for  the  offered
                                               certificates set forth in this prospectus supplement

                                               multiplied by

                                      o        the  current  principal  amount of the  related  offered
                                               certificates  immediately  prior  to  that  distribution
                                               date.

                                      Interest  will be  calculated  on the  basis  of a  360-day  year comprised of twelve 30-day months.

                                      Principal  Payments.  Principal  distributions  received  on  the
                                      Underlying  Certificates  will  be paid  to the  related  offered
                                      certificates   (as   applicable)   as   described   herein  under
                                      "Description of the Offered Certificates  —Distributions  on
                                      the Offered Certificates."

Credit Enhancement..................  The credit  enhancement  provided  for the benefit of the holders of the Class I-A-1,  Class II-A-1,  Class III-A-1,  Class IV-A-1,
                                      Class   V-A-1  and  Class   VI-A-1   Certificates   consists   of
                                      subordination as described in this prospectus supplement.

Final Distribution Date.............  The final distribution date for the offered  certificates related to Group I is in  September  2047,  which is the latest  possible distribution  date for the Group I Underlying  Certificates.  The final distribution date for the offered  certificates  related to
                                      Group  II is in  September  2047,  which is the  latest  possible distribution date for the Group II Underlying  Certificates.  The final distribution date for the offered  certificates  related to
                                      Group III is in  September  2047,  which is the  latest  possible distribution date for the Group III Underlying Certificates.  The final distribution date for the offered  certificates  related to
                                      Group  IV is in  October  2037,  which  is  the  latest  possible distribution date for the Group IV Underlying  Certificates.  The final distribution date for the offered  certificates  related to
                                      Group  V  is  in  April  2037,   which  is  the  latest  possible
                                      distribution  date for the Group V Underlying  Certificates.  The final distribution date for the offered  certificates  related to
                                      Group  VI  is  in  July  2037,   which  is  the  latest  possible
                                      distribution date for the Group VI Underlying Certificates. It is likely that the actual final  distribution date for each class of offered  certificates  will occur earlier due to prepayments  and
                                      other      factors.      See      "Yield      and      Prepayment
                                      Considerations—Final  Distribution  Date" in this prospectus supplement.

Federal Income Tax Considerations...  For federal  income tax  purposes, one or more  elections will be made  to  treat  the  portion  of  the  trust  consisting  of the
                                      Underlying   Certificates   (excluding  the  Group  V  Underlying
                                      Certificates)  as one or more  real  estate  mortgage  investment conduits.

                                      For  federal  income  tax  purposes,  the  portion  of the  trust consisting  of  the  Group  V  Underlying  Certificates  will  be classified as one or more grantor  trusts under subpart E, part I of  subchapter  J of chapter 1 of the  Internal  Revenue  Code of
                                      1986,  as  amended,  and  not as a  publicly  traded  partnership treated as a corporation, an association taxable as a corporation or a taxable mortgage pool.

ERISA Considerations................  Fiduciaries of employee  benefit  plans subject to Title I of the
                                      Employee  Retirement  Income  Security  Act of 1974,  as  amended
                                      ("ERISA"),   should  consider  the  ERISA  fiduciary   investment
                                      standards  before  authorizing  an  investment  by a plan  in the
                                      offered  certificates.  In  addition,   fiduciaries  of  employee
                                      benefit  plans  or  other   retirement   arrangements   (such  as
                                      individual  retirement accounts or certain Keogh plans) which are subject to Title I of ERISA,  and/or Section 4975 of the Code, as
                                      well  as any  entity,  including  an  insurance  company  general account, whose underlying assets include plan assets by reason of a  plan  or  account  investing  in  such  entity  (collectively,
                                      "Plan(s)"),  should consult with their legal counsel to determine whether an investment in the offered  certificates will cause the assets of the trust ("Trust Assets") to be considered plan assets pursuant  to the plan  asset  regulations  set forth in 29 C.F.R.
                                      § 2510.3-101, as  modified  by  Section 3(42) of  ERISA,  thereby subjecting  the Plan to the  prohibited  transaction  rules  with respect  to the Trust  Assets and the  trustee  to the  fiduciary investment standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets,  unless some  statutory  exemption  or  exemption  granted  by  the  U.S.
                                      Department of Labor ("DOL") applies to the  acquisition,  holding and transfer of the offered certificates.

                                      Subject   to  the   considerations   set   forth   under   "ERISA
                                      Considerations"  herein and in the  prospectus,  the  purchase or holding  of the  offered  certificates  by, on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under DOL
                                      Prohibited Transaction Exemption 2007-05.

Ratings.............................  The issuing  entity will issue the offered  certificates  only if each  class of  offered  certificates  receives  both a rating of
                                      "AAA"  from  Standard &  Poor's  Rating  Services,  a division of
                                      The McGraw-Hill  Companies,  Inc., which is referred to herein as
                                      "S&P",  and,  except  in  the  case of  the  Class  V-A-1,  Class
                                      V-A-2,  Class VI-A-1 and Class VI-A-2  Certificates,  a rating of
                                      "AAA" from Fitch Ratings, which is referred to herein as "Fitch".
                                      The Class  V-A-1,  Class  V-A-2,  Class  VI-A-1 and Class  VI-A-2
                                      Certificates  will  not  be rated by  Fitch. We also refer to S&P and Fitch in this prospectus supplement as the "rating agencies".
                                      You  should  evaluate  the  ratings of the  offered  certificates independently  from similar ratings on other types of securities.
                                      A rating is not a recommendation to buy, sell or hold securities.
                                      Each rating agency may revise or withdraw its rating at any time.

Legal Investment....................  The  offered   certificates  will  constitute  "mortgage  related
                                      securities"  for  purposes  of  the  Secondary   Mortgage  Market
                                      Enhancement  Act of 1984,  as  amended,  so long as a  nationally recognized  statistical  rating  organization  rates the  offered certificates in one of the two highest rating categories.

                                TRANSACTION STRUCTURE

                                             RISK FACTORS

The  following  information,  together  with the  information  set forth  under  "Risk  Factors" in the prospectus and under "Risk Factors" or "Additional Risk Factors" in the Underlying  Offering  Documents
incorporated  by reference which you should also carefully  consider,  identifies  certain  significant sources of risk associated with an investment in the offered certificates.

Interest payments on the offered certificates      The offered  certificates  will bear  interest at the rate equal to
   will be affected by the pass-through rates of   the pass-through rates of the related Underlying  Certificates.  As
   the related Underlying Certificates......       a result,  the rate at which you receive  interest  payments on the offered  certificates  will be affected by the pass-through rate of the related Underlying  Certificates  which, in turn, are based on, with  respect  to the  Group I,  Group  II,  Group III and Group IV
                                                   Underlying  Certificates,  the weighted average of the net mortgage rates of the  mortgage  loans in the related loan group or sub-loan group,  as  applicable,  and with respect to the Group V Underlying
                                                   Certificates and Group VI Underlying Certificates,  One-Month LIBOR
                                                   (as defined in the related Underlying Offering Document).

The offered certificates will primarily be         The  issuing  entity will own a portion of each  originally  issued
   entitled to distributions on the Underlying     underlying   certificate,   as  indicated  on  page  S-13  of  this
   Certificates owned by the trust..........       prospectus  supplement.  As a result, the offered certificates will only be entitled to and must rely upon the distributions  available with  respect to the  related  Underlying  Certificates.  Potential
                                                   investors  of  the  offered   certificates  should  review  and  be
                                                   familiar with the related Underlying  Offering  Documents.  If such distributions  are  insufficient  to make  payments  on the related offered certificates,  no other assets of the issuing entity or any other  person  or  entity  will be  available  for  payment  of the deficiency.

The characteristics of the underlying mortgage     The Underlying  Offering Documents contain  information  concerning
   loans may have changed significantly since      the related  underlying  mortgage  loans as  constituted  as of the
   the issuance of the Underlying Certificates     cut-off  date for the  related  underlying  transaction.  Investors
                                                   should  note  that  since  the  original  time  of  issuance,   the
                                                   characteristics  of the underlying  mortgage loans may have changed significantly.  In  addition,  there can be no  assurance  that the
                                                   structuring   assumptions  contained  in  the  Underlying  Offering
                                                   Documents reflect the actual  performance of the related underlying mortgage loans since the closing of the related  securitization  or will reflect future performance.

The rate of prepayment on the mortgage loans       The mortgage loans  underlying the Underlying  Certificates  may be
   underlying the Underlying Certificates is       prepaid,  as further described in the related  Underlying  Offering
   uncertain and may adversely affect the          Documents.   The  rate  of   prepayments   on  the  mortgage  loans
   average life of and yield on your offered       underlying  the  Underlying  Certificates  is  influenced  by  many
   certificates.............................       factors,  including  those  factors  described  in  the  Underlying
                                                   Offering Documents, and cannot be predicted.
                                                   Payments of principal,  including  prepayments,  on the  Underlying
                                                   Certificates  will result in a payment of  principal on the offered certificates.

                                                   o        If you purchase  your offered  certificates  at a discount and principal is repaid slower than you  anticipate,  then your yield may be lower than you anticipate.

                                                   o        If you  purchase  your offered  certificates  at a premium and principal is repaid faster than you  anticipate,  then your yield may be lower than you anticipate.

                                                   In addition,  the timing and amount of  cashflows  available on the
                                                   Underlying  Certificates  will be affected  by the  exercise of any optional  termination  with respect to the related  mortgage  loans exercised in connection with the related underlying transaction.

                                                   See  "Yield  and  Prepayment  Considerations"  in  this  prospectus supplement.  See also "Certain Risk Considerations,  "Risk Factors"
                                                   and other  information  relating to yield,  maturity and prepayment
                                                   considerations   in  the  Underlying   Offering   Documents  for  a
                                                   description  of factors that may  influence  the rate and timing of
                                                   prepayments  of  the  Underlying   Certificates,   with  consequent
                                                   effects on yield and maturity of the related offered certificates.

Allocation of losses to the Underlying             Generally and except to the extent described  herein,  with respect
   Certificates will reduce distributions to the   to the  Underlying  Certificates,  realized  losses on the  related
   offered certificates.....................       mortgage loans will be borne first by the  subordinated  classes of the  related  series,  if  outstanding.  To  the  extent  that  the
                                                   Underlying Certificates have no credit enhancement,  they will bear their  portion of realized  losses on the related  mortgage  loans.
                                                   Any   realized   losses   allocated   to  the  Group  I  Underlying
                                                   Certificates   will  be   allocated   first  to  the  Class   I-A-2
                                                   Certificates  and then to the  Class  I-A-1  Certificates,  in each case, until the Current  Principal Amount of such  certificates has been reduced to zero;  any realized  losses  allocated to the Group
                                                   II  Underlying  Certificates  will be allocated  first to the Class
                                                   II-A-2 Certificates and then to the Class II-A-1  Certificates,  in each case, until the Current  Principal Amount of such certificates has been  reduced to zero;  any  realized  losses  allocated to the
                                                   Group III Underlying  Certificates  will be allocated  first to the
                                                   Class   III-A-2   Certificates   and  then  to  the  Class  III-A-1
                                                   Certificates,  in each case, until the Current  Principal Amount of such  certificates  has been reduced to zero;  any realized  losses
                                                   allocated  to  the  Group  IV  Underlying   Certificates   will  be
                                                   allocated  first to the Class IV-A-2  Certificates  and then to the
                                                   Class  IV-A-1  Certificates,   in  each  case,  until  the  Current
                                                   Principal  Amount of such  certificates  has been  reduced to zero;
                                                   and any  realized  losses  allocated  to the  Group  VI  Underlying
                                                   Certificates   will  be   allocated   first  to  the  Class  VI-A-2
                                                   Certificates  and then to the Class  VI-A-1  Certificates,  in each case, until the Current  Principal Amount of such  certificates has been  reduced to zero.  Such  allocations  of realized  losses will
                                                   reduce   the   amount  of   cashflow   received   by  the   related
                                                   certificates.  The  rights  of  the  Class  V-A-2  Certificates  to receive distributions  hereunder will be subordinated to the rights of the Class  V-A-1  Certificates  to the  extent  of any  realized losses  allocated  to  the  Group  V  Underlying  Certificates,  as further  described  under clause (v) of "Description of the Offered
                                                   Certificates—Distributions on the Offered Certificates."

The absence of a secondary market may interfere    There  is   currently   no   secondary   market  for  the   offered
   with your ability to resell your offered        certificates,  and it is not  certain  that one will  develop.  The
   certificates.............................       underwriter  may  establish a market for the offered  certificates, but is not  required  to do so.  Even if a  secondary  market  does develop,  it might not  continue  or it might  not be  sufficiently liquid  to allow you to resell  any of your  offered  certificates.
                                                   The  offered  certificates  will not be  listed  on any  securities exchange  or  quoted  in  the  automatic  quotation  system  of any registered securities  organization.  Each  certificateholder  will be provided  access to monthly  reports  pertaining  to the offered certificates.  There are a limited  number of sources which provide
                                                   certain   information  about   pass-through   certificates  in  the
                                                   secondary  market,  and they may not provide  information about the offered  certificates.  You should  consider  the effect of limited information on the liquidity of the offered certificates.

                                                   In  addition,  you  should  consider  the impact  that the  factors discussed under "—Recent  Developments in the Residential  Mortgage
                                                   Market  May  Adversely  Affect  the  Market  Value  of the  Offered
                                                   Certificates"   may   have  on  the   liquidity   of  the   offered
                                                   certificates.

A reduction in certificate rating could have an    The  ratings  of each  class of offered  certificates  will  depend
   adverse effect on the value of your offered     primarily  on  an  assessment   by  the  rating   agencies  of  the
   certificates.............................       likelihood  of the ultimate  receipt by the  certificateholders  of the original  principal  amount and the timely  receipt of interest on the principal  amount  outstanding from time to time. The rating of  the  rating  agencies  of  the  offered  certificates  are  not recommendations to purchase,  hold or sell the offered certificates because  such  ratings  do not  address  the  market  prices of the offered certificates or suitability for a particular investor.

                                                   The rating agencies may suspend,  reduce or withdraw the ratings on the  offered  certificates  at  any  time.  Any  reduction  in,  or suspension  or  withdrawal  of, the rating  assigned  to a class of offered  certificates  would  probably  reduce the market  value of such class of offered  certificates  and may affect your ability to sell them.

The holders of the Underlying Certificates will    Pursuant   to  the  pooling  and   servicing   agreement   for  the
   share voting rights with the offered            certificates  issued  by the BSAAT  2007-1  Underlying  Trust,  the
   certificates in the underlying transaction      holders  of the BSAAT  2007-1  Underlying  Certificates  will share certain  voting  rights with the holders of the other  pass-through
                                                   certificates   issued   pursuant  to  that  pooling  and  servicing
                                                   agreement.  Pursuant  to the pooling and  servicing  agreement  for the  certificates  issued by the SAMI  2007-AR7  Underlying  Trust, the  holders  of the SAMI  2007-AR7  Underlying  Certificates  will
                                                   share  certain   voting  rights  with  the  holders  of  the  other
                                                   pass-through  certificates  issued  pursuant  to that  pooling  and
                                                   servicing   agreement.   Pursuant  to  the  pooling  and  servicing
                                                   agreement  for  the  certificates  issued  by  the  BSABS  2007-AC3
                                                   Underlying  Trust,  the  holders of the BSABS  2007-AC3  Underlying
                                                   Certificates  will share certain  voting rights with the holders of
                                                   the  other  pass-through   certificates  issued  pursuant  to  that
                                                   pooling  and  servicing  agreement.  Pursuant  to the  pooling  and servicing  agreement  for  the  certificates  issued  by the  BSABS
                                                   2007-AC5  Underlying  Trust,  the  holders  of the  BSABS  2007-AC5
                                                   Underlying  Certificates  will share certain voting rights with the holders of the other pass-through  certificates  issued pursuant to that pooling and servicing  agreement.  Such voting rights  include the ability to:

                                                   o        amend,  under  certain  circumstances,   the  pooling  and
                                                            servicing  agreement  for  the certificates  issued by the related underlying trust;

                                                   o        remove  the  related   underlying  trustee  or  securities
                                                            administrator;

                                                   o        waive  certain  events of  default by the  related  master servicer; and

                                                   o        direct the  related  underlying  trustee  to take  certain
                                                            actions   in    respect   of   the   related    Underlying
                                                            Certificates.

                                                   The  trustee  (acting on behalf of the trust) will vote as directed by the holders of the related offered certificates.

Credit scores are not an indicator of future       Investors  are  encouraged  to  be  aware  that  credit  scores  of
   performance of borrowers.................       borrowers  with  respect  to  the  mortgage  loans  underlying  the
                                                   Underlying  Certificates  are based on past payment history of such borrowers.  Investors are  encouraged  not to rely on credit scores as an indicator of future borrower performance.

Suitability of the offered certificates as         The  offered  certificates  are not  suitable  investments  for any
   investments..............................       investor  that  requires  a  regular  or  predictable  schedule  of monthly  payments  or payment on any  specific  date.  The  offered certificates  are complex  investments  that  should be  considered only by investors who,  either alone or with their  financial,  tax and legal  advisors,  have the expertise to analyze the prepayment, reinvestment,  default,  liquidity and market risk of an investment in the offered certificates,  the tax consequences of an investment and the interaction of these factors.

Bankruptcy of Seller or Depositor...........       The  seller  of the  Underlying  Certificates  will  represent  and warrant that the  transfer of each  Underlying  Certificate  to the depositor  is a sale.  If the  seller  were to become a debtor in a bankruptcy  case,  and a party in  interest  (including  the seller itself)  were  to  take  the  position  that  the  transfer  of the
                                                   Underlying  Certificates to the depositor should be recharacterized
                                                   as  the  grant  of  a   security   interest   in  such   Underlying
                                                   Certificates  to  secure  a  borrowing  of the  seller,  delays  in payments  on the  offered  certificates  could  result.  If a court were to adopt such position,  then delays or reductions in payments on the  offered  certificates  could  result.  The  depositor  will
                                                   represent  and  warrant  that  the  transfer  of  each   Underlying
                                                   Certificate  to the  trustee  on behalf of the trust is a sale.  If the depositor  were to become a debtor in a bankruptcy  case, and a party in interest  (including  the  depositor  itself) were to take the position that the transfer of the  Underlying  Certificates  to the  trustee on behalf of the trust  should be  recharacterized  as the grant of a security  interest in such  Underlying  Certificates to secure a borrowing of the  depositor,  delays in payments on the offered  certificates  could result.  If a court were to adopt such position,  then  delays or  reductions  in  payments on the offered certificates could result.

Recent Developments in the Residential Mortgage    Recently,  the residential mortgage market in the United States has
   Market May Adversely Affect the Market Value    experienced  a  variety  of  difficulties   and  changed   economic
   of the Offered Certificates..............       conditions  that may adversely  affect the  performance  and market
                                                   value  of  the   offered   certificates.   Securities   backed   by
                                                   residential  mortgage loans ("RMBS Securities")  originated in 2006 and 2007  have had a  higher  and  earlier  than  expected  rate of delinquencies.  Additionally,  there  may be  evidence  that  other earlier  vintages of RMBS Securities are not performing  well. Many
                                                   RMBS  Securities,   include  those  from   securitizations  of  the
                                                   sponsor,  have been  downgraded by the rating  agencies  during the
                                                   past  few  months.  As  a  result,   the  market  for  the  offered
                                                   certificates may be adversely  affected for a significant period of time.

                                                   The increase in delinquencies  described above has not been limited to  "subprime"  mortgage  loans,  which are made to borrowers  with impaired credit.  The increase in  delinquencies  has also affected
                                                   "alt-A"  mortgage  loans,  which are made to borrowers with limited documentation,  and also "prime" mortgage loans,  which are made to borrowers with excellent credit who provide full documentation.

                                                   In  recent  months  housing  prices  and  appraisal  values in many states  have  declined  or  stopped  appreciating,  after  extended periods of  significant  appreciation.  A  continued  decline or an extended  flattening  of those  values  may  result  in  additional increases  in  delinquencies  and  losses on  residential  mortgage loans  generally,  particularly  with  respect to second  homes and investor  properties and with respect to any  residential  mortgage loans whose  aggregate  loan  amounts  (including  any  subordinate liens) are close to or greater than the related property values.

                                                   Another  factor  that  may  in  the  future  contribute  to  higher delinquency rates is the potential  increase in monthly payments on adjustable rate mortgage loans.  Borrowers with adjustable  payment mortgage loans may be exposed to increased  monthly payments if the related  mortgage  interest  rate  adjusts  upward from the initial fixed rate or a low  introductory  rate, as  applicable,  in effect during  the  initial  period  of the  mortgage  loan  to  the  rate computed in accordance with the applicable  index and margin.  This
                                                   increase  in  borrowers'   monthly  payments,   together  with  any
                                                   increase in prevailing  market  interest  rates,  after the initial fixed rate period,  may result in significantly  increased  monthly payments for borrowers with  adjustable  rate mortgage loans and an increase in default on their obligations.

                                                   Current  market  conditions  may  impair   borrowers'   ability  to
                                                   refinance or sell their properties,  which may contribute to higher
                                                   delinquency   and  default  rates.   Borrowers   seeking  to  avoid
                                                   increased  monthly payments by refinancing may no longer be able to find available  replacement loans at comparably low interest rates.
                                                   A  decline  in  housing  prices  may  also  leave   borrowers  with
                                                   insufficient  equity in their  homes to permit  them to  refinance.
                                                   Borrowers  who  intended  to sell their  homes or  refinance  their existing  mortgage  loan on or before the  expiration  of the fixed rate  periods  on their  mortgage  loans may find that they  cannot sell their  property  for an amount  equal to or  greater  than the unpaid  principal  balance of their loans or obtain new  financing.
                                                   In addition,  some mortgage loans may include  prepayment  premiums that would further inhibit refinancing.

                                                   Recently,   a  number  of   originators   of  mortgage  loans  have
                                                   experienced  serious  financial  difficulties  and,  in many cases,
                                                   have  entered  bankruptcy  proceedings.   These  difficulties  have
                                                   resulted in part from  declining  markets for their  mortgage loans
                                                   as  well  as  from  claims  for   repurchases   of  mortgage  loans
                                                   previously  sold under  provisions  that require  repurchase in the event of early payment defaults or for breaches of  representations regarding loan quality.  In addition to the reduction of the number of originators,  a rising  interest rate  environment and declining real estate values may decrease the number of borrowers  seeking or able to refinance their mortgage loans,  resulting in a decrease in overall originations.

                                                   Various federal,  state and local regulatory authorities have taken or proposed  actions  that could hinder the ability of the servicer to  foreclose  promptly  on  defaulted  mortgage  loans.  Any  such actions may adversely  affect the  performance of the loans and the yield on and value of the offered certificates.

                                                   You are encouraged to consider that the general  market  conditions discussed  above may adversely  affect the  performance  and market value of the offered certificates.

                                                   In addition,  rating  agencies have recently placed on credit watch with negative  implications  or downgraded  the ratings  previously assigned  to a  large  number  of  RMBS  Securities.  Both  Moody's
                                                   Investors Service,  Inc., which is referred to herein as "Moody's", and S&P have  announced  that they are  continuing  a review of the ratings of RMBS  Securities  rated from the beginning of the fourth quarter of 2005  through the end of the fourth  quarter of 2006 and
                                                   transactions   with  exposure  to  such  assets.   The   Underlying
                                                   Certificates  are  comprised of RMBS  Securities  of the type being reviewed  by rating  agencies.  Any  negative  ratings  action with respect to all or any of the  Underlying  Certificates  will affect the  value of the  Underlying  Certificates  and  could  result  in negative  ratings  actions  with  respect  to all  or  any  offered
                                                   certificates.   INVESTORS   SHOULD   ASSESS  FOR   THEMSELVES   THE
                                                   LIKELIHOOD   OF   FURTHER   NEGATIVE   RATINGS   ACTIONS   AND  THE
                                                   CONSEQUENCES THEREOF.

The Return on the Offered Certificates may be      As  described in the  Underlying  Offering  Documents,  one risk of
   Particularly Sensitive to Changes in Real       investing  in   mortgage-backed   securities   is  created  by  any
   Estate Markets in Specific Regions.......       concentration  of the related  properties in one or more geographic regions.  If the  regional  economy  or housing  market  weakens in
                                                   California,   or  in  any  other   region   having  a   significant
                                                   concentration  of properties  underlying  the  underlying  mortgage loans, the underlying  mortgage loans in that region may experience high  rates of loss and  delinquency,  resulting  in  losses on the
                                                   Underlying Certificates.  A region's economic condition and housing market  may also be  adversely  affected  by a variety  of  events,
                                                   including  natural  disasters  such  as  earthquakes,   hurricanes,
                                                   tornadoes,  floods and eruptions, civil disturbances such as riots, by disruptions such as ongoing power outages,  or terrorist actions or acts of war.  The  economic  impact of any of those  events  may also be felt in areas  beyond the region  immediately  affected  by
                                                   the  disaster  or  disturbance.   The  properties   underlying  the
                                                   underlying  mortgage  loans may be  concentrated  in these regions.
                                                   This   concentration  may  result  in  greater  losses  than  those generally present for similar  mortgage-backed  securities  without that concentration.

                                                   In addition,  a number of wildfires,  which recently struck various parts of Southern  California,  may have  adversely  affected  many mortgaged  properties  located in those areas.  Neither the sponsor nor the  depositor  will  have any  obligation  to  repurchase  any underlying  mortgage  loan  secured by a  mortgaged  property  that becomes subject to any material damage by waste, fire,  earthquake, windstorm,  flood or other  casualty  after the closing date of the
                                                   related   underlying   transactions.   We  do  not  know  how  many
                                                   mortgaged  properties  included in the  underlying  mortgage  pools have been or may be  effected  by these  wildfires.  Any  losses on the affected  underlying mortgage loans may result in losses on the offered certificates.

Additional Risks Associated with the Underlying    The  underlying  mortgage  loans  in the SAMI  2007-AR7  Underlying
   Mortgage Loans                                  Trust are negative  amortization mortgage loans, which may increase
                                                   the   likelihood  of   prepayments   and  defaults  by  the related
                                                   underlying  mortgagors,  thus  affecting  the  timing and amount of
                                                   cashflows   on  the   Group   IV   Underlying   Certificates   and,
                                                   correspondingly,  the  related  offered  certificates.   See  "Risk
                                                   Factors—An  Investor's Yield on the Certificates Will Be Subject to
                                                   any Negative  Amortization on the Mortgage Loans"  contained in the
                                                   SAMI 2007-AR7 Underlying Offering Document.

                                             MORTGAGE POOL

         As described in the Underlying  Offering  Documents,  the mortgage loans were  transferred and assigned to the trustee of the  underlying  trusts on the  related  date of issuance of the  Underlying
Certificates,  or the issue dates.  The mortgage pool of the BSAAT 2007-1  Underlying Trust consists of one loan  group  (which  is  further  divided  into  three  sub-groups)  of fully  amortizing,  one- to four-family,  adjustable  interest rate,  residential  first lien mortgage loans,  substantially all of which have  original  terms to stated  maturity of  approximately  30 years.  The mortgage  pool of the
SAMI  2007-AR7  Underlying  Trust  consists  of one loan  group  (which is further  divided  into three sub-loan  groups) of one- to four-family,  adjustable and fixed interest rate,  negative  amortization, residential  first lien  mortgage  loans.  The mortgage  pool of the BSABS  2007-AC3  Underlying  Trust consists of one loan group of fully amortizing and balloon,  one- to four-family,  fixed interest rate, residential  first  lien  mortgage  loans,  all of which  have  original  terms to stated  maturity  of approximately  30 years.  The mortgage  pool of the BSABS  2007-AC5  Underlying  Trust  consists of one loan group (which is further  divided into two  subgroups) of fully  amortizing,  one- to  four-family, adjustable  interest rate,  residential  first lien mortgage loans, all of which have original terms to stated maturity of approximately 30 years.

         For  information  about the  mortgage  pools as of the related  issue date,  investors  should review the Underlying  Offering  Documents.  For additional  information about the mortgage pool of the
BSAAT 2007-1 Underlying Trust, including delinquency  information,  investors should review the October
2007  remittance  report  with  respect  to  the  BSAAT  2007-1  Underlying   Certificates,   which  is
incorporated  by reference  into this  prospectus  supplement.  For  additional  information  about the mortgage pool of the SAMI 2007-AR7  Underlying  Trust,  including  delinquency  information,  investors should  review  the  October  2007  remittance  report  with  respect to the SAMI  2007-AR7  Underlying
Certificates,  which is  incorporated  by reference  into this  prospectus  supplement.  For additional information  about the mortgage pool of the BSABS  2007-AC3  Underlying  Trust,  including  delinquency information,  investors  should  review the October  2007  remittance  report with respect to the BSABS
2007-AC3   Underlying   Certificates,   which  is   incorporated  by  reference  into  this  prospectus
supplement.  For  additional  information  about the  mortgage  pool of the BSABS  2007-AC5  Underlying
Trust,  including delinquency  information,  investors should review the October 2007 remittance report with respect to the BSABS 2007-AC5  Underlying  Certificates,  which is  incorporated by reference into this prospectus supplement.

                                        STATIC POOL INFORMATION

         The depositor will provide static pool  information,  material to this offering,  with respect to  the  Underlying  Certificates  at .  With  respect  to  the  offered  certificates,  there  are  no substantially  similar prior  resecuritizations  by the sponsor that would provide material static pool information.

         Information  provided through the internet  addresses above will not be deemed to be a part of this  prospectus  supplement or the  registration  statement for the  securities  offered  hereby if it relates to any prior  securities  pool formed before January 1, 2006 or vintage data related to periods before  January 1, 2006,  or with  respect to the  underlying  mortgage  pool (if  applicable)  for any period before January 1, 2006.

                                          THE ISSUING ENTITY

         Bear Stearns  Structured  Products  Inc.  Trust 2007-R8 is a common law trust formed under the laws of the State of New York  pursuant to the pooling  agreement.  The pooling  agreement  constitutes the "governing  instrument"  under the laws of the State of New York. After its formation,  the issuing entity  will  not  engage  in any  activity  other  than  (i)  acquiring  and  holding  the  Underlying
Certificates  and the other  assets of the issuing  entity and  proceeds  therefrom,  (ii)  issuing the offered  certificates,  (iii) making  payments on the offered  certificates  and (iv) engaging in other activities  that are  necessary,  suitable or convenient to accomplish  the foregoing or are incidental thereto or connected  therewith.  The foregoing  restrictions  are contained in the pooling  agreement.
For a  description  of other  provisions  relating to amending the pooling  agreement,  please see "The
Agreements—Amendment" in the prospectus.

         The assets of the  issuing  entity will  consist of the  Underlying  Certificates  and certain related assets.

         The issuing entity's fiscal year end is December 31.

                                             THE DEPOSITOR

         Structured  Asset Mortgage  Investments II Inc.,  referred to herein as the  "depositor" , was formed  in the  state of  Delaware  on June 10,  2003,  and is a  wholly-owned  subsidiary  of The Bear
Stearns  Companies  Inc.  The  depositor  was  organized  for the sole  purpose of serving as a private secondary  mortgage  market  conduit.  The depositor does not have, nor is it expected in the future to have, any significant assets.

         The  depositor  has  been  serving  as  a  private  secondary   mortgage  market  conduit  for
residential  mortgage  loans since 2003.  As of June 30, 2007,  the  depositor has been involved in the issuance of securities backed by residential mortgage loans of approximately $153,129,931,188.

         After  issuance  and  registration  of  the  certificates   contemplated  in  this  prospectus
supplement  and  any   supplement   hereto,   the  depositor   will  have  no  significant   duties  or
responsibilities  with respect to the Underlying  Certificates or the offered  certificates  other than any  obligations  with respect to the filing of any reports  under the Exchange Act as set forth in the pooling agreement.

         The depositor's  principal  executive offices are located at 383 Madison Avenue, New York, New
York 10179.  Its telephone number is (212) 272-2000.

                                              THE SPONSOR

         EMC  Mortgage  Corporation,  referred to herein as "EMC" or the  "Sponsor" , was  incorporated in the State of Delaware on September 26, 1990, as a wholly owned  subsidiary  corporation  of The Bear
Stearns  Companies  Inc.,  and is an affiliate of the  depositor and the  underwriter.  The Sponsor was established  as a mortgage  banking  company to  facilitate  the purchase  and  servicing of whole loan portfolios  containing  various  levels of quality  from  "investment  quality"  to varying  degrees of
"non-investment  quality" up to and including real estate owned assets ("REO").  The Sponsor  commenced operation in Texas on October 9, 1990.

         The  Sponsor  maintains  its  principal  office at 2780 Lake Vista  Drive,  Lewisville,  Texas
75067. Its telephone number is (214) 626-3800.

         Since its  inception  in 1990,  the Sponsor has  purchased  over $100  billion in  residential whole loans and servicing rights,  which include the purchase of newly originated  alternative A, jumbo
(prime) and sub-prime  loans.  Loans are purchased on a bulk and flow basis.  The Sponsor is one of the
United States'  largest  purchasers of scratch and dent and  sub-performing  residential  mortgages and
REO from various institutions,  including banks,  mortgage companies,  thrifts and the U.S. government.
Loans are  generally  purchased  with the  ultimate  strategy of  securitization  into an array of Bear
Stearns'  securitizations  based upon product  type and credit  parameters,  including  those where the loan has become re-performing or cash-flowing.

         Performing  loans  include  first lien  fixed rate and ARMs,  as well as closed end fixed rate second liens and lines of credit  ("HELOCs").  Performing  loans acquired by the Sponsor are subject to varying  levels of due  diligence  prior to  purchase.  Portfolios  may be reviewed  for  credit,  data integrity,  appraisal  valuation,  documentation,  as well as compliance with certain laws.  Performing loans  purchased will have been  originated  pursuant to the Sponsor's  underwriting  guidelines or the related originator's underwriting guidelines that are acceptable to the Sponsor.

         Subsequent to purchase by the Sponsor,  performing  loans are pooled  together by product type and credit  parameters  and  structured  into RMBS,  with the  assistance  of Bear  Stearns'  Financial
Analytics and Structured Transactions Group, for distribution into the primary market.

         The Sponsor has been securitizing  residential  mortgage loans since 1999. The following table describes  size,  composition  and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                                   December 31, 2004                December 31, 2005                 December 31, 2006                   June 30, 2007
                             _____________________________________________________________________________________________________________________________________
                                          Total Portfolio of               Total Portfolio of                 Total Portfolio of               Total Portfolio of
        Loan Type              Number           Loans            Number          Loans           Number             Loans           Number           Loans
___________________________________________________________________________________________________________________________________________________________________
Alt-A ARM                      44,821     $ 11,002,497,283.49    73,638    $19,087,119,981.75    61,738      $18,656,292,603.55     7,138      $2,494,803,672.06
Alt-A Fixed                    15,344        4,005,790,504.28    17,294      3,781,150,218.13    11,514        2,752,302,975.51     8,236       2,075,303,106.07
HELOC                               -                       -     9,309        509,391,438.93    18,730        1,280,801,433.05    15,042       1,017,791,517.28
Prime ARM                      30,311       11,852,710,960.78    27,384     13,280,407,388.92     7,050        3,481,137,519.89     7,682       3,862,873,812.85
Prime Fixed                     1,035          509,991,605.86     3,526      1,307,685,538.44     6,268        1,313,449,131.86     1,972       1,010,954,509.35
Prime Short Duration ARM
(incl. Neg-Am ARM)             23,326        7,033,626,375.35    38,819     14,096,175,420.37    61,973       23,396,979,620.82    22,178       8,446,018,065.76
Reperforming                    2,802          311,862,677.46     2,877        271,051,465.95     1,084          115,127,847.83         -                      -
Seconds                        14,842          659,832,093.32   114,899      5,609,656,263.12   116,576        6,697,082,133.33    24,405       1,600,581,704.33
SubPrime                       98,426       13,051,338,552.19   101,156     16,546,152,274.44    60,796       11,394,775,124.07    29,857       6,488,993,035.10
Totals                        230,907     $ 48,427,650,052.73   388,902    $74,488,789,990.05   345,729      $69,087,948,389.91   116,510     $26,997,319,422.80

         With respect to some of the  securitizations  organized by the Sponsor, a "step-down"  trigger has occurred  with respect to the loss and  delinquency  experience of the mortgage  loans  included in those  securitizations,  resulting  in a sequential  payment of principal to the related  certificates, from the  certificates  with the highest credit rating to the one with the lowest rating.  In addition, with  respect to one  securitization  organized  by the Sponsor,  a servicing  trigger  required by the related financial guaranty insurer has occurred;  however,  the insurer has granted extensions enabling the normal servicing activities to continue.

         The  Sponsor  has  received  a civil  investigative  demand  (CID),  from  the  Federal  Trade
Commission  (FTC),  seeking  documents  and data  relating  to the  Sponsor's  business  and  servicing practices.  The CID was  issued  pursuant  to a  December  8, 2005  resolution  of the FTC  authorizing non-public  investigations  of various  unnamed  subprime  lenders,  loan servicers and loan brokers to determine  whether there have been  violations of certain  consumer  protections  laws.  The Sponsor is cooperating with the FTC's inquiry.

                              DESCRIPTION OF THE UNDERLYING CERTIFICATES

General

         The BSAAT 2007-1  Underlying  Certificates  were issued by Bear Stearns ALT-A Trust II 2007-1, referred to as the BSAAT 2007-1  Underlying  Trust,  on August 31, 2007.  The SAMI 2007-AR7  Underlying
Certificates  were issued by Structured  Asset Mortgage  Investments II Trust 2007-AR7,  referred to as
the  SAMI  2007-AR7   Underlying   Trust,  on  September  18,  2007.  The  BSABS  2007-AC3   Underlying
Certificates were issued by Bear Stearns Asset Backed  Securities I Trust 2007-AC3,  referred to as the
BSABS 2007-AC3  Underlying  Trust, on March 30, 2007. The BSABS 2007-AC5  Underlying  Certificates were issued by Bear Stearns  Asset Backed  Securities I Trust  2007-AC5,  referred to as the BSABS  2007-AC5
Underlying  Trust,  on  June  29,  2007.  We  have  incorporated  by  reference  into  this  prospectus supplement the related Underlying Offering Documents,  which set forth certain information  provided or made  available to investors in the Underlying  Certificates.  We have also  incorporated  by reference into this  prospectus  supplement the October 2007  remittance  report with respect to the BSAAT 2007-1
Underlying  Certificates,  the  October  2007  remittance  report  with  respect  to the SAMI  2007-AR7
Underlying  Certificates,  the  October  2007  remittance  report  with  respect to the BSABS  2007-AC3
Underlying  Certificates  and the October 2007  remittance  report with  respect to the BSABS  2007-AC5
Underlying  Certificates.  You should  carefully  read such  materials.  The depositor will acquire the
Underlying  Certificates  from the seller on the closing date.  The depositor  will sell the Underlying
Certificates  to the  trustee  on  behalf  of the trust  and the  offered  certificates  will be issued pursuant to a pooling  agreement in payment of the purchase  price.  The Class V-A-3  Certificates  and the Class R  Certificates,  which are classes of non-offered  certificates,  will be issued pursuant to the pooling agreement.

         The BSAAT 2007-1  Underlying  Certificates  represent  beneficial  ownership  interests in the
BSAAT  2007-1  Underlying  Trust,  the  SAMI  2007-AR7  Underlying  Certificates  represent  beneficial ownership interests in the SAMI 2007-AR7  Underlying Trust, the BSABS 2007-AC3 Underlying  Certificates
represent  beneficial  ownership  interests  in the  BSABS  2007-AC3  Underlying  Trust  and the  BSABS
2007-AC5  Underlying  Certificates  represent  beneficial  ownership  interests  in the BSABS  2007-AC5
Underlying  Trust.  The  assets of the BSAAT  2007-1  Underlying  Trust  consist  of a group  (which is further divided into three sub-groups) of fully amortizing,  one- to four-family,  adjustable  interest rate,  residential first lien mortgage loans,  substantially all of which have original terms to stated
maturity of  approximately  30 years.  The assets of the SAMI  2007-AR7  Underlying  Trust consist of a group (which is further  divided into three  sub-loan  groups) of one- to  four-family,  adjustable and fixed interest rate,  negative  amortization,  residential first lien mortgage loans. The assets of the
BSABS  2007-AC3  Underlying  Trust  consist  of a  group  of  fully  amortizing  and  balloon,  one- to four-family,  fixed interest rate,  residential  first lien mortgage loans,  all of which have original terms to stated  maturity  of  approximately  30 years.  The  assets of the BSABS  2007-AC5  Underlying
Trust consist of a group (which is further  divided into two  subgroups) of fully  amortizing,  one- to four-family,  adjustable  interest  rate,  residential  first lien  mortgage  loans,  all of which have original  terms to stated  maturity of  approximately  30 years.  The Underlying  Certificates  and the underlying  mortgage loans are further described in the related  Underlying  Offering  Documents.  Each and every  description of the Underlying  Certificates or any documents  related  thereto  contained in this  prospectus  supplement  is subject to, and is  qualified  in its  entirety by  reference  to, the
Underlying Offering Documents.

         The Bear Stearns ALT-A Trust II,  Mortgage  Pass-Through  Certificates,  Series 2007-1,  Class
I-A-2  Certificates  will  primarily be entitled to  distributions  with  respect to mortgage  loans in
Sub-Group  I of the  BSAAT  2007-1  Underlying  Trust.  The  Bear  Stearns  ALT-A  Trust  II,  Mortgage
Pass-Through  Certificates,  Series  2007-1,  Class II-A-2  Certificates  will primarily be entitled to distributions  with respect to mortgage  loans in Sub-Group  II of the BSAAT 2007-1  Underlying  Trust.
The Bear Stearns ALT-A Trust II,  Mortgage  Pass-Through  Certificates,  Series  2007-1,  Class III-A-2
Certificates  will primarily be entitled to  distributions  with respect to mortgage loans in Sub-Group
III of the  BSAAT  2007-1  Underlying  Trust.  The  Structured  Asset  Mortgage  Investments  II  Trust
2007-AR7 Mortgage Pass-Through  Certificates,  Series 2007-AR7, Class A-4 Certificates are comprised of two components:  the I-A-3 Component and the II-A-2  Component of the SAMI 2007-AR7  Underlying  Trust,
and will primarily be entitled to distributions  with respect to such  components.  The I-A-3 Component of the SAMI  2007-AR7  Underlying  Trust will  primarily be entitled to  distributions  with respect to mortgage loans in Sub-Loan Group I of the SAMI 2007-AR7  Underlying  Trust. The II-A-2 Component of the
SAMI 2007-AR7  Underlying  Trust will primarily be entitled to  distributions  with respect to mortgage loans in Sub-Loan  Group II of the SAMI  2007-AR7  Underlying  Trust.  The Bear  Stearns  Asset  Backed
Securities I Trust 2007-AC3,  Asset-Backed  Certificates,  Series 2007-AC3,  Class A-1 Certificates and
Class A-2 Certificates  will primarily be entitled to  distributions  with respect to mortgage loans in the BSABS  2007-AC3  Underlying  Trust.  The Bear  Stearns  Asset Backed  Securities I Trust  2007-AC5,
Asset-Backed  Certificates,  Series 2007-AC5,  Class A-5  Certificates and Class A-6 Certificates  will primarily  be  entitled to  distributions  with  respect to  mortgage  loans in Subgroup 2 of the BSABS
2007-AC5 Underlying Trust.

         The Underlying  Certificates are entitled to payments of interest and principal,  as described in the  Underlying  Offering  Documents.  The  Group I,  Group II,  Group  III and Group IV  Underlying
Certificates  bear  interest at variable  pass-through  rates based on the weighted  average of the net rates of the mortgage  loans in the related  sub-group or sub-loan  group  underlying  such  Underlying
Certificates,  as  described  in the  related  Underlying  Offering  Document.  The Group V  Underlying
Certificates  and the Group VI Underlying  Certificates  bear interest at variable  pass-through  rates based on One-Month LIBOR (as defined in the related Underlying Offering Document).

Optional Termination

         The pooling  agreement will not contain any provisions that permit any optional  redemption or termination of the Certificates.  However,  on any underlying  distribution date on which the aggregate stated  principal  balance of the  underlying  mortgage  loans in the related loan group is less than a percentage  (as  indicated  in the  related  Underlying  Offering  Document)  of the  aggregate  unpaid principal  balance of the related  underlying  mortgage  loans as of the  underlying  cut-off date, the sponsor for the underlying  transaction or its designee may,  subject to certain  conditions,  purchase all  outstanding  mortgage loans in the related loan group and thereby  effect early  retirement of the related  pass-through  certificates,  including the related Underlying  Certificates.  See "The Pooling and Servicing  Agreement—Optional  Termination of the Trust" in the Underlying Offering Documents.  The
exercise of this option will be in the sponsor's  sole  discretion.  Proceeds from such  purchases will be  distributed  to holders  of the  offered  certificates  to the extent  distributed  to the  related
Underlying Certificates.

Incorporation of Certain Documents by Reference

         The following documents  (collectively,  the "Underlying Offering Documents") are incorporated by reference into this prospectus supplement:

o        The  Prospectus  dated June 28, 2007 and the  Prospectus  Supplement  dated  August 30,  2007, relating to the BSAAT 2007-1 Underlying  Certificates  (the "BSAAT 2007-1 Underlying  Offering
         Document"),  filed pursuant to Rule 424 by or on behalf of Bear,  Stearns & Co. Inc., file
         no. 333-140247-11. These documents are available at the following link:

         http://www.sec.gov/Archives/edgar/data/1402718/000106823807001048/bsaat_2007-1prosupp.htm

         The  BSAAT  2007-1  Underlying  Offering  Document  is or will be  delivered  along  with this prospectus  supplement,  including  by means of the  foregoing  link to the  extent  that this prospectus supplement is delivered electronically.

o        The Prospectus  dated June 28, 2007 and the Prospectus  Supplement  dated  September 17, 2007, relating to the SAMI 2007-AR7 Underlying  Certificates (the "SAMI 2007-AR7 Underlying Offering
         Document"),  filed pursuant to Rule 424 by or on behalf of Bear,  Stearns & Co. Inc., file
         no. 333-140247-18. These documents are available at the following link:

         http://www.sec.gov/Archives/edgar/data/1412264/000138713107000031/0001387131-07-000031.txt

         The SAMI  2007-AR7  Underlying  Offering  Document  is or will be  delivered  along  with this prospectus  supplement,  including  by means of the  foregoing  link to the  extent  that this prospectus supplement is delivered electronically.

o        The  Prospectus  dated  March 14, 2007 and the  Prospectus  Supplement  dated March 29,  2007, relating  to the BSABS  2007-AC3  Underlying  Certificates  (the  "BSABS  2007-AC3  Underlying
         Offering  Document"),  filed  pursuant to Rule 424 by or  on  behalf  of  Bear,  Stearns & Co.
         Inc., file no. 333-131374-53. These documents are available at the following link:

         http://www.sec.gov/Archives/edgar/data/1392926/000088237707000968/d656736-424b5.htm

         The BSABS  2007-AC3  Underlying  Offering  Document  is or will be  delivered  along with this prospectus  supplement,  including  by means of the  foregoing  link to the  extent  that this prospectus supplement is delivered electronically.

o        The  Prospectus  dated  June 26,  2007 and the  Prospectus  Supplement  dated  June 28,  2007, relating  to the BSABS  2007-AC5  Underlying  Certificates  (the  "BSABS  2007-AC5  Underlying
         Offering  Document"),  filed  pursuant  to  Rule  424 by  or on behalf of Bear,  Stearns & Co.
         Inc., file no. 333-131374-60. These documents are available at the following link:

         http://www.sec.gov/Archives/edgar/data/1402994/000088237707001850/p07-0833_424b5.htm

         The  Supplement  dated July 11,  2007 to the  Prospectus  Supplement,  dated June 28,  2007 to
         Prospectus dated June 26, 2007,  relating to the BSABS 2007-AC5  Underlying  Certificates (the
         "BSABS  2007-AC5  Supplement"  and,  together with the BSABS 2007-AC5  Prospectus,  the "BSABS
         2007-AC5 Underlying Offering  Document"),  filed pursuant to Rule 424 by or on behalf of Bear,
         Stearns & Co. Inc., file no. 333-131374-60. These  documents are  available at  the  following link:

         http://www.sec.gov/Archives/edgar/data/1402994/000088237707001903/d695274.htm

         The BSABS  2007-AC5  Underlying  Offering  Document  is or will be  delivered  along with this prospectus  supplement,  including  by means of the  foregoing  link to the  extent  that this prospectus supplement is delivered electronically.

o        The October 2007 remittance  report with respect to the BSAAT 2007-1  Underlying  Certificates attached hereto as Exhibit 1 to Annex I.

o        The  October  2007   remittance   report  with  respect  to  the  SAMI   2007-AR7   Underlying
         Certificates attached hereto as Exhibit 1 to Annex II.

o        The  October  2007   remittance   report  with  respect  to  the  BSABS  2007-AC3   Underlying
         Certificates attached hereto as Exhibit 1 to Annex III.

o        The  October  2007   remittance   report  with  respect  to  the  BSABS  2007-AC5   Underlying
         Certificates attached hereto as Exhibit 1 to Annex IV.

         These documents  contain  information about the Underlying  Certificates  which is required to be provided in connection with this offering, in accordance with Item 1112 of Regulation AB.

         In  addition,  there are  incorporated  into  this  prospectus  supplement  by  reference  all documents  subsequently  filed or  caused  to be filed by Bear,  Stearns  & Co.  Inc.  relating  to the
Underlying  Certificates  pursuant  to  Sections  13(a)  or  15(d) of the  Exchange  Act,  prior to the termination of the offering of the offered certificates.

                                DESCRIPTION OF THE OFFERED CERTIFICATES

         The following  summaries  describing  certain  provisions of the offered  certificates  do not purport to be complete  and are subject to, and are  qualified in their  entirety by reference  to, the
Underlying Offering Documents.

General

         The certificates  will evidence in the aggregate the entire beneficial  ownership  interest in the trust.  The assets of the trust will consist of:

o        the Underlying Certificates;

o        the Certificate Account;

o        the rights to enforce the  representations  and warranties  made by the depositor with respect to the Underlying Certificates; and

o        all proceeds of the foregoing.

Book-Entry Registration

         The  offered  certificates  ("book-entry  certificates")  will  initially  be  issued in fully registered  form  ("physical  certificates"),  with a  denomination  that equals the initial  principal amount of the offered certificates and will initially be registered in the name of Cede & Co.

         As a holder of interests in book-entry  certificates,  or beneficial  owner,  you may elect to hold your interests in these  certificates  through DTC in the United States,  or Clearstream  Banking, société anonyme,  formerly known as Cedelbank SA, or Clearstream,  or Euroclear, in Europe if you are a
participant of their systems,  or indirectly  through  organizations  which are  participants  in their systems.  Clearstream  and  Euroclear  will hold  omnibus  positions  on  behalf of their  participants through  customers'  securities  accounts in Clearstream's  and Euroclear's names on the books of their respective  depositaries  which in turn will hold the  positions in customers'  securities  accounts in the  depositaries'  names on the books of DTC. Except as described  below,  no beneficial  owner of the book-entry  certificates will be entitled to receive a physical  certificate  representing its interest in the offered  certificates.  Unless and until  physical  certificates  are issued,  it is anticipated that  the  only  holder  of the  book-entry  certificates  will  be  Cede & Co.,  as  nominee  of  DTC.
Beneficial owners will not be holders as that term is used in the pooling agreement.

         The beneficial  owner's ownership of a book-entry  certificate will be recorded on the records of the brokerage firm,  bank,  thrift  institution or other financial  intermediary  that maintains the beneficial  owner's account for that purpose.  In turn, the financial  intermediary's  ownership of the book-entry  certificates  will be recorded on the records of DTC, or of a participating  firm that acts as agent for the  financial  intermediary,  whose  interest  will in turn be recorded on the records of
DTC, if the beneficial  owner's  financial  intermediary is not a DTC participant and on the records of
Clearstream or Euroclear, as appropriate.

         Beneficial  owners will  receive all  payments of  principal  and  interest on the  book-entry certificates from the trustee through DTC and DTC participants.  While the book-entry  certificates are outstanding,  except under the  circumstances  described  below,  under the DTC rules,  regulations and procedures,  DTC is required to make book-entry  transfers  among  participants on whose behalf it acts in connection  with the  book-entry  certificates  and is required to receive and transmit  payments of principal and interest on the book-entry certificates.

         Participants  and  indirect  participants  with  whom  beneficial  owners  have  accounts  for certificates  are  similarly  required  to make  book-entry  transfers  and receive  and  transmit  the payments on behalf of their respective  beneficial  owners.  Accordingly,  although  beneficial  owners will not possess physical  certificates,  the DTC rules provide a mechanism by which beneficial  owners will receive payments and will be able to transfer their interest.

         Beneficial  owners  will  not  receive  or  be  entitled  to  receive  physical   certificates
representing  their  respective  interests  in the  book-entry  certificates,  except under the limited circumstances  described below.  Unless and until physical  certificates are issued,  beneficial owners who are not participants may transfer  ownership of book-entry  certificates only through  participants and indirect  participants by instructing the  participants  and indirect  participants to transfer the book-entry certificates,  by book-entry transfer,  through DTC for the account of the purchasers of the book-entry  certificates,  which account is maintained with their  respective  participants.  Under the
DTC rules and in accordance with DTC's normal  procedures,  transfers of ownership of certificates will be executed  through DTC and the  accounts of the  respective  participants  at DTC will be debited and credited.  Similarly,  the participants and indirect  participants will make debits or credits,  as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Under a  book-entry  format,  beneficial  owners  may  experience  delays in their  receipt of payments,  since  distributions of principal and interest will be made by the trustee to Cede & Co., as nominee for DTC.  Payments on book-entry  certificates  held through  Clearstream  or Euroclear will be credited to the cash  accounts of  Clearstream  participants  or Euroclear  participants  in accordance with the relevant  system's rules and procedures,  to the extent  received by the relevant  depositary.
The payments will be subject to tax reporting in  accordance  with relevant  United States tax laws and regulations.  Because  DTC can only  act on  behalf  of  financial  intermediaries,  the  ability  of a beneficial  owner to pledge  book-entry  certificates to persons or entities that do not participate in the depositary  system,  or otherwise  take actions  relating to the  book-entry  certificates,  may be
limited  due  to  the  lack  of  physical  certificates.   In  addition,  issuance  of  the  book-entry
certificates  may  reduce  the  liquidity  of such  certificates  in the  secondary  market  since some potential  investors  may be unwilling to purchase  securities  for which they cannot  obtain  physical certificates.

         DTC has advised the trustee  that,  unless and until  physical  certificates  are issued,  DTC will take any action permitted to be taken by a  certificateholder  under the pooling agreement only at the  direction  of  one  or  more  financial  intermediaries  to  whose  DTC  accounts  the  book-entry certificates  are  credited,  to the  extent  that  the  actions  are  taken  on  behalf  of  financial intermediaries  whose  holdings  include the  book-entry  certificates.  Clearstream  or the  Euroclear operator,  as the case may be, will take any other action  permitted to be taken by  certificateholders under the pooling  agreement on behalf of a Clearstream  participant or Euroclear  participant  only in accordance  with its  relevant  rules  and  procedures  and  subject  to the  ability  of the  relevant depositary to effect the actions on its behalf  through DTC. DTC may take actions,  at the direction of the  related  participants,  with  respect to some  certificates  which  conflict  with  actions  taken relating to other certificates.

         Physical  certificates  will be issued to beneficial  owners or their nominees,  respectively, rather  than to DTC or its  nominee,  only upon the events  specified  in the pooling  agreement.  Such events may include  the  following:  (1) the  depositor  advises the trustee in writing  that DTC is no longer willing or able to properly  discharge its  responsibilities  as clearing agency with respect to the  book-entry  certificates  and the  depositor is unable to locate a qualified  successor  within 30 days or (2) after the  occurrence of a default,  certificateholders  representing  not less than 51% of the  aggregate  current  principal  amount of the  applicable  securities  advise the  trustee  and DTC through  participants  in writing  that the  continuation  of a  book-entry  system  through  DTC (or a successor thereto) is no longer in the best interest of the certificateholders.

         Upon its  receipt  of  notice of the  occurrence  of any event  described  in the  immediately preceding  paragraph,  the trustee is required to request that DTC notify all beneficial owners through its  participants of the availability of physical  certificates.  Upon surrender by DTC of the physical
certificates   representing   the   book-entry   certificates   and   receipt   of   instructions   for
re-registration,  the trustee will reissue the book-entry  certificates as physical certificates issued in the respective  principal amounts owned by individual  beneficial owners, and thereafter the trustee will recognize them as certificateholders under the pooling agreement.

         Although DTC,  Clearstream  and Euroclear have agreed to the foregoing  procedures in order to facilitate  transfers of certificates  among participants of DTC,  Clearstream and Euroclear,  they are under no  obligation  to perform or  continue  to perform  the  procedures  and the  procedures  may be discontinued at any time. See Annex I to this prospectus supplement.

         The depositor  and the trustee will have no liability  for any aspect of the records  relating to or payments made on account of beneficial  ownership  interests in the book-entry  certificates held by Cede & Co., as nominee for DTC, or for  maintaining,  supervising or reviewing any records  relating to beneficial ownership interests or transfers thereof.

         For   additional   information   regarding  DTC,   Clearstream,   Euroclear  and  the  offered
certificates,  see "Description of the  Securities—Form of Securities" and "—Global  Securities" in the
prospectus.

         Upon the issuance of physical  certificates  registered in the name of persons other than Cede
& Co.,  distributions  will be made by the trustee to the persons in whose names such  certificates are registered  at the close of business on each record  date,  which will be the last  business day of the month preceding the month in which the related  distribution date occurs.  These  distributions will be made by wire transfer to a United States  dollar  account  maintained by the payee at any United States depository  institution  with  appropriate  facilities for receiving  such a wire  transfer,  provided, however,  that the  final  payment  in  respect  of the  offered  certificates  will be made  only upon presentation  and  surrender  of the  respective  certificates  at the office or agency of the  trustee specified in the notice to certificateholders of such final payment.

         Physical  certificates,  if any,  will  be  transferable  and  exchangeable  on a  certificate register to be  maintained  by the trustee at the office or agency of the trustee  maintained  for that purpose.  Physical  certificates  surrendered to the trustee for  registration  of transfer or exchange must be  accompanied  by a written  instrument  of transfer in form  satisfactory  to the  trustee.  No service charge may be made for any registration of transfer or exchange of physical  certificates,  but payment  of a sum  sufficient  to cover  any tax or other  governmental  charge  may be  required.  The office  or  agency  of the  trustee  is  currently  located  at  Sixth  Street  and  Marquette  Avenue,
Minneapolis, Minnesota 55479.

         A "business  day" is generally  any day other than a Saturday,  a Sunday or a day on which the
Federal  Reserve  Bank of New York is closed or on which  banking  institutions  in New York City or in any jurisdiction in which the trustee is located are obligated by law or executive order to be closed.

         The  offered  certificates  will not be listed  on any  securities  exchange  or quoted in the automated  quotation system of any registered  securities  association.  As a result,  investors in the offered  certificates may experience  limited liquidity.  See "Risk Factors—The  absence of a secondary market may interfere with your ability to resell your certificates" in this prospectus supplement.

Available Funds

         "Available  Funds" with  respect to each Group,  will be an amount  equal to the  aggregate of the following (without duplication):

o        all  previously  undistributed  payments on account of principal  and interest  received  with respect to the related  Underlying  Certificates  (not including,  with respect to the Group V
         Certificates,  any Additional  Class A-1 Interest  Amounts  received on the Group V Underlying
         Certificates), and

o        the  payment  received  with  respect to an  optional  redemption  of the  related  Underlying
         Certificates  in connection  with a purchase of the related  underlying  mortgage loans by the sponsor or its designee under the related underlying pooling and servicing agreement.

Distributions on the Offered Certificates

         On each  Distribution  Date, the trustee will withdraw the Available Funds for each Group from the  Certificate  Account  and  apply  them to pay to the  related  offered  certificates  as set forth below.  The  "Distribution  Dates"  with  respect  to  the  offered  certificates  will  occur  on  the
Underlying  Distribution  Dates,  beginning in November 2007. The "Underlying  Distribution  Date" with respect to each Underlying  Certificate  occurs on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day.

         i.  With respect to Group I:

                   (A)  from  amounts  in  respect  of  interest  received  on the  Group I  Underlying
Certificates,  to the Class  I-A-1  Certificates  and Class  I-A-2  Certificates,  on a pro rata basis, interest accrued on such certificates  during the related interest accrual period for that Distribution
Date at the  applicable  pass-through  rate  on the  Current  Principal  Amount  of  such  certificates immediately prior to that Distribution Date;

                   (B)  from  amounts  in  respect  of  Scheduled  Principal  received  on the  Group I
Underlying Certificates:

                                    (i) if a  Trigger  Event  is  not in  effect,  to the  Class  I-A-1
                  Certificates and the Class I-A-2  Certificates,  on a pro rata basis, a distribution, in reduction of the Current Principal Amount of such certificates,  until the Current
                  Principal Amount of each such class has been reduced to zero; or

                                    (ii)  if  a  Trigger  Event  is  in  effect,  to  the  Class  I-A-1
                  Certificates  and the  Class  I-A-2  Certificates,  sequentially,  in that  order,  a distribution,  in reduction  of the Current  Principal  Amount of such  certificates, until the Current Principal Amount of each such class has been reduced to zero; and

                   (C) from  amounts  in  respect  of  Unscheduled  Principal  received  on the Group I
Underlying Certificates:

                                    (i) prior to the related  Stepdown Date or if a Trigger Event is in
                  effect,  to  the  Class  I-A-1   Certificates  and  the  Class  I-A-2   Certificates,
                  sequentially,  in that order, a distribution,  in reduction of the Current  Principal
                  Amount of such  certificates,  until the Current  Principal Amount of each such class has been reduced to zero; or

                                    (ii) on or after the related  Stepdown  Date and if a Trigger Event is not in effect,  to the Class I-A-2  Certificates,  in an amount equal to the Class
                  I-A-2 Principal  Distribution Amount, in reduction of the Current Principal Amount of such  certificates,  until the Current Principal Amount of such certificates has been reduced to zero,  and then a  distribution  to the Class  I-A-1  Certificates  of any remaining Unscheduled Principal received on the Group I Underlying  Certificates,  in reduction of the Current  Principal  Amount of such  certificates,  until the Current
                  Principal Amount of such certificates has been reduced to zero.

         ii.  With respect to Group II:

                  (A) to the Class II-A-1  Certificates  and Class II-A-2  Certificates,  on a pro rata basis, from amounts in respect of interest received on the Group II Underlying  Certificates,  interest accrued on such  certificates  during the related interest accrual period for that Distribution Date at the applicable  pass-through  rate on the Current  Principal  Amount of such  certificates  immediately prior to that Distribution Date;

                  (B)  from  amounts  in  respect  of  Scheduled  Principal  received  on the  Group II
Underlying Certificates:

                                    (i) if a  Trigger  Event  is not in  effect,  to the  Class  II-A-1
                  Certificates and the Class II-A-2 Certificates,  on a pro rata basis, a distribution, in reduction of the Current Principal Amount of such certificates,  until the Current
                  Principal Amount of each such class has been reduced to zero; or

                                    (ii)  if a  Trigger  Event  is  in  effect,  to  the  Class  II-A-1
                  Certificates  and the Class  II-A-2  Certificates,  sequentially,  in that  order,  a distribution,  in reduction  of the Current  Principal  Amount of such  certificates, until the Current Principal Amount of each such class has been reduced to zero; and

                  (C) from  amounts  in  respect  of  Unscheduled  Principal  received  on the Group II
Underlying Certificates:

                                    (i) prior to the related  Stepdown Date or if a Trigger Event is in effect,  to  the  Class  II-A-1  Certificates  and  the  Class  II-A-2  Certificates,
                  sequentially,  in that order, a distribution,  in reduction of the Current  Principal
                  Amount of such  certificates,  until the Current  Principal Amount of each such class has been reduced to zero; or

                                    (ii) on or after the related  Stepdown  Date and if a Trigger Event is not in effect, to the Class II-A-2  Certificates,  in an amount equal to the Class
                  II-A-2 Principal  Distribution  Amount,  in reduction of the Current Principal Amount of such  certificates,  until the Current  Principal Amount of such  certificates has been reduced to zero, and then a  distribution  to the Class II-A-1  Certificates  of
                  any   remaining   Unscheduled   Principal   received  on  the  Group  II   Underlying
                  Certificates,  in reduction  of the Current  Principal  Amount of such  certificates, until the Current Principal Amount of such certificates has been reduced to zero.

         iii.  With respect to Group III:

                  (A) to the Class III-A-1 Certificates and Class III-A-2  Certificates,  on a pro rata basis,  from  amounts  in  respect  of  interest  received  on the Group III  Underlying  Certificates,
interest  accrued  on  such   certificates   during  the  related  interest  accrual  period  for  that
Distribution  Date  at the  applicable  pass-through  rate  on the  Current  Principal  Amount  of such certificates immediately prior to that Distribution Date;

                  (B) from  amounts  in  respect  of  Scheduled  Principal  received  on the  Group III
Underlying Certificates:

                                    (i) if a  Trigger  Event is not in  effect,  to the  Class  III-A-1
                  Certificates   and  the  Class  III-A-2   Certificates,   on  a  pro  rata  basis,  a
                  distribution,  in reduction  of the Current  Principal  Amount of such  certificates, until the Current Principal Amount of each such class has been reduced to zero; or

                                    (ii)  if a  Trigger  Event  is in  effect,  to  the  Class  III-A-1
                  Certificates  and the Class  III-A-2  Certificates,  sequentially,  in that order,  a distribution,  in reduction  of the Current  Principal  Amount of such  certificates, until the Current Principal Amount of each such class has been reduced to zero; and

                  (C) from  amounts in  respect  of  Unscheduled  Principal  received  on the Group III
Underlying Certificates:

                                    (i) prior to the related  Stepdown Date or if a Trigger Event is in effect,  to the  Class  III-A-1  Certificates  and the  Class  III-A-2  Certificates,
                  sequentially,  in that order, a distribution,  in reduction of the Current  Principal
                  Amount of such  certificates,  until the Current  Principal Amount of each such class has been reduced to zero; or

                                    (ii) on or after the related  Stepdown  Date and if a Trigger Event is not in effect, to the Class III-A-2 Certificates,  in an amount equal to the Class
                  III-A-2 Principal  Distribution  Amount, in reduction of the Current Principal Amount of such  certificates,  until the Current  Principal Amount of such  certificates has been reduced to zero, and then a distribution  to the Class III-A-1  Certificates  of
                  any  remaining   Unscheduled   Principal   received  on  the  Group  III   Underlying
                  Certificates,  in reduction  of the Current  Principal  Amount of such  certificates, until the Current Principal Amount of such certificates has been reduced to zero.

         iv.  With respect to Group IV:

                  (A) to the Class IV-A-1  Certificates  and Class IV-A-2  Certificates,  on a pro rata basis, from amounts in respect of interest received on the Group IV Underlying  Certificates,  interest accrued on such  certificates  during the related interest accrual period for that Distribution Date at the applicable  pass-through  rate on the Current  Principal  Amount of such  certificates  immediately prior to that Distribution Date;

                  (B)  from  amounts  in  respect  of  Scheduled  Principal  received  on the  Group IV
Underlying Certificates:

                                    (i) if a  Trigger  Event  is not in  effect,  to the  Class  IV-A-1
                  Certificates and the Class IV-A-2 Certificates,  on a pro rata basis, a distribution, in reduction of the Current Principal Amount of such certificates,  until the Current
                  Principal Amount of each such class has been reduced to zero; or

                                    (ii)  if a  Trigger  Event  is  in  effect,  to  the  Class  IV-A-1
                  Certificates  and the Class  IV-A-2  Certificates,  sequentially,  in that  order,  a distribution,  in reduction  of the Current  Principal  Amount of such  certificates, until the Current Principal Amount of each such class has been reduced to zero; and

                  (C) from  amounts  in  respect  of  Unscheduled  Principal  received  on the Group IV
Underlying Certificates:

                                    (i) prior to the related  Stepdown Date or if a Trigger Event is in effect,  to  the  Class  IV-A-1  Certificates  and  the  Class  IV-A-2  Certificates,
                  sequentially,  in that order, a distribution,  in reduction of the Current  Principal
                  Amount of such  certificates,  until the Current  Principal Amount of each such class has been reduced to zero; or

                                    (ii) on or after the related  Stepdown  Date and if a Trigger Event is not in effect,  to the Class  IV-A-2  Certificates,  an amount  equal to the Class
                  IV-A-2 Principal  Distribution  Amount,  in reduction of the Current Principal Amount of such  certificates,  until the Current  Principal Amount of such  certificates has been reduced to zero, and then a  distribution  to the Class IV-A-1  Certificates  of
                  any   remaining   Unscheduled   Principal   received  on  the  Group  IV   Underlying
                  Certificates,  in reduction  of the Current  Principal  Amount of such  certificates, until the Current Principal Amount of such certificates has been reduced to zero.

         v.  With respect to Group V, in the following order of priority:

                  (A)      to the Class V-A-1 Certificates,  from the Class V-A-1 Percentage of Group V
Underlying  Interest,  in an amount equal to the Class V-A-1 Interest  Distribution Amount; and if such
Class  V-A-1  Percentage  of  Group  V  Underlying  Interest  is  insufficient,  from  the  Class V-A-2
Percentage of Group V Underlying Interest,  and if such amounts are insufficient,  from the Class V-A-2
Percentage of amounts in respect of principal received on the Group V Underlying Certificates;

                  (B)      to the Class  V-A-1  Certificates,  from the Class V-A-1  Percentage  of the amounts in respect of  principal  received on the Group V Underlying  Certificates,  in an amount equal to the Class V-A-1  Principal  Distribution  Amount;  and if such Class V-A-1  Percentage of amounts in respect of principal  received on the Group V Underlying  Certificates is insufficient,  from the Class
V-A-2  Percentage of amounts in respect of principal  received on the Group V Underlying  Certificates, and if such amounts are insufficient,  from the Group V Underlying  Interest (as such amounts have been reduced as described in clause (v)(A) above);

                  (C)      to the Class V-A-2 Certificates,  from the Class V-A-2 Percentage of Group V
Underlying  Interest (as such amounts may have been reduced as described in clauses  (v)(A)  and (v)(B)
above), an amount equal to the Class V-A-2 Interest Distribution Amount; and

                  (D)      to the Class V-A-2 Certificates,  from the Class V-A-2 Percentage of amounts in respect of principal  received on the Group V Underlying  Certificates (as such amount may have been reduced as  described  in  clauses  (v)(A) and (v)(B)  above),  in an amount  equal to the Class  V-A-2
Principal  Distribution  Amount;  and if such Class V-A-2 Percentage of amounts in respect of principal received on the Group V Underlying  Certificates is insufficient,  from the Group V Underlying Interest
(as such amounts have been or may have been reduced as described in  clauses (v)(A),  (v)(B) and (v)(C)
above).

         On each  Distribution  Date,  the Class  V-A-3  Certificates  will be  entitled to receive any
Additional  Class A-1  Interest  Amount  received  in respect of the Group V  Underlying  Certificates.
Such amounts will not be available to any other class of certificates.

         vi.  With respect to Group VI:

                  (A) from  amounts  in  respect  of  interest  received  on the  Group  VI  Underlying
Certificates,  to the Class VI-A-1  Certificates  and Class VI-A-2  Certificates,  on a pro rata basis,
interest  accrued  on  such   certificates   during  the  related  interest  accrual  period  for  that
Distribution  Date  at the  applicable  pass-through  rate  on the  Current  Principal  Amount  of such certificates immediately prior to that Distribution Date; and

                  (B) from  amounts  in  respect  of  principal  received  on the  Group VI  Underlying
Certificates,  to the Class VI-A-1 Certificates and Class VI-A-2  Certificates,  on a pro rata basis, a distribution,  in reduction of the Current  Principal  Amount of such  certificates,  until the Current
Principal Amount of such certificates has been reduced to zero.

         For use herein, the following terms shall have the following meanings:

         The  "Class  I-A-2  Principal  Distribution  Amount"  will  equal  (A)  with  respect  to  any
Distribution  Date on which the aggregate stated principal balance of the related  underlying  mortgage loans as of the beginning of the related due period is less than 50% of the original  aggregate  stated
principal balance of the related  underlying  mortgage loans as of the related underlying cut-off date,
(i) prior to the  Distribution  Date in  September  2010 and if the  Current  Principal  Balance of the
Class I-A-1  Certificates  is greater than zero,  50% of the Class I-A-2  Pro-rata Share of Unscheduled
Principal  for Group I as of such  Distribution  Date and (ii) on and after  the  Distribution  Date in
September 2010 or if the Current  Principal  Amount of the Class I-A-1  Certificates is zero, the Class
I-A-2  Pro-rata Share of Unscheduled  Principal for Group I as of such  Distribution  Date, or (B) with respect to any  Distribution  Date on which the  aggregate  stated  principal  balance  of the  related underlying  mortgage  loans as of the  beginning  of the  related  due  period  is at least  50% of the original  aggregate  stated  principal  balance  of the  related  underlying  mortgage  loans as of the related  underlying  cut-off date and the Current  Principal Amount of the Class I-A-1  Certificates is
greater than zero, $0.

         The "Class I-A-2 Pro-rata Share" as of any Distribution  Date is a fraction,  the numerator of which is the Current  Principal  Amount of the Class I-A-2  Certificates as of such  Distribution  Date and  the  denominator  of  which  is  the  aggregate  Current  Principal  Amounts  of the  Class  I-A-1
Certificates and the Class I-A-2 Certificates as of such Distribution Date.

         The  "Class  II-A-2  Principal  Distribution  Amount"  will  equal  (A)  with  respect  to any
Distribution  Date on which the aggregate stated principal balance of the related  underlying  mortgage loans as of the beginning of the related due period is less than 50% of the original  aggregate  stated
principal balance of the related  underlying  mortgage loans as of the related underlying cut-off date,
(i) prior to the  Distribution  Date in  September  2010 and if the  Current  Principal  Balance of the
Class II-A-1  Certificates  is greater than zero, 50% of the Class II-A-2 Pro-rata Share of Unscheduled
Principal  for Group II as of such  Distribution  Date and (ii) on and after the  Distribution  Date in
September 2010 or if the Current  Principal Amount of the Class II-A-1  Certificates is zero, the Class
II-A-2 Pro-rata Share of Unscheduled  Principal for Group II as of such Distribution  Date, or (B) with respect to any  Distribution  Date on which the  aggregate  stated  principal  balance  of the  related underlying  mortgage  loans as of the  beginning  of the  related  due  period  is at least  50% of the original  aggregate  stated  principal  balance  of the  related  underlying  mortgage  loans as of the related  underlying  cut-off date and the Current Principal Amount of the Class II-A-1  Certificates is
greater than zero, $0.

         The "Class II-A-2 Pro-rata  Share" as of any  Distribution  Date is a fraction,  the numerator of which is the Current  Principal  Amount of the Class  II-A-2  Certificates  as of such  Distribution
Date and the  denominator  of which is the  aggregate  Current  Principal  Amounts of the Class  II-A-1
Certificates and the Class II-A-2 Certificates as of such Distribution Date.

         The  "Class  III-A-2  Principal  Distribution  Amount"  will  equal  (A) with  respect  to any
Distribution  Date on which the aggregate stated principal balance of the related  underlying  mortgage loans as of the beginning of the related due period is less than 50% of the original  aggregate  stated
principal balance of the related  underlying  mortgage loans as of the related underlying cut-off date,
(i) prior to the  Distribution  Date in  September  2010 and if the  Current  Principal  Balance of the
Class  III-A-1  Certificates  is  greater  than  zero,  50% of the  Class  III-A-2  Pro-rata  Share  of
Unscheduled  Principal  for  Group  III  as of  such  Distribution  Date  and  (ii)  on and  after  the
Distribution  Date  in  September  2010  or if  the  Current  Principal  Amount  of the  Class  III-A-1
Certificates  is zero, the Class III-A-2  Pro-rata  Share of Unscheduled  Principal for Group III as of such  Distribution  Date, or (B) with respect to any  Distribution  Date on which the aggregate  stated
principal  balance of the related  underlying  mortgage  loans as of the  beginning  of the related due period is at least 50% of the original  aggregate  stated principal  balance of the related  underlying mortgage  loans as of the  related  underlying  cut-off  date and the Current  Principal  Amount of the
Class III-A-1 Certificates is greater than zero, $0.

         The "Class III-A-2  Pro-rata Share" as of any Distribution  Date is a fraction,  the numerator of which is the Current  Principal  Amount of the Class III-A-2  Certificates  as of such  Distribution
Date and the  denominator  of which is the  aggregate  Current  Principal  Amounts of the Class III-A-1
Certificates and the Class III-A-2 Certificates as of such Distribution Date.

         The  "Class  IV-A-2  Principal  Distribution  Amount"  will  equal  (A)  with  respect  to any
Distribution  Date on which the aggregate stated principal balance of the related  underlying  mortgage loans in sub-loan  group I and sub-loan  group II as of the beginning of the related due period is less than 50% of the original  aggregate stated principal balance of the related  underlying  mortgage loans in sub-loan group I and sub-loan group II as of the related  underlying  cut-off date, (i) prior to the
Distribution  Date  in  October  2010  and  if the  Current  Principal  Balance  of  the  Class  IV-A-1
Certificates  is greater than zero, 50% of the Class IV-A-2  Pro-rata  Share of  Unscheduled  Principal for Group IV as of such  Distribution  Date and (ii) on and after the Distribution Date in October 2010 or if the  Current  Principal  Amount of the  Class  IV-A-1  Certificates  is zero,  the  Class  IV-A-2
Pro-rata  Share of  Unscheduled  Principal  for  Group  IV as of such  Distribution  Date,  or (B) with respect to any  Distribution  Date on which the  aggregate  stated  principal  balance  of the  related underlying  mortgage  loans  in  sub-loan  group I and  sub-loan  group II as of the  beginning  of the related due period is at least 50% of the original  aggregate stated  principal  balance of the related underlying  mortgage  loans in sub-loan  group I and  sub-loan  group II as of the  related  underlying cut-off date and the Current  Principal  Amount of the Class IV-A-1  Certificates is greater than zero,
$0.

         The "Class IV-A-2 Pro-rata  Share" as of any  Distribution  Date is a fraction,  the numerator of which is the Current  Principal  Amount of the Class  IV-A-2  Certificates  as of such  Distribution
Date and the  denominator  of which is the  aggregate  current  principal  amounts of the Class  IV-A-1
Certificates and the Class IV-A-2 Certificates as of such Distribution Date.

         The "Class V-A-1  Interest  Carryover  Shortfall  Amount" will equal,  as of any  Distribution
Date,  the sum of (a) any  outstanding  unpaid  Class V-A-1  Interest  Distribution  Amount owed to the
Class  V-A-1  Certificateholders  from  the  preceding  Distribution  Date  and  (b)  interest  on such outstanding  unpaid interest amount at the related  pass-through rate from such preceding  Distribution
Date to but not including such current Distribution Date.

         The "Class V-A-1 Interest  Distribution  Amount" will equal,  for any  Distribution  Date, the sum of (i) the Class  V-A-1  Monthly  Interest  Amount  for such  Distribution  Date and (ii) the Class
V-A-1 Interest Carryover Shortfall Amount for such Distribution Date.

         The "Class  V-A-1  Monthly  Interest  Amount"  will  equal,  for any  Distribution  Date,  the interest accrued on the Class V-A-1  Certificates at the related  pass-through  rate for the applicable interest accrual period.

         The "Class V-A-1 Monthly Principal  Amount" will equal, for any Distribution  Date, the sum of
(a) the Class  V-A-1  Percentage  of the  amounts  in  respect  of  principal  received  on the Group V
Underlying  Certificates  for such  Distribution  Date and (b) the Class V-A-1  Percentage  of Realized
Losses allocated to the Group V Underlying  Certificates  (as defined in the BSABS 2007-AC3  Underlying
Offering Document) for such Distribution Date.

         The "Class V-A-1 Percentage" for each Distribution Date is 85.4689268%.

         The "Class V-A-1 Principal  Carryover  Shortfall  Amount" will equal,  as of any  Distribution
Date, any outstanding unpaid Class V-A-1 Principal  Distribution Amount from the immediately  preceding
Distribution Date.

         The "Class V-A-1 Principal  Distribution  Amount" will equal, for any  Distribution  Date, the sum of (i) the Class  V-A-1  Monthly  Principal  Amount for such  Distribution  Date and (ii) the Class
V-A-1 Principal Carryover Shortfall Amount for such Distribution Date.

         The "Class V-A-2  Interest  Carryover  Shortfall  Amount" will equal,  as of any  Distribution
Date,  the sum of (a) any  outstanding  unpaid  Class V-A-2  Interest  Distribution  Amount owed to the
Class  V-A-2  Certificateholders  from  the  preceding  Distribution  Date  and  (b)  interest  on such outstanding  unpaid interest amount at the related  pass-through rate from such preceding  Distribution
Date to but not including such current Distribution Date.

         The "Class V-A-2 Interest  Distribution  Amount" will equal,  for any  Distribution  Date, the sum of (i) the Class  V-A-2  Monthly  Interest  Amount  for such  Distribution  Date and (ii) the Class
V-A-2 Interest Carryover Shortfall Amount for such Distribution Date.

         The "Class  V-A-2  Monthly  Interest  Amount"  will  equal,  for any  Distribution  Date,  the interest accrued on the Class V-A-2  Certificates at the related  pass-through  rate for the applicable interest accrual period.

         The "Class V-A-2 Monthly Principal  Amount" will equal, for any Distribution  Date, the sum of
(a) the Class  V-A-2  Percentage  of the  amounts  in  respect  of  principal  received  on the Group V
Underlying  Certificates  for such  Distribution  Date and (b) the Class V-A-2  Percentage  of Realized
Losses  (as  defined in the BSABS  2007-AC3  Underlying  Offering  Document)  allocated  to the Group V
Underlying Certificates for such Distribution Date.

         The "Class V-A-2 Percentage" for each Distribution Date is 14.5310732%.

         The  "Class  V-A-2  Principal  Carryover  Shortfall  Amount"  will  equal,  as of the close of business on any Distribution  Date, any outstanding  unpaid Class V-A-2 Principal  Distribution  Amount from the immediately preceding Distribution Date.

         The "Class V-A-2 Principal  Distribution  Amount" will equal, for any  Distribution  Date, the sum of (i) the Class  V-A-2  Monthly  Principal  Amount for such  Distribution  Date and (ii) the Class
V-A-2 Principal Carryover Shortfall Amount for such Distribution Date.

         The  "Current   Principal  Amount"  with  respect  to  any  offered   certificate  as  of  any
Distribution  Date will equal that  certificate's  initial  principal  amount on the Closing Date plus, with respect to the Group IV  Certificates  only,  the amount of Net  Deferred  Interest (as defined in the SAMI 2007-AR7 Underlying Offering Document) allocated to the Group IV Underlying  Certificates,  as reduced  by  the  sum  of  (i)  all  amounts  allocable  to  principal  previously  distributed  on any
Distribution  Date to such  certificate and (ii) the principal  portion of realized  losses  previously allocated to such certificate.

         "Group V Underlying  Interest" will equal, for any  Distribution  Date,  interest  received on the Group V Underlying  Certificates,  including any Basis Risk  Shortfall  Carry  Forward  Amounts (as
defined in the BSABS 2007-AC3  Underlying  Offering  Document) but excluding any  Additional  Class A-1
Interest Amounts received thereon.

         The  "Scheduled  Principal"  with  respect  to the Group I,  Group  II,  Group III or Group IV
Certificates  on any  Distribution  Date will equal the scheduled  payments of principal on the related
underlying  mortgage  loans  distributed  to  the  related  Underlying   Certificates  on  the  related
Underlying Distribution Date.

         The  "Stepdown  Date"  with  respect  to  the  Group  I,  Group  II,  Group  III or  Group  IV
Certificates is the earlier of (i) the first  Distribution Date on which the aggregate stated principal balance of the related  underlying  mortgage  loans is less than 50% of the original  aggregate  stated
principal  balance of such  underlying  mortgage loans as of the related  underlying  cut-off date, and
(ii) (a) with  respect  to the Group I,  Group II and Group III  Certificates,  the  Distribution  Date
occurring in September 2010 and (b) with respect to the Group IV Certificates,  the  Distribution  Date
occurring in October 2010.

         A "Trigger  Event"  shall be in effect (i) with respect to the Group I, Group II and Group III
Certificates on and after the first Underlying  Distribution  Date on which Realized Losses (as defined
in  the  related  underlying  pooling  and  servicing   agreement)  are  allocated  to  the  Class  B-4
Certificates  issued  by the BSAAT  2007-1  Underlying  Trust,  or (ii)  with  respect  to the Group IV
Certificates on or after the first  Underlying  Distribution  Date on which Realized Losses (as defined
in  the  related  underlying  pooling  and  servicing   agreement)  are  allocated  to  the  Class  B-4
Certificates issued by the SAMI 2007-AR7 Underlying Trust.

         The  "Unscheduled  Principal"  with  respect to the Group I,  Group II,  Group III or Group IV
Certificates  on any  Distribution  Date will equal the  principal  prepayments  and other  unscheduled recoveries  of  principal  on  the  related  underlying  mortgage  loans  distributed  to  the  related
Underlying Certificates on the related Underlying Distribution Date.

Calculation of Interest

         Interest will accrue  during the  preceding  interest  accrual  period at its then  applicable pass-through rate on the Current  Principal Amount of the offered  certificates  immediately  preceding the  related  Distribution  Date.  Accrued  interest  is  calculated  on the  basis of a  360-day  year consisting of twelve 30-day months.

         The  "interest  accrual  period"  for  each  Distribution  Date  will  be the  calendar  month preceding the month in which each  Distribution  Date occurs.  The initial interest accrual period will be deemed to have commenced on the cut-off date.

         The  "pass-through  rate"  on  the  offered  certificates  is  set  forth  under  "Summary  of
Terms—Pass-Through Rate."

         No interest will be payable with respect to any offered  certificates  after the  Distribution
Date on which the outstanding  Current  Principal Amount of such offered  certificates has been reduced to zero.

Allocation of Realized Losses

         Realized losses represent the excess of the stated principal  balance of a defaulted  mortgage loan underlying the Underlying  Certificates  over the net  liquidation  proceeds that are allocated to such Underlying  Certificates.  On any Distribution  Date,  following  distributions to be made on that
Distribution  Date, any realized losses  allocated (i) to the Group I Underlying  Certificates  will be allocated first to the Class I-A-2  Certificates  until the Current  Principal  Amount thereof has been reduced to zero and then to the Class I-A-1  Certificates  until the Current  Principal  Amount thereof has been reduced to zero, (ii) to the Group II Underlying  Certificates  will be allocated first to the
Class  II-A-2  Certificates  until the Current  Principal  Amount  thereof has been reduced to zero and then to the Class II-A-1  Certificates  until the Current  Principal Amount thereof has been reduced to zero,  (iii) to the Group III  Underlying  Certificates  will be allocated  first to the Class  III-A-2
Certificates  until the  Current  Principal  Amount  thereof  has been  reduced to zero and then to the
Class III-A-1  Certificates  until the Current  Principal Amount thereof has been reduced to zero, (iv)
to the Group IV  Underlying  Certificates  will be  allocated  first to the Class  IV-A-2  Certificates until the  Current  Principal  Amount  thereof  has been  reduced to zero and then to the Class  IV-A-1
Certificates  until the  Current  Principal  Amount  thereof has been  reduced to zero,  and (v) to the
Group VI Underlying  Certificates  will be allocated first to the Class VI-A-2  Certificates  until the
Current  Principal  Amount  thereof has been reduced to zero and then to the Class VI-A-1  Certificates until the Current  Principal  Amount  thereof has been  reduced to zero.  The rights of the Class V-A-2
Certificates  to receive  distributions  will be  subordinated  to the Class V-A-1  Certificates to the extent of any realized losses allocated to the Group V Underlying  Certificates,  as further  described under clause (v) of "—Distributions on the Offered Certificates."

                                  YIELD AND PREPAYMENT CONSIDERATIONS

General

            The yield to  maturity  and  weighted  average  life of the  offered  certificates  will be affected by, among other things,  the amount and timing of principal  payments,  including  prepayments
(for this purpose the term "prepayments"  includes payments  resulting from refinancing,  liquidations, purchases by the original  transferors or others and guaranty  payments),  and interest payments on the underlying  mortgage loans underlying the related  Underlying  Certificates  (the "underlying  mortgage loans"),  the  payment  priorities  and  other  characteristics  of the  Underlying  Certificates,  the purchase  price paid for the offered  certificates  and, if  applicable,  the occurrence of an optional termination with respect to the related  Underlying  Certificates.  No representation is made as to the anticipated rate of prepayments on the underlying  mortgage loans or the anticipated  yield to maturity of the offered  certificates.  Prospective  investors  are urged to consider  their own estimates as to the  anticipated  rate of future  prepayments on the underlying  mortgage loans and the  suitability of
the  offered  certificates  to  their  investment   objectives.   If  prevailing  mortgage  rates  fall
significantly  below the mortgage  rates on the underlying  mortgage  loans,  the  underlying  mortgage loans are likely to be subject to higher  prepayment  rates than if prevailing rates remain at or above the  mortgage  rates  on  the  underlying  mortgage  loans.  Other  factors  affecting  prepayments  of underlying  mortgage loans include changes in mortgagors'  housing needs, job transfers,  unemployment, net equity in the mortgaged properties and servicing decisions.

         Timing  of  Payments  and  Distributions.   The  timing  and  amount  of  payments,  including
prepayments,  on the  underlying  mortgage  loans may  significantly  affect an  investor's  yield.  In general,  the earlier a prepayment of principal on the underlying  mortgage loans,  the greater will be the effect on an  investor's  yield to maturity on a related  certificate.  As a result,  the effect on an  investor's  yield of  principal  prepayments  occurring  at a rate  higher (or lower) than the rate anticipated  by the  investor  during the period  immediately  following  the  issuance  of the offered certificates  will not be offset by a subsequent  like reduction (or increase) in the rate of principal prepayments on the underlying mortgage loans underlying the related Underlying Certificates.

         Discounts and Premiums.  In the case of any offered  certificates  purchased at a discount,  a slower than  anticipated  rate of principal  payments,  other  things  being equal,  could result in an actual  yield  that is lower  than the  anticipated  yield.  In the  case of any  offered  certificates purchased  at a premium,  a faster than  anticipated  rate of  principal  payments,  other things being equal, could result in an actual yield that is lower than the anticipated yield.

         Reinvestment  Risk. Because the underlying  mortgage loans may be prepaid,  it is not possible to  predict  the rate at which  distributions  on the  offered  certificates  will be  received.  Since prevailing  interest rates are subject to fluctuation,  there can be no assurance that investors in the offered  certificates  will be able to  reinvest  the  distributions  thereon  at  yields  equaling  or exceeding the yields on the offered  certificates.  Yields on any such  reinvestments may be lower, and may even be significantly lower, than yields on the offered certificates.  Conversely,  when prevailing interest rates decline,  prepayment rates on underlying  mortgage loans tend to increase,  resulting in a greater rate of return of principal to investors at a time when  reinvestment  at  comparable  yields may not be possible.

         To the extent  realized  losses are  allocated to the related  Underlying  Certificates,  such realized losses will first be allocated to the Class I-A-2, Class II-A-2,  Class III-A-2,  Class IV-A-2
or Class VI-A-2  Certificates,  as  applicable,  prior to their  allocation  to the Class I-A-1,  Class
II-A-1, Class III-A-1,  Class IV-A-1 or Class VI-A-1 Certificates,  respectively.  To the extent of any realized  losses  allocated  to the Group V  Underlying  Certificates,  the  rights of the Class  V-A-2
Certificates to receive  distributions  will be subordinated to the Class V-A-1 Certificates as further described under clause (v) of "—Distributions on the Offered Certificates."

Final Distribution Date

         The  "Final  Distribution  Date " for  the  offered  certificates  related  to  Group  I is in
September  2047,  which  is  the  latest  possible   distribution  date  for  the  Group  I  Underlying
Certificates.  The Final  Distribution  Date for the  offered  certificates  related  to Group II is in
September  2047,  which  is  the  latest  possible  distribution  date  for  the  Group  II  Underlying
Certificates.  The Final  Distribution  Date for the  offered  certificates  related to Group III is in
September  2047,  which  is the  latest  possible  distribution  date  for  the  Group  III  Underlying
Certificates.  The Final  Distribution  Date for the  offered  certificates  related  to Group IV is in
October  2037,  which  is  the  latest  possible   distribution   date  for  the  Group  IV  Underlying
Certificates.  The Final Distribution Date for the offered  certificates related to Group V is in April
2037,  which is the latest  possible  distribution  date for the Group V Underlying  Certificates.  The
Final  Distribution  Date for the offered  certificates  related to Group VI is in July 2037,  which is the latest  possible  distribution  date for the Group VI  Underlying  Certificates.  Since the rate of payment  (including  prepayments) of principal on the underlying  mortgage loans underlying the related
Underlying  Certificates  can be expected to exceed the rate of payments used in calculating such final scheduled  distribution,  the date of the final distribution on the offered certificates is expected to be earlier,  and could be substantially  earlier,  than the Final  Distribution  Date. See "The Pooling
Agreement-Termination" in this prospectus supplement.

General Assumptions

         The  significance  of the  effect of  losses  realized  on and  principal  prepayments  on the underlying  mortgage loans relating to the related  Underlying  Certificates is reflected in the tables below.  Specifically,  the tables  indicate the weighted  average lives of the offered  certificates at varying  percentages  of CPR (as  defined  below) and the  sensitivity  of the yield to maturity on the offered  certificates  to varying  levels of default by projecting the monthly  aggregate  cashflows on such offered  certificates  and  computing the  corresponding  pre-tax yield to maturity on a corporate bond equivalent basis.  There can be no assurance that actual default or loss severity  experience will not be worse than that reflected in the loss assumptions.  The tables reflect the modeling  assumptions described below for the offered certificates.

         Prepayment  Assumptions.  Prepayments  on  underlying  mortgage  loans are  commonly  measured relative to a standard  prepayment  model.  The  prepayment  assumption  model used in this  prospectus supplement  ("CPR")  represents an assumed  constant  rate of prepayment in each month  relative to the then outstanding  principal balance of a pool of underlying mortgage loans. A prepayment  assumption of
30% CPR assumes  prepayment  of the then  outstanding  principal  balance of such  underlying  mortgage loans at an  annual  constant  rate of 30%.  100% of the  prepayment  assumption  with  regards  to the underlying  mortgage loans related to the Group V Certificates and the Group VI Certificates  assumes a
CPR of 8% per annum in the first month of the life of such mortgage loans,  with  approximately  1.455%
(precisely  16%/11) per annum added in each month  thereafter  until the 12th  month.  Thereafter,  the assumed CPR of such mortgage loans will remain constant at 24% per annum.

         There is no assurance that actual  prepayments of the related  underlying  mortgage loans will conform to any of the  percentages  of CPR  described in the Pre-Tax  Yield to Maturity  tables  below.
Among other things,  the tables assume that the underlying  mortgage loans will prepay at the indicated
percentages  of CPR,  notwithstanding  the fact that such  underlying  mortgage loans will prepay at an assumed or constant  rate or that all of the  underlying  mortgage  loans will prepay at the same rate, particularly  because the  characteristics of such underlying  mortgage loans vary considerably  within the  related  underlying  transaction.  To the  extent  that the  underlying  mortgage  loans  actually included  in the related  underlying  transaction  prepay at rates that  differ  from those  assumed in preparing  the tables,  the offered  certificates  are likely to have yield and weighted  average lives different from those indicated.

         Pre-tax yield to maturity for the offered  certificates  were  calculated by  determining  the monthly  discount  rates  which,  when  applied to the assumed  stream of  cashflows to be paid on such offered  certificates,  would cause the discounted present value of such assumed stream of cashflows to equal the assumed  purchase  price,  and  converting  such monthly rates to corporate  bond  equivalent rates. For purposes of preparing the tables,  the following  assumptions  (the "Modeling  Assumptions")
have been used:

         (i) the  related  underlying  mortgage  loans  have  characteristics  such as the  outstanding principal  balances,  remaining  terms to  stated  maturity,  original  terms to stated  maturity,  and interest rates,  among others,  and are as of their  respective  October 2007 scheduled  payment dates, provided in tape form by third-party market sources;

         (ii) the levels of One-Month LIBOR,  Six-Month LIBOR,  One-Year LIBOR,  One-Year  Treasury and
One-Year MTA remain constant at 4.81875%, 4.83563%, 4.61750% and 3.93000% and 4.86400%, respectively;

         (iii) all scheduled monthly payments on the related  underlying  mortgage loans are due on the first day of each  month,  and,  except as  provided  in clauses  (v) and (xvi)  below,  will be timely received on the first day of each month, commencing in November 2007;

         (iv) the closing date is October 31, 2007;

         (v) all days are business days for purposes of the Underlying  Certificates  and business days for purposes of the offered certificates;

         (vi)  distributions  made on the Underlying  Certificates will be used to make payments on the offered  certificates  commencing  in  November  2007 and any  amounts  distributed  to the  Underlying
Certificates prior to November 2007 will not be included in the trust;

         (vii) the  offered  certificates  receive  payment on the same day as the  related  Underlying
Certificates;

         (viii)  there are no ongoing  expenses  of the  issuing  entity  with  respect to the  offered certificates;

         (ix) the scheduled  monthly payments on the underlying  mortgage loans are calculated on their respective  principal  balances  (prior to giving effect to  prepayments  received  thereon  during the related  prepayment  period),  interest rates and remaining  terms to maturity such that the underlying mortgage loans will fully amortize by their  remaining  maturities  (other than certain  mortgage loans that have balloon payments);

         (x) all  principal  prepayments  constitute  prepayments  in full of the  underlying  mortgage loans and are received on the last day of each month commencing in October 2007;

         (xi) there are no interest shortfalls applicable to the underlying mortgage loans;
         (xii) no optional redemption of any underlying trust is effected;

         (xiii) no events of default as defined in any  Underlying  Offering  Documents  or the pooling agreement occur;

         (xiv) no  underlying  mortgage  loan or  Underlying  Certificate  is subject to  repurchase or substitution;

         (xv) the Current  Principal  Amounts of the Class  IV-A-1  Certificates  and the Class  IV-A-2
Certificates will be reduced to zero on the Distribution Date in September 2037; and

         (xvi) the prefunded  amounts of $2,586.98,  $2,102.52 and $25,454.73 with respect to the Group
I, Group II and Group III  Underlying  Certificates,  respectively, will  be distributed as Unscheduled
Principal to the related offered certificates on the Distribution Date occurring in November 2007.

         The Underlying  Certificates  consist of  certificates  listed on page S-13 of this prospectus supplement.

         There may be  discrepancies  between the  underlying  mortgage  loans  actually in the related underlying  trusts  and the  assumptions  made as to the  characteristics  of those  mortgage  loans in preparing the tables.  The  underlying  mortgage loans bearing  different  interest rates may prepay at different  rates.  It is unlikely that there will be no prepayments on the underlying  mortgage  loans.
Further it is unlikely that the underlying  mortgage loans will incur realized  losses at any specified percentage of CDR or incur realized losses at a constant loss severity  percentage.  To the extent that the  underlying  mortgage  loans have  characteristics  that differ from those assumed in preparing the tables,  the  yield  to  maturity  of the  Underlying  Certificates  and  consequently  of the  offered certificates are likely to be different and the weighted  average lives of Underlying  Certificates and consequently of the offered certificates may be longer or shorter than those indicated.

                        Percent of Initial Principal Balance Outstanding at the
                                       Following CPR Percentage

                              Class I-A-1 Certificates                          Class I-A-2 Certificates
                        ______________________________________________________________________________________
                        5%      15%     25%     40%      50%              5%      15%     25%     40%      50%
                        ______________________________________________________________________________________
Distribution Date
 Initial Percentage.    100     100     100     100      100              100     100     100     100      100
 October 2008.......    94      82      70       51      39               100     100     100     100      100
 October 2009.......    88      66      47       26      15               100     100     100      83      68
 October 2010.......    82      53      32       13       5               100     100     88       60      43
 October 2011.......    77      42      24       8        3               99      99      66       36      22
 October 2012.......    72      35      18       5        1               99      87      49       21      11
 October 2013.......    67      30      13       3        1               99      73      37       13       5
 October 2014.......    62      25      10       2        *               98      62      27       8        3
 October 2015.......    58      21       8       1        *               98      53      20       5        1
 October 2016.......    54      18       6       1        *               98      44      15       3        1
 October 2017.......    50      15       4       *        *               96      37      11       2        *
 October 2018.......    46      12       3       *        *               94      31       8       1        *
 October 2019.......    42      10       2       *        *               90      26       6       1        *
 October 2020.......    39       9       2       *        *               83      21       4       *        *
 October 2021.......    36       7       1       *        *               76      17       3       *        *
 October 2022.......    33       6       1       *        *               70      14       2       *        *
 October 2023.......    30       5       1       *        *               64      12       2       *        *
 October 2024.......    27       4       *       *        *               58       9       1       *        *
 October 2025.......    24       3       *       *        *               52       8       1       *        *
 October 2026.......    22       2       *       *        *               47       6       1       *        *
 October 2027.......    19       2       *       *        *               42       5       *       *        *
 October 2028.......    17       2       *       *        *               36       4       *       *        *
 October 2029.......    15       1       *       *        *               32       3       *       *        *
 October 2030.......    13       1       *       *        *               27       2       *       *        *
 October 2031.......    11       1       *       *        *               23       2       *       *        *
 October 2032.......     9       *       *       *        *               18       1       *       *        *
 October 2033.......     7       *       *       *        *               14       1       *       *        *
 October 2034.......     5       *       *       *        *               10       1       *       *        *
 October 2035.......     3       *       *       *        *                6       *       *       *        *
 October 2036.......     1       *       *       *        *                3       *       *       *        0
 October 2037.......     *       *       *       *        0                *       *       *       0        0
 October 2038.......     *       *       *       *        0                *       *       *       0        0
 October 2039.......     *       *       *       0        0                *       *       *       0        0
 October 2040.......     *       *       *       0        0                *       *       *       0        0
 October 2041.......     *       *       *       0        0                *       *       *       0        0
 October 2042.......     *       *       *       0        0                *       *       *       0        0
 October 2043.......     *       *       *       0        0                *       *       *       0        0
 October 2044.......     *       *       *       0        0                *       *       *       0        0
 October 2045.......     *       *       *       0        0                *       *       *       0        0
 October 2046.......     *       *       *       0        0                *       *       0       0        0
 October 2047.......     0       0       0       0        0                0       0       0       0        0
 Weighted Average
   Life
  to Maturity
   (years)**           11.54   5.03    2.92     1.57    1.12             18.84   9.71    5.96     3.85    3.04

______________________
(*)      Indicates a number that is greater than zero but less than 0.50%.

(**)     The  weighted  average  life  of a  certificate  is  determined  by (i)  multiplying  the  net reduction,  if any,  of the current  principal  amount by the number of years from the date of issuance of the certificate to the related  distribution  date, (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the current principal amount described in (i) above.

                        Percent of Initial Principal Balance Outstanding at the
                                       Following CPR Percentage

                             Class II-A-1 Certificates                         Class II-A-2 Certificates
                        ______________________________________________________________________________________
                        5%      15%     25%     40%      50%              5%      15%     25%     40%      50%
                        ______________________________________________________________________________________
 Distribution Date
 Initial Percentage.    100     100     100     100      100              100     100     100     100      100
 October 2008.......    94      82      69       51      39               100     100     100     100      100
 October 2009.......    88      66      47       25      15               100     100     100      83      68
 October 2010.......    82      53      32       13       5               100     100     87       60      43
 October 2011.......    77      41      24       8        3               100     100     65       36      21
 October 2012.......    72      35      18       5        1               99      84      49       21      11
 October 2013.......    67      30      13       3        1               99      71      36       13       5
 October 2014.......    63      25      10       2        *               99      60      27       8        3
 October 2015.......    58      21       8       1        *               99      51      20       5        1
 October 2016.......    54      18       6       1        *               98      43      15       3        1
 October 2017.......    50      15       4       *        *               97      36      11       2        *
 October 2018.......    46      13       3       *        *               95      30       8       1        *
 October 2019.......    42      10       2       *        *               90      25       6       1        *
 October 2020.......    39       9       2       *        *               83      21       4       *        *
 October 2021.......    36       7       1       *        *               76      17       3       *        *
 October 2022.......    33       6       1       *        *               69      14       2       *        *
 October 2023.......    30       5       1       *        *               63      11       2       *        *
 October 2024.......    27       4       *       *        *               57       9       1       *        *
 October 2025.......    24       3       *       *        *               52       7       1       *        *
 October 2026.......    22       2       *       *        *               46       6       1       *        *
 October 2027.......    19       2       *       *        *               41       5       *       *        *
 October 2028.......    17       2       *       *        *               36       4       *       *        *
 October 2029.......    15       1       *       *        *               31       3       *       *        *
 October 2030.......    13       1       *       *        *               27       2       *       *        *
 October 2031.......    11       1       *       *        *               22       2       *       *        *
 October 2032.......     9       *       *       *        *               18       1       *       *        *
 October 2033.......     7       *       *       *        *               14       1       *       *        *
 October 2034.......     5       *       *       *        *               10       1       *       *        *
 October 2035.......     3       *       *       *        *                6       *       *       *        0
 October 2036.......     1       *       *       *        0                3       *       *       *        0
 October 2037.......     0       0       0       0        0                0       0       0       0        0
 October 2038.......     0       0       0       0        0                0       0       0       0        0
 October 2039.......     0       0       0       0        0                0       0       0       0        0
 October 2040.......     0       0       0       0        0                0       0       0       0        0
 October 2041.......     0       0       0       0        0                0       0       0       0        0
 October 2042.......     0       0       0       0        0                0       0       0       0        0
 October 2043.......     0       0       0       0        0                0       0       0       0        0
 October 2044.......     0       0       0       0        0                0       0       0       0        0
 October 2045.......     0       0       0       0        0                0       0       0       0        0
 October 2046.......     0       0       0       0        0                0       0       0       0        0
 October 2047.......     0       0       0       0        0                0       0       0       0        0
 Weighted Average
   Life
  to Maturity
   (years)**           11.55   5.04    2.92     1.56    1.11             18.82   9.56    5.92     3.85    3.03

______________________
(*)      Indicates a number that is greater than zero but less than 0.50%.

(**)     The  weighted  average  life  of a  certificate  is  determined  by (i)  multiplying  the  net reduction,  if any,  of the current  principal  amount by the number of years from the date of issuance of the certificate to the related  distribution  date, (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the current principal amount described in (i) above.

                        Percent of Initial Principal Balance Outstanding at the
                                       Following CPR Percentage

                             Class III-A-1 Certificates                        Class III-A-2 Certificates
                        ______________________________________________________________________________________
                        5%      15%     25%     40%      50%              5%      15%     25%     40%      50%
                        ______________________________________________________________________________________
 Distribution Date
 Initial Percentage.    100     100     100     100      100              100     100     100     100      100
 October 2008.......    93      81      68       48      35               100     100     100     100      100
 October 2009.......    87      64      43       22      12               100     100     100      83      68
 October 2010.......    81      50      29       10       3               100     100     88       60      43
 October 2011.......    76      38      22       6        2               100     100     66       36      22
 October 2012.......    70      32      16       4        1               99      85      49       21      11
 October 2013.......    65      27      12       2        *               99      73      37       13       5
 October 2014.......    61      23       9       1        *               99      62      28       8        3
 October 2015.......    56      20       7       1        *               99      52      21       5        1
 October 2016.......    52      17       5       *        *               99      44      16       3        1
 October 2017.......    48      14       4       *        *               98      37      12       2        *
 October 2018.......    44      12       3       *        *               96      31       8       1        *
 October 2019.......    40      10       2       *        *               92      26       6       1        *
 October 2020.......    37       8       1       *        *               85      21       4       *        *
 October 2021.......    34       7       1       *        *               78      17       3       *        *
 October 2022.......    31       5       1       *        *               71      14       2       *        *
 October 2023.......    28       4       1       *        *               65      12       2       *        *
 October 2024.......    25       4       *       *        *               59       9       1       *        *
 October 2025.......    23       3       *       *        *               53       8       1       *        *
 October 2026.......    21       2       *       *        *               48       6       1       *        *
 October 2027.......    18       2       *       *        *               42       5       *       *        *
 October 2028.......    16       1       *       *        *               37       4       *       *        *
 October 2029.......    14       1       *       *        *               32       3       *       *        *
 October 2030.......    12       1       *       *        *               28       2       *       *        *
 October 2031.......    10       1       *       *        *               23       2       *       *        *
 October 2032.......     8       *       *       *        *               19       1       *       *        *
 October 2033.......     6       *       *       *        *               15       1       *       *        *
 October 2034.......     5       *       *       *        *               11       1       *       *        *
 October 2035.......     3       *       *       *        0                7       *       *       *        *
 October 2036.......     1       *       *       *        0                3       *       *       *        0
 October 2037.......     *       *       *       *        0                *       *       *       *        0
 October 2038.......     *       *       *       *        0                *       *       *       *        0
 October 2039.......     *       *       *       *        0                *       *       *       *        0
 October 2040.......     *       *       *       0        0                *       *       *       0        0
 October 2041.......     *       *       *       0        0                *       *       *       0        0
 October 2042.......     *       *       *       0        0                *       *       *       0        0
 October 2043.......     *       *       *       0        0                *       *       *       0        0
 October 2044.......     *       *       *       0        0                *       *       *       0        0
 October 2045.......     *       *       *       0        0                *       *       *       0        0
 October 2046.......     *       *       *       0        0                *       *       *       0        0
 October 2047.......     0       0       0       0        0                0       0       0       0        0
 Weighted Average
   Life
  to Maturity
   (years)**           11.19   4.78    2.74     1.43    1.00             19.11   9.68    5.98     3.85    3.04

______________________
(*)      Indicates a number that is greater than zero but less than 0.50%.

(**)     The  weighted  average  life  of a  certificate  is  determined  by (i)  multiplying  the  net reduction,  if any,  of the current  principal  amount by the number of years from the date of issuance of the certificate to the related  distribution  date, (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the current principal amount described in (i) above.

                        Percent of Initial Principal Balance Outstanding at the
                                       Following CPR Percentage

                             Class IV-A-1 Certificates                         Class IV-A-2 Certificates
                        ______________________________________________________________________________________
                        5%      15%     25%     40%      55%              5%      15%     25%     40%      55%
                        ______________________________________________________________________________________
 Distribution Date
 Initial Percentage.    100     100     100     100      100              100     100     100     100      100
 October 2008.......    98      84      70       50      30               100     100     100     100      96
 October 2009.......    96      70      47       23       8               100     100     100      87      61
 October 2010.......    93      58      31       10       *               100     100     95       65      36
 October 2011.......    90      46      24       6        *               100     100     73       40      17
 October 2012.......    84      34      18       4        *               100     100     55       24       8
 October 2013.......    78      29      13       2        *               100     86      41       14       3
 October 2014.......    73      24      10       1        *               100     73      31       9        2
 October 2015.......    68      21       8       1        *               100     62      23       5        1
 October 2016.......    63      18       6       *        *               100     53      17       3        *
 October 2017.......    58      15       4       *        *               99      45      13       2        *
 October 2018.......    53      12       3       *        *               97      37      10       1        *
 October 2019.......    48      10       2       *        *               95      31       7       1        *
 October 2020.......    44       9       2       *        *               92      25       5       *        *
 October 2021.......    40       7       1       *        *               89      21       4       *        *
 October 2022.......    36       6       1       *        *               82      17       3       *        *
 October 2023.......    33       5       1       *        *               75      14       2       *        *
 October 2024.......    30       4       *       *        *               68      11       1       *        *
 October 2025.......    27       3       *       *        *               62       9       1       *        *
 October 2026.......    25       2       *       *        *               55       7       1       *        *
 October 2027.......    22       2       *       *        *               49       6       *       *        *
 October 2028.......    19       2       *       *        *               43       5       *       *        *
 October 2029.......    17       1       *       *        *               38       4       *       *        *
 October 2030.......    14       1       *       *        *               32       3       *       *        *
 October 2031.......    12       1       *       *        0               27       2       *       *        *
 October 2032.......    10       1       *       *        0               22       2       *       *        *
 October 2033.......     8       *       *       *        0               17       1       *       *        *
 October 2034.......     6       *       *       *        0               13       1       *       *        *
 October 2035.......     4       *       *       *        0                8       *       *       *        *
 October 2036.......     2       *       *       *        0                3       *       *       *        *
 October 2037.......     0       0       0       0        0                0       0       0       0        0
 Weighted Average
   Life
  to Maturity
   (years)**           13.03   5.16    2.92     1.45    0.84             20.20   10.69   6.37     4.04    2.75

______________________
(*)      Indicates a number that is greater than zero but less than 0.50%.

(**)     The  weighted  average  life  of a  certificate  is  determined  by (i)  multiplying  the  net reduction,  if any,  of the current  principal  amount by the number of years from the date of issuance of the certificate to the related  distribution  date, (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the current principal amount described in (i) above.

                        Percent of Initial Principal Balance Outstanding at the
                           Following Percentage of the Prepayment Assumption

                            Class V-A-1 Certificates and                     Class VI-A-1 Certificates and
                              Class V-A-2 Certificates                         Class VI-A-2 Certificates
                        ______________________________________________________________________________________
                        0%      50%    100%     150%    200%              0%      50%    100%     150%    200%
                        ______________________________________________________________________________________
 Distribution Date
 Initial Percentage.    100     100     100     100      100              100     100     100     100      100
 October 2008.......    99      87      74       61      48               99      87      75       63      50
 October 2009.......    99      74      54       36      21               99      75      54       37      22
 October 2010.......    98      64      40       24      13               98      65      39       20       7
 October 2011.......    97      55      30       15       7               98      55      27       9        0
 October 2012.......    96      47      23       10       3               97      47      19       3        0
 October 2013.......    95      41      17       6        1               96      41      13       *        0
 October 2014.......    94      36      13       4        *               95      35       9       0        0
 October 2015.......    93      31      10       2        0               94      30       6       0        0
 October 2016.......    91      27       7       1        0               93      26       4       0        0
 October 2017.......    89      23       5       1        0               92      23       3       0        0
 October 2018.......    87      20       4       *        0               89      19       2       0        0
 October 2019.......    84      17       3       0        0               87      17       2       0        0
 October 2020.......    81      15       2       0        0               84      14       1       0        0
 October 2021.......    78      12       1       0        0               81      12       1       0        0
 October 2022.......    68      10       1       0        0               78      10       1       0        0
 October 2023.......    65       8       *       0        0               75       9       1       0        0
 October 2024.......    61       7       *       0        0               71       7       *       0        0
 October 2025.......    58       6       0       0        0               68       6       *       0        0
 October 2026.......    53       5       0       0        0               64       5       *       0        0
 October 2027.......    49       4       0       0        0               60       4       *       0        0
 October 2028.......    45       3       0       0        0               55       3       *       0        0
 October 2029.......    41       2       0       0        0               51       3       *       0        0
 October 2030.......    37       2       0       0        0               45       2       *       0        0
 October 2031.......    32       1       0       0        0               40       2       *       0        0
 October 2032.......    27       1       0       0        0               34       1       *       0        0
 October 2033.......    21       *       0       0        0               28       1       *       0        0
 October 2034.......    15       0       0       0        0               21       1       *       0        0
 October 2035.......     8       0       0       0        0               14       *       *       0        0
 October 2036.......     1       0       0       0        0                6       *       *       0        0
 October 2037.......     0       0       0       0        0                0       0       0       0        0
 Weighted Average
   Life
  to Maturity
   (years)**           19.13   6.49    3.34     2.09    1.40             20.65   6.53    3.08     1.81    1.27

______________________
(*)      Indicates a number that is greater than zero but less than 0.50%.

(**)     The  weighted  average  life  of a  certificate  is  determined  by (i)  multiplying  the  net reduction,  if any,  of the current  principal  amount by the number of years from the date of issuance of the certificate to the related  distribution  date, (ii) adding the results,  and (iii) dividing the sum by the aggregate of the net reductions of the current principal amount described in (i) above.

                                         THE POOLING AGREEMENT

General

         The offered  certificates will be issued pursuant to the pooling agreement.  Reference is made to the prospectus  for important  information  additional to that set forth herein  regarding the terms and  conditions of the pooling  agreement  and the offered  certificates.  The depositor  will file the pooling  agreement with the  Securities  and Exchange  Commission in a report on Form 8-K following the closing date.

Voting Rights

         With  respect to any date of  determination,  the voting  rights will be  allocated  among the offered  certificates  based upon their respective Current Principal  Amounts.  The trustee,  acting on behalf of the trust,  may be asked to vote on issues arising under the related  underlying  pooling and servicing  agreement.  If  so,  the  trustee  will  vote  each  class  of  Underlying  Certificates  as instructed  by the  holders  of the  related  offered  certificates  evidencing  more  than  50% of the aggregate Current Principal Amount of such offered certificates.

Assignment of Underlying Certificates

         At the time of issuance of the offered  certificates,  the depositor  will sell the Underlying
Certificates  to the  trustee  on behalf of the  trust.  The  depositor  will  represent,  among  other things,  that as of the closing date (i) it is the owner of the Underlying  Certificates free and clear of any lien or adverse  interests of any person and  (ii) that  it has  acquired  its  ownership in the
Underlying Certificates in good faith without notice of any adverse claim.

         Upon  discovery  or receipt of notice by either the  depositor  or the  trustee of a breach of any of the  representations and warranties  regarding the Underlying  Certificates which materially and adversely  affects the  interests  of the holders of the offered  certificates,  the  depositor  or the trustee,  the party  discovering  such breach will give prompt notice to the other.  Within thirty days of the earlier of either  discovery by or notice to the  depositor of any such  breach,  the  depositor shall use its best efforts  promptly to cure such breach in all material  respects  and, if such breach cannot be cured,  the  depositor  shall,  at the  election  of holders of more than 50% of the  Current
Principal Amount of the offered  certificates,  repurchase the Underlying  Certificates affected by the breach at a  repurchase  price  equal to the  outstanding  principal  amount  thereof as of the date of repurchase plus accrued interest thereon.

The Certificate Account

         The trustee will cause all  distributions  received on the Underlying  Certificates  on behalf of the  trustee  as holder of the  Underlying  Certificates,  from  whatever  source,  to be  deposited
directly   into  one  or  more  accounts  held  in  trust  by  the  trustee  for  the  benefit  of  the certificateholders  (such accounts referred to collectively herein as the "Certificate  Account").  The trustee  shall  be  entitled  to any  investment  income  earned  on  distributions  on the  Underlying
Certificates pending distribution to the holders of the offered certificates.

Reports to Certificateholders

         On each  distribution  date,  the trustee  will make  available  to each holder of the offered certificates,  the depositor and the rating  agencies,  a statement  setting forth certain  information with respect to the  composition  of the payment being made and certain other  information  relating to the offered certificates and the Underlying Certificates.

         The trustee  will make that  statement  available  via the  trustee's  internet  website.  The trustee's  internet  website will  initially be located at  "www.ctslink.com."  Assistance in using the website can be obtained by calling the trustee's  customer service desk at  866-846-4526.  Parties that are unable to use the above  distribution  options are entitled to have a paper copy mailed to them via first class mail by calling the customer  service desk and  indicating  such. The trustee will have the right to  change  the way  these  reports  are  distributed  in order  to make  the  distribution  more convenient  and/or more  accessible  to the above  parties,  and the trustee  will  provide  timely and adequate notification to all above parties regarding any such changes.

         In addition,  the trustee  promptly will furnish or otherwise  make available to the depositor and, upon  request,  to the  certificateholders,  copies of any notices,  statements,  reports or other written  information  received  by  the  trustee  in  its  capacity  as the  holder  of the  Underlying
Certificates.

         The  trustee   will  make   available  to  the   certificateholders   copies  of  any  written
communications  received  regarding  matters  arising that require  action by holders of the Underlying
Certificates.  However,  you must make your own  determination as to what rights you may have from time to time under the underlying pooling and servicing agreement and whether to exercise any such rights.

Amendments

         The pooling  agreement  may be amended by the  depositor  and the  trustee,  without the prior written  consent of any  certificateholder,  to the extent set forth in the pooling  agreement,  (i) to cure any  ambiguity or mistake,  (ii) to  correct or  supplement  any  provision  therein  which may be inconsistent  with any other  provision  therein,  (iii) to make any other  provisions  with respect to matters or questions  arising under the pooling  agreement  that are not materially  inconsistent  with other  provisions  of the pooling  agreement,  (iv) to  make such  modifications  as may be required in connection  with a repurchase of the Underlying  Certificates  permitted  under the pooling  agreement,
(v) to revise or correct any  provisions to reflect the  obligations of the parties to the Agreement as they relate to  Regulation  AB and (vi) to facilitate  the exchange of any  certificates  in accordance with the terms of the pooling  agreement;  provided,  however,  that with  respect to clauses  (iv) and
(vi),  such  amendment  will not,  as  evidenced  by an opinion of counsel  delivered  to the  trustee, adversely  affect  in any  material  respect  the  interests  of  any  certificateholder.  The  pooling agreement  may also be  amended  by the  depositor  and the  trustee  and the  holders  of the  offered certificates  evidencing  more  than 50% of the  aggregate  Current  Principal  Amount  of the  offered certificates  (the  "Majority  Certificateholders")  for the  purpose  of adding any  provisions  to or changing in any manner or eliminating  any of the  provisions of the pooling  agreement or modifying in any manner the rights of certificateholders;  provided,  however, that no such amendment may (i) reduce in any  manner  the  amount of, or delay the timing  of,  amounts  required  to be  distributed  on any offered certificate without the consent of the holder of such offered  certificate;  or (ii) modify the provisions  of the section of the pooling  agreement  governing  amendments  of the pooling  agreement, without  the  consent  of the  holders  of all  offered  certificates.  Prior to the  execution  of any amendment to the pooling  agreement,  the Trustee shall be entitled to receive and rely upon an opinion of counsel  stating  that such  amendment  will not  adversely  affect the status of the portion of the trust  consisting  of the  Group V  Underlying  Certificates  as a  grantor  trust  and will not have a material  adverse  effect on the  qualification  of any REMIC  election  made by the trust for  federal income tax purposes.

         Unless  the trustee  has  received  an opinion of  counsel to the effect  that the  portion of the trust  consisting  of the Group V Underlying  Certificates will  not become a foreign  trust in the absence of the following  rule  applying,  the following  rule shall apply:  In the case of any vote or
other  decision  of  the Group  V  Certificateholders   under   the pooling agreement,   each  Group  V
Certificateholder  shall  certify  whether it is a U.S.  person or a foreign  person  for U.S.  federal income tax purposes (and anyone not  certifying  shall be treated as foreign) and the aggregate  voting power of  all Group  V  Certificateholders  that are  foreign  persons  shall be limited to a number of votes  so  that  the  effect  of  such  limitation  is to  limit  the  aggregate  voting  power  of the foreign Group V Certificateholders  to one less than the number of votes needed to approve or block the approval of any matter  being voted on.  (This rule will not apply if 100% of all Group V  Certificates are held by foreign  persons.)  Thus,  in the case of an  amendment  (or other  matter)  that  requires
100% Group V  Certificateholder  approval,  foreign  investors  shall have no votes.  In the case of an amendment  or other  matter that  requires  the  approval of a majority  of  the Group V  Certificates, foreign Group  V  Certificateholders  will be treated as having,  in the  aggregate,  one  less Group V
Certificate (or if voting is by principal or similar  balance,  one less dollar of principal or similar balance) than the number  of Group V  Certificates  (dollars)  held by U.S.  persons.  In the case of a vote  that  requires  66-2/3%  vote,  foreign  Group V  Certificateholders  in the  aggregate  shall be considered  to own Group V  Certificates  (principal)  in the amount of one less than 1/2 of the number of Group  V  Certificates  (principal)  held by U.S.  persons.  The  preceding  rule may be  amended by the depositor and the trustee without the consent of any Group V Certificateholder  based on an opinion of counsel  that any such  change is  necessary  or  helpful to  preventing  the portion  of  the trust consisting  of the Group V Underlying  Certificates from  becoming  treated as a foreign trust for U.S.
federal income tax purposes.

Certificateholder Action

         No  certificateholder  will have any right to  institute  any action,  suit or  proceeding  in equity or at law upon or under or with respect to the pooling  agreement unless such holder  previously has given to the trustee and the  depositor  a written  notice of default and unless also the  Majority
Certificateholders  have made  written  request  upon the trustee to  institute  such  action,  suit or proceeding  in its own name as trustee  under the  pooling  agreement  and have  offered to the trustee such  reasonable  indemnity  as it may  require  against  the costs,  expenses  and  liabilities  to be incurred,  and the  trustee,  for 30 days  after  its  receipt  of such  notice,  request  and offer of indemnity, will have neglected or refused to institute any such action, suit or proceeding.

Evidence as to Compliance

         On or before  March 15 of each year in which a report  on Form  10-K is  required  to be filed with the Securities and Exchange  Commission for this transaction,  beginning in 2008, the trustee will provide  to the  depositor  a  report  on an  assessment  of  compliance  with the  applicable  minimum servicing  criteria  established  in Item 1122(d) of Regulation AB (the "AB Servicing  Criteria").  The
AB Servicing  Criteria include specific  criteria  relating to the following areas:  general  servicing considerations,  cash  collection and  administration,  investor  remittances  and reporting,  and pool asset  administration.  Such report will indicate that the  applicable AB Servicing  Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         The trustee will deliver,  along with its report on assessment of  compliance,  an attestation report  from a firm of  independent  public  accountants  on the  assessment  of  compliance  with  the applicable AB Servicing Criteria.

         Copies of the annual reports of assessment of compliance,  attestation  reports and statements of  compliance,  unless  available  on the  trustee's  website,  may be obtained by  certificateholders without charge upon written  request to the trustee at the address  indicated  below.  These items will be filed with the issuing entity's annual report on Form 10-K.

Termination

         The respective  obligations of the trustee and the depositor  created by the pooling agreement will terminate upon the later of:

(i)      the making of the final payment on or other liquidation of the Underlying Certificates; and

(ii)     the payment to  certificateholders  of all amounts required to be paid to them pursuant to the pooling agreement.

Indemnification of the Trustee; Fees and Expenses

         The fees of the trustee will be paid in accordance  with a side letter  agreement  between the
Trustee and Bear, Stearns & Co.

         The  trustee  and  its  respective  directors,   officers,   employees  and  agents,  will  be
indemnified  by the  depositor  against any loss,  liability  or expense  arising out of or incurred in connection  with, the exercise and  performance  of any powers and duties under the pooling  agreement, the  certificates and the Underlying  Certificates,  with certain  exceptions  described in the pooling agreement.  The  trustee  and its  respective  directors,  officers,  employees  and agents will not be protected  against any  liability  which would  otherwise be imposed by reason of willful  misfeasance, bad faith or negligence in the performance of the obligations and duties of the trustee.

Certain Matters Regarding the Trustee

         Wells  Fargo  Bank,  N.A.  ("Wells  Fargo  Bank")  will act as the  trustee  under the pooling agreement.  Wells Fargo Bank is a national banking  association and a wholly-owned  subsidiary of Wells
Fargo & Company.  A diversified  financial  services company with  approximately $540 billion in assets and 158,000  employees  as of June 30,  2007,  Wells Fargo & Company is a U.S.  bank  holding  company, providing  banking,  insurance,  trust,  mortgage and consumer finance  services  throughout the United
States and  internationally.  Wells Fargo Bank  provides  retail and  commercial  banking  services and corporate  trust,  custody,  securities  lending,  securities  transfer,  cash  management,  investment management  and other  financial  and  fiduciary  services.  The depositor and the sponsor may maintain banking  and other  commercial  relationships  with Wells  Fargo Bank and its  affiliates.  Wells Fargo
Bank  maintains  principal  corporate  trust  offices  located at 9062 Old  Annapolis  Road,  Columbia,
Maryland  21045-1951  (among  other  locations)  and its office for  certificate  transfer  services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank's  assessment of compliance with applicable  servicing  criteria  relating to its provision of master servicing,  trustee,  securities  administration  and paying agent services for the  twelve  months  ended  December  31,  2006,  furnished  pursuant  to Item 1122 of  Regulation  AB, discloses  that  it was not in  compliance  with  the  1122(d)(3)(i)  servicing  criteria  during  that reporting  period.  The assessment of compliance  indicates that certain monthly investor or remittance reports included errors in the calculation  and/or the reporting of delinquencies  for the related pool assets,  which  errors may or may not have been  material,  and that all such errors were the result of data  processing  errors  and/or  the  mistaken  interpretation  of  data  provided  by  other  parties
participating  in  the  servicing   function.   The  assessment   further  states  that  all  necessary
adjustments to Wells Fargo Bank's data  processing  systems  and/or  interpretive  clarifications  have been made to correct those errors and to remedy related procedures

         Wells Fargo Bank  serves or has served  within the past two years as loan file  custodian  for various  mortgage  loans  owned  by the  sponsor  or an  affiliate  of the  sponsor.  The  terms of any custodial  agreement  under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed  securitization  industry and provide for delivery,  receipt, review and safekeeping of mortgage loan files.

         Wells Fargo Bank has provided  corporate  trust services since 1934.  Wells Fargo Bank acts as a trustee for a variety of  transactions  and asset types,  including  corporate and  municipal  bonds, mortgage-backed  and  asset-backed  securities  and  collateralized  debt  obligations.  As of June 30,
2007,  Wells  Fargo  Bank  was  acting  as  trustee  on  approximately   1,615  series  of  residential
mortgage-backed securities with an aggregate principal balance of approximately $346,844,000,000.

         Under the terms of the pooling  agreement,  Wells  Fargo Bank is  responsible  for  securities administration,  which includes  distribution  calculations and the preparation of monthly distribution reports.  As trustee,  Wells Fargo Bank is responsible  for the  preparation of monthly reports on Form
10-D,  certain  current  reports on Form 8-K and annual  reports on Form 10-K that are  required  to be filed with the Securities  and Exchange  Commission on behalf of the issuing  entity.  Wells Fargo Bank has been  engaged in the business of  securities  administration  since June 30,  1995.  As of June 30,
2007,   Wells  Fargo  Bank  was  acting  as  securities   administrator   with  respect  to  more  than
$1,112,082,000,000 of outstanding residential mortgage-backed securities.

         The  trustee  may at any time  resign  and be  discharged  from the  trust by  giving 30 days'
written  notice  thereof to the depositor and the  certificateholders.  Upon  receiving  such notice of resignation,  the depositor shall promptly  appoint a successor  trustee.  If no successor  trustee has been so  appointed  and has  accepted  appointment  within 30 days after the  giving of such  notice of resignation,  the  resigning  trustee  may  petition  any  court  of  competent  jurisdiction  for  the appointment  of a  successor  trustee.  If at any  time  the  trustee  fails  to meet  the  eligibility requirements  or is  incapable  of acting,  then the  depositor  shall remove the trustee and appoint a successor  trustee.  The Majority  Certificateholders  may at any time remove the trustee and appoint a successor  trustee.  No resignation,  discharge or removal of the trustee will become effective until a successor trustee shall have assumed the trustee's  responsibilities  and obligations under the pooling agreement.

                                       FEDERAL INCOME TAX CONSIDERATIONS

Tax Considerations Applicable to the Group I, Group II, Group III, Group IV and Group VI Certificates

         Upon the issuance of the offered  certificates,  Orrick,  Herrington & Sutcliffe LLP,  counsel to the depositor,  will deliver its opinion generally to the effect that,  assuming compliance with all provisions  of the pooling  agreement  without any waiver  thereof,  under  existing  law,  for federal income  tax  purposes,  each REMIC  election  made by the trust  will  qualify  as a "REMIC"  under the
Internal  Revenue Code of 1986, as amended,  or the "Code".  The Group I, Group II, Group III, Group IV
and Group VI  Certificates  (referred to herein as the "REMIC  Regular  Certificates")  will  represent ownership  of  regular  interests  in a REMIC.  The  Class R  Certificates  will be  designated  as the residual interest in the related REMIC.

         The REMIC Regular  Certificates  generally will be taxable as debt obligations  under the Code and interest paid or accrued on the REMIC  Regular  Certificates,  including  original  issue  discount with respect to any REMIC Regular  Certificate issued with original issue discount,  will be taxable to holders of REMIC Regular  Certificates in accordance with the accrual method of accounting,  regardless of their usual method of accounting.  It is anticipated that, for federal income tax purposes,  some or all of the REMIC Regular  Certificates may be issued with original issue discount.  See "Federal Income
Tax  Consequences—REMICS—Taxation  of Owners of REMIC Regular  Certificates—Original Issue Discount" in
the  prospectus.  The  Internal  Revenue  Service  (referred  to herein as the  "IRS")  has  issued OID regulations  under  Sections  1271 to 1275 of the  Code  generally  addressing  the  treatment  of debt instruments  issued with original issue  discount  (referred to herein as the "OID  Regulations").  All purchasers of REMIC Regular  Certificates  are urged to consult their tax advisors for advice regarding the effect,  in any, of the original issue discount  provisions and  regulations on the purchase of the
REMIC Regular  Certificates.  The prepayment  assumption  that will be used in determining  the rate of accrual of original  issue  discount with respect to the REMIC Regular  Certificates  is 25% CPR or, in
the case of the Group VI Certificates,  100% of the prepayment  assumption for the underlying  mortgage loans related to the Group VI  Certificates  described in "Yield and  Prepayment  Considerations".  The prepayment  assumption  represents  a rate of payment of  unscheduled  principal  on a pool of mortgage loans,  expressed as an annualized  percentage of the  outstanding  principal  balance of such mortgage loans at the  beginning  of each  period.  See  "Yield  and  Prepayment  Considerations"  herein  for a description of the prepayment  assumption model used herein.  However,  no representation is made as to the rate at which prepayments actually will occur.

         In  certain  circumstances  the OID  Regulations  permit the  holder of a debt  instrument  to recognize  original  issue  discount  under  a  method  that  differs  from  that  used  by the  trust.
Accordingly,  it is possible  that the holder of a REMIC  Regular  Certificate  may be able to select a method  for  recognizing  original  issue  discount  that  differs  from  that used by the  trustee  in preparing reports to the certificateholders and the IRS.

         Certain  classes of the REMIC  Regular  Certificates  may be treated  for  federal  income tax purposes  as having been  purchased  at a premium.  Whether any holder of such a class of  certificates will  be  treated  as  holding  a  certificate  with  amortizable  bond  premium  will  depend  on such certificateholder's  purchase price and the  distributions  remaining to be made on such certificate at the  time of its  acquisition  by such  certificateholder.  Holders  of such  classes  of  certificates should  consult  their tax advisors  regarding the  possibility  of making an election to amortize such
premium.   See  "Federal   Income  Tax   Consequences—REMICS—Taxation   of  Owners  of  REMIC   Regular
Certificates—Premium"  in the prospectus.

         For further  information  regarding the federal  income tax  consequences  of investing in the
Group  I,  Group  II,  Group  III,  Group  IV and  Group  VI  Certificates,  see  "Federal  Income  Tax
Consequences—REMICS" in the prospectus.

Tax Considerations Applicable to the Group V Certificates

         General.  Upon the issuance of the offered certificates,  Orrick,  Herrington & Sutcliffe LLP, counsel to the depositor,  will deliver its opinion generally to the effect that,  assuming  compliance with all  provisions  of the pooling  agreement  without any waiver  thereof,  under  existing law, the portion of the trust  consisting  of the Group V  Underlying  Certificates  (referred  to herein as the
"Grantor  Trust") will be  classified  for federal  income tax  purposes as one or more grantor  trusts under subpart E, part I of subchapter J of chapter 1 of the Code and not as an  association  taxable as a  corporation,  a taxable  mortgage pool or a publicly  traded  partnership.  In  accordance  with the classification  of the Grantor  Trust as one or more grantor  trusts for federal  income tax  purposes, each  holder of a Group V  Certificate  will be treated for  federal  income tax  purposes as owning an undivided  interest  in  the Group  V  Underlying  Certificates  (excluding  any  Additional  Class A-1
Interest Amounts, as that term is defined in the 2007-AC3  Underlying  Offering  Document).  Subject to
the  discussion  below under  "—Subordination  Feature of the Group V  Certificates",  each holder of a
Group V  Certificate  generally  will be required to include in income its  proportionate  share of the gross income from (and may deduct its  proportionate  share of the losses and  deductions  attributable
to) the Group V Underlying  Certificates  (excluding any Additional Class A-1 Interest  Amounts) at the same time and to the same  extent as such items  would be included in income or deducted if such holder had purchased and held directly such interest in the Group V Underlying Certificates.

         The 2007-AC3 Underlying  Offering Document indicates that, for federal income tax purposes,  a
Group V Underlying  Certificate will represent  ownership of (i) a regular interest in a REMIC,  (ii) a right to receive payments in respect of Basis Risk Shortfall Carry Forward  Amounts,  (iii) in the case of the Class A-1  Certificates,  (a) a right to receive  Additional  Class A-1 Interest Amounts and (b)
an  obligation  to make  payments in respect of Class  A-1/I-A-2  Net WAC  Pass-Through  Amounts to the
Class A-1/A-2 Net WAC Reserve Account (in each case as defined in such Underlying  Offering  Document), and (iv) in the  case of the  Class  A-2  Certificates,  a right to  receive  payments  from the  Class
A-1/A-2 Net WAC Reserve  Account in respect of Class  A-1/I-A-2  Net WAC  Pass-Through  Amounts,  which rights and obligations  referred to in the foregoing clauses (ii),  (iii)(a),  (iii)(b) and (iv) do not represent  interests in any REMIC but contractual  rights and obligations of the holders of the Group V
Underlying  Certificates.  While  we  make  no  representation  herein  as  to  whether  the  foregoing characterization  of the Group V  Underlying  Certificates  is  correct, it  is assumed for purposes of this  discussion  that such  characterization  is  correct.  A general  discussion  of certain  federal income  tax  considerations  for a  holder  of a Group V  Underlying  Certificate  may be  found in the
2007-AC3  Underlying  Offering  Document  under the  heading  "Federal  Income  Tax Consequences",  and investors in the Group V Certificates will be presumed to have carefully reviewed that discussion.

         A holder of a Group V  Certificate  that is an  individual,  estate or trust (or certain other pass-through  entities) will be allowed  deductions for its share of the Grantor Trust's  expenses only to the extent that the sum of those expenses and the holder's other  miscellaneous  itemized deductions exceeds 2% of such holder's  adjusted  gross  income.  In addition,  the amount of itemized  deductions otherwise  allowable to a holder of a Group V Certificate  who is an individual  whose  adjusted  gross income exceeds a specified  amount will be reduced as provided in section 68 of the Code.  Moreover,  a holder of a Group V Certificate  that is not a corporation  cannot deduct such expenses for purposes of the  alternative  minimum tax (if  applicable).  Such  deductions  will include  fees,  if any, paid or deemed paid to the trustee.

         The Group V  Certificates  may be  subject to the rules on  original  issue  discount,  market discount and premium.  As a result of market  discount,  original  issue  discount or premium which may accrue with respect to a Group V  Certificate,  the amount  includible in income by a holder of a Group
V Certificate in any period may differ  significantly from the amount  distributable in respect of such
certificate  in such  period.   Investors  in Group V  Certificates are  advised to  consult  their tax advisors  concerning  the  application  of the rules on original issue  discount,  market  discount and
premium  to   their certificates.   For  a  discussion  of  these  rules,   see  "Federal   Income  Tax
Consequences—Grantor   Trust   Funds—Taxation   of  Owners  of  Grantor   Trust   Fractional   Interest
Certificates—If  the Stripped  Bond Rules Do Not Apply,"  "—Market  Discount,"  and  "—Premium"  in the
prospectus.  References to "mortgage  loans" in such section  generally should be read as references to the Group V Underlying Certificates for purposes of that discussion.

         For a general  discussion  of  certain  federal  income tax  considerations  for a holder of a
Group V Certificate,  see "Federal Income Tax  Consequences—Grantor  Trust  Funds—Taxation of Owners of
Grantor Trust Fractional  Interest  Certificates" in the prospectus.  References to "mortgage loans" in such  section  generally  should be read as  references  to the  Group V  Underlying  Certificates  for purposes of that discussion.

         Subordination  Feature of the Group V Certificates.  Because the Class V-A-2  Certificates are
subordinated to the Class V-A-1  Certificates  in respect of Realized  Losses  allocated to the Group V
Underlying  Certificates,  as  described  in this  prospectus  supplement  (referred  to  herein as the
"subordination  arrangement"),  the timing, amount and character of the income, gain, deduction or loss that  will  be  recognized  by a  holder  of a Group V  Certificate  may  differ  from  that  described above.  Such  difference  may  be  significant  and  may  be  affected  by  the  manner  in  which  the subordination arrangement is characterized for federal income tax purposes.

         The  proper  tax   characterization   of  the  subordination   arrangement  is  unclear.   The
subordination  arrangement  could be viewed for  federal  income  tax  purposes  as a limited  recourse guarantee  written by the holders of the Class V-A-2  Certificates in favor of the holders of the Class
V-A-1  Certificates.  Under such a  characterization,  it is possible  that  holders of the Class V-A-1
Certificates  could  be  viewed  as  paying  a  guarantee  fee  to  the  holders  of  the  Class  V-A-2
Certificates,  and if the Class  V-A-2  Certificateholders  receive  distributions  of less than  their share of the Grantor  Trust's  receipts of  principal  or interest  (referred to herein as a "Shortfall
Amount"),  the Class V-A-2  Certificateholders  would likely be treated for federal income tax purposes as if they had (1) received as  distributions  their full share of such receipts,  (2) paid over to the
Class V-A-1  Certificateholders  an amount equal to such Shortfall  Amount,  and (3) retained the right to  reimbursement  of such  amounts  to the  extent  of  future  collections  otherwise  available  for
distributions  to  the  Class  V-A-2   Certificateholders.   Under  this  analysis,   (1)  Class  V-A-2
Certificateholders  would be  required  to accrue as current  income any  interest  or  original  issue discount on the Group V Underlying  Certificates  that was a component of the  Shortfall  Amount,  even though  such amount was in fact paid to the Class  V-A-1  Certificateholders,  (2) a loss would only be allowed to the Class  V-A-2  Certificateholders  when  their  right to  receive  reimbursement  of such
Shortfall  Amount  becomes  worthless  (i.e.,  when it becomes  clear that amount will not be available from any source to reimburse such loss),  and (3)  reimbursement of such Shortfall Amount prior to such a claim of  worthlessness  would not be taxable income to Class V-A-2  Certificateholders  because such amount  was  previously  included  in  income.  This  treatment  should  not  significantly  affect the inclusion of income for Class V-A-2  Certificateholders on the accrual method of accounting,  but could accelerate inclusion of income to Class V-A-2  Certificateholders  on the cash method of accounting by, in effect,  placing them on the accrual method.  Moreover,  the character and timing of loss deductions is unclear.

         Alternatively,  the  subordination  arrangement  could be  treated  as  resulting  in  certain special  allocations of income that would reflect the actual cash  distributions  to the holders of the
Group  V  Certificates.  Other   characterizations  of  the  subordination   arrangement  may  also  be
possible.  Certain  characterizations of the subordination  arrangement,  including the imputation of a guarantee  fee,  would  raise a number of complex tax issues and could  result in material  adverse tax consequences  for  tax-exempt  holders,  non-U.S.  holders and  various  other  categories  of holders,
depending on their particular  circumstances.   Accordingly,  holders of Group V Certificates are urged
to consult their own tax advisors regarding the subordination arrangement.

         Grantor  Trust  Reporting.  The  trustee  will be  responsible  for  income tax  reporting  in respect of the Grantor  Trust.  Accordingly,  the trustee will make available to each holder of a Group
V Certificate  with each  distribution a statement  setting forth certain  information  with respect to the  composition  of the  payment  being made and  certain  other  information  relating to the Group V
Certificates  and the Group V  Underlying  Certificates.  In addition,  within a reasonable  time after the end of each  calendar  year,  the trustee will furnish upon request to each person who was a holder of a Group V Certificate  at any time during that year,  any customary  factual  information  which the trustee deems  necessary or desirable to enable  holders of Group V  Certificates  to prepare their tax returns  and will  furnish  comparable  information  to the IRS as and when  required  by law to do so.
Because  the  timing  and  amount  of  income,  gain,  deduction  and loss in  respect  to the  Group V
Certificates are uncertain in various  respects,  there can be no assurance the IRS will agree with the
Grantor Trust's  information  reports of these items.  Moreover,  these  information  reports,  even if otherwise  accepted as accurate by the IRS,  will in any event be accurate  only as to initial  holders that purchased  Group V Certificates  at the  representative  initial  offering price used in preparing the reports.

         The IRS has  published  regulations  that  establish a reporting  framework  for  interests in
"widely held fixed investment  trusts" that place the  responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial  owner.  A  widely held fixed  investment  trust is defined as an entity classified as a "trust" under Treasury  Regulations Section  301.7701-4(c),  in which any interest is held by a middleman,  which includes,  but is not limited to (i) a custodian of a person's  account,  (ii) a nominee  and (iii) a broker  holding an  interest  for a customer in "street name."  These regulations became effective beginning January 1, 2007.

         For further  information  regarding the federal  income tax  consequences  of investing in the
Group V Certificates, see "Federal Income Tax Consequences—Grantor Trust Funds" in the prospectus.

Status of the Offered Certificates

         We make no  representation,  and  counsel to the  depositor  will  deliver no  opinion, as  to whether the  offered  certificates (or what, if any,  portion thereof) will represent  interests in (1)
"loans . . . secured by an interest in real property"  within the meaning of Section  7701(a)(19)(C)(v)
of the Code; (2)  "obligation[s]  (including any participation  or certificate of beneficial  ownership therein)  which  [are]  principally  secured by an  interest  in real  property"  within the meaning of
Section   860G(a)(3)  of  the  Code;  or (3)  "real  estate  assets"  within  the  meaning  of  Section
856(c)(4)(A)  of the Code. In addition,  we make no  representation,  and counsel to the depositor will deliver no opinion, as to  whether interest  on offered  certificates  will be considered  "interest on obligations  secured by  mortgages  on real  property  or on  interests  in real  property"  within the meaning of Section 856(c)(3)(B) of the Code.

Penalties

         If penalties  were  asserted  against  purchasers  of the offered  certificates  in respect of their  treatment  of the offered  certificates  for tax  purposes,  the  summary of tax  considerations contained and the opinions stated,  herein and in the prospectus may not meet the conditions  necessary for  purchasers'  reliance on that  summary  and those  opinions to  exculpate  them from the  asserted penalties.

                                  STATE AND LOCAL TAX CONSIDERATIONS

         Neither  the   depositor  nor  the  trustee  make  any   representations   regarding  the  tax
consequences of purchase,  ownership or disposition of the offered  certificates  under the tax laws of any state or other  jurisdiction.  Investors  considering  an  investment  in the offered  certificates should consult their own tax advisors regarding such tax consequences.

         All  investors  should  consult their own tax advisors  regarding the state,  local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                                         ERISA CONSIDERATIONS

         Fiduciaries  of employee  benefit plans subject to Title I of ERISA should  consider the ERISA
fiduciary   investment   standards  before   authorizing  an  investment  by  a  plan  in  the  offered certificates.  In addition,  fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain  plans or other  retirement  arrangements  not  subject  to Title I of ERISA,  but which are subject to Section 4975 of the Code (such as individual  retirement  accounts and Keogh plans  covering only a sole  proprietor,  or partners),  or any entity whose  underlying  assets include plan assets by reason of a plan or account  investing in such entity,  including an insurance  company general account
(collectively,  "Plan(s)"),  should consult with their legal counsel to determine whether an investment in the  offered  certificates  will cause the assets of the trust  ("Trust  Assets")  to be  considered
"plan  assets"  ("Plan  Assets")  pursuant  to the plan  asset  regulations  set forth at 29  C.F.R.  §
2510.3-101,  as modified by Section 3(42) of ERISA (the "Plan Asset  Regulations"),  thereby subjecting the Plan to the  prohibited  transaction  rules with respect to the Trust Assets and the trustee to the fiduciary  investments  standards of ERISA,  or cause the excise tax  provisions of Section 4975 of the
Code to apply with respect to the Trust Assets,  unless a statutory  exemption or an exemption  granted by the U.S.  Department of Labor  ("DOL")  applies to the  purchase,  sale,  transfer or holding of the offered  certificates  and the operation and management of the trust and its assets.  ERISA and Section
4975 of the Code  prohibit a broad  range of  transactions  involving  assets of Plans and  persons who have  certain  specified  relationships  to such Plans  called  "parties in  interest"  under ERISA and
"disqualified  persons" in Section  4975 of the Code  ("Parties  in  Interest")  unless a statutory  or administrative  exemption is available.  Included among these  exemptions are the statutory  prohibited transaction  exemption  available to service providers to Plans (provided that such service provider is not a  fiduciary  with  respect to the "plan  assets"  being used to acquire the  certificates,  nor an affiliate of such a fiduciary) in Section  408(b)(17)  of ERISA and DOL  Prohibited  Transaction  Class
Exemption ("PTCE") 96-23,  regarding  transactions effected by certain "in-house asset managers";  PTCE
95-60,  regarding investments by insurance company general accounts;  PTCE 91-38, regarding investments by bank collective  investment  funds;  PTCE 90-1,  regarding  investments by insurance  company pooled
separate  accounts;   and  PTCE  84-14,  regarding  transactions  effected  by  independent  "qualified professional  asset  managers."  However,  even if the  conditions  specified  in one or more of  these exemptions are met, the scope of the relief provided by these  exemptions  might or might not cover all acts  which  might be  construed  as  prohibited  transactions  and in  particular  would  not apply to prohibited  transactions  arising  from  the  operations  of  the  trust.  Certain  affiliates  of  the depositor or  underwriter  might be  considered  or might become  Parties in Interest with respect to a
Plan.  Moreover,  the Trustee might be considered a Party in Interest.  The  acquisition  or holding of offered  certificates  by or on  behalf of a Plan  could be  considered  to give rise to a  "prohibited transaction"  within the meaning of ERISA and the Code unless a statutory or  administrative  exemption is available.

         ERISA  generally  imposes  on  Plan  fiduciaries   certain  general  fiduciary   requirements,
including  those  of  investment  prudence  and  diversification  and  the  requirement  that a  Plan's investments be made in accordance  with the documents  governing the Plan. Any person who exercises any authority or control  with respect to the  management  or  disposition  of the assets of a Plan and any person who  provides  investment  advice with  respect to such assets for a fee is a fiduciary  of such
Plan.  A Plan's  investment  in the offered  certificates  may cause the Trust Assets to be deemed Plan
Assets.  If the  Trust  Assets  constitute  Plan  Assets,  then  any  party  exercising  management  or discretionary  control  regarding those assets may be deemed to be a Plan  "fiduciary" and thus subject to the fiduciary  requirements and prohibited  transaction  provisions of ERISA and Section 4975 of the
Code with respect thereto.

         DOL Prohibited  Transaction  Exemption  2007-05 (the  "Exemption")  provides an exemption from certain of the  prohibited  transaction  provisions of ERISA and the related  excise tax  provisions of
Section 4975 of the Code with respect to the initial  purchase,  the holding and the subsequent  resale by Plans of certificates in pass-through  trusts that consist of certain  receivables,  loans and other obligations,  or fractional  undivided  interests therein (such as the Underlying  Certificates),  that meet the conditions and  requirements  of the  Exemption.  Among the conditions  that must be satisfied for the Exemption to apply to the initial  purchase,  the holding and the subsequent resale by Plans of the offered certificates are the following:

o        the  acquisition of the offered  certificates  by a Plan is on terms  (including the price for the  certificates)  that are at least as  favorable  to the Plan as they  would be in an arm's length transaction with an unrelated party;

o        the  rights  and  interests  evidenced  by  the  certificates  acquired  by  a  Plan  are  not subordinated to the rights and interests evidenced by other offered  certificates,  other than in the case of Designated Transactions (as defined below);

o        the offered  certificates  have received a rating at the time of such  acquisition  that is in one of the three (or in the case of  Designated  Transactions,  four) highest  generic  rating categories from any of S&P, Moody's, Fitch, DBRS Limited or DBRS, Inc.;

o        the Trustee must not be an affiliate of any other member of the  Restricted  Group (as defined below), other than an underwriter;

o        with respect to each of the Underlying  Certificates,  the  underlying  trustee must not be an affiliate of the sponsor, any underwriter, any insurer, any servicer, any obligor with respect to assets  included in the underlying  trust fund  constituting  more than five percent of the aggregate  unamortized  principal balance of the assets in such trust fund or any affiliate of the aforementioned parties;

o        (A) the sum of all payments made to and retained by the  underwriter  in  connection  with the placement of the  certificates  represents not more than reasonable  compensation  for placing those  certificates;  (B) the sum of all  payments  made to and  retained by the  depositor in connection with the assignment of the Underlying Certificates to the Trust represents not more than  the fair  market  value of those  assets;  and (C) the sum of all  payments  made to and retained by the Trustee  represents  not more than  reasonable  compensation  for its services under the pooling  agreement  and  reimbursement  of its  reasonable  expenses  in  connection therewith; and

o        the Plan investing in the certificates is an "accredited investor."

         The term "Designated  Transaction" means, for certificates  transferred on or after August 23,
2000,  a  transaction  in which  the  assets  underlying  the  certificates  consist  of  single-family residential,  multi-family  residential,  home equity,  manufactured housing and/or commercial mortgage obligations that are secured by single-family  residential,  multi-family residential,  commercial real property or leasehold interests therein.

         The Exemption also requires that the Trust meet the following requirements:

o        the corpus of the Trust must consist  solely of assets of the type that have been  included in other investment pools;

o        certificates  evidencing  interests in such other investment pools must have been rated in one of the  three  (or in the  case of  Designated  Transactions,  four)  highest  generic  rating categories of S&P,  Moody's, Fitch, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan's acquisition of certificates; and

o        certificates  evidencing  interests in such other investment pools must have been purchased by investors  other  than  Plans  for at  least  one  year  prior to any  Plan's  acquisition  of certificates.

         Prospective Plan investors should consult the Underlying  Offering  Documents  incorporated by reference into this Prospectus Supplement prior to making an investment in the offered certificates.

         Moreover,  the  Exemption  provides  relief  from  certain  self-dealing/conflict  of interest prohibited  transactions  that may occur  when any person who has  discretionary  authority  or renders investment  advice with respect to the investment of Plan Assets causes a Plan to acquire  certificates in a trust, provided that, among other requirements:

o        such  person (or its  affiliate)  is an obligor  with  respect to five  percent or less of the fair market value of the obligations contained in the trust;

o        the Plan is not a plan with  respect to which any member of the  Restricted  Group (as defined below) is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA);

o        in the case of an  acquisition in connection  with the initial  issuance of  certificates,  at least 50% of each class of  certificates  in which Plans have  invested is acquired by persons independent  of the Restricted  Group and at least 50% of the aggregate  interest in the trust fund is acquired by persons independent of the Restricted Group;

o        the  Plan's  investment  in  certificates  of any  class  does  not  exceed  25% of all of the certificates of that class outstanding at the time of the acquisition; and

o        immediately  after the  acquisition,  no more than 25% of the assets of the Plan with  respect to which such person has discretionary  authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The Exemption  does not apply to Plans  sponsored by the depositor,  the Trustee,  any obligor with  respect to assets  included in the Trust  constituting  more than five  percent of the  aggregate unamortized  principal  balance  of the  assets  in the Trust or any  affiliate  of such  parties  (the
"Restricted Group").

         There can be no assurance  that any statutory or DOL exemption  will apply with respect to any particular  Plan that acquires the offered  certificates.  Prospective  Plan  investors  should consult with their legal advisors  concerning  the impact of ERISA and the Code and the potential  consequences to their  specific  circumstances  prior to  making  an  investment  in the  certificates.  None of the depositor,  the  Trustee or any of their  respective  affiliates  will make any  representation  to the effect that the offered  certificates  satisfy all legal  requirements  with respect to the  investment therein by Plans  generally  or any  particular  Plan or to the  effect  that the  certificates  are an appropriate  investment  for Plans  generally or any  particular  Plan.  Before  purchasing  an offered certificate,  a  fiduciary  of a Plan  should  itself  confirm  that (a) all the  specific  and general conditions set forth in the Exemption  would be satisfied and (b) the offered  certificate  constitutes a  "security"  for purposes of the  Exemption.  In addition to making its own  determination  as to the availability  of the exemptive  relief  provided in the Exemption,  the Plan fiduciary  should consider its  general  fiduciary  obligations  under  ERISA  in  determining  whether  to  purchase  an  offered certificate  on behalf of a Plan. No sale,  pledge or other transfer of an offered  certificate  may be made to a Plan,  or to any person  acting on behalf of or investing  the assets of a Plan,  unless such transferee has certified to the Trustee that such Plan is an "accredited investor."

         Governmental  plans,  as defined in  Sections  3(32) of ERISA,  generally  are not  subject to
Section 406 of ERISA or Code Section  4975.  However,  such plans may be subject to Federal,  state and local law, which is, to a material  extent,  similar to the fiduciary  provisions of ERISA. A fiduciary of a  governmental  should make its own  determination  as to the  propriety of such  investment  under applicable fiduciary or other investment standards.

                                           LEGAL INVESTMENT

         The offered  certificates will constitute  "mortgage  related  securities" for purposes of the
Secondary  Mortgage Market  Enhancement Act of 1984, as amended  ("SMMEA") so long as they are rated in one of the two highest rating categories by a nationally  recognized  statistical  rating  organization and, as such, will be legal  investments for certain entities to the extent provided in SMMEA,  subject to state laws overriding SMMEA.

         Investors  whose  investment  activities are subject to legal  investment laws and regulations or to review by certain  regulatory  authorities  may be subject to  restrictions  on investment in the offered  certificates.  Any such  institution  should  consult its own legal  advisors  in  determining whether  and to what  extent  there  may be  restrictions  on its  ability  to  invest  in the  offered certificates. See "Legal Investment" in the prospectus.

                                        METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting  agreement,  as supplemented by the terms  agreement  to be dated the date hereof,  between the  depositor  and Bear,  Stearns & Co.
Inc. (the  "underwriter"),  the depositor has agreed to sell to the  underwriter,  and the  underwriter has agreed to purchase, the offered certificates.

         Distribution of the offered  certificates  will be made by the underwriter  from time to time, in one or more  negotiated  transactions  or otherwise,  at varying prices to be determined at the time of sale.  The  underwriter  may effect such  transactions  by selling the  offered  certificates  to or through dealers, which may receive from the underwriter,  for which they act as agent,  compensation in the form of  underwriting  discounts,  concessions  and  commissions.  The  underwriter and any dealers that  participate  with the underwriter in the  distribution of the offered  certificates may be deemed to be  "underwriters"  within the meaning of the  Securities  Act of 1933, as amended (the  "Securities
Act") and any profit on the sale of the offered  certificates  by them and any discounts,  commissions, concessions  or other  compensation  received  by them may be  considered  underwriting  discounts  and commissions under the Securities Act.

         Proceeds  to  the  depositor  are  expected  to be  approximately  100.00%  of  the  aggregate principal  amount of the offered  certificates  less  expenses  payable by the  depositor in connection with the offered  certificates  which are estimated to be  approximately  $400,000.  In connection with the purchase  and sale of the offered  certificates,  the  underwriter  may be deemed to have  received compensation from the depositor in the form of an underwriting discount.

         The  distribution  of  the  offered  certificates  also  constitutes  a  distribution  of  the
Underlying  Certificates  pursuant  to  a  resecuritization   transaction.   This  description  of  the
distribution of the offered  certificates  also  constitutes a current  description of the distribution
of the  Underlying  Certificates.   Each of the  sponsor,  the  depositor,  the issuing  entity and the underwriter  with  respect to the  offered  certificates  is also an  underwriter  with  respect to the
Underlying Certificates.

         The depositor will indemnify the  underwriter  against  certain civil  liabilities,  including liabilities  under the Securities  Act, or will  contribute to payments the underwriter may be required to make in respect thereof.

                                           SECONDARY MARKET

         There can be no assurance that a secondary  market for the offered  certificates  will develop or, if it does  develop,  that it will  continue.  The  primary  source  of  information  available  to investors  concerning  the  offered  certificates  will be the  monthly  statements  discussed  in this prospectus supplement under "Description of the Offered  Certificates—Reports  to  Certificateholders,"
which will include such information with respect to the offered  certificates as the current  principal amount of the offered  certificates,  the amount of interest and principal  being  distributed  and the interest  rate  at  which  such  interest  accrued.  There  can be no  assurance  that  any  additional information  regarding  the  offered  certificates  will be  available  through  any other  source.  In addition,  the depositor is not aware of any source through which price  information  about the offered certificates  will be  generally  available  on an ongoing  basis.  The limited  nature of  information regarding  the offered  certificates  may adversely  affect the liquidity of the offered  certificates, even if a secondary  market for the  offered  certificates  becomes  available.  See "Risk  Factors—The absence of a secondary market may interfere with your ability to resell your offered certificates."

                                             LEGAL MATTERS

         Certain  legal  matters  relating  to the  offered  certificates  will be passed  upon for the depositor,  the issuing  entity and the  underwriter  by Orrick,  Herrington & Sutcliffe LLP, New York,
New York.

                                                RATINGS

         It is a condition to their  issuance that the offered  certificates  receive a rating of "AAA"
from  Standard & Poor's  Rating  Services,  a division of The  McGraw-Hill  Companies,  Inc.,  which is referred to herein as S&P,  and the Group I, Group II,  Group III and Group IV  Certificates  receive a rating of "AAA" from Fitch Ratings, which is referred to herein as Fitch.

         The rating assigned by S&P and Fitch to the offered  certificates  addresses the likelihood of
the  receipt  by  certificateholders  of  all  distributions  to  which  such   certificateholders  are
entitled.  The rating is based  principally  on the structural  and legal aspects  associated  with the offered  certificates  and the extent to which the payment  stream on the  Underlying  Certificates  is adequate to make payments on the offered  certificates.  These ratings do not represent any  assessment of the likelihood that  prepayments  will be made by borrowers on the related mortgage loans underlying the Underlying  Certificates or the degree to which such  prepayments will differ from those originally
anticipated.   The  ratings  do  not  address  the  possibility  that,  as  a  result  of  prepayments, certificateholders may suffer a lower than anticipated yield on the offered certificates.

         The ratings  assigned to the  offered  certificates  should be  evaluated  independently  from similar  ratings on other types of securities.  A rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by S&P and/or Fitch.

         The  depositor  has not  requested a rating of the offered  certificates  by any rating agency other than S&P and Fitch.  However,  there can be no assurance  as to whether any other  rating  agency will rate the  offered  certificates  or, in that event,  what rating  would be assigned to the offered certificates  by that other  rating  agency.  The rating  assigned by that other  rating  agency to the offered certificates may be lower than the rating assigned by S&P and/or Fitch.

                         AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         The sponsor,  the seller,  the issuing entity,  Bear, Stearns & Co. Inc. and the depositor are affiliated  parties.  There are no affiliations  between the sponsor,  the seller, the depositor or the issuing  entity  and the  trustee.  Except  as  disclosed  herein,  there  are  currently  no  business relationships,  agreements,  arrangements,  transactions or understandings between (a) the sponsor, the seller, the depositor or the issuing entity and (b) the trustee,  or any of its respective  affiliates, that were  entered into  outside the normal  course of business or that contain  terms other than would be obtained in an arm's length  transaction  with an unrelated third party and that are material to the investor's  understanding of the offered  certificates,  or that relate to the offered  certificates or the Underlying  Certificates.  Except as disclosed  herein, no such business  relationship,  agreement, arrangement, transaction or understanding has existed during the past two years.

                                    INDEX OF PRINCIPAL DEFINITIONS

Term                                                                                                           Page

AB Servicing Criteria..........................................................................................S-61
accredited investor......................................................................................S-70, S-71
Available Funds................................................................................................S-39
book-entry certificates........................................................................................S-36
BSAAT 2007-1 Underlying Certificates............................................................................S-2
BSAAT 2007-1 Underlying Offering Document.................................................................S-2, S-34
BSAAT 2007-1 Underlying Trust..................................................................................S-15
BSABS 2007-AC3 Underlying Certificates..........................................................................S-2
BSABS 2007-AC3 Underlying Offering Document...............................................................S-2, S-34
BSABS 2007-AC3 Underlying Trust................................................................................S-15
BSABS 2007-AC5 Supplement......................................................................................S-35
BSABS 2007-AC5 Underlying Certificates..........................................................................S-2
BSABS 2007-AC5 Underlying Offering Document...............................................................S-2, S-35
BSABS 2007-AC5 Underlying Trust................................................................................S-15
business day...................................................................................................S-39
Certificate Account............................................................................................S-58
Class I-A-2 Principal Distribution Amount......................................................................S-44
Class I-A-2 Pro-rata Share.....................................................................................S-44
Class II-A-2 Principal Distribution Amount.....................................................................S-44
Class II-A-2 Pro-rata Share....................................................................................S-45
Class III-A-2 Principal Distribution Amount....................................................................S-45
Class III-A-2 Pro-rata Share...................................................................................S-45
Class IV-A-2 Principal Distribution Amount.....................................................................S-45
Class IV-A-2 Pro-rata Share....................................................................................S-45
Class V-A-1 Interest Carryover Shortfall Amount................................................................S-46
Class V-A-1 Interest Distribution Amount.......................................................................S-46
Class V-A-1 Monthly Interest Amount............................................................................S-46
Class V-A-1 Monthly Principal Amount...........................................................................S-46
Class V-A-1 Percentage.........................................................................................S-46
Class V-A-1 Principal Carryover Shortfall Amount...............................................................S-46
Class V-A-1 Principal Distribution Amount......................................................................S-46
Class V-A-2 Interest Carryover Shortfall Amount................................................................S-46
Class V-A-2 Interest Distribution Amount.......................................................................S-46
Class V-A-2 Monthly Interest Amount............................................................................S-46
Class V-A-2 Monthly Principal Amount...........................................................................S-46
Class V-A-2 Percentage.........................................................................................S-47
Class V-A-2 Principal Carryover Shortfall Amount...............................................................S-47
Class V-A-2 Principal Distribution Amount......................................................................S-47
Closing Date....................................................................................................S-6
Code...........................................................................................................S-63
CPR............................................................................................................S-50
Current Principal Amount.......................................................................................S-47
Cut-off Date...................................................................................................S-12
depositor......................................................................................................S-30
Designated Transaction.........................................................................................S-70
disqualified persons...........................................................................................S-68
Distribution Dates.............................................................................................S-39
DOL......................................................................................................S-17, S-68
EMC............................................................................................................S-30
ERISA..........................................................................................................S-17
Exemption......................................................................................................S-69
fiduciary......................................................................................................S-69
Final Distribution Date........................................................................................S-50
Fitch....................................................................................................S-18, S-73
governing instrument...........................................................................................S-30
Group..........................................................................................................S-13
Group I Certificates...........................................................................................S-10
Group I Underlying Certificates................................................................................S-10
Group II Certificates..........................................................................................S-10
Group II Underlying Certificates...............................................................................S-10
Group III Certificates.........................................................................................S-10
Group III Underlying Certificates..............................................................................S-10
Group IV Certificates..........................................................................................S-10
Group IV Underlying Certificates...............................................................................S-10
Group V Certificates...........................................................................................S-10
Group V Underlying Certificates................................................................................S-10
Group V Underlying Interest....................................................................................S-47
Group VI Certificates..........................................................................................S-11
Group VI Underlying Certificates...............................................................................S-11
HELOCs.........................................................................................................S-31
in-house asset managers........................................................................................S-68
interest accrual period........................................................................................S-48
IRS............................................................................................................S-63
issue dates....................................................................................................S-29
issuing entity..................................................................................................S-6
Issuing Entity..................................................................................................S-6
lock-up........................................................................................................S-78
Majority Certificateholders....................................................................................S-59
Modeling Assumptions...........................................................................................S-51
Moody's........................................................................................................S-27
mortgage related securities..............................................................................S-18, S-72
Non-U.S. person................................................................................................S-82
offered certificates...........................................................................................S-11
Offered Certificates............................................................................................S-6
OID Regulations................................................................................................S-63
Parties in Interest............................................................................................S-68
pass-through rates.......................................................................................S-11, S-48

Plan(s)..................................................................................................S-17, S-68
pooling agreement...............................................................................................S-6
prepayments....................................................................................................S-49
prohibited transaction.........................................................................................S-69
PTCE...........................................................................................................S-68
qualified professional asset managers..........................................................................S-68
rating agencies................................................................................................S-18
Record date....................................................................................................S-12
REMIC..........................................................................................................S-63
REMIC Regular Certificates.....................................................................................S-63
REO............................................................................................................S-31
Restricted Group...............................................................................................S-71
RMBS Securities................................................................................................S-25
S&P......................................................................................................S-18, S-73
SAMI 2007-AR7 Underlying Certificates...........................................................................S-2
SAMI 2007-AR7 Underlying Offering Document................................................................S-2, S-34
SAMI 2007-AR7 Underlying Trust.................................................................................S-15
Scheduled Principal............................................................................................S-47
Securities Act.................................................................................................S-72
security.......................................................................................................S-71
Seller..........................................................................................................S-6
SMMEA..........................................................................................................S-72
Sponsor...................................................................................................S-6, S-30
Stepdown Date..................................................................................................S-47
Trigger Event..................................................................................................S-47
trust...........................................................................................................S-6
Trust Assets.............................................................................................S-17, S-68
Trustee.........................................................................................................S-6
U.S. person....................................................................................................S-81
Underlying Certificates................................................................................1, S-2, S-11
Underlying Distribution Date...................................................................................S-39
underlying mortgage loans......................................................................................S-49
Underlying Offering Documents.............................................................................S-2, S-34
Underlying Rate.................................................................................................S-8
Underlying Trusts..............................................................................................S-15
underwriters...................................................................................................S-72
Unscheduled Principal..........................................................................................S-47
WAC.............................................................................................................S-8
Wells Fargo Bank...............................................................................................S-62

                                                ANNEX I

                                   GLOBAL CLEARANCE, SETTLEMENT AND
                                     TAX DOCUMENTATION PROCEDURES

         Except in certain  limited  circumstances,  the  certificates,  which are  referred to in this
Annex I as the global  securities,  will be available only in book-entry form.  Investors in the global securities  may  hold  interests  in  these  global  securities  through  any of  DTC,  Clearstream  or
Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between  investors  holding  interests in global  securities  through
Clearstream  and  Euroclear  will be conducted  in  accordance  with their  normal rules and  operating procedures and in accordance with  conventional  eurobond  practice.  Secondary  market trading between investors holding interests in global securities  through DTC will be conducted  according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary  cross-market  trading  between  investors  holding  interests in global  securities through  Clearstream  or Euroclear and investors  holding  interests in global  securities  through DTC participants will be effected on a  delivery-against-payment  basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

         Although  DTC,  Euroclear  and  Clearstream  are expected to follow the  procedures  described below in order to facilitate  transfers of interests in the global  securities  among  participants  of
DTC,  Euroclear and  Clearstream,  they are under no obligation to perform or continue to perform those procedures,  and those  procedures  may be  discontinued  at any time.  Neither the  depositor  nor the trustee will have any  responsibility  for the  performance by DTC,  Euroclear and Clearstream or their respective  participants or indirect  participants of their respective  obligations under the rules and procedures governing their obligations.

         Non-U.S.  holders of global securities will be subject to U.S.  withholding taxes unless those holders  meet certain  requirements  and deliver  appropriate  U.S.  tax  documents  to the  securities clearing organizations or their participants.

Initial Settlement

         The  global  securities  will be  registered  in the  name of Cede & Co.  as  nominee  of DTC.
Investors'  interests in the global  securities  will be  represented  through  financial  institutions acting on their behalf as direct and indirect  participants  in DTC.  Clearstream  and  Euroclear  will hold positions on behalf of their  participants  through their respective  depositories,  which in turn will hold such positions in accounts as DTC participants.

         Investors  electing to hold interests in global securities  through DTC  participants,  rather than  through  Clearstream  or  Euroclear  accounts,  will  be  subject  to  the  settlement  practices applicable to similar issues of  pass-through  certificates.  Investors'  securities  custody  accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors  electing to hold interests in global  securities  through  Clearstream or Euroclear accounts will follow the  settlement  procedures  applicable  to  conventional  eurobonds,  except that there will be no  temporary  global  security  and no  "lock-up"  or  restricted  period.  Interests in global  securities will be credited to the securities  custody  accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the  purchaser  determines  the place of  delivery,  it is important to establish at the time of the trade  where  both the  purchaser's  and  seller's  accounts  are  located  to ensure  that settlement can be made on the desired value date.

         Transfers  between DTC  Participants.  Secondary market trading between DTC participants  will be settled  using the DTC  procedures  applicable to similar  issues of  pass-through  certificates  in same-day funds.

         Transfers  between  Clearstream  and/or  Euroclear  Participants.   Secondary  market  trading
between  Clearstream  participants or Euroclear  participants  and/or  investors  holding  interests in global  securities  through  them will be  settled  using the  procedures  applicable  to  conventional eurobonds in same-day funds.

         Transfers  between DTC Seller and  Clearstream  or  Euroclear  Purchaser.  When  interests  in global  securities are to be  transferred  on behalf of a seller from the account of a DTC  participant to the account of a Clearstream  participant or a Euroclear participant for a purchaser,  the purchaser will send  instructions  to  Clearstream  or Euroclear  through a Clearstream  participant or Euroclear participant at least one business day prior to settlement.  Clearstream or the Euroclear  operator will instruct its respective  depository to receive an interest in the global  securities  against  payment.
Payment  will  include  interest  accrued  on  the  global  securities  from  and  including  the  last distribution  date to but excluding the  settlement  date.  Payment will then be made by the respective
depository  to  the  DTC  participant's   account  against  delivery  of  an  interest  in  the  global securities.  After  this  settlement  has  been  completed,  the  interest  will  be  credited  to  the respective  clearing system,  and by the clearing system, in accordance with its usual  procedures,  to the Clearstream  participant's  or Euroclear  participant's  account.  The credit of this interest will appear on the next  business  day and the cash debit will be  back-valued  to, and the  interest on the global  securities  will accrue from, the value date,  which would be the preceding day when settlement occurred in New York.  If settlement is not  completed  through DTC on the intended  value date,  i.e., the trade  fails,  the  Clearstream  or  Euroclear  cash debit will be valued  instead as of the actual settlement date.

         Clearstream  participants  and  Euroclear  participants  will  need to make  available  to the respective  clearing system the funds necessary to process same-day funds  settlement.  The most direct means of doing  so is to  pre-position  funds  for  settlement  from  cash on hand,  in which  case the
Clearstream  participants or Euroclear  participants will take on credit exposure to Clearstream or the
Euroclear  operator  until  interests in the global  securities  are credited to their accounts one day later.

         As an alternative,  if Clearstream or the Euroclear  operator has extended a line of credit to them,  Clearstream  participants  or Euroclear  participants  can elect not to  pre-position  funds and allow that credit line to be drawn upon.  Under this procedure,  Clearstream  participants or Euroclear participants  receiving  interests in global  securities for purchasers  would incur overdraft  charges for one day, to the extent they cleared the  overdraft  when  interests in the global  securities  were credited to their  accounts.  However,  interest on the global  securities  would accrue from the value date.  Therefore,  the investment  income on the interest in the global  securities  earned during that one-day period,  would tend to offset the amount of these overdraft charges,  although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since  the  settlement  through  DTC will take  place  during  New York  business  hours,  DTC participants  are subject to DTC  procedures  for  transferring  interests in global  securities to the respective  depository of  Clearstream  or Euroclear  for the benefit of  Clearstream  participants  or
Euroclear  participants.  The sale  proceeds  will be  available  to the DTC  seller on the  settlement date.  Thus, to the seller  settling the sale through a DTC  participant,  a  cross-market  transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

         Finally,  intra-day  traders that use Clearstream  participants  or Euroclear  participants to purchase  interests in global  securities from DTC  participants or sellers  settling  through them for delivery to  Clearstream  participants  or  Euroclear  participants  should note that these trades will automatically  fail on the sale side unless  affirmative  action is taken.  At least  three  techniques should be available to eliminate this potential condition:

o        borrowing  interests in global securities through  Clearstream or Euroclear for one day, until the  purchase  side of the  intra-day  trade  is  reflected  in the  relevant  Clearstream  or
         Euroclear accounts, in accordance with the clearing system's customary procedures;

o        borrowing  interests  in global  securities  in the United  States from a DTC  participant  no later than one day prior to settlement,  which would give  sufficient  time for such interests to be  reflected  in the relevant  Clearstream  or  Euroclear  accounts in order to settle the sale side of the trade; or

o        staggering  the  value  dates for the buy and sell  sides of the trade so that the value  date for the  purchase  from the DTC  participant  is at least one day prior to the value  date for the sale to the Clearstream participant or Euroclear participant.

         Transfers  between  Clearstream  or  Euroclear  Seller  and DTC  Purchaser.  Due to time  zone differences  in their favor,  Clearstream  participants  and  Euroclear  participants  may employ their customary  procedures for  transactions in which  interests in global  securities are to be transferred by the  respective  clearing  system,  through the respective  depository,  to a DTC  participant.  The seller  will  send  instructions  to  Clearstream  or the  Euroclear  operator  through  a  Clearstream participant  or Euroclear  participant  at least one business day prior to  settlement.  Clearstream or
Euroclear will instruct its respective  depository,  to credit an interest in the global  securities to the DTC  participant's  account against  payment.  Payment will include  interest accrued on the global securities  from and including the last  distribution  date to but excluding the  settlement  date. The payment will then be reflected in the account of the Clearstream  participant or Euroclear  participant the  following  business  day, and receipt of the cash  proceeds in the  Clearstream  participant's  or
Euroclear  participant's  account would be back-valued to the value date,  which would be the preceding day,  when  settlement  occurred  through  DTC in New  York.  If  settlement  is not  completed  on the intended  value  date,  i.e.,  the  trade  fails,  receipt  of the  cash  proceeds  in the  Clearstream participant's or Euroclear  participant's  account would instead be valued as of the actual  settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial  owner who is an individual  or  corporation  holding the global  security on its own behalf through  Clearstream or Euroclear,  or through DTC if the holder has an address  outside the
U.S., will be subject to the 30% U.S.  withholding tax that typically  applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

o        each  clearing  system,  bank or other  institution  that holds  customers'  securities in the ordinary  course  of its  trade  or  business  in the  chain  of  intermediaries  between  the beneficial  owner or a foreign  corporation or foreign trust and the U.S.  entity  required to withhold tax complies with applicable certification requirements; and

o        the  beneficial  owner takes one of the following  steps to obtain an exemption or reduced tax rate.

o        Exemption for Non-U.S.  Persons—Form W-8BEN.  Beneficial holders of global securities that are
         Non-U.S.  persons  generally  can  obtain a complete  exemption  from the  withholding  tax by filing a signed Form W-8BEN,  or Certificate of Foreign Status of Beneficial  Owner for United
         States Tax  Withholding.  Non-U.S.  persons  residing in a country  that has a tax treaty with the United  States can  obtain an  exemption  or  reduced  tax rate,  depending  on the treaty terms,  by filing Form W-8BEN.  If the information  shown on Form W-8BEN  changes,  a new Form
         W-8BEN must be filed within 30 days of the change.

o        Exemption for Non-U.S.  persons with  effectively  connected  income-Form  W-8ECI.  A Non-U.S.
         person,  including a non-U.S.  corporation or bank with a U.S. branch,  for which the interest income  is  effectively  connected  with its  conduct  of a trade or  business  in the  United
         States,  can  obtain  an  exemption  from  the  withholding  tax by  filing  Form  W-8ECI,  or
         Certificate of Foreign  Person's Claim for Exemption  from  Withholding on Income  Effectively
         Connected with the Conduct of a Trade or Business in the United States.

o        Exemption for U.S.  Persons—Form  W-9. U.S.  persons can obtain a complete  exemption from the withholding  tax by filing Form W-9, or Payer's  Request for  Taxpayer  Identification  Number
         and Certification.

         U.S.  Federal  Income Tax  Reporting  Procedure.  The holder of a global  security  or, in the case of a Form W-8BEN or Form W-8ECI filer,  its agent,  files by submitting  the  appropriate  form to the person  through whom it holds the  security—the  clearing  agency,  in the case of persons  holding directly on the books of the  clearing  agency.  Form W-8BEN and Form W-8ECI  generally  are  effective until the third  succeeding  calendar  year from the date the form is signed.  However,  the W-8BEN and
W-8ECI with a taxpayer  identification  number will remain  effective  until a change in  circumstances makes any  information  on the form  incorrect,  provided that the  withholding  agent reports at least annually to the beneficial owner on Form 1042-S.  The term "U.S. person" means:

o        a citizen or resident of the United States;

o        a  corporation,  partnership  or other entity  treated as a corporation  or a partnership  for
         United  States  federal  income  tax  purposes,  organized  in or under the laws of the United
         States or any state thereof,  including for this purpose the District of Columbia,  unless, in the case of a partnership, future Treasury regulations provide otherwise;

o        an estate that is subject to U.S.  federal  income tax regardless of the source of its income;
         or

o        a trust if a court within the United  States is able to exercise  primary  supervision  of the administration  of the trust and one or more  United  States  persons  have the  authority  to control all substantial decisions of the trust.

If the information  shown on Form W-8BEN or Form W-8ECI changes,  a new Form W-8BEN or Form W-8ECI,  as applicable,  must be filed  within 30 days of the change.  Certain  trusts not  described  in the final bullet of the  preceding  sentence in existence on August 20, 1996 that elect to be treated as a United
States  Person will also be a U.S.  person.  The term  "Non-U.S.  person" means any person who is not a
U.S.  person.  This summary does not deal with all aspects of U.S.  federal income tax withholding that may be relevant to foreign  holders of the global  securities.  Investors  are advised to consult their own tax  advisors  for  specific  tax advice  concerning  their  holding  and  disposing  of the global securities.

                                               ANNEX II

 Supplementary Information Regarding Bear Stearns Alt-A Trust II, Mortgage Pass-Through Certificates,
                Series 2007-1, Class I-A-2, Class II-A-2 and Class III-A-2 Certificates

                                                                                                                                                              EXHIBIT A-1

                                                                                                                                    Contact: Customer Service - CTSLink
                                                                                                                                             Wells Fargo Bank, N.A.
                                                                                                                                             Securities Administration
                                                                                                                                             Services
Bear Stearns ALT-A Trust II                                Bear Stearns ALT-A Trust II                                                       Frederick, MD 21701-4747
Mortgage Pass-Through Certificates                      Mortgage Pass-Through Certificates                                                   8480 Stagecoach Circle
Distribution Date:  25-Oct-2007                                    Series 2007-1                                                             www.ctslink.com
                                                                                                                                             Telephone: 1-866-846-4526
25-Oct-2007 10:05:28AM                                                                                                                       Fax:         240-586-8675

                                                 Certificate     Beginning                                      Current         Ending                      Cumulative
                                    Record      Pass-Through    Certificate      Interest       Principal       Realized      Certificate       Total        Realized
     Class            CUSIP          Date           Rate          Balance      Distribution   Distribution        Loss          Balance     Distribution      Losses

     I-A-1        07389KAA9       09/28/2007         6.28040%  589,021,009.83   3,082,737.00   2,420,751.06       0.00      586,600,258.78   5,503,488.06      0.00
     I-A-2        07389KAB7       09/28/2007         6.28040%  133,119,360.01     696,701.76     547,092.25       0.00      132,572,267.76   1,243,794.01      0.00
     I-X-1        07389KAC5       09/28/2007         0.54100%            0.00     325,564.95           0.00       0.00                0.00     325,564.95      0.00
     II-A-1       07389KAD3       09/28/2007         6.41809%  209,694,950.61   1,121,534.29   2,337,336.60       0.00      207,357,614.01   3,458,870.89      0.00
     II-A-2       07389KAE1       09/28/2007         6.41809%   47,391,752.11     253,470.46     528,245.80       0.00       46,863,506.31     781,716.26      0.00
     II-X-1       07389KAF8       09/28/2007         0.32100%            0.00      68,770.69           0.00       0.00                0.00      68,770.69      0.00
    III-A-1       07389KAG6       09/28/2007         5.93495%  432,091,167.98   2,137,032.11   4,871,313.80       0.00      427,219,854.18   7,008,345.91      0.00
    III-A-2       07389KAH4       09/28/2007         5.93495%   64,543,293.12     319,217.56     727,648.83       0.00       63,815,644.29   1,046,866.39      0.00
    III-X-1       07389KAJ0       09/28/2007         0.69800%            0.00     288,875.71           0.00       0.00                0.00     288,875.71      0.00
      B-1         07389KAK7       09/28/2007         6.74367%   32,011,867.16     179,897.77       2,751.03       0.00       32,009,116.13     182,648.80      0.00
      B-2         07389KAL5       09/28/2007         6.74367%   16,415,906.26      92,252.81       1,410.75       0.00       16,414,495.52      93,663.56      0.00
      B-3         07389KAM3       09/28/2007         6.74367%   18,878,742.17     106,093.27       1,622.40       0.00       18,877,119.77     107,715.67      0.00
      B-4         07389KAN1       09/28/2007         6.74367%    9,029,398.40      50,742.70         775.97       0.00        9,028,622.43      51,518.67      0.00
      B-5         07389KAP6       09/28/2007         6.74367%   12,312,179.68      69,191.02       1,058.08       0.00       12,311,121.60      70,249.10      0.00
      B-6         07389KAQ4       09/28/2007         6.74367%   15,595,960.90      87,644.95       1,340.29       0.00       15,594,620.61      88,985.24      0.00
      B-7         07389KAU5       09/28/2007         6.74367%   13,133,124.99      73,804.50       1,128.63       0.00       13,131,996.35      74,933.13      0.00
      B-8         07389KAV3       09/28/2007         6.74367%   14,776,842.32      83,041.73       1,269.89       0.58       14,775,571.85      84,311.62      0.58
       XP         07389KAR2       09/28/2007         0.00000%            0.00       3,246.36           0.00       0.00                0.00       3,246.36      0.00
       R          07389KAS0       09/28/2007         0.00000%            0.00           0.00           0.00       0.00                0.00           0.00      0.00
     Totals                                                  1,608,015,555.54   9,039,819.64  11,443,745.38       0.58    1,596,571,809.59  20,483,565.02      0.58

As Master Servicer, Wells Fargo Bank, N.A. has independently calculated collateral information based on loan level data received from external parties, which may include the Servicers, Issuer and other parties to the transaction. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished to it by those third parties.
All Record Dates are based upon the governing documents and logic set forth as of closing.

                                                                                                                        EXHIBIT A-2

                                   Prospectus Supplement and Prospectus

The Prospectus dated June 28, 2007 and the Prospectus  Supplement  dated August 30, 2007,  relating to the
BSAAT 2007-1 Underlying  Certificates,  filed pursuant to Rule 424 by or on behalf of Bear,  Stearns & Co.
Inc., file no. 333-140247-11.  These documents are available at the following link
http://www.sec.gov/Archives/edgar/data/1402718/000106823807001048/bsaat_2007-1prosupp.htm

                                               ANNEX III

 Supplementary Information Regarding Structured Asset Mortgage Investments II Trust 2007-AR7, Mortgage
                  Pass-Through Certificates, Series 2007-AR7, Class A-4 Certificates

                                                                                                                                                              EXHIBIT A-1

                                                                                                                                    Contact: Customer Service - CTSLink
                                                                                                                                             Wells Fargo Bank, N.A.
                                                                                                                                             Securities Administration
                                                                                                                                             Services
Structured Asset Mortgage Investments Inc.            Structured Asset Mortgage Investments Inc.                                             Frederick, MD 21701-4747
Mortgage Pass-Through Certificates                       Mortgage Pass-Through Certificates                                                  8480 Stagecoach Circle
Distribution Date:  25-Oct-2007                                    Series 2007-AR7                                                           www.ctslink.com
                                                                                                                                             Telephone: 1-866-846-4526
25-Oct-2007 12:12:18PM                                                                                                                       Fax:         240-586-8675

                                                         Certificateholder Distribution Summary

      Class            CUSIP         Record      Certificate    Beginning      Interest      Principal       Current        Ending        Total       Cumulative
                                      Date       Pass-Through  Certificate   Distribution   Distribution    Realized     Certificate   Distribution    Realized
                                                     Rate        Balance                                      Loss         Balance                      Losses

      I-A-1         86364KAA2      10/24/2007        6.46375%  278,485,000.00 1,310,488.08          0.00      0.00     279,024,570.91  1,310,488.08      0.00
      I-A-2         86364KAB0      09/28/2007        6.34999%  92,828,000.00    311,357.73          0.00      0.00      93,007,856.33    311,357.73      0.00
      I-X-1         86364KAC8      09/28/2007        0.00000%          0.00           0.00          0.00      0.00               0.00          0.00      0.00
      I-X-2         86364KAD6      09/28/2007        0.92800%          0.00      71,786.99          0.00      0.00               0.00     71,786.99      0.00
      II-A-1        86364KAE4      09/28/2007        6.19972%  168,353,000.00   498,997.32          0.00      0.00     168,723,787.18    498,997.32      0.00
      II-X-1        86364KAF1      09/28/2007        1.16200%          0.00     163,021.82          0.00      0.00               0.00    163,021.82      0.00
       A-4          86364KAL8      09/28/2007        6.34991%  134,917,000.00   441,370.67          0.00      0.00     135,189,554.51    441,370.67      0.00
       X-4          86364KAM6      09/28/2007        0.95412%          0.00     107,281.97          0.00      0.00               0.00    107,281.97      0.00
     III-A-1        86364KAG9      09/28/2007        6.50000%  43,034,000.00    143,596.70          0.00      0.00      43,123,504.15    143,596.70      0.00
     III-A-2        86364KAH7      09/28/2007        6.50000%  10,759,000.00     35,900.84          0.00      0.00      10,781,377.08     35,900.84      0.00
     III-X-1        86364KAJ3      09/28/2007        0.81162%          0.00      29,105.97          0.00      0.00               0.00     29,105.97      0.00
     III-X-2        86364KAK0      09/28/2007        0.81162%          0.00       7,276.83          0.00      0.00               0.00      7,276.83      0.00
       B-1          86364KAN4      09/28/2007        7.30467%  20,916,000.00     84,974.34          0.00      0.00      20,958,345.97     84,974.34      0.00
       B-2          86364KAP9      09/28/2007        7.30467%  10,663,000.00     43,320.01          0.00      0.00      10,684,588.02     43,320.01      0.00
       B-3          86364KAQ7      09/28/2007        7.30467%  6,562,000.00      26,659.09          0.00      0.00       6,575,285.25     26,659.09      0.00
       B-4          86364KAR5      09/28/2007        7.30467%  6,152,000.00      24,993.41          0.00      0.00       6,164,455.17     24,993.41      0.00
       B-5          86364KAS3      09/28/2007        7.30467%  6,562,000.00      26,659.09          0.00      0.00       6,575,285.25     26,659.09      0.00
       B-6          86364KAT1      09/28/2007        7.30467%  8,202,000.00      33,321.84          0.00      0.00       8,218,605.55     33,321.84      0.00
       B-7          86364KAU8      09/28/2007        7.30467%  13,944,000.00     56,649.56          0.00      0.00      13,972,230.64     56,649.56      0.00
       B-8          86364KAV6      09/28/2007        7.30467%  6,972,000.00      28,324.78          0.00      0.00       6,986,115.32     28,324.78      0.00
       B-9          86364KAW4      09/28/2007        7.30467%  11,894,970.00     48,325.07          0.00      0.00      11,919,051.82     48,325.07      0.00
        XP          86364KAX2      09/28/2007        0.00000%        100.00           0.00          0.00      0.00             100.00          0.00      0.00
        R           86364KAY0      09/28/2007        0.00000%          0.00           0.00          0.00      0.00               0.00          0.00      0.00
      Totals                                                 820,244,070.00   3,493,412.11          0.00      0.00    821,904,713.15   3,493,412.11      0.00

As Master Servicer, Wells Fargo Bank, N.A. has independently calculated collateral information based on loan level data received from external parties, which may include the Servicers, Issuer and other parties to the transaction. Wells Fargo Bank, N.A.
expressly disclaims any responsibility for the accuracy or completeness of information furnished to it by those third parties.

All Record Dates are based upon the governing documents and logic set forth as of closing.

                                                                                                                         Exhibit A-2

                                 Prospectus Supplement and Prospectus

The Prospectus  dated June 28, 2007 and the Prospectus  Supplement  dated September 17, 2007,  relating to the 2007-AR7  Underlying  Certificates,  filed pursuant to Rule 424 by or on behalf of Bear, Stearns
& Co. Inc., file no. 333-140247-18.  These documents are available at the following link:
http://www.sec.gov/Archives/edgar/data/1412264/000138713107000031/0001387131-07-000031.txt

                                               ANNEX IV

      Supplementary Information Regarding Bear Stearns Asset Backed Securities I Trust 2007-AC3,
     Asset-Backed Certificates, Series 2007-AC3, Class A-1 Certificates and Class A-2 Certificates

                                                                                                                                                            EXHIBIT A-1

                                                                                                                                    Contact: Customer Service - CTSLink
                                                                                                                                             Wells Fargo Bank, N.A.
                                                                                                                                             Securities Administration
                                                                                                                                             Services
Bear Stearns Asset Backed Securities                     Bear Stearns Asset Backed Securities                                                Frederick, MD 21701-4747
Asset-Backed Certificates                                     Asset-Backed Certificates                                                      8480 Stagecoach Circle
Distribution Date:  25-Oct-2007                                   Series 2007-AC3                                                            www.ctslink.com
                                                                                                                                             Telephone: 1-866-846-4526
22-Oct-2007 5:51:13AM                                                                                                                        Fax:         240-586-8675

                                                       Certificateholder Distribution Summary

                                                Certificate     Beginning                                    Current        Ending                     Cumulative
                                   Record      Pass-Through    Certificate     Interest      Principal      Realized      Certificate      Total        Realized
     Class           CUSIP          Date           Rate          Balance     Distribution  Distribution       Loss          Balance     Distribution     Losses

      A-1        07386VAA8       10/24/2007         5.53125%  316,078,309.20 1,456,923.46   1,446,630.07      0.00      314,631,679.13  2,903,553.53      0.00
      A-2        07386VAB6       10/24/2007         0.96875%           0.00    255,167.39           0.00      0.00                0.00    255,167.39      0.00
      M-1        07386VAC4       10/24/2007         5.63125%  11,034,000.00     51,779.34           0.00      0.00       11,034,000.00     51,779.34      0.00
      M-2        07386VAD2       10/24/2007         5.68125%   3,928,000.00     18,596.62           0.00      0.00        3,928,000.00     18,596.62      0.00
      M-3        07386VAE0       10/24/2007         5.73125%   1,496,000.00      7,144.96           0.00      0.00        1,496,000.00      7,144.96      0.00
      M-4        07386VAF7       10/24/2007         5.78125%   1,496,000.00      7,207.29           0.00      0.00        1,496,000.00      7,207.29      0.00
      B-1        07386VAG5       10/24/2007         6.13125%   1,309,000.00      6,688.17           0.00      0.00        1,309,000.00      6,688.17      0.00
      B-2        07386VAH3       10/24/2007         6.63125%   1,309,000.00      7,233.59           0.00      0.00        1,309,000.00      7,233.59      0.00
      B-3        07386VAJ9       10/24/2007         6.93125%   1,496,000.00      8,640.96           0.00      0.00        1,496,000.00      8,640.96      0.00
      B-4        07386VAK6       10/24/2007         6.93125%   1,870,000.00     10,801.20           0.00      0.00        1,870,000.00     10,801.20      0.00
       C         07386VAM2       09/28/2007         0.00000%   3,552,915.57     95,278.80           0.00      0.00        3,552,915.57     95,278.80      0.00
       P         07386VAL4       09/28/2007         0.00000%         100.00          0.00           0.00      0.00              100.00          0.00      0.00
      R-1        07386VAN0       09/28/2007         0.00000%           0.00          0.00           0.00      0.00                0.00          0.00      0.00
      R-2        07386VAP5       09/28/2007         0.00000%           0.00          0.00           0.00      0.00                0.00          0.00      0.00
      R-3        07386VAQ3       09/28/2007         0.00000%           0.00          0.00           0.00      0.00                0.00          0.00      0.00
      R-X        07386VAR1       09/28/2007         0.00000%           0.00          0.00           0.00      0.00                0.00          0.00      0.00
    Totals                                                   343,569,324.77  1,925,461.78   1,446,630.07      0.00      342,122,694.70  3,372,091.85      0.00

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Servicer, Master
Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

All Record Dates are based upon the governing documents and logic set forth as of closing.

                                                                                                                        Exhibit A-2

                                   Prospectus Supplement and Prospectus

The Prospectus dated March 14, 2007 and the Prospectus  Supplement  dated March 29, 2007,  relating to the
2007-AC3  Underlying  Certificates  , filed  pursuant  to Rule 424 by or on behalf of Bear,  Stearns & Co.
Inc., file no. 333-131374-53.  These documents are available at the following link:

http://www.sec.gov/Archives/edgar/data/1392926/000088237707000968/d656736-424b5.htm.

                                                                                                                         EXHIBIT A-3

                                      Original Principal Balance of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
Original Principal Balance ($)        Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
0       -   100,000                                        296          $       21,035,731.46                        6.15%
100,001 -   200,000                                        504                  72,499,852.36                       21.19
200,001 -   300,000                                        224                  54,913,275.77                       16.05
300,001 -   350,000                                         67                  21,631,264.86                        6.32
350,001 -   400,000                                         36                  13,543,727.79                        3.96
400,001 -   450,000                                         49                  20,791,644.36                        6.08
450,001 -   500,000                                         56                  26,519,057.13                        7.75
500,001 -   550,000                                         38                  19,894,675.35                        5.82
550,001 -   600,000                                         32                  18,252,473.42                        5.34
600,001 -   650,000                                         22                  13,715,897.22                        4.01
650,001 -   700,000                                          9                   6,047,373.22                        1.77
700,001 -   800,000                                         25                  18,593,518.12                        5.43
800,001 -   900,000                                          8                   6,878,368.55                        2.01
900,001 - 1,000,000                                         13                  12,495,471.56                        3.65
1,000,001 - 1,100,000                                        1                   1,043,323.21                        0.30
1,100,001 - 1,200,000                                        3                   3,454,987.72                        1.01
1,300,001 - 1,400,000                                        1                   1,325,000.00                        0.39
1,400,001 - 1,500,000                                        2                   2,955,088.27                        0.86
1,500,001 +                                                  3                   6,531,864.33                        1.91
                                 ____________________________________________________________________________________________
             TOTAL                                       1,389          $      342,122,594.70                      100.00%
                                 ____________________________________________________________________________________________

                                      Current Principal Balance of the Mortgage Loans

                                                                  Current Principal Balance as       Percentage of Current
 Current Principal Balance ($)       Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
0 -   100,000                                              298          $       21,203,913.48                        6.20%
100,001 -   200,000                                        502                  72,331,670.34                       21.14
200,001 -   300,000                                        225                  55,207,777.89                       16.14
300,001 -   350,000                                         66                  21,336,762.74                        6.24
350,001 -   400,000                                         36                  13,543,727.79                        3.96
400,001 -   450,000                                         52                  22,133,372.69                        6.47
450,001 -   500,000                                         54                  25,676,870.88                        7.51
500,001 -   550,000                                         39                  20,484,148.42                        5.99
550,001 -   600,000                                         30                  17,163,458.27                        5.02
600,001 -   650,000                                         23                  14,364,026.44                        4.20
650,001 -   700,000                                          9                   6,097,313.83                        1.78
700,001 -   800,000                                         24                  17,895,448.29                        5.23
800,001 -   900,000                                          9                   7,776,153.13                        2.27
900,001 - 1,000,000                                         12                  11,597,686.98                        3.39
1,000,001 - 1,100,000                                        2                   2,139,367.41                        0.63
1,100,001 - 1,200,000                                        2                   2,358,943.52                        0.69
1,300,001 - 1,400,000                                        1                   1,325,000.00                        0.39
1,400,001 - 1,500,000                                        2                   2,955,088.27                        0.86
1,500,001 +                                                  3                   6,531,864.33                        1.91
                                 ____________________________________________________________________________________________
             TOTAL                                       1,389          $      342,122,594.70                      100.00%
                                 ____________________________________________________________________________________________

                                            Mortgage Rates of the Mortgage Loans

                                                                  Current Principal Balance as       Percentage of Current
      Mortgage Rates (%)             Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
   5.750 -    5.999                                          5          $       1,548,960.36                         0.45%
   6.000 -    6.249                                         18                  6,811,418.94                         1.99
   6.250 -    6.499                                         60                 24,875,200.23                         7.27
   6.500 -    6.749                                        151                 46,564,609.72                        13.61
   6.750 -    6.999                                        270                 77,502,234.48                        22.65
   7.000 -    7.249                                        174                 43,530,338.65                        12.72
   7.250 -    7.499                                        205                 49,661,991.93                        14.52
   7.500 -    7.749                                        138                 31,759,624.98                         9.28
   7.750 -    7.999                                        102                 20,912,954.50                         6.11
   8.000 -    8.249                                         51                  8,096,128.90                         2.37
   8.250 -    8.499                                         48                  7,392,997.15                         2.16
   8.500 -    8.749                                         87                 12,253,210.41                         3.58
   8.750 -    8.999                                         44                  5,111,893.86                         1.49
   9.000 -    9.249                                         13                  2,266,470.93                         0.66
   9.250 -    9.499                                          7                    990,741.40                         0.29
   9.500 -    9.749                                          5                  1,235,375.00                         0.36
   9.750 -    9.999                                          3                    645,966.42                         0.19
  10.000 -   10.249                                          5                    640,844.71                         0.19
  10.750 -   10.999                                          3                    321,632.13                         0.09
                                 ____________________________________________________________________________________________
             TOTAL                                       1,389          $      342,122,594.70                      100.00%
                                 ____________________________________________________________________________________________

                                    Original Loan-to-Value Ratios of the Mortgage Loans

 Original Loan-to-Value                                            Current Principal Balance as       Percentage of Current
      Ratio (%)                       Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
   0.00 -   30.00                                            8           $        648,305.36                         0.19%
  30.01 -   40.00                                            9                  1,055,683.79                         0.31
  40.01 -   50.00                                           28                  9,689,591.79                         2.83
  50.01 -   55.00                                           33                 10,656,598.48                         3.11
  55.01 -   60.00                                           26                  7,591,191.53                         2.22
  60.01 -   65.00                                           62                 21,176,820.81                         6.19
  65.01 -   70.00                                           63                 18,912,422.52                         5.53
  70.01 -   75.00                                          114                 34,789,413.15                        10.17
  75.01 -   80.00                                          734                180,560,351.83                        52.78
  80.01 -   85.00                                           17                  4,239,345.89                         1.24
  85.01 -   90.00                                           82                 13,960,067.17                         4.08
  90.01 -   95.00                                           69                 11,233,783.61                         3.28
  95.01 -  100.00                                          144                 27,609,018.77                         8.07
                                 ____________________________________________________________________________________________
             TOTAL                                       1,389         $      342,122,594.70                       100.00%
                                 ____________________________________________________________________________________________

                                       Geographic Distribution of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
    Geographic Distribution           Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
AK                                                           1           $        291,976.60                       0.09%
AL                                                           7                  1,484,460.65                       0.43
AR                                                           4                    390,529.84                       0.11
AZ                                                          47                 11,048,159.07                       3.23
CA                                                         141                 61,716,263.96                      18.04
CO                                                          21                  3,845,208.23                       1.12
CT                                                           8                  2,711,904.92                       0.79
DC                                                           3                  1,921,686.31                       0.56
DE                                                           3                    637,142.42                       0.19
FL                                                         165                 44,944,855.59                      13.14
GA                                                          70                 13,894,673.89                       4.06
HI                                                           2                  1,174,895.50                       0.34
IA                                                          15                  1,868,352.24                       0.55
ID                                                           5                  1,024,892.68                       0.30
IL                                                          76                 18,661,461.14                       5.45
IN                                                          54                  7,191,629.01                       2.10
KS                                                           4                  1,034,465.33                       0.30
KY                                                          23                  2,855,546.67                       0.83
LA                                                           4                    542,600.52                       0.16
MA                                                          13                  3,146,836.50                       0.92
MD                                                          31                 12,024,934.96                       3.51
ME                                                           2                    715,283.65                       0.21
MI                                                          86                 12,019,901.41                       3.51
MN                                                          14                  3,940,507.93                       1.15
MO                                                          15                  2,259,551.09                       0.66
MT                                                           2                  1,965,750.61                       0.57
NC                                                          28                  5,544,700.91                       1.62
ND                                                           2                    232,798.86                       0.07
NH                                                           1                    220,900.00                       0.06
NJ                                                          38                 13,506,669.76                       3.95
NM                                                           2                    388,420.37                       0.11
NV                                                          35                 12,435,138.56                       3.63
NY                                                          62                 23,085,451.45                       6.75
OH                                                         159                 20,999,494.55                       6.14
OK                                                           4                    521,440.44                       0.15
OR                                                          15                  3,999,589.01                       1.17
PA                                                          19                  3,148,133.61                       0.92
RI                                                           1                    172,800.00                       0.05
SC                                                          18                  3,532,186.34                       1.03
SD                                                           1                     85,828.02                       0.03
TN                                                          17                  2,673,522.07                       0.78
TX                                                         106                 16,261,090.37                       4.75
UT                                                          15                  5,255,223.07                       1.54
VA                                                          19                  8,956,257.50                       2.62
VT                                                           1                    123,320.05                       0.04
WA                                                          20                  6,029,775.17                       1.76
WI                                                           9                  1,511,483.87                       0.44
WY                                                           1                    124,900.00                       0.04
                                 ____________________________________________________________________________________________
             TOTAL                                       1,389         $      342,122,594.70                     100.00%
                                 ____________________________________________________________________________________________

                             Credit Scores as of the Date of Origination of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
    Range of Credit Scores            Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
N/A                                                          5           $        952,503.75                       0.28%
620 -  639                                                 141                 31,096,384.49                       9.09
640 -  659                                                 153                 34,969,765.61                      10.22
660 -  679                                                 252                 62,467,313.98                      18.26
680 -  699                                                 237                 59,473,875.00                      17.38
700 -  719                                                 202                 42,657,524.74                      12.47
720 -  739                                                 155                 40,481,302.75                      11.83
740 -  759                                                 106                 30,225,037.26                       8.83
760 -  779                                                  80                 23,777,457.17                       6.95
780 -  799                                                  44                 11,652,561.57                       3.41
800 -  819                                                  14                  4,368,868.38                       1.28
                                 ____________________________________________________________________________________________
             TOTAL                                       1,389         $      342,122,594.70                     100.00%
                                 ____________________________________________________________________________________________

                                            Property Type of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
         Property Type                Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
2 Family                                                   106         $       24,896,801.26                       7.28%
3 Family                                                    18                  5,195,721.07                       1.52
4 Family                                                    31                  5,317,068.85                       1.55
Condo                                                       94                 20,825,692.45                       6.09
COOP                                                         8                  1,480,592.66                       0.43
PUD                                                        211                 67,722,272.13                      19.79
Single Family Detached                                     912                215,644,552.82                      63.03
Townhouse                                                    9                  1,039,893.46                       0.30
                                 ____________________________________________________________________________________________
             TOTAL                                       1,389         $      342,122,594.70                     100.00%
                                 ____________________________________________________________________________________________

                                           Occupancy Status of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
       Occupancy Status               Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
Investor                                                   334         $       41,799,221.60                      12.22%
Owner Occupied                                           1,003                285,745,700.47                      83.52
Second Home                                                 52                 14,577,672.63                       4.26
                                 ____________________________________________________________________________________________
             TOTAL                                       1,389         $      342,122,594.70                     100.00%
                                 ____________________________________________________________________________________________

                                             Loan Purpose of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
         Loan Purpose                 Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
Cashout Refinance                                          327         $       91,894,217.79                      26.86%
Purchase                                                   686                164,135,994.40                      47.98
Rate-term Refinance                                        376                 86,092,382.51                      25.16
                                 ____________________________________________________________________________________________
             TOTAL                                       1,389         $      342,122,594.70                     100.00%
                                 ____________________________________________________________________________________________

                                          Documentation Type of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
      Documentation Type              Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
Full                                                       200         $       43,434,576.41                      12.70%
Limited                                                    993                261,853,227.80                      76.54
No                                                         196                 36,834,790.49                      10.77
                                 ____________________________________________________________________________________________
             TOTAL                                       1,389         $      342,122,594.70                     100.00%
                                 ____________________________________________________________________________________________

                                  Original Terms to Stated Maturity of the Mortgage Loans

   Original Terms to Stated                                        Current Principal Balance as       Percentage of Current
       Maturity (Months)              Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
240                                                         23          $       4,656,061.57                       1.36%
360                                                      1,267                312,481,085.54                      91.34
480                                                         99                 24,985,447.59                       7.30
                                 ____________________________________________________________________________________________
             TOTAL                                       1,389         $      342,122,594.70                     100.00%
                                 ____________________________________________________________________________________________

                                  Remaining Terms to Stated Maturity of the Mortgage Loans

   Remaining Terms to Stated                                       Current Principal Balance as       Percentage of Current
       Maturity (Months)              Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
  60 -  119                                                  1           $         68,230.24                       0.02%
 180 -  239                                                 23                  4,656,061.57                       1.36
 240 -  299                                                  1                     17,767.18                       0.01
 300 -  359                                              1,265                312,395,088.12                      91.31
 361 +                                                      99                 24,985,447.59                       7.30
                                 ____________________________________________________________________________________________
             TOTAL                                       1,389         $      342,122,594.70                     100.00%
                                 ____________________________________________________________________________________________

                                          Interest Only Terms of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
 Interest Only Terms (Months)         Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
0                                                        1,026         $      219,144,494.98                      64.05%
60                                                           2                    752,800.00                       0.22
120                                                        361                122,225,299.72                      35.73
                                 ____________________________________________________________________________________________
             TOTAL                                       1,389         $      342,122,594.70                     100.00%
                                 ____________________________________________________________________________________________

                                         Prepayment Penalties of the Mortgage Loans

   Prepayment Penalty Terms                                        Current Principal Balance as       Percentage of Current
           (Months)                   Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
0                                                        1,019         $      253,651,310.83                      74.14%
6                                                           44                 12,015,400.30                       3.51
12                                                          46                 15,514,179.66                       4.53
24                                                           8                  2,185,760.01                       0.64
36                                                         267                 57,797,436.08                      16.89
60                                                           5                    958,507.82                       0.28
                                 ____________________________________________________________________________________________
             TOTAL                                       1,389         $      342,122,594.70                     100.00%
                                 ____________________________________________________________________________________________

                                            Lien Position of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
         Lien Position                Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
1                                                        1,389         $      342,122,594.70                      100.00%
                                 ____________________________________________________________________________________________
             TOTAL                                       1,389         $      342,122,594.70                      100.00%
                                 ____________________________________________________________________________________________

                                            Balloon Dates of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
         Balloon Dates                Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
No Balloon Date                                          1,290         $      317,137,147.11                      92.70%
November 1, 2021                                             6                  1,775,006.45                       0.52
December 1, 2021                                            22                  5,794,009.14                       1.69
January 1, 2022                                             25                  5,496,935.91                       1.61
February 1, 2022                                            46                 11,919,496.09                       3.48
                                 ____________________________________________________________________________________________
             TOTAL                                       1,389         $      342,122,594.70                     100.00%
                                 ____________________________________________________________________________________________

                                                ANNEX V

      Supplementary Information Regarding Bear Stearns Asset Backed Securities I Trust 2007-AC5,
     Asset-Backed Certificates, Series 2007-AC5, Class A-5 Certificates and Class A-6 Certificates

                                                                                                                                                            EXHIBIT A-1

                                                                                                                                    Contact: Customer Service - CTSLink
                                                                                                                                             Wells Fargo Bank, N.A.
                                                                                                                                             Securities Administration
                                                                                                                                             Services
Bear Stearns Asset Backed Securities                     Bear Stearns Asset Backed Securities                                                Frederick, MD 21701-4747
Asset-Backed Certificates                                     Asset-Backed Certificates                                                      8480 Stagecoach Circle
Distribution Date:  25-Oct-2007                                   Series 2007-AC5                                                            www.ctslink.com
                                                                                                                                             Telephone: 1-866-846-4526
23-Oct-2007 10:35:13PM                                                                                                                        Fax:         240-586-8675

                                                          Certificateholder Distribution Summary

                                                Certificate     Beginning                                    Current        Ending                     Cumulative
                                   Record      Pass-Through    Certificate     Interest      Principal      Realized      Certificate      Total        Realized
     Class           CUSIP          Date           Rate          Balance     Distribution  Distribution       Loss          Balance     Distribution     Lossesl

      A-1        07388BAA0       09/28/2007      6.00000%   140,357,064.19    701,785.32     675,352.91       0.00      139,681,711.27  1,377,138.23      0.00
      A-2        07388BAB8       09/28/2007      6.00000%    20,856,000.00    104,280.00           0.00       0.00       20,856,000.00    104,280.00      0.00
      A-3        07388BAC6       09/28/2007      6.00000%    15,305,000.00     76,525.00           0.00       0.00       15,305,000.00     76,525.00      0.00
      A-4        07388BAD4       09/28/2007      6.00000%     2,764,000.00     13,820.00           0.00       0.00        2,764,000.00     13,820.00      0.00
      A-5        07388BAE2       10/24/2007      5.58125%   219,088,097.42  1,018,987.87   1,206,953.74       0.00      217,881,143.68  2,225,941.61      0.00
      A-6        07388BAF9       10/24/2007      1.41875%             0.00    264,083.57           0.00       0.00                0.00    264,083.57      0.00
      A-7        07388BAU6       10/24/2007      5.58125%     4,277,742.71     19,895.96      23,566.03       0.00        4,254,176.68     43,461.99      0.00
      PO         07388BAG7       09/28/2007      0.00000%     1,032,280.38          0.00         859.89       0.00        1,031,420.49        859.89      0.00
       X         07388BAH5       09/28/2007      0.21468%             0.00     12,680.42           0.00       0.00                0.00     12,680.42      0.00
      B-1        07388BAJ1       09/28/2007      6.56122%    13,927,688.47     76,152.22       6,502.40       0.00       13,921,186.07     82,654.62      0.00
      B-2        07388BAK8       09/28/2007      6.56122%     7,862,098.76     42,987.48       3,670.57       0.00        7,858,428.19     46,658.05      0.00
      B-3        07388BAL6       09/28/2007      6.56122%     4,942,147.43     27,022.11       2,307.33       0.00        4,939,840.10     29,329.44      0.00
      B-4        07388BAQ5       09/28/2007      6.56122%     3,145,638.39     17,199.36       1,468.60       0.00        3,144,169.79     18,667.96      0.00
      B-5        07388BAR3       09/28/2007      6.56122%     1,797,507.65      9,828.21         839.20       0.00        1,796,668.45     10,667.41      0.00
      B-6        07388BAS1       09/28/2007      6.56122%     5,394,608.26     29,496.02       2,518.57       0.00        5,392,089.68     32,014.59      0.00
       P         07388BAT9       09/28/2007      0.00000%           100.00          0.00           0.00       0.00              100.00          0.00      0.00
      R-1        07388BAM4       09/28/2007      0.00000%             0.00          0.00           0.00       0.00                0.00          0.00      0.00
      R-2        07388BAN2       09/28/2007      0.00000%             0.00          0.00           0.00       0.00                0.00          0.00      0.00
      R-3        07388BAP7       09/28/2007      0.00000%             0.00          0.00           0.00       0.00                0.00          0.00      0.00
    Totals                                                  440,749,973.66  2,414,743.54   1,924,039.24       0.00      438,825,934.40  4,338,782.78      0.00

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Servicer, Master
Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

All Record Dates are based upon the governing documents and logic set forth as of closing.

                                                                                                                        Exhibit A-2

                                                             Prospectus Supplement and Prospectus

The Prospectus  dated June 26, 2007 and the Prospectus  Supplement dated June 28, 2007,  relating to the 2007-AC5  Underlying  Certificates,  filed pursuant to
Rule 424 by or on behalf of Bear, Stearns & Co. Inc., file no. 333-131374-60.  These documents are available at the following link:

http://www.sec.gov/Archives/edgar/data/1402994/000088237707001850/p07-0833_424b5.htm.

The Supplement dated July 11, 2007 to the Prospectus  Supplement,  dated June 28, 2007 to Prospectus dated June 26, 2007,  relating to the 2007-AC5  Underlying
Certificates,  filed pursuant to Rule 424 by or on behalf of Bear, Stearns & Co. Inc., file no.  333-131374-60.  These documents are available at the following link:

http://www.sec.gov/Archives/edgar/data/1402994/000088237707001903/d695274.htm.

                                                                                                                        Exhibit A-3

                                      Original Principal Balance of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
Original Principal Balance ($)        Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
    0 -       100,000                                      217          $       15,736,272.31                        3.59%
  100,001 -   200,000                                      436                  66,138,599.78                       15.07
  200,001 -   300,000                                      344                  83,316,057.18                       18.99
  300,001 -   350,000                                      103                  33,270,344.88                        7.58
  350,001 -   400,000                                       71                  26,714,304.13                        6.09
  400,001 -   450,000                                       73                  30,890,401.37                        7.04
  450,001 -   500,000                                       60                  28,320,906.30                        6.45
  500,001 -   550,000                                       48                  25,028,829.04                        5.70
  550,001 -   600,000                                       40                  23,027,134.52                        5.25
  600,001 -   650,000                                       33                  20,668,450.02                        4.71
  650,001 -   700,000                                        8                   5,476,682.41                        1.25
  700,001 -   800,000                                       26                  19,462,164.73                        4.44
  800,001 -   900,000                                       10                   8,549,096.43                        1.95
  900,001 - 1,000,000                                       19                  18,604,115.12                        4.24
1,000,001 - 1,100,000                                        1                   1,031,227.89                        0.23
1,100,001 - 1,200,000                                        5                   5,780,360.60                        1.32
1,200,001 - 1,300,000                                        2                   2,568,189.16                        0.59
1,300,001 - 1,400,000                                        1                   1,350,000.00                        0.31
1,400,001 - 1,500,000                                        6                   8,932,333.97                        2.04
1,500,001 +                                                  8                  13,960,365.51                        3.18
                                 ____________________________________________________________________________________________
             TOTAL                                       1,511          $      438,825,835.35                      100.00%
                                 ____________________________________________________________________________________________

                                      Current Principal Balance of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
 Current Principal Balance ($)        Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
        0 -   100,000                                      219          $       15,884,925.97                        3.62%
  100,001 -   200,000                                      434                  65,989,946.12                       15.04
  200,001 -   300,000                                      344                  83,316,057.18                       18.99
  300,001 -   350,000                                      105                  33,968,863.14                        7.74
  350,001 -   400,000                                       70                  26,414,381.78                        6.02
  400,001 -   450,000                                       72                  30,491,805.46                        6.95
  450,001 -   500,000                                       61                  28,815,840.95                        6.57
  500,001 -   550,000                                       49                  25,598,664.37                        5.83
  550,001 -   600,000                                       39                  22,482,364.54                        5.12
  600,001 -   650,000                                       32                  20,148,450.02                        4.59
  650,001 -   700,000                                        8                   5,476,682.41                        1.25
  700,001 -   800,000                                       26                  19,462,164.73                        4.44
  800,001 -   900,000                                       10                   8,549,096.43                        1.95
  900,001 - 1,000,000                                       19                  18,604,115.12                        4.24
1,000,001 - 1,100,000                                        1                   1,031,227.89                        0.23
1,100,001 - 1,200,000                                        5                   5,780,360.60                        1.32
1,200,001 - 1,300,000                                        2                   2,568,189.16                        0.59
1,300,001 - 1,400,000                                        1                   1,350,000.00                        0.31
1,400,001 - 1,500,000                                        6                   8,932,333.97                        2.04
1,500,001 +                                                  8          $       13,960,365.51                        3.18
                                 ____________________________________________________________________________________________
             TOTAL                                       1,511                 438,825,835.35                      100.00%
                                 ____________________________________________________________________________________________

                                            Mortgage Rates of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
      Mortgage Rates (%)              Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
   5.000 -    5.249                                          1            $        313,490.61                        0.07%
   5.500 -    5.749                                          3                     859,841.19                        0.20
   5.750 -    5.999                                         11                   4,608,738.63                        1.05
   6.000 -    6.249                                         44                  13,809,176.15                        3.15
   6.250 -    6.499                                        115                  43,932,918.84                       10.01
   6.500 -    6.749                                        265                  91,448,003.37                       20.84
   6.750 -    6.999                                        376                 114,034,545.27                       25.99
   7.000 -    7.249                                        189                  53,807,575.01                       12.26
   7.250 -    7.499                                        271                  62,898,567.03                       14.33
   7.500 -    7.749                                        168                  39,748,493.26                        9.06
   7.750 -    7.999                                         30                   6,411,469.63                        1.46
   8.000 -    8.249                                         18                   4,143,498.54                        0.94
   8.250 -    8.499                                         10                   1,383,913.48                        0.32
   8.500 -    8.749                                          7                     948,722.60                        0.22
   8.750 -    8.999                                          1                     145,350.00                        0.03
   9.000 -    9.249                                          1                      78,761.62                        0.02
  10.500 -   10.749                                          1                     252,770.12                        0.06
                                 ____________________________________________________________________________________________
             TOTAL                                       1,511            $    438,825,835.35                      100.00%
                                 ____________________________________________________________________________________________

                                    Original Loan-to-Value Ratios of the Mortgage Loans

 Original Loan-to-Value                                            Current Principal Balance as       Percentage of Current
       Ratio (%)                     Number of Mortgage Loans           of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
   0.00 -   30.00                                           12            $      3,185,560.18                        0.73%
  30.01 -   40.00                                           17                   8,994,338.46                        2.05
  40.01 -   50.00                                           37                  11,290,832.68                        2.57
  50.01 -   55.00                                           33                  12,677,418.08                        2.89
  55.01 -   60.00                                           38                  17,718,814.63                        4.04
  60.01 -   65.00                                          105                  42,026,639.04                        9.58
  65.01 -   70.00                                           85                  40,710,140.60                        9.28
  70.01 -   75.00                                          136                  44,381,906.97                       10.11
  75.01 -   80.00                                          810                 206,479,285.28                       47.05
  80.01 -   85.00                                           48                   9,905,198.88                        2.26
  85.01 -   90.00                                          103                  20,147,743.87                        4.59
  90.01 -   95.00                                           40                   9,261,200.30                        2.11
  95.01 -  100.00                                           47                  12,046,756.38                        2.75
                                 ____________________________________________________________________________________________
             TOTAL                                       1,511            $    438,825,835.35                      100.00%
                                 ____________________________________________________________________________________________

                                       Geographic Distribution of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
    Geographic Distribution           Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
AL                                                           4          $          648,769.80                        0.15%
AR                                                           6                   1,437,859.33                        0.33
AZ                                                          79                  18,513,914.70                        4.22
CA                                                         276                 115,161,862.67                       26.24
CO                                                          29                   5,818,628.35                        1.33
CT                                                          17                   8,001,332.32                        1.82
DC                                                           2                     317,951.98                        0.07
FL                                                         167                  41,449,631.34                        9.45
GA                                                          66                  14,153,758.64                        3.23
HI                                                           9                   3,835,234.18                        0.87
IA                                                           7                     864,611.59                        0.20
ID                                                           3                     495,308.62                        0.11
IL                                                          52                  13,201,197.45                        3.01
IN                                                           9                     854,950.95                        0.19
KS                                                           2                   1,025,303.01                        0.23
KY                                                           7                     798,301.71                        0.18
LA                                                           5                     981,576.97                        0.22
MA                                                          22                  10,237,761.09                        2.33
MD                                                          96                  31,972,474.32                        7.29
ME                                                           8                   1,647,056.48                        0.38
MI                                                          15                   1,887,103.78                        0.43
MN                                                          24                   6,551,638.46                        1.49
MO                                                          12                   2,341,877.40                        0.53
MS                                                           1                     136,796.50                        0.03
MT                                                           3                     760,417.97                        0.17
NC                                                          34                  10,440,871.17                        2.38
NE                                                           4                     705,165.96                        0.16
NH                                                           6                   2,018,942.54                        0.46
NJ                                                          50                  18,391,278.16                        4.19
NM                                                           6                   1,526,726.95                        0.35
NV                                                          33                  11,034,270.97                        2.51
NY                                                          65                  28,366,724.28                        6.46
OH                                                          29                   3,752,257.40                        0.86
OK                                                           2                     104,513.01                        0.02
OR                                                          14                   3,738,339.12                        0.85
PA                                                          32                   5,276,235.75                        1.20
RI                                                           3                     541,007.26                        0.12
SC                                                          17                   5,760,224.76                        1.31
TN                                                          18                   3,221,628.60                        0.73
TX                                                         138                  21,664,175.28                        4.94
UT                                                          20                   3,450,224.67                        0.79
VA                                                          72                  25,629,921.39                        5.84
WA                                                          37                   8,390,042.47                        1.91
WI                                                          10                   1,717,966.00                        0.39
                                 ____________________________________________________________________________________________
             TOTAL                                       1,511          $      438,825,835.35                      100.00%
                                 ____________________________________________________________________________________________

                             Credit Scores as of the Date of Origination of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
    Range of Credit Scores            Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
 N/A                                                        24          $        5,056,949.61                        1.15%
 575 -  599                                                  1                     172,398.07                        0.04
 600 -  619                                                  6                   1,585,952.96                        0.36
 620 -  639                                                248                  53,731,317.98                       12.24
 640 -  659                                                231                  68,866,572.29                       15.69
 660 -  679                                                272                  71,557,501.12                       16.31
 680 -  699                                                245                  69,559,418.61                       15.85
 700 -  719                                                157                  50,724,733.23                       11.56
 720 -  739                                                121                  40,069,143.86                        9.13
 740 -  759                                                 62                  21,353,626.33                        4.87
 760 -  779                                                 79                  29,998,634.56                        6.84
 780 -  799                                                 49                  21,929,101.21                        5.00
 800 -  819                                                 16                   4,220,485.52                        0.96
                                 ____________________________________________________________________________________________
             TOTAL                                       1,511          $      438,825,835.35                      100.00%
                                 ____________________________________________________________________________________________

                                            Property Type of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
         Property Type                Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
2 Family                                                    93          $       24,887,846.29                        5.67%
3 Family                                                    29                  11,338,000.46                        2.58
4 Family                                                    27                   7,130,497.27                        1.62
Condo                                                      150                  35,649,889.82                        8.12
COOP                                                         6                   1,685,841.30                        0.38
Mixed Use                                                    2                     593,910.23                        0.14
PUD                                                        266                  81,240,281.69                       18.51
Single Family Detached                                     927                 273,790,539.08                       62.39
Townhouse                                                   11                   2,509,029.21                        0.57
                                 ____________________________________________________________________________________________
             TOTAL                                       1,511          $      438,825,835.35                      100.00%
                                 ____________________________________________________________________________________________

                                           Occupancy Status of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
       Occupancy Status               Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
Investor                                                   352          $       60,722,222.65                       13.84%
Owner Occupied                                           1,096                 360,055,724.52                       82.05
Second Home                                                 63                  18,047,888.18                        4.11
                                 ____________________________________________________________________________________________
             TOTAL                                       1,511          $      438,825,835.35                      100.00%
                                 ____________________________________________________________________________________________

                                             Loan Purpose of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
         Loan Purpose                 Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
Cashout Refinance                                          702          $      219,118,817.62                       49.93%
Purchase                                                   479                 127,823,366.09                       29.13
Rate-term Refinance                                        330                  91,883,651.64                       20.94
                                 ____________________________________________________________________________________________
             TOTAL                                       1,511          $      438,825,835.35                      100.00%
                                 ____________________________________________________________________________________________

                                          Documentation Type of the Mortgage Loans

                                                                   Current Principal Balance as       Percentage of Current
      Documentation Type              Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
Full                                                       352          $      100,152,868.69                       22.82%
Limited                                                  1,016                 291,197,762.77                       66.36
No                                                         143                  47,475,203.89                       10.82
                                 ____________________________________________________________________________________________
             TOTAL                                       1,511          $      438,825,835.35                      100.00%
                                 ____________________________________________________________________________________________

                                  Original Terms to Stated Maturity of the Mortgage Loans

   Original Terms to Stated                                        Current Principal Balance as       Percentage of Current
       Maturity (Months)              Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
120                                                          1          $           72,309.13                        0.02%
                                 ____________________________________________________________________________________________
180                                                         34                   6,969,315.76                        1.59
                                 ____________________________________________________________________________________________
240                                                          1                     246,504.58                        0.06
360                                                      1,393                 410,107,969.58                       93.46
480                                                         82                  21,429,736.30                        4.88
                                 ____________________________________________________________________________________________
             TOTAL                                       1,511          $      438,825,835.35                      100.00%
                                 ____________________________________________________________________________________________

                                  Remaining Terms to Stated Maturity of the Mortgage Loans

   Remaining Terms to Stated                                       Current Principal Balance as       Percentage of Current
       Maturity (Months)              Number of Mortgage Loans          of October 1, 2007              Principal Balance
_____________________________________________________________________________________________________________________________
  60 -  119                                                  2          $          151,531.19                        0.03%
 120 -  179                                                 34                   6,959,525.30                        1.59
 180 -  239                                                  1                     246,504.58                        0.06
 300 -  359                                              1,391                 409,713,537.98                       93.37
 360 -  360                                                  1                     325,000.00                        0.07
 361 +                                                      82                  21,429,736.30                        4.88
                                 ____________________________________________________________________________________________
             TOTAL                                       1,511          $      438,825,835.35                      100.00%
                                 ____________________________________________________________________________________________

                                  Interest Only Terms of the Mortgage Loans

    Interest Only Terms                                    Current Principal Balance    Percentage of Current
         (Months)               Number of Mortgage Loans     as of October 1, 2007        Principal Balance
_____________________________________________________________________________________________________________
0                                                  939       $      228,805,117.27                  52.14%
60                                                   8                1,693,918.67                   0.39
120                                                550              202,382,339.49                  46.12
180                                                 14                5,944,459.92                   1.35
                             ________________________________________________________________________________
           TOTAL                                 1,511       $      438,825,835.35                 100.00%
                             ________________________________________________________________________________

                                 Prepayment Penalties of the Mortgage Loans

                                                            Current Principal
  Prepayment Penalty Terms                                Balance as of October      Percentage of Current
          (Months)             Number of Mortgage Loans           1, 2007               Principal Balance
_____________________________________________________________________________________________________________
0                                                 1,031       $    304,862,221.02                   69.47%
6                                                    65             23,212,988.53                    5.29
12                                                   67             21,340,112.31                    4.86
24                                                   19              3,778,621.73                    0.86
36                                                  329             85,631,891.76                   19.51
                             ________________________________________________________________________________
           TOTAL                                  1,511       $    438,825,835.35                  100.00%
                             ________________________________________________________________________________

                                    Lien Position of the Mortgage Loans

                                                            Current Principal
                                                        Balance as of October 1,     Percentage of Current
       Lien Position         Number of Mortgage Loans             2007                 Principal Balance
_____________________________________________________________________________________________________________
1                                                1,511        $    438,825,835.35                 100.00%
                             ________________________________________________________________________________
           TOTAL                                 1,511        $    438,825,835.35                 100.00%
                             ________________________________________________________________________________

                                    Balloon Dates of the Mortgage Loans

                                                        Current Principal Balance    Percentage of Current
       Balloon Dates         Number of Mortgage Loans     as of October 1, 2007        Principal Balance
_____________________________________________________________________________________________________________
No Balloon Date                                  1,411         $    414,507,957.07                  94.46%
May 1, 2021                                          1                  185,254.34                   0.04
June 1, 2021                                         7                1,233,353.77                   0.28
July 1, 2021                                         5                  579,271.86                   0.13
September 1, 2021                                    2                  352,432.76                   0.08
December 1, 2021                                     2                  259,332.08                   0.06
April 1, 2022                                        1                  278,497.17                   0.06
October 1, 2036                                      1                  203,003.10                   0.05
December 1, 2036                                     1                  350,623.18                   0.08
February 1, 2037                                     3                  481,574.54                   0.11
March 1, 2037                                       21                4,753,589.20                   1.08
April 1, 2037                                       30                8,477,220.62                   1.93
May 1, 2037                                         26                7,163,725.66                   1.63
                             ________________________________________________________________________________
           TOTAL                                 1,511         $    438,825,835.35                 100.00%
                             ________________________________________________________________________________

                              STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                                Depositor

                                    MORTGAGE PASS-THROUGH CERTIFICATES
                                          MORTGAGE-BACKED NOTES

      __________________________________________________________________________________

        You should  consider  carefully the risk factors  beginning on page 6 in this prospectus and the risk factors in the prospectus supplement.
      __________________________________________________________________________________

The Offered Securities
The depositor  proposes to establish one or more issuing  entities to issue and sell from time to time one
or  more  classes  of  offered  securities,   which  shall  be  mortgage   pass-through   certificates  or
mortgage-backed notes.

The Issuing Entity
Each series of  securities  will be secured by an issuing  entity,  which will be a trust fund  consisting primarily of a segregated pool of mortgage loans, including:
      o     mortgage loans secured by first and junior liens on the related mortgage property;
      o     home equity revolving lines of credit;
      o     mortgage loans where the borrower has little or no equity in the related mortgaged property;
      o     mortgage loans secured by one-to-four-family residential properties;
      o     mortgage loans secured by multifamily properties,  commercial properties and mixed residential and commercial  properties,  provided that the  concentration of these properties is less than
            10% of the pool;
      o     manufactured  housing conditional sales contracts and installment loan agreements or interests therein; and
      o     mortgage  securities  issued or  guaranteed  by Ginnie Mae,  Fannie Mae,  Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;
in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement
If so specified in the related  prospectus  supplement,  the issuing entity for a series of securities may include any one or any  combination  of a financial  guaranty  insurance  policy,  mortgage pool insurance policy,  letter of credit,  special  hazard  insurance  policy or reserve fund,  currency or interest rate exchange  agreements.  In addition to or in lieu of the foregoing,  credit  enhancement may be provided by means  of  subordination  of  one  or  more  classes  of  securities,  by  cross-collateralization  or  by overcollateralization.

The securities of each series will represent  interests or  obligations  of the issuing  entity,  and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered  securities  may be offered to the public through  different  methods as described in "Methods of Distribution" in this prospectus.

Neither the  Securities  and  Exchange  Commission  nor any state  securities  commission  has approved or disapproved  of the  securities  offered  hereby or  determined  that this  prospectus  or the  prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                            The date of this prospectus is June 28, 2007.

                                TABLE OF CONTENTS

Caption                                                                    Page

   Servicing and Other Compensation and

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;

   Certain Matters Regarding the Master Servicer

   Anti-Deficiency Legislation and Other

                                               INTRODUCTION

             All capitalized terms in this prospectus are defined in the glossary at the end.

General

         The mortgage  pass-through  certificates or mortgage-backed  notes offered by this prospectus and the related  prospectus  supplement  will be offered from time to time in series.  The  securities of each series  will  consist  of  the  offered  securities  of the  series,  together  with  any  other  mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of  certificates  will  represent in the  aggregate the entire  beneficial  ownership interest  in,  and  each  series  of notes  will  represent  indebtedness  of,  an  issuing  entity  to be established  by the depositor.  Each issuing entity will consist  primarily of a pool of mortgage loans or interests  therein,  which may include  mortgage  securities,  acquired by the depositor  from one or more affiliated or unaffiliated  sellers. See "The Depositor" and "The Mortgage Pools" in this prospectus.  The mortgage loans may include  sub-prime  mortgage  loans.  The issuing entity assets,  may also include,  if applicable,  reinvestment  income,  reserve funds,  cash accounts,  swaps and other  derivatives  that are described in this  prospectus,  and various forms of credit  enhancement  as described in this  prospectus and will be held in trust for the benefit of the related  securityholders  pursuant  to: (1) with  respect to each  series of  certificates,  a pooling  and  servicing  agreement  or other  agreement,  or (2) with respect to each series of notes,  an indenture,  in each case as more fully  described in this  prospectus and in the related prospectus  supplement.  Information  regarding the offered securities of a series, and the general  characteristics  of the mortgage loans and other assets in the related issuing  entity,  will be set forth in the related prospectus supplement.

         Each series of  securities  will include one or more  classes.  Each class of  securities  of any series will  represent the right,  which right may be senior or  subordinate  to the rights of one or more of the other  classes of the  securities,  to receive a  specified  portion of payments  of  principal  or interest or both on the mortgage  loans and the other assets in the related  issuing  entity in the manner described  in  this  prospectus  under  "Description  of the  Securities"  and in the  related  prospectus supplement.  A series may include one or more classes of securities  entitled to principal  distributions, with  disproportionate,  nominal  or  no  interest  distributions,  or  to  interest  distributions,  with disproportionate,  nominal or no  principal  distributions.  A series may include  two or more  classes of securities which differ as to the timing,  sequential  order,  priority of payment,  pass-through  rate or amount of distributions of principal or interest or both.

         The  depositor's  only  obligations  with respect to a series of  securities  will be pursuant to representations  and  warranties  made by the  depositor,  except as provided  in the  related  prospectus supplement.  The master  servicer and each principal  servicer for any series of securities  will be named in the related prospectus  supplement.  The principal  obligations of the master servicer will be pursuant to its contractual  servicing  obligations,  which include its limited  obligation to make advances in the event of  delinquencies  in payments  on the related  mortgage  loans if the  servicer of a mortgage  loan fails to make such advance. See "Description of the Securities" in this prospectus.

         If so  specified  in the  related  prospectus  supplement,  the  issuing  entity  for a series of securities  may include any one or any  combination of a financial  guaranty  insurance  policy,  mortgage pool insurance  policy,  letter of credit,  special hazard  insurance  policy,  reserve fund,  currency or interest rate exchange  agreements or any other type of credit  enhancement  described in this prospectus.
In addition to or in lieu of the foregoing,  credit  enhancement may be provided by means of subordination of one or  more  classes  of  securities,  by  cross-collateralization  or by  overcollateralization.  See
"Description of Credit Enhancement" in this prospectus.

         The rate of payment of principal of each class of  securities  entitled to a portion of principal payments on the mortgage  loans in the related  mortgage pool and the issuing entity assets will depend on the priority of payment of the class and the rate and timing of principal  payments on the mortgage  loans and other  issuing  entity  assets,  including  by  reason  of  prepayments,  defaults,  liquidations  and repurchases of mortgage  loans. A rate of principal  payments  lower or faster than that  anticipated  may affect the yield on a class of securities in the manner  described in this  prospectus  and in the related prospectus supplement.  See "Yield Considerations" in this prospectus.

         With respect to each series of  securities,  one or more separate  elections may be made to treat the related  issuing  entity or a designated  portion  thereof as a REMIC for federal income tax purposes.
If applicable,  the prospectus  supplement for a series of securities  will specify which class or classes of the  securities  will be  considered  to be regular  interests in the related  REMIC and which class of securities  or other  interests  will be  designated as the residual  interest in the related  REMIC.  See
"Federal Income Tax Consequences" in this prospectus.

         The  offered  securities  may  be  offered  through  one or  more  different  methods,  including offerings  through  underwriters,  as  more  fully  described  under  "Methods  of  Distribution"  in this prospectus and in the related prospectus supplement.

         There  will be no  secondary  market  for the  offered  securities  of any  series  prior  to the offering  thereof.  There can be no assurance  that a secondary  market for any of the offered  securities will develop or, if it does develop,  that it will continue.  The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                                               RISK FACTORS

         You should carefully  consider,  among other things, the following factors in connection with the purchase of the offered certificates:

The  Offered  Certificates  or Notes  Will  Have  Limited  Liquidity,  So You May Be  Unable  to Sell Your
Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

         The  underwriter  intends  to make a  secondary  market  in the  offered  certificates  or notes, however  the  underwriter  will not be  obligated  to do so.  There can be no  assurance  that a secondary market for the offered  certificates  or notes will develop or, if it does  develop,  that it will provide holders of the offered  certificates  or notes with  liquidity of  investment or that it will continue for the life of the offered  certificates or notes.  As a result,  any resale prices that may be available for any offered  certificate  in any market that may  develop may be at a discount  from the initial  offering price or the fair  market  value  thereof.  The  offered  certificates  or notes will not be listed on any securities exchange.

The Rate and Timing of Principal  Distributions  on the Offered  Certificates or Notes Will Be Affected by
Prepayment Speeds.

         The rate and timing of  distributions  allocable  to  principal  on the offered  certificates  or notes,  other than the interest  only  certificates,  will depend,  in general,  on the rate and timing of principal  payments,  including  prepayments and collections upon defaults,  liquidations and repurchases, on the mortgage loans in the related loan group, or in the case of the offered  subordinate  certificates, both loan groups,  and the allocation  thereof to pay principal on these  certificates  as provided in the prospectus  supplement.  As is the case with mortgage  pass-through  certificates  generally,  the offered certificates or notes are subject to substantial  inherent  cash-flow  uncertainties  because the mortgage loans  may be  prepaid  at any time.  However,  if  applicable,  with  respect  to the  percentage  of the mortgage  loans set forth in the prospectus  supplement,  a prepayment  within five years,  as provided in the mortgage note, of its  origination  may subject the related  mortgagor to a prepayment  charge,  which may act as a deterrent to  prepayment of the mortgage  loan.  See "The  Mortgage  Pool" in the  prospectus supplement.

         Generally,  when  prevailing  interest rates are increasing,  prepayment  rates on mortgage loans tend to decrease.  A decrease in the prepayment  rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered  certificates  or notes at a time when  reinvestment at higher prevailing rates would be desirable.

         Conversely,  when  prevailing  interest rates are declining,  prepayment  rates on mortgage loans tend to  increase.  An increase in the  prepayment  rates on the  mortgage  loans will result in a greater rate of return of principal to investors in the offered  certificates or notes, at time when  reinvestment at comparable yields may not be possible.

         During a certain  period as  described  in the related  prospectus  supplement  after the closing date,  the entire amount of any  prepayments  and certain other  unscheduled  recoveries of principal with respect to the  mortgage  loans in a loan  group  will be  allocated  to the  senior  certificates  in the related  certificate group, other than the interest only certificates,  with such allocation to be subject to further  reduction  over an  additional  four year period  thereafter,  as described in the  prospectus supplement,  unless the amount of  subordination  provided to the senior  certificates  by the subordinate certificates  is twice the amount as of the cut-off  date,  and  certain  loss and  delinquency  tests are satisfied.  This will accelerate the amortization of the senior  certificates in each  certificate  group, other than the interest only  certificates,  as a whole while,  in the absence of losses in respect of the mortgage loans in the related loan group,  increasing the percentage  interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

         For further  information  regarding the effect of principal  prepayments on the weighted  average lives of the offered  certificates or notes,  see "Yield on the  Certificates"  or "Yield on the Notes" in
the  prospectus   supplement,   including  the  table  entitled  "Percent  of  Initial  Principal  Balance
Outstanding at the Following Percentages of the Prepayment Assumption" in the prospectus supplement.

The Yield to Maturity on the Offered Certificates or Notes Will Depend on a Variety of Factors.

         The yield to  maturity on the offered  certificates  or notes,  particularly  the  interest  only certificates, will depend, in general, on:

         o        the applicable purchase price; and

         o        the rate and timing of principal  payments,  including  prepayments and collections upon
                  defaults,   liquidations  and  repurchases,  on  the  related  mortgage  loans  and  the allocation  thereof to reduce the current  principal  amount or  notional  amount of the offered certificates or notes, as well as other factors.

         The yield to investors  on the offered  certificates  or notes will be adversely  affected by any allocation thereto of interest shortfalls on the mortgage loans.

         In general,  if the offered  certificates or notes,  other than the interest only certificates or notes, are purchased at a premium and principal  distributions  occur at a rate faster than anticipated at the time of  purchase,  the  investor's  actual  yield to maturity  will be lower than that assumed at the time of  purchase.  Conversely,  if the  offered  certificates  or notes,  other  than the  interest  only certificates,  are  purchased at a discount and principal  distributions  occur at a rate slower than that anticipated  at the time of purchase,  the  investor's  actual  yield to maturity  will be lower than that originally assumed.

         The  proceeds  to the  depositor  from  the  sale  of the  offered  certificates  or  notes  were determined  based on a number of assumptions,  including a constant rate of prepayment each month, or CPR, relative to the then outstanding  principal  balance of the mortgage loans. No representation is made that the mortgage  loans will prepay at this rate or at any other rate, or that the mortgage  loans will prepay at the same rate. The yield  assumptions for the offered  certificates or notes will vary as determined at the time of sale. See "Yield on the Certificates" or "Yield on the Notes" in the prospectus supplement.

The Mortgage Loans  Concentrated  in a Specific  Region May Present a Greater Risk of Loss with Respect to
Such Mortgage Loans.

         Mortgage  loans  secured by  properties  located in the State of  California  are more  likely to incur defaults or losses as a result of physical  damage to the  properties  resulting from natural causes such as earthquake,  mudslide and wildfire,  as compared to mortgage  loans secured by properties  located in other  locations.  Investors  should note that some  geographic  regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and,  consequently,  will experience  higher rates of loss and  delinquency  than will be experienced  on mortgage loans  generally.
For example,  a region's economic condition and housing market may be directly,  or indirectly,  adversely affected by natural disasters or civil  disturbances such as earthquakes,  hurricanes,  floods,  eruptions or riots.  The  economic  impact  of any of these  types of events  may also be felt in areas  beyond  the region  immediately  affected by the  disaster or  disturbance.  The mortgage  loans  securing the offered certificates  or notes may be  concentrated  in these  regions,  and any  concentration  may present  risk considerations  in addition to those  generally  present for similar  mortgage-backed  securities  without this  concentration.  Any risks  associated  with  mortgage  loan  concentration  may  affect the yield to maturity of the offered  certificates  or notes to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates or notes.

Statutory  and  Judicial  Limitations  on  Foreclosure  Procedures  May Delay  Recovery  in Respect of the
Mortgaged  Property  and, in Some  Instances,  Limit the Amount That May Be Recovered  by the  Foreclosing
Lender,  Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered  Certificates or
Notes.

         Foreclosure  procedures  may vary from  state to state.  Two  primary  methods of  foreclosing  a mortgage instrument are judicial foreclosure,  involving court proceedings,  and non-judicial  foreclosure pursuant to a power of sale granted in the mortgage  instrument.  A foreclosure  action is subject to most of the delays and  expenses of other  lawsuits  if  defenses  are raised or  counterclaims  are  asserted.
Delays may also result from difficulties in locating necessary defendants.  Non-judicial  foreclosures may be subject to delays  resulting  from state laws  mandating  the recording of notice of default and notice of sale and,  in some  states,  notice to any party  having an  interest  of record in the real  property, including junior lienholders.  Some states have adopted "anti-deficiency"  statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at  foreclosure  for less than the full amount owed. In addition,  United  States courts have  traditionally  imposed  general  equitable principles  to limit the remedies  available to lenders in  foreclosure  actions that are perceived by the court as harsh or unfair.  The effect of these  statutes  and judicial  principles  may be to delay and/or reduce  distributions  in respect of the offered  certificates  or notes.  See "Legal  Aspects of Mortgage
Loans—Foreclosure on Mortgages and Some Contracts" in this prospectus.

The Value of the Mortgage  Loans May Be Affected By, Among Other Things,  a Decline in Real Estate Values,
Which May Result in Losses on the Offered Certificates or Notes.

         No assurance  can be given that values of the mortgaged  properties  have remained or will remain at their  levels on the dates of  origination  of the related  mortgage  loans.  If the  residential  real estate market should  experience an overall decline in property  values so that the  outstanding  balances of the mortgage  loans,  and any  secondary  financing on the mortgaged  properties,  in the mortgage pool
become  equal  to  or  greater  than  the  value  of  the  mortgaged  properties,   the  actual  rates  of
delinquencies,  foreclosures  and losses  could be higher  than  those now  generally  experienced  in the mortgage  lending  industry.  In some areas of the  United  States,  real  estate  values  have risen at a greater  rate in  recent  years  than in the past.  In  particular,  mortgage  loans  with high  principal balances or high loan-to-value  ratios will be affected by any decline in real estate values.  Real estate values in any area of the  country  may be  affected  by several  factors,  including  population  trends, mortgage  interest  rates,  and the  economic  well-being  of that area.  Any decrease in the value of the mortgage loans may result in the  allocation of losses which are not covered by credit  enhancement to the offered certificates or notes.

The  Ratings  on the  Offered  Certificates  or Notes Are Not a  Recommendation  to Buy,  Sell or Hold the
Offered  Certificates  or Notes and Are Subject to Withdrawal at Any Time,  Which May Affect the Liquidity
or the Market Value of the Offered Certificates or Notes.

         It is a  condition  to the  issuance  of the  offered  certificates  or notes  that each class of offered  certificates  or notes be rated in one of the four  highest  rating  categories  by a  nationally recognized  statistical  rating agency.  A security  rating is not a  recommendation  to buy, sell or hold securities  and may be subject to revision or  withdrawal  at any time. No person is obligated to maintain the rating on any  offered  certificate,  and,  accordingly,  there can be no  assurance  that the ratings assigned to any offered  certificate on the date on which the offered  certificates or notes are initially issued  will not be lowered  or  withdrawn  by a rating  agency at any time  thereafter.  In the event any rating is revised or withdrawn,  the liquidity or the market value of the related offered  certificates or notes may be  adversely  affected.  See  "Ratings"  in the  prospectus  supplement  and  "Rating"  in this prospectus.

         The  ratings  of the  offered  certificates  or  notes  by the  rating  agencies  may be  lowered following  the  initial  issuance  thereof  as a result of losses on the  mortgage  loans in excess of the levels  contemplated  by the rating  agencies at the time of their initial  rating  analysis.  Neither the depositor,  the master  servicer,  the  servicers,  the securities  administrator,  the trustee nor any of their respective  affiliates will have any obligation to replace or supplement any credit enhancement,  or to take any other action to maintain the ratings of the offered  certificates or notes.  See  "Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement" in this prospectus.

The Mortgage  Loans May Have  Limited  Recourse to the Related  Borrower,  Which May Result in Losses with
Respect to These Mortgage Loans.

         Some or all of the mortgage loans  included in the issuing  entity will be  nonrecourse  loans or loans for which recourse may be restricted or unenforceable.  As to those mortgage loans,  recourse in the event of mortgagor  default will be limited to the specific real  property and other assets,  if any, that were  pledged to secure the  mortgage  loan.  However,  even with  respect  to those  mortgage  loans that provide for recourse  against the  mortgagor  and its assets  generally,  there can be no  assurance  that enforcement  of the recourse  provisions  will be  practicable,  or that the other assets of the mortgagor will be  sufficient  to  permit a  recovery  in  respect  of a  defaulted  mortgage  loan in excess of the liquidation value of the related mortgaged  property.  Any risks associated with mortgage loans with no or limited  recourse  may affect the yield to  maturity of the  offered  certificates  or notes to the extent losses  caused by these risks which are not covered by credit  enhancement  are  allocated  to the offered certificates or notes.

The Mortgage  Loans May Have  Environmental  Risks,  Which May Result in Increased  Losses with Respect to
These Mortgage Loans.

         To the extent that a servicer or the master  servicer,  in its  capacity as  successor  servicer, for a mortgage  loan  acquires  title to any related  mortgaged  property  which is  contaminated  with or affected  by  hazardous  wastes or  hazardous  substances,  these  mortgage  loans may incur  losses.  See
"Servicing of Mortgage  Loans—Realization  Upon or Sale of Defaulted Mortgage Loans" and "Legal Aspects of
Mortgage  Loans—Environmental  Legislation" in this prospectus.  To the extent these  environmental  risks result in losses on the mortgage  loans,  the yield to maturity of the offered  certificates  or notes, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

         Applicable  state and local laws generally  regulate  interest  rates and other charges,  require specific  disclosure,  and require licensing of the originator.  In addition,  other state and local laws, public  policy and general  principles  of equity  relating to the  protection  of  consumers,  unfair and deceptive practices and debt collection  practices may apply to the origination,  servicing and collection of the mortgage loans.

         The mortgage loans are also subject to federal laws, including:

         o        the  Federal  Truth-in-Lending  Act  and  Regulation  Z  promulgated  thereunder,  which require  specific  disclosures  to the  borrowers  regarding  the terms of the  mortgage loans;

         o        the  Equal  Credit  Opportunity  Act and  Regulation  B  promulgated  thereunder,  which prohibit  discrimination  on the  basis of age,  race,  color,  sex,  religion,  marital status,  national  origin,  receipt of public  assistance  or the  exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o        the Fair Credit  Reporting  Act,  which  regulates the use and reporting of  information related to the borrower's credit experience.

         Depending  on the  provisions  of the  applicable  law and the specific  facts and  circumstances involved,  violations of these  federal or state laws,  policies and  principles  may limit the ability of the issuing  entity to collect all or part of the  principal  of or interest on the  mortgage  loans,  may entitle the borrower to a refund of amounts  previously  paid and, in addition,  could subject the issuing entity  to  damages  and  administrative  enforcement.  See  "Legal  Aspects  of  Mortgage  Loans" in this prospectus.

         On the closing date,  the Sponsor will  represent that each mortgage loan at the time it was made complied  in  all  material  respects  with  all  applicable  laws  and  regulations,  including,  without limitation,  usury,  equal  credit  opportunity,  disclosure  and  recording  laws and all  anti-predatory lending laws;  and each mortgage  loan has been serviced in all material  respects in accordance  with all applicable  laws  and  regulations,  including,  without  limitation,  usury,  equal  credit  opportunity, disclosure and recording laws and all  anti-predatory  lending laws and the terms of the related  mortgage note,  the  mortgage  and other  loan  documents.  In the event of a breach  of this  representation,  the
Sponsor will be obligated to cure the breach or  repurchase or  substitute  the affected  mortgage loan in the manner described in the prospectus.

         Under the  anti-predatory  lending  laws of some  states,  the borrower is required to meet a net tangible  benefits test in connection with the origination of the related  mortgage loan. This test may be highly  subjective  and open to  interpretation.  As a result,  a court may determine that a mortgage loan does not meet the  test  even if the  originator  reasonably  believed  that the test was  satisfied,  Any determination  by a court that the mortgage  loan does not meet the test will result in a violation of the state  anti-predatory  lending law, in which case the related  Sponsor  will be required to purchase  that mortgage loan from the issuing entity.

The Return on the Offered  Certificates  or Notes Could Be Reduced by Shortfalls Due to the Application of
the Servicemembers Civil Relief Act and Similar State Laws.

         The  Servicemembers  Civil Relief Act, or the Relief Act, and similar  state laws provide  relief to mortgagors  who enter active  military  service and to  mortgagors  in reserve  status and the national guard who are called to active  military  service  after the  origination  of their  mortgage  loans.  The military  operations by the United States in Iraq and  Afghanistan has caused an increase in the number of citizens in active  military  duty,  including  those  citizens  previously in reserve  status.  Under the
Relief Act the interest rate  applicable  to a mortgage loan for which the related  mortgagor is called to active  military  service  will be reduced  from the  percentage  stated in the related  mortgage  note to
6.00%.  This interest rate  reduction and any reduction  provided  under similar state laws will result in an interest  shortfall  because  neither the master  servicer  nor the  related  servicer  will be able to collect the amount of interest  which  otherwise  would be payable with respect to such  mortgage  loan if the Relief Act or similar state law was not  applicable  thereto.  This  shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related  servicer and,  therefore, will reduce the amount  available to pay interest to the  certificateholders  on  subsequent  distribution dates.  We do not know how many  mortgage  loans in the mortgage  pool have been or may be affected by the application of the Relief Act or similar state law. In addition,  the Relief Act imposes  limitations that would  impair the  ability of the master  servicer or the related  servicer  to  foreclose  on an affected single family loan during the  mortgagor's  period of active duty status,  and, under some  circumstances, during an  additional  three month period  thereafter.  Thus,  in the event that the Relief Act or similar legislation  or regulations  applies to any mortgage loan which goes into default,  there may be delays in payment and losses on the certificates or notes in connection  therewith.  Any other interest  shortfalls, deferrals  or  forgiveness  of payments on the  mortgage  loans  resulting  from  similar  legislation  or regulations may result in delays in payments or losses to holders of the offered certificates or notes.

Negative Amortization May Increase Losses Applied to the Certificates or Notes.

         When  interest  due on a  negative  amortization  loan is added to the  principal  balance of the negative amortization loan through negative amortization,  the mortgaged property provides  proportionally less security for the repayment of the negative  amortization loan.  Therefore,  if the mortgagor defaults on the negative  amortization  loan,  there is a greater  likelihood that a loss will be incurred upon the liquidation  of the mortgaged  property.  Furthermore,  the loss will be larger than would  otherwise have been in the absence of negative amortization.

Allocation of Deferred Interest May Affect the Yield on the Certificates or Notes.

         The amount of deferred  interest,  if any, with respect to the negative  amortization loans for a given  month  will  reduce  the  amount of  interest  collected  on the  negative  amortization  loans and available  to be  distributed  as  interest  to the  certificates  or notes.  The  reduction  in  interest collections  will be offset,  in whole or in part,  by  applying  principal  prepayments  received  on the mortgage  loans to  interest  distributions  on the  certificates  or notes.  To the  extent the amount of deferred  interest on the negative  amortization  loans  exceeds the  principal  prepayments  and/or other amounts as described in the related  prospectus  supplement  received on the mortgage loans,  the net rate cap on the certificates or notes will be reduced.

A Security  Interest  In A  Manufactured  Home Could Be Rendered  Subordinate  to the  Interests  of Other
Parties Claiming an Interest in the Home.

         Perfection  of security  interests in  manufactured  homes and  enforcement  of rights to realize upon the  value of the  manufactured  homes as  collateral  for the  manufactured  housing  contracts  are subject to a number of federal and state laws,  including the Uniform  Commercial  Code as adopted in each state and each  state's  certificate  of title  statutes.  The steps  necessary  to perfect  the  security interest in a  manufactured  home will vary from state to state.  If the servicer of the  contract  fails, due to clerical errors or otherwise,  to take the appropriate steps to perfect the security interest,  the trustee may not have a first priority  security  interest in the manufactured home securing a manufactured housing  contract.  Additionally,  courts in many  states  have held that  manufactured  homes may  become subject to real estate title and recording laws. As a result, a security  interest in a manufactured  home could be rendered  subordinate  to the interests of other  parties  claiming an interest in the home under applicable state real estate law.

Acquiring  Board  Approval  for the  Sale of  Cooperative  Loans  Could  Limit  the  Number  of  Potential
Purchasers  for those Shares and Otherwise  Limit the  Servicer's  Ability to Sell,  and Realize the Value
of, those Shares Backed by Such Loans.

         With  respect  to  collateral  securing  a  cooperative  loan,  any  prospective  purchaser  will generally  have to obtain the  approval  of the board of  directors  of the  relevant  cooperative  before purchasing the shares and acquiring  rights under the proprietary  lease or occupancy  agreement  securing the  cooperative  loan.  This  approval  is  usually  based on the  purchaser's  income  and net worth and numerous  other  factors.  The necessity of acquiring  board  approval could limit the number of potential purchasers  for those shares and otherwise  limit the  servicer's  ability to sell,  and realize the value of, those shares.  In addition,  the servicer will not require that a hazard or flood insurance  policy be maintained for any cooperative loan.  Generally,  the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative,  and the  tenant-stockholders  of that cooperative do not maintain individual hazard insurance  policies.  However, if a cooperative and the related borrower on a  cooperative  note  do not  maintain  hazard  insurance  or do not  maintain  adequate  coverage  or any insurance  proceeds  are not applied to the  restoration  of the damaged  property,  damage to the related borrower's  cooperative  apartment or the cooperative's  building could significantly  reduce the value of the collateral securing the cooperative note.

Defects in Security Interest Could Result in Losses.

         o        The security interest in certain manufactured homes may not be perfected.

         Every  contract  will be secured by either (1) a security  interest in the  manufactured  home or
(2) if it is a  land-and-home  contract,  the  mortgage  or deed of  trust on the real  estate  where  the manufactured  home is  permanently  affixed.  Several  federal  and state laws,  including  (i) the UCC as adopted in the relevant state,  (ii) certificate of title statutes as adopted in the relevant states;  and
(iii) if  applicable,  the real estate laws as adopted in the states in which the  manufactured  homes are located,  govern the perfection of security  interests in the  manufactured  homes and the  enforcement of rights to realize upon the value of the  manufactured  homes as collateral  for the  contracts.  The steps required to perfect a security  interest in a manufactured  home vary from state to state.  The originator will  represent  and  warrant  that each  contract  is secured by a  perfected  security  interest  in the manufactured  home,  and the  originator  must  repurchase  the  contract  if there  is a  breach  of this representation  and warranty.  Nevertheless,  if the originator fails to perfect its security  interest in the  manufactured  homes  securing a number of  contracts,  it could  cause an  increase  in losses on the contracts,  and you could suffer a loss on your  investment  as a result.  In addition,  under federal and state laws,  a number of factors may limit the ability of the holder of a perfected  security  interest in manufactured  homes to realize  upon the related  manufactured  homes or may limit the amount  realized to less than the amount due under the related contract which could result in a loss on your investment.

         o        The  assignment  of the security  interest in the  manufactured  home to the trustee may not be perfected.

         Due  to  the  expense  and  administrative  inconvenience,   the  originator  will  not  amend  a
certificate  of title to a  manufactured  home to name the trustee as the lienholder or note the trustee's interest  on the  certificate  of title.  As a result,  in some  states  the  assignment  of the  security interest in the manufactured  home to the trustee may not be effective  against the seller's  creditors or a trustee in the event the seller  enters  bankruptcy,  or the  security  interest  may not be  perfected.
Also,  the seller will not record the  assignment to the trustee of the mortgage or deed of trust securing land-and-home  contracts because of the expense and administrative  inconvenience  involved.  As a result, in some  states the  assignment  of the  mortgage  or deed of trust to the  trustee  may not be  effective against the  seller's  creditors  or  bankruptcy  trustee.  If an affiliate of the seller is no longer the servicer  and the  trustee or a  successor  servicer  is unable to enforce  the  security  interest in the manufactured  home  following a default on a contract,  losses on the  contracts  would  increase  and you could suffer a loss on your investment as a result.

FICO Scores are Not an Indicator of Future Performance of Borrowers.

         Investors  should be aware that FICO scores are based on past  payment  history of the  borrower.
Investors  should  not rely on FICO  scores as an  indicator  of future  borrower  performance.  See "Loan
Program — FICO Scores" in this prospectus.

                                            THE MORTGAGE POOLS

General

         Each mortgage pool will consist  primarily of mortgage  loans.  The mortgage loans may consist of single  family  loans,  multifamily  loans,  commercial  loans,  mixed-use  loans and  Contracts,  each as described below.

         The single  family loans will be evidenced by mortgage  notes and secured by mortgages  that,  in each case,  create a first or junior  lien on the related  mortgagor's  fee or  leasehold  interest in the
related  mortgaged   property.   The  related  mortgaged   property  for  a  single  family  loan  may  be
owner-occupied or may be a vacation, second or non-owner-occupied home.

         If  specified  in the  related  prospectus  supplement  relating to a series of  securities,  the single  family loans may include  cooperative  apartment  loans  evidenced  by a mortgage  note secured by security  interests in the related mortgaged  property  including shares issued by cooperatives and in the related  proprietary leases or occupancy  agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The  multifamily  loans will be evidenced by mortgage  notes and secured by mortgages that create a first or junior lien on residential  properties  consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The  commercial  loans will be evidenced by mortgage  notes and secured  mortgages  that create a first or junior lien on commercial  properties  including office  building,  retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use  loans will be evidenced by mortgage  loans and secured by mortgages  that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The  aggregate  concentration  by  original  principal  balance of  commercial,  multifamily  and mixed-use  loans in any  mortgage  pool will be less than 10% of the  original  principal  balance  of the mortgage pool.

         Mortgaged  properties  may be located in any one of the 50 states,  the  District  of Columbia or the Commonwealth of Puerto Rico.

         The mortgage  loans will not be guaranteed or insured by the depositor or any of its  affiliates.
However,  if so specified in the related prospectus  supplement,  mortgage loans may be insured by the FHA or  guaranteed  by the VA. See  "Description  of Primary  Mortgage  Insurance,  Hazard  Insurance;  Claims
Thereunder—FHA Insurance" and "—VA Mortgage Guaranty" in this prospectus.

         A mortgage  pool may  include  mortgage  loans  that are  delinquent  as of the date the  related series of securities is issued.  In that case, the related  prospectus  supplement  will set forth,  as to each mortgage  loan,  available  information  as to the period of  delinquency  and any other  information relevant for a prospective  investor to make an investment  decision.  No mortgage loan in a mortgage pool shall be  non-performing.  Mortgage loans which are more than 30 days delinquent  included in any mortgage pool will have  delinquency  data  relating  to them  included in the related  prospectus  supplement.  No mortgage  pool will include a  concentration  of mortgage  loans which is more than 30 days  delinquent of
20% or more.

         A mortgage  pool may contain more than one mortgage  loan made to the same  borrower with respect to a single  mortgaged  property,  and may contain  multiple  mortgage  loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include  "sub-prime"  mortgage loans.  "Sub-prime"  mortgage loans will be underwritten  in accordance with  underwriting  standards which are less stringent than guidelines for "A"
quality  borrowers.  Mortgagors may have a record of outstanding  judgments,  prior bankruptcies and other credit items that do not satisfy the  guidelines for "A" quality  borrowers.  They may have had past debts written off by past lenders.

         A mortgage pool may include  mortgage loans that do not meet the purchase  requirements of Fannie
Mae and Freddie Mac.  These  mortgage loans are known as  nonconforming  loans.  The mortgage loans may be nonconforming  because they exceed the maximum  principal  balance of mortgage  loans  purchased by Fannie
Mae and Freddie  Mac,  known as jumbo  loans,  because the  mortgage  loan may have been  originated  with limited or no documentation,  because they are sub-prime  mortgage loans, or because of some other failure to meet the  purchase  criteria of Fannie Mae and Freddie  Mac.  The related  prospectus  supplement  will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each  mortgage  loan will be selected by the  depositor  or its  affiliates  for  inclusion  in a mortgage pool from among those  purchased by the  depositor,  either  directly or through its  affiliates, from  Unaffiliated  Sellers or Affiliated  Sellers.  As to each series of  securities,  the mortgage loans will be selected for  inclusion in the mortgage  pool based on rating  agency  criteria,  compliance  with
representations  and  warranties,   and  conformity  to  criteria  relating  to  the  characterization  of securities for tax, ERISA,  SMMEA,  Form S-3  eligibility and other legal purposes.  If a mortgage pool is composed of mortgage  loans  acquired by the depositor  directly from  Unaffiliated  Sellers,  the related prospectus  supplement will specify the extent of mortgage loans so acquired.  The  characteristics of the mortgage loans will be as described in the related prospectus  supplement.  Other mortgage loans available for purchase by the depositor may have  characteristics  which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The  mortgage  loans may be  delivered  to the issuing  entity  pursuant to a  Designated  Seller
Transaction,  concurrently with the issuance of the related series of securities.  These securities may be sold in whole or in part to the Seller in  exchange  for the  related  mortgage  loans,  or may be offered under any of the other methods described in this prospectus under "Methods of  Distribution."  The related prospectus  supplement for a mortgage pool composed of mortgage  loans acquired by the depositor  pursuant to a Designated  Seller  Transaction will generally include  information,  provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If  specified  in  the  related  prospectus  supplement,  the  issuing  entity  for a  series  of securities may include mortgage securities,  as described in this prospectus.  The mortgage securities may have been issued  previously by the depositor or an affiliate  thereof,  a financial  institution or other entity engaged  generally in the business of mortgage lending or a limited purpose  corporation  organized for the purpose of, among other things,  acquiring and depositing  mortgage loans into trusts, and selling beneficial  interests in trusts.  In addition the mortgage  securities  may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or  government-sponsored  agencies, as specified in the related  prospectus  supplement.  The mortgage  securities  will be generally  similar to securities  offered under this prospectus.  In any securitization  where mortgage  securities are included in an issuing entity,  unless the mortgage  securities are exempt from  registration  under the Securities
Act, the offering of the mortgage  securities  will be registered if required in accordance  with Rule 190 under the  Securities  Act. As to any series of mortgage  securities,  the related  prospectus  supplement will include a description  of (1) the mortgage  securities and any related  credit  enhancement,  and (2)
the mortgage loans underlying the mortgage securities.

         In  addition,   if  specified  in  the  related  prospectus  supplement  United  States  Treasury securities  and other  securities  issued by the U.S.  Government,  any of its  agencies or other  issuers established by federal  statute may be included in the issuing  entity.  Such securities will be backed by the full faith and credit of the United States or will represent the  obligations  of the U.S.  Government or such  agency  or such  other  issuer  or  obligations  payable  from the  proceeds  of U.S.  Government
Securities, as specified in the related prospectus supplement.

The Mortgage Loans

         Each of the mortgage loans will be a type of mortgage loan described or referred to below:

      o     Fixed-rate,  fully-amortizing  mortgage loans (which may include mortgage loans converted from adjustable-rate  mortgage loans or otherwise  modified)  providing for level monthly  payments of  principal  and  interest  and  terms at  origination  or  modification  of not  more  than approximately 15 years;

      o     Fixed-rate,  fully-amortizing  mortgage loans (which may include mortgage loans converted from adjustable-rate  mortgage loans or otherwise  modified)  providing for level monthly  payments of principal  and interest and terms at  origination  or  modification  of more than 15 years, but not more than approximately 30 years;

      o     Fully-amortizing  ARM Loans  having an original or modified  term to maturity of not more than approximately 30 years with a related mortgage rate which generally  adjusts  initially either three  months,  six months or one, two,  three,  five,  seven or ten years or other  intervals subsequent to the initial  payment  date,  and  thereafter at either three- month,  six-month, one-year  or  other  intervals  (with  corresponding  adjustments  in the  amount  of  monthly payments)  over the term of the mortgage  loan to equal the sum of the related Note Margin and the note index.  The related  prospectus  supplement will set forth the relevant Index,  which will be of a type that is  customarily  used in the debt and fixed  income  markets to measure the cost of borrowed  funds,  and the highest,  lowest and  weighted  average Note Margin with respect to the ARM Loans in the  related  mortgage  pool.  The related  prospectus  supplement will also indicate any periodic or lifetime  limitations  on changes in any per annum mortgage rate at the time of any  adjustment.  If specified in the related  prospectus  supplement,  an
            ARM Loan may  include a  provision  that  allows  the  mortgagor  to  convert  the  adjustable mortgage  rate to a fixed rate at some point  during  the term of the ARM Loan  generally  not later than six to ten years subsequent to the initial payment date;

      o     Negatively-amortizing  ARM Loans  having  original or  modified  terms to maturity of not more than  approximately  30 years with  mortgage  rates which  generally  adjust  initially on the payment  date  referred  to in the related  prospectus  supplement,  and on each of  specified periodic  payment  dates  thereafter,  to equal the sum of the Note Margin and the Index.  The scheduled  monthly  payment will be adjusted as and when  described in the related  prospectus supplement to an amount that would fully  amortize the mortgage  loan over its remaining  term on a level debt service basis;  provided that increases in the scheduled  monthly  payment may be subject to  limitations  as specified in the related  prospectus  supplement.  Any Deferred
            Interest will be added to the principal balance of the mortgage loan;

      o     Fixed-rate,  graduated  payment  mortgage loans having  original or modified terms to maturity of not more  than  approximately  15  years  with  monthly  payments  during  the  first  year calculated  on the basis of an assumed  interest  rate which is a specified  percentage  below the mortgage rate on the mortgage loan.  Monthly  payments on these mortgage loans increase at the beginning of the second year by a specified  percentage of the monthly  payment during the preceding  year and each year  thereafter  to the extent  necessary  to amortize  the mortgage loan over the remainder of its approximately  15-year term.  Deferred  Interest,  if any, will be added to the principal balance of these mortgage loans;

      o     Fixed-rate,  graduated  payment  mortgage loans having  original or modified terms to maturity of not more  than  approximately  30  years  with  monthly  payments  during  the  first  year calculated  on the basis of an assumed  interest  rate which is a specified  percentage  below the mortgage rate on the mortgage loan.  Monthly  payments on these mortgage loans increase at the beginning of the second year by a specified  percentage of the monthly  payment during the preceding  year and each  year  thereafter  to the  extent  necessary  to fully  amortize  the mortgage loan over the remainder of its  approximately  30-year term.  Deferred  Interest,  if any, will be added to the principal balance of these mortgage loans;

      o     Balloon  loans  having  payment  terms  similar  to those  described  in one of the  preceding paragraphs,  calculated  on the basis of an assumed  amortization  term,  but  providing for a balloon  payment  of all  outstanding  principal  and  interest  to be  made  at the  end of a specified term that is shorter than the assumed amortization term;

      o     Mortgage  loans that  provide for a line of credit  pursuant to which  amounts may be advanced to the borrower from time to time;

      o     Mortgage  loans that require that each monthly  payment  consist of an installment of interest which  is  calculated  according  to  the  simple  interest  method.  This  method  calculates interest using the outstanding  principal  balance of the mortgage loan multiplied by the loan rate and further  multiplied  by a fraction,  the  numerator of which is the number of days in the period  elapsed since the preceding  payment of interest was made and the  denominator  of which is the number of days in the annual  period for which  interest  accrues on the mortgage loan.  As payments are received on simple  interest  mortgage  loans,  the amount  received is applied  first to  interest  accrued  to the date of  payment  and the  balance  is applied to reduce the unpaid principal balance of the mortgage loan; or

      o     Mortgage  loans which  provide for an interest  only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

         The mortgage pool may contain  mortgage  loans secured by junior liens.  The related senior lien, which may have been made at the same time as the first lien,  may or may not be  included in the  mortgage pool as well.  The primary risk to holders of mortgage  loans  secured by junior liens is the  possibility that adequate  funds will not be received in connection  with a foreclosure of the related senior liens to satisfy  fully both the senior liens and the mortgage  loan secured by a junior lien.  In the event that a holder of a senior lien  forecloses on a mortgaged  property,  the proceeds of the  foreclosure or similar sale will be applied  first to the payment of court  costs and fees in  connection  with the  foreclosure,
second  to  real  estate  taxes,  third  in  satisfaction  of  all  principal,   interest,  prepayment  or
acceleration  penalties,  if any, and any other sums due and owing to the holder of the senior liens.  The claims of the holders of the senior  liens will be  satisfied  in full out of proceeds of the  liquidation of the related  mortgaged  property,  if the proceeds are sufficient,  before the issuing entity as holder of the junior lien  receives  any payments in respect of the mortgage  loan.  If the master  servicer or a servicer  were to  foreclose on a mortgage  loan  secured by a junior lien,  it would do so subject to any related  senior liens.  In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the  foreclosure  sale of the mortgage loan would have to bid an amount  sufficient to pay off all sums due under the mortgage  loan and the senior liens or purchase the mortgaged  property  subject to the senior  liens.  In the event that the  proceeds  from a  foreclosure  or similar  sale of the  related mortgaged  property are  insufficient  to satisfy all senior liens and the mortgage loan in the aggregate, the issuing  entity,  as the holder of the junior lien, and,  accordingly,  holders of one or more classes of the  securities of the related  series bear (1) the risk of delay in  distributions  while a deficiency judgment  against  the  borrower  is sought  and (2) the risk of loss if the  deficiency  judgment  is not realized upon.  Moreover,  deficiency judgments may not be available in some jurisdictions or the mortgage loan may be  nonrecourse.  In addition,  a junior  mortgagee may not foreclose on the property  securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require  payment of a prepayment  charge or penalty,  the terms of which will be more fully  described in the  prospectus  supplement.  Prepayment  penalties  may apply if the borrower makes a  substantial  prepayment,  or may apply only if the  borrower  refinances  the mortgage  loans.  A multifamily,  commercial  or  mixed-use  loan may also contain a  prohibition  on  prepayment  or lock-out period.

         The  mortgage  loans may be  "equity  refinance"  mortgage  loans,  as to which a portion  of the proceeds are used to refinance an existing  mortgage loan,  and the remaining  proceeds may be retained by the  mortgagor  or used for purposes  unrelated to the  mortgaged  property.  Alternatively,  the mortgage loans may be "rate and term  refinance"  mortgage  loans,  as to which  substantially  all of the proceeds
(net of related  costs  incurred by the  mortgagor)  are used to  refinance an existing  mortgage  loan or loans  (which may include a junior lien)  primarily  in order to change the  interest  rate or other terms thereof.  The mortgage  loans may be mortgage loans which have been  consolidated  and/or have had various terms  changed,  mortgage loans which have been  converted  from  adjustable  rate mortgage loans to fixed rate mortgage  loans,  or  construction  loans which have been converted to permanent  mortgage  loans. In addition,  a mortgaged  property may be subject to secondary  financing at the time of  origination of the mortgage loan or thereafter.  In addition,  some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related  prospectus  supplement,  a mortgage pool may contain  convertible mortgage  loans which allow the  mortgagors to convert the interest  rates on these  mortgage loans from a fixed rate to an adjustable  rate,  or an  adjustable  rate to a fixed rate, at some point during the life of these mortgage loans. In addition,  if provided for in the related  prospectus  supplement,  a mortgage pool may contain  mortgage  loans which may provide  for  modification  to other fixed rate or  adjustable rate  programs  offered by the  Seller.  If  specified  in the  related  prospectus  supplement,  upon any conversion or  modification,  the  depositor,  the related  master  servicer,  the related  servicer,  the applicable  Seller or a third party will repurchase the converted or modified  mortgage loan as and to the extent set forth in the  related  prospectus  supplement.  Upon the failure of any party so  obligated  to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related  prospectus  supplement,  the mortgage  loans may include  buydown mortgage  loans.  Under the terms of a buydown  mortgage loan, the monthly  payments made by the mortgagor during the early  years of the  mortgage  loan will be less than the  scheduled  monthly  payments  on the mortgage loan. The resulting difference will be made up from:

      o     funds  contributed  by the Seller of the mortgaged  property or another source and placed in a custodial account,

      o     if funds  contributed  by the Seller are  contributed  on a present  value  basis,  investment earnings on these funds, or

      o     additional funds to be contributed over time by the mortgagor's employer or another source.

         Generally,  the mortgagor  under each buydown  mortgage loan will be qualified at the  applicable lower monthly payment.  Accordingly,  the repayment of a buydown mortgage loan is dependent on the ability of the  mortgagor to make larger level  monthly  payments  after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus  supplement for each series of securities will contain  information as to the type of  mortgage  loans that will be  included  in the  related  mortgage  pool.  Each  prospectus  supplement applicable to a series of  securities  will include  information,  generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

      o     the aggregate principal balance of the mortgage loans,

      o     the type of property securing the mortgage loans,

      o     the original or modified terms to maturity of the mortgage loans,

      o     the range of principal balances of the mortgage loans at origination or modification,

      o     the earliest origination or modification date and latest maturity date of the mortgage loans,

      o     the Loan-to-Value Ratios of the mortgage loans,

      o     the mortgage rate or range of mortgage rates borne by the mortgage loans,

      o     if any of the mortgage loans are ARM Loans,  the applicable  Index,  the range of Note Margins and the weighted average Note Margin,

      o     the geographical distribution of the mortgage loans,

      o     the percentage of buydown mortgage loans, if applicable, and

      o     the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

      A Current  Report on Form 8-K will be sent,  upon  request,  to  holders  of the  related  series of securities and will be filed,  together with the related pooling and servicing agreement,  with respect to each series of  certificates,  or the related  servicing  agreement,  owner trust agreement and indenture, with respect to each series of notes,  with the Commission  after the initial  issuance of the securities.
In the event that  mortgage  loans are added to or deleted  from the issuing  entity after the date of the related  prospectus  supplement  but on or before the date of issuance of the  securities  if any material pool  characteristic  differs by 5% or more from the  description  in the prospectus  supplement,  revised disclosure  will be  provided  either in a  supplement  or in a Current  Report on Form 8-K which  will be available to investors on the SEC website.

         The  depositor  will cause the  mortgage  loans  included  in each  mortgage  pool,  or  mortgage securities  evidencing  interests therein, to be assigned,  without recourse,  to the trustee named in the related  prospectus  supplement,  for the benefit of the holders of the securities of a series.  Except to the extent that  servicing of any mortgage loan is to be  transferred  to a special  servicer,  the master servicer named in the related prospectus  supplement will service the mortgage loans,  directly or through servicers,  pursuant to a pooling and servicing  agreement,  with respect to each series of  certificates, or a  servicing  agreement,  with  respect  to each  series  of  notes,  and will  receive a fee for these services.  See "Servicing of Mortgage  Loans,"  "Description of the  Securities"  and "The  Agreements" in
this  prospectus.  The master  servicer's  obligations  with  respect to the  mortgage  loans will consist principally of its contractual  servicing  obligations  under the related pooling and servicing  agreement or servicing  agreement  (including  its obligation to supervise,  monitor and oversee the  obligations of the servicers to service and administer  their  respective  mortgage loans in accordance with the terms of the applicable  servicing  agreements),  as more fully  described in this prospectus  under  "Servicing of
Mortgage  Loans—Servicers," and, if and to the extent set forth in the related prospectus supplement,  its obligation  to make cash  advances in the event of  delinquencies  in  payments on or with  respect to the mortgage  loans as  described  in this  prospectus  under  "Description  of the  Securities—Advances")  or pursuant to the terms of any mortgage  securities.  The  obligations of a master servicer to make advances may be subject to  limitations,  to the extent this  prospectus and the related  prospectus  supplement so provides.

Underwriting Standards

         Mortgage  loans to be included in a mortgage  pool will be  purchased  on the closing date by the depositor  either directly or indirectly from Affiliated  Sellers or Unaffiliated  Sellers.  The depositor will  acquire  mortgage  loans  utilizing  re-underwriting  criteria  which it believes  are  appropriate, depending to some extent on the  depositor's or its affiliates'  prior  experience with the Seller and the servicer,  as well as the  depositor's  prior  experience  with a particular type of mortgage loan or with mortgage  loans  relating  to  mortgaged  properties  in a  particular  geographical  region.  A  standard approach to  re-underwriting  is to compare loan file  information and information  that is represented to the  depositor  on a tape  with  respect  to a  percentage  of the  mortgage  loans  the  depositor  deems appropriate in the  circumstances.  The depositor  will not undertake any  independent  investigations  of the creditworthiness of particular obligors.

         The mortgage  loans,  as well as mortgage loans  underlying  mortgage  securities  will have been originated in accordance with underwriting standards described below.

         The  underwriting  standards to be used in originating the mortgage loans are primarily  intended to assess the  creditworthiness of the mortgagor,  the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The  mortgage  loans  will  be  originated  under  "full/alternative",   "stated  income/verified
assets",   "stated   income/stated   assets",   "no   documentation"   or   "no   ratio"   programs.   The
"full/alternative"  documentation  programs  generally  verify income and assets in accordance with Fannie
Mae/Freddie  Mac  automated  underwriting   requirements.   The  stated  income/verified   assets,  stated
income/stated  assets,  no documentation or no ratio programs  generally  require less  documentation  and verification than do full  documentation  programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of  income/employment,  assets and certain payment  histories.  Generally, under  both  "full/alternative"  documentation  programs,  at least one month of income  documentation  is provided.  This  documentation  is also  required to include  year-to-date  income or prior year income in case the former is not  sufficient  to  establish  consistent  income.  Generally  under a "stated  income verified  assets"  program no  verification  of a  mortgagor's  income is  undertaken  by the  origination however,  verification  of the  mortgagor's  assets is  obtained.  Under a "stated  income/stated  assets"
program,  no  verification  of either a mortgagor's  income or a  mortgagor's  assets is undertaken by the originator  although  both  income and assets are  stated on the loan  application  and a  "reasonableness test" is applied.  Generally,  under a "no documentation"  program, the mortgagor is not required to state his or her  income or assets  and  therefore,  no  verification  of such  mortgagor's  income or assets is undertaken  by the  originator.  The  underwriting  for such  mortgage  loans  may be based  primarily  or entirely on the estimated  value of the mortgaged  property and the LTV ratio at origination as well as on the payment  history  and credit  score.  Generally,  under a "no ratio"  program,  the  mortgagor  is not required to disclose their income although the nature of employment is disclosed.  Additionally,  on a "no ratio" program assets are verified.

         The  primary  considerations  in  underwriting  a mortgage  loan are the  mortgagor's  employment stability and whether the mortgagor has sufficient  monthly income  available (1) to meet the  mortgagor's monthly  obligations  on the proposed  mortgage  loan  (generally  determined  on the basis of the monthly payments  due in the year of  origination)  and other  expenses  related to the home  (including  property taxes and hazard  insurance) and (2) to meet monthly housing expenses and other financial  obligations and monthly  living  expenses.  However,  the  Loan-to-Value  Ratio of the mortgage  loan is another  critical factor. In addition,  a mortgagor's credit history and repayment  ability,  as well as the type and use of the mortgaged property, are also considerations.

         High  LTV  Loans  are  underwritten  with an  emphasis  on the  creditworthiness  of the  related mortgagor.  High LTV Loans are underwritten with a limited  expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily  loans,  commercial  loans or mixed-use loans,  lenders  typically look to the debt service  coverage ratio of a loan as an important  measure of the risk of default on that loan. Unless otherwise defined in the related  prospectus  supplement,  the debt service coverage ratio of a  multifamily  loan,  commercial  loan or  mixed-use  loan at any given  time is the ratio of (1) the net operating  income of the  related  mortgaged  property  for a  twelve-month  period to (2) the  annualized scheduled  payments on the mortgage  loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related  mortgage.  The net operating income of a mortgaged  property is
the  total  operating  revenues  derived  from  a  multifamily,   commercial  or  mixed-use  property,  as
applicable,  during that period,  minus the total operating  expenses incurred in respect of that property during that period  other than (a)  non-cash  items such as  depreciation  and  amortization,  (b) capital expenditures  and (c) debt service on loans  (including  the related  mortgage  loan)  secured by liens on that  property.  The  net  operating  income  of a  multifamily,  commercial  or  mixed-use  property,  as applicable,  will  fluctuate  over time and may or may not be  sufficient  to cover  debt  service  on the related  mortgage  loan  at any  given  time.  As  the  primary  source  of the  operating  revenues  of a multifamily,  commercial or mixed-use  property,  as applicable,  rental income (and maintenance  payments from  tenant-stockholders  of a cooperatively owned multifamily property) may be affected by the condition of the  applicable  real estate  market and/or area  economy.  Increases in operating  expenses due to the general economic climate or economic  conditions in a locality or industry  segment,  such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating  expenses,  and/or to changes in governmental rules,  regulations and fiscal policies,  may also affect the risk of default on a
multifamily,   commercial  or  mixed-use  loan.  Lenders  also  look  to  the  Loan-to-Value  Ratio  of  a multifamily,  commercial  or mixed-use  loan as a measure of risk of loss if a property must be liquidated following a default.

         Each  prospective  mortgagor will generally  complete a mortgage loan  application  that includes information on the  applicant's  liabilities,  income,  credit  history,  employment  history and personal information.  One or more credit  reports on each  applicant  from  national  credit  reporting  companies generally will be required.  The report  typically  contains  information  relating to credit history with local and  national  merchants  and  lenders,  installment  debt  payments  and any  record  of  defaults, bankruptcies,  repossessions,  or  judgments.  In the  case  of a  multifamily  loan,  commercial  loan or mixed-use loan, the mortgagor will also be required to provide certain  information  regarding the related mortgaged  property,  including a current  rent roll and  operating  income  statements  (which may be pro forma and  unaudited).  In addition,  the  originator  will  generally  also  consider the location of the mortgaged  property,  the  availability  of  competitive  lease  space and  rental  income  of  comparable properties in the relevant  market area, the overall  economy and  demographic  features of the geographic area and the mortgagor's  prior experience in owning and operating  properties  similar to the multifamily properties or commercial properties, as the case may be.

         Mortgaged  properties  generally will be appraised by licensed appraisers or through an automated valuation system. A licensed  appraiser will generally address  neighborhood  conditions,  site and zoning status and  condition  and  valuation  of  improvements.  In the case of mortgaged  properties  secured by single family loans,  the appraisal  report will  generally  include a  reproduction  cost analysis  (when appropriate)  based on the current cost of  constructing  a similar home and a market value analysis based on recent sales of  comparable  homes in the area.  With  respect to  multifamily  properties,  commercial properties and mixed-use  properties,  the appraisal  must specify  whether an income  analysis,  a market analysis or a cost  analysis was used.  An appraisal  employing  the income  approach to value  analyzes a property's  projected net cash flow,  capitalization and other operational  information in determining the property's  value.  The market  approach to value  analyzes  the prices  paid for the  purchase of similar properties in the property's  area, with  adjustments  made for variations  between those other properties and the property  being  appraised.  The cost approach to value requires the appraiser to make an estimate of land value and then  determine  the  current  cost of  reproducing  the  improvements  less any accrued depreciation.  In any case, the value of the property being financed, as indicated by the appraisal,  must support,  and support in the future, the outstanding loan balance.  All appraisals by licensed  appraisers are  required  to be on forms  acceptable  to Fannie  Mae or  Freddie  Mac.  Automated  valuation  systems generally rely on publicly  available  information  regarding  property  values and will be described more fully in the related  prospectus  supplement.  An  appraisal  for purposes of  determining  the Value of a mortgaged property may include an automated valuation.

         Notwithstanding  the foregoing,  Loan-to-Value  Ratios will not  necessarily  provide an accurate measure  of the  risk of  liquidation  loss in a pool of  mortgage  loans.  For  example,  the  value of a mortgaged  property as of the date of initial  issuance of the related  series of  securities  may be less than the Value  determined at loan  origination,  and will likely  continue to fluctuate from time to time based upon changes in economic  conditions  and the real estate  market.  Mortgage loans which are subject to negative  amortization  will have  Loan-to-Value  Ratios which will  increase  after  origination  as a result of negative  amortization.  Also,  even when  current,  an appraisal is not  necessarily a reliable estimate of value for a multifamily  property or commercial  property.  As stated above,  appraised values of multifamily,  commercial and mixed-use properties are generally based on the market analysis,  the cost analysis,  the income  analysis,  or upon a selection  from or  interpolation  of the values  derived from those  approaches.  Each of these  appraisal  methods can  present  analytical  difficulties.  It is often difficult to find truly  comparable  properties  that have recently been sold; the  replacement  cost of a property may have little to do with its current  market  value;  and income  capitalization  is inherently based on inexact  projections  of income and expenses and the selection of an  appropriate  capitalization rate.  Where  more  than one of these  appraisal  methods  are used and  provide  significantly  different results,  an accurate  determination  of value and,  correspondingly,  a reliable  analysis of default and loss risks, is even more difficult.

         If so specified in the related  prospectus  supplement,  the underwriting of a multifamily  loan, commercial loan or mixed-use loan may also include environmental  testing.  Under the laws of some states, contamination  of real  property  may give rise to a lien on the  property to assure the costs of cleanup.
In several  states,  this type of lien has priority over an existing  mortgage lien on that  property.  In addition,  under the laws of some  states  and under  CERCLA,  a lender  may be  liable,  as an "owner" or
"operator",  for costs of  addressing  releases  or  threatened  releases  of  hazardous  substances  at a property,  if agents or employees of the lender have become  sufficiently  involved in the  operations  of the borrower,  regardless of whether or not the environmental  damage or threat was caused by the borrower or a prior owner. A lender also risks such  liability on  foreclosure  of the mortgage as described  under
"Legal Aspects of Mortgage Loans—Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the  mortgage  loan Seller will be required to represent that it has  complied  with the  applicable  underwriting  policies  of the FHA or VA,  respectively.  See
"Description of Primary Mortgage Insurance,  Hazard Insurance;  Claims Thereunder—FHA  Insurance" and "—VA
Insurance" in this prospectus.

FICO Scores

         The FICO Score is a statistical  ranking of likely future credit  performance  developed by Fair,
Isaac & Company  ("Fair,  Isaac")  and the three  national  credit  repositories-Equifax,  Trans Union and
First  American  (formerly  Experian  which was formerly  TRW).  The FICO Scores  available from the three national  credit  repositories  are calculated by the assignment of weightings to the most predictive data collected  by the credit  repositories  and range from the 300's to the 900's.  Although  the FICO  Scores are based  solely on the  information  at the  particular  credit  repository,  such FICO Scores have been calibrated to indicate the same level of credit risk  regardless of which credit  repository is used.  The
FICO Scores is used along with,  but not limited to,  mortgage  payment  history,  seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment.

Qualifications of Originators and Sellers

         Each  mortgage  loan  generally  will be  originated,  directly or through  mortgage  brokers and correspondents,  by a  savings  and  loan  association,  savings  bank,  commercial  bank,  credit  union, insurance  company,  or  similar  institution  which is  supervised  and  examined  by a federal  or state authority,  or by a mortgagee  approved by the  Secretary  of Housing  and Urban  Development  pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

         Each  Seller will have made  representations  and  warranties  in respect of the  mortgage  loans and/or  mortgage  securities  sold by the Seller and evidenced by a series of  securities.  In the case of mortgage loans,  representations  and warranties will generally  include,  among other things,  that as to each mortgage loan:

         o        With respect to any first lien mortgage loan, a lender's title  insurance  policy (on an
                  ALTA or CLTA form) or binder,  or other  assurance  of title  customary  in the relevant jurisdiction  therefore  in a form  acceptable  to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title  insurance  company which, to the  best of the  related  seller's  knowledge,  was  qualified  to do  business  in the jurisdiction  where the related  mortgaged  property is  located,  insuring  the related seller and its  successors  and assigns  that the mortgage is a first  priority  lien on the related  mortgaged  property in the original  principal amount of the mortgage loan;
                  and the related seller is the sole insured under such lender's title  insurance  policy, and such  policy,  binder or  assurance  is valid and  remains in full force and effect, and each such policy,  binder or assurance  shall  contain all  applicable  endorsements including  a negative  amortization  endorsement,  if  applicable.  With  respect to any second lien mortgage loan,  other than any Piggyback Loan that has an initial  principal amount  less  than or equal to  $200,000,  (a) a  lender's  title  insurance  policy  or binder,  or other  assurance of title customary in the relevant  jurisdiction  therefore in a form  acceptable  to Fannie  Mae or Freddie  Mac,  was issued on the date that each mortgage  loan  was  created  by a title  insurance  company  which,  to the best of the related seller's  knowledge,  was qualified to do business in the jurisdiction where the related  mortgaged  property is located,  insuring the related seller and its successors and  assigns;  and the related  seller is the sole  insured  under such  lender's  title insurance  policy,  and such  policy,  binder or  assurance is valid and remains in full force  and  effect,  and each  such  policy,  binder  or  assurance  shall  contain  all applicable  endorsements including a negative amortization  endorsement,  if applicable, or (b) a lien  search  was  conducted  at the time of  origination  with  respect to the related property;

         o        immediately  prior to the  transfer to the  depositor,  the related  Seller was the sole owner of  beneficial  title and holder of the  mortgage and  mortgage  note  relating to such  mortgage  loan and is  conveying  the same  free and  clear of any and all  liens, claims,  encumbrances,  participation interests,  equities, pledges, charges or security interests of any nature and the related  Seller has full right and  authority to sell or assign the same pursuant to the related mortgage loan purchase agreement;

         o        there  is no  mechanics'  lien or  claim  for  work,  labor or  material  affecting  the premises  subject to any  mortgage  which is or may be a lien  prior to, or equal  with, the  lien of  such  mortgage  except  those  which  are  insured  against  by the  title insurance policy referred to above;

         o        the mortgage is a valid and enforceable  first or other  applicable lien on the property securing  the  related  mortgage  note  and  each  mortgaged  property  is  owned by the mortgagor  in  fee  simple  (except  with  respect  to  common  areas  in  the  case  of condominiums,  PUDs and de minimis  PUDs) or by  leasehold  for a term  longer  than the term of the related  mortgage,  subject  only to (i) the lien of current  real  property taxes and  assessments,  (ii)  covenants,  conditions and  restrictions,  rights of way, easements  and other  matters  of  public  record  as of the date of  recording  of such mortgage,  such exceptions being acceptable to mortgage lending  institutions  generally or specifically  reflected in the appraisal  obtained in connection with the origination of the related  mortgage  loan or referred to in the  lender's  title  insurance  policy delivered to the  originator  of the related  mortgage  loan and (iii) other  matters to which like  properties are commonly  subject which do not materially  interfere with the benefits of the security intended to be provided by such mortgage;

         o        the  physical  property  subject to the  mortgage is free of  material  damage and is in good repair and there is no proceeding  pending or  threatened  for the total or partial condemnation of any mortgaged property;

         o        there was no  delinquent  tax or  assessment  lien against the  property  subject to any mortgage,  except where such lien was being  contested in good faith and a stay had been granted against levying on the property; and

         o        each mortgage  loan at the time it was made  complied in all material  respects with all
                  applicable  local,   state  and  federal  laws  and  regulations,   including,   without
                  limitation,  usury,  equal credit  opportunity,  disclosure  and recording  laws and all applicable  predatory,  abusive and fair lending  laws;  and each mortgage loan has been
                  serviced  in  all  material   respects  in  accordance  with  all  applicable  laws  and
                  regulations,   including,   without   limitation,   usury,  equal  credit   opportunity,
                  disclosure  and recording laws and all  applicable  anti-predatory  lending laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative  mortgage loans,  representations and warranties with respect to title insurance or hazard  insurance may not be given.  Generally,  the cooperative  itself is responsible for the  maintenance  of  hazard  insurance  for  property  owned by the  cooperative,  and the  borrowers
(tenant-stockholders)  of the cooperative do not maintain hazard  insurance on their  individual  dwelling units. In the case of mortgage  securities,  representations and warranties will generally include,  among other things,  that as to each mortgage security,  the Seller has good title to the mortgage security free of any  liens.  In the  event of a  breach  of a  Seller's  representation  or  warranty  that  materially adversely  affects the  interests of the  securityholders  in a mortgage  loan or mortgage  security,  the related Seller will be obligated to cure the breach or repurchase  or, if permitted,  replace the mortgage loan or mortgage  security as  described  below.  However,  there can be no  assurance  that a Seller will honor its  obligation to repurchase  or, if permitted,  replace any mortgage loan or mortgage  security as to which a breach of a representation or warranty arises.

         All of the  representations  and warranties of a Seller in respect of a mortgage loan or mortgage security  will  have  been  made as of the  date on which  the  mortgage  loan or  mortgage  security  was purchased from the Seller by or on behalf of the depositor,  unless a specific  representation or warranty relates to an  earlier  date,  in which  case such  representation  or  warranty  shall be made as of such earlier date. As a result,  the date as of which the  representations  and  warranties  were made may be a date  prior to the date of initial  issuance  of the  related  series of  securities  or, in the case of a
Designated Seller  Transaction,  will be the date of closing of the related sale by the applicable Seller.
A  substantial  period  of time may have  elapsed  between  the date as of which the  representations  and warranties  were made and the  later  date of  initial  issuance  of the  related  series  of  securities.
Accordingly,  the Seller's repurchase  obligation (or, if specified in the related prospectus  supplement, limited  replacement  option)  described below will not arise if, during the period commencing on the date of sale of a mortgage  loan or  mortgage  security by the  Seller,  an event  occurs that would have given rise to a repurchase  obligation  had the event  occurred  prior to sale of the affected  mortgage loan or mortgage  security,  as the  case may be.  The  only  representations  and  warranties  to be made for the benefit of holders of securities in respect of any related  mortgage  loan or mortgage  security  relating to the period  commencing on the date of sale of the mortgage  loan or mortgage  security by the Seller to or on behalf of the  depositor  will be the limited  corporate  representations  of the  depositor and the master servicer described under "Description of the Securities—Assignment of Trust Fund Assets" below.

         The  depositor  will assign to the  trustee for the benefit of the holders of the related  series of  securities  all of its right,  title and interest in each  purchase  agreement by which it purchased a mortgage  loan or  mortgage  security  from a Seller  insofar  as the  purchase  agreement  relates to the representations  and  warranties  made by the Seller in respect of the mortgage loan or mortgage  security and any remedies  provided for with respect to any breach of  representations  and warranties with respect to the mortgage  loan or mortgage  security.  If a Seller  cannot cure a breach of any  representation  or warranty  made by it in respect of a mortgage loan or mortgage  security  which  materially  and adversely affects the interests of the  securityholders  therein within a specified  period after having  discovered or received  notice of a breach,  then,  the Seller will be obligated to  repurchase  the mortgage loan or mortgage  security at a purchase price set forth in the related  pooling and servicing  agreement or other agreement  which purchase price  generally will be equal to the principal  balance  thereof as of the date of  repurchase  plus accrued and unpaid  interest  through or about the date of  repurchase at the related mortgage rate or  pass-through  rate, as  applicable  (net of any portion of this interest  payable to the
Seller  in  respect  of  master  servicing  compensation,  special  servicing  compensation  or  servicing compensation, as applicable, and any interest retained by the depositor).

         As to any mortgage loan required to be  repurchased  by a Seller as provided  above,  rather than repurchase the mortgage loan, the Seller, if so specified in the related  prospectus  supplement,  will be entitled,  at its sole option,  to remove the Deleted Mortgage Loan from the issuing entity and substitute in its place a Qualified  Substitute Mortgage Loan; however,  with respect to a series of certificates for which no REMIC election is to be made, the  substitution  must be effected  within 120 days of the date of the initial issuance of the related series of  certificates.  With respect to a issuing entity for which a
REMIC election is to be made, the  substitution  of a defective  mortgage loan must be effected within two years of the date of the initial  issuance of the related series of  certificates,  and may not be made if the substitution  would cause the issuing entity,  or any portion  thereof,  to fail to qualify as a REMIC or  result  in a  Prohibited  Transaction  Tax under the Code.  Any  Qualified  Substitute  Mortgage  Loan generally will, on the date of substitution:

      o     have an  outstanding  principal  balance,  after  deduction  of the  principal  portion of the monthly payment due in the month of substitution,  not in excess of the outstanding  principal balance of the Deleted  Mortgage  Loan (the amount of any  shortfall  to be  deposited  in the
            Distribution  Account  by  the  related  Seller  or  the  master  servicer  in  the  month  of substitution for distribution to the securityholders),
      o     have a mortgage rate and a Net Mortgage Rate not less than (and not  materially  greater than)
            the mortgage  rate and Net Mortgage  Rate,  respectively,  of the Deleted  Mortgage Loan as of the date of substitution,

      o     have a  Loan-to-Value  Ratio at the time of  substitution  no higher  than that of the Deleted
            Mortgage Loan at the time of substitution,

      o     have a remaining  term to maturity  not  materially  earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

      o     comply with all of the  representations  and  warranties  made by the Seller as of the date of substitution.

The related mortgage loan purchase  agreement may include  additional  requirements  relating to ARM Loans or other  specific types of mortgage  loans,  or additional  provisions  relating to meeting the foregoing requirements  on an aggregate  basis where a number of  substitutions  occur  contemporaneously.  A Seller will  have an  option to  substitute  for a  mortgage  security  that it is  obligated  to  repurchase  in connection with a breach of a  representation  and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master  servicer or the trustee will be required under the  applicable  pooling and servicing agreement or servicing  agreement to use  reasonable  efforts to enforce this  repurchase or  substitution obligation  for the benefit of the trustee and the  securityholders,  following  those  practices it would employ in its good  faith  business  judgment  and  which are  normal  and usual in its  general  mortgage servicing activities;  provided,  however, that this repurchase or substitution obligation will not become an obligation of the master  servicer in the event the  applicable  Seller fails to honor the  obligation.
In instances where a Seller is unable, or disputes its obligation,  to repurchase  affected mortgage loans and/or mortgage securities,  the master servicer or the trustee,  employing the standards set forth in the preceding  sentence,  may  negotiate  and enter into one or more  settlement  agreements  with the related
Seller that could  provide for the  repurchase  of only a portion of the  affected  mortgage  loans and/or mortgage  securities.  Any  settlement  could  lead  to  losses  on the  mortgage  loans  and/or  mortgage securities  which  would be borne by the  related  securities.  In  accordance  with the  above  described practices,  the master servicer or trustee will not be required to enforce any repurchase  obligation of a
Seller  arising  from any  misrepresentation  by the  Seller,  if the master  servicer  determines  in the reasonable  exercise of its business  judgment that the matters related to the  misrepresentation  did not directly  cause or are not  likely to  directly  cause a loss on the  related  mortgage  loan or  mortgage security.  If the  Seller  fails to  repurchase  and no breach of any other  party's  representations  has occurred,  the Seller's repurchase  obligation will not become an obligation of the depositor or any other party.  In the case of a Designated  Seller  Transaction  where the Seller fails to  repurchase a mortgage loan or mortgage  security and neither the depositor nor any other entity has assumed the  representations and  warranties,  the  repurchase  obligation of the Seller will not become an obligation of the depositor
or  any  other  party.  The  foregoing   obligations  will  constitute  the  sole  remedies  available  to securityholders  or the  trustee  for a breach of any  representation  by a Seller or for any other  event giving rise to the obligations as described above.

         Neither the  depositor  nor the master  servicer  will be obligated to repurchase a mortgage loan or mortgage  security if a Seller  defaults on its obligation to do so, and no assurance can be given that the Sellers  will carry out their  repurchase  obligations.  A default by a Seller is not a default by the depositor  or by the master  servicer.  However,  to the extent that a breach of the  representations  and warranties of a Seller also constitutes a breach of a  representation  made by the depositor or the master servicer,  as described below under "Description of the  Securities—Assignment  of Trust Fund Assets," the
depositor or the master  servicer may have a repurchase or substitution  obligation.  Any mortgage loan or mortgage  security not so repurchased or  substituted  for shall remain in the related  issuing entity and any  losses  related  thereto  shall  be  allocated  to the  related  credit  enhancement,  to the  extent available, and otherwise to one or more classes of the related series of securities.

         If a person  other than a Seller  makes the  representations  and  warranties  referred to in the first  paragraph  of this  "—Representations  by  Sellers"  section,  or a person  other  than a Seller is responsible  for  repurchasing  or replacing any mortgage loan or mortgage  security for a breach of those representations  and warranties,  the identity of that person will be specified in the related  prospectus supplement.  The master servicer's  responsibilities  for enforcing these  representations  and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

         If the  related  prospectus  supplement  so  specifies,  the master  servicer  or another  entity identified  in such  prospectus  supplement  may, at its  option,  purchase  from the  issuing  entity any mortgage  loan which is  delinquent  in payment by 90 days or more or is an REO Mortgage  Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

Methods of Delinquency Calculation

         Each  prospectus  supplement will describe the delinquency  method used for  calculations  with respect to the related  mortgage  loans,  which will either be the MBA Method or the OTS Method.  Under either method,  except with respect to HELOCs,  the determination as to whether a mortgage loan falls into a delinquency  category is made as of the close of business on the last day of each month prior to the date of  determining  the  delinquency:  for example,  if a cut-off date is August 1, or a distribution  date is August 25,  delinquencies  are calculated as of
July 31.

         Under the MBA Method,  a mortgage loan is considered "30 days  delinquent" if the borrower fails to make a scheduled  payment  prior to the close of business on the day prior to the  mortgage  loan's first  succeeding  due date.  For example,  if a  securitization  had a closing date occurring in August and a cut-off date of August 1, a mortgage  loan with a payment  due on July 1 that  remained  unpaid as of the close of business on July 31 would be described as 30 days  delinquent  as of the cut-off date in the  prospectus  supplement.  A mortgage  loan would be considered  "60 days  delinquent"  with respect to such scheduled  payment if such scheduled  payment were not made prior to the close of business  on the day prior to the  mortgage  loan's  second  succeeding  due date (or, in the preceding  example,  if the mortgage loan with a payment due on June 1 remained  unpaid as of the close of business on July 31).

         Under the OTS Method,  a mortgage loan is considered "30 days  delinquent" if the borrower fails to make a scheduled  payment prior to the close of business on the mortgage  loan's first  succeeding  due date. For example, if a  securitization  had a closing date occurring in August and a cut-off date of August 1, a mortgage loan with a payment due on July 1 that  remained  unpaid as of the close of business  on July 31 would not be  described  as 30 days  delinquent  as of the cut-off date in the  prospectus  supplement.  Such  mortgage loan with a payment due on
June 1 that remained  unpaid as of the close of business on July 31 would be described as 30 days  delinquent as of the cut-off date in the  prospectus  supplement.  A mortgage loan would be  considered  "60 days  delinquent"  with respect to such  scheduled  payment if such  scheduled  payment were not made prior to the close of business on the mortgage loan's second succeeding due date (or, in the preceding  example,  if the mortgage loan with a payment due on May 1 remained unpaid as of the close of business on July 31).

         Generally,  because of the way delinquencies are calculated as described above,  delinquencies  calculated under the MBA Method are a month greater than as calculated  under the OTS Method,  and mortgage loans which are 30 days  delinquent  under the MBA Method are not delinquent  under the OTS Method.  Investors  should  carefully note the method used with respect to the related securitization as described in the prospectus supplement.

         Investors  should  note  that  calculations  of  delinquency  are made as of the end of the  prior  month.
Changes in  borrower  delinquency  status  after that time will not be  disclosed  until the  following  month.  In addition, under both methods,  bankruptcy,  foreclosure and REO property status is determined as of the last day of the prior  month.  Such  mortgage  loans are removed  from the  delinquency  buckets,  although  they will count in connection with delinquency triggers or for total delinquency information.

                                         STATIC POOL INFORMATION

         For each mortgage pool discussed  above,  the issuing entity will provide static pool information with respect to the experience of the sponsor,  or other appropriate  entity, in securitizing  asset pools of the same type to the extent material.

         With respect to each series of securities,  the  information  referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                                       SERVICING OF MORTGAGE LOANS

General

         The mortgage  loans and mortgage  securities  included in each mortgage pool will be serviced and administered  pursuant to either a pooling and  servicing  agreement or a servicing  agreement.  A form of pooling and servicing  agreement and a form of servicing  agreement  have each been filed as an exhibit to the  registration  statement of which this prospectus is a part.  However,  the provisions of each pooling and  servicing  agreement  or  servicing  agreement  will vary  depending  upon the nature of the  related mortgage  pool.  The  following  summaries  describe the material  servicing-related  provisions  that may appear in a pooling and  servicing  agreement or servicing  agreement  for a mortgage  pool that  includes mortgage loans. The related  prospectus  supplement will describe any  servicing-related  provision of its related  pooling  and  servicing  agreement  or  servicing  agreement  that  materially  differs  from the description  thereof  contained  in this  prospectus.  If the  related  mortgage  pool  includes  mortgage securities,  the related  prospectus  supplement  will  summarize  the material  provisions of the related pooling and  servicing  agreement  and  identify the  responsibilities  of the parties to that pooling and servicing agreement.

         With  respect  to any  series  of  securities  as to which the  related  mortgage  pool  includes mortgage  securities,  the servicing and  administration  of the mortgage  loans  underlying  any mortgage securities  will be  pursuant  to the  terms of  those  mortgage  securities.  Mortgage  loans  underlying mortgage  securities in a mortgage pool will be serviced and administered  generally in the same manner as mortgage  loans  included in a mortgage  pool,  however,  there can be no assurance  that this will be the case,  particularly if the mortgage  securities are issued by an entity other than the depositor or any of its affiliates.

The Master Servicer

         The master servicer,  if any, for a series of securities will be named in the related  prospectus supplement  and may be an  affiliate  of the  depositor.  The master  servicer  is  required to maintain a fidelity  bond and errors and  omissions  policy with  respect to its  officers  and  employees  and other persons  acting on behalf of the master  servicer in connection  with its  activities  under a pooling and servicing agreement or a servicing agreement.

         The master  servicer  shall  supervise,  monitor and oversee the  obligation  of the servicers to service and administer  their  respective  mortgage  loans in accordance  with the terms of the applicable servicing  agreements  and shall have full power and  authority to do any and all things which it may deem necessary or desirable in connection  with such master  servicing  and  administration.  In addition,  the
Master  Servicer shall oversee and consult with each servicer as necessary from  time-to-time to carry out the master  servicer's  obligations  under the pooling and  servicing  agreement or  servicing  agreement, shall  receive,  review and  evaluate  all  reports,  information  and other data  provided  to the master servicer  by each  servicer  and  shall  cause  each  servicer  to  perform  and  observe  the  covenants, obligations  and conditions to be performed or observed by such servicer  under its  applicable  servicing agreement.  Each pooling and servicing agreement or servicing  agreement,  as applicable,  for a series of securities,  will  provide that in the event a servicer  fails to perform its  obligations  in  accordance with its servicing  agreement,  the master  servicer shall  terminate such servicer and act as servicer of the related  mortgage loans or cause the trustee to enter into a new servicing  agreement with a successor servicer selected by the master servicer.

The Servicers

         Each of the  servicers,  if  any,  for a  series  of  securities  will be  named  in the  related prospectus  supplement  and may be an affiliate of the  depositor or the Seller of the mortgage  loans for which it is acting as servicer.  Each  servicer  will service the mortgage  loans  pursuant to a servicing agreement  between the master  servicer  and the related  servicer,  which  servicing  agreement  will not contain any terms  which are  inconsistent  with the related  pooling  and  servicing  agreement  or other agreement that governs the servicing  responsibilities  of the master  servicer or pursuant to the related pooling and  servicing  agreement,  as specified in the related  prospectus  supplement.  Each servicer is required to maintain a fidelity  bond and errors and  omissions  policy with  respect to its  officers and employees and other persons  acting on behalf of the servicer in connection  with its  activities  under a servicing agreement or the related pooling and servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

         The master  servicer for any  mortgage  pool will be  obligated  under the pooling and  servicing agreement or servicing  agreement to supervise,  monitor and oversee the  obligations  of the servicers to service  and  administer  their  respective  mortgage  loans in the  mortgage  pool for the benefit of the related  securityholders,  in  accordance  with  applicable  law,  the terms of the pooling and  servicing agreement or servicing  agreement,  the mortgage loans and any instrument of credit  enhancement  included in the  related  issuing  entity,  and,  to the extent  consistent  with the  foregoing,  the  customs and standards of prudent  institutional  mortgage lenders  servicing  comparable  mortgage loans for their own account  in the  jurisdictions  where  the  related  mortgaged  properties  are  located.  Subject  to the foregoing,  the master  servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing  duties,  the master  servicer will be required to, and to cause each of the  servicers  to,  make  reasonable  efforts  to  collect  all  payments  called for under the terms and provisions  of the  mortgage  loans  that it  services.  The master  servicer  and each  servicer  will be obligated to follow the same collection  procedures as it would follow for comparable  mortgage loans held for its own account,  so long as these  procedures are consistent  with the servicing  standard of and the terms of the related  pooling and servicing  agreement or servicing  agreement and the servicing  standard generally  described in the  preceding  paragraph,  and do not impair  recovery  under any  instrument  of credit  enhancement  included in the related  issuing entity.  Consistent  with the foregoing,  the master servicer or any servicer will be permitted,  to the extent provided in the related prospectus  supplement, to waive any  prepayment  premium,  late payment  charge or other charge in  connection  with any mortgage loan.

         Under a pooling and  servicing  agreement or a servicing  agreement,  a master  servicer and each servicer may be granted  discretion to extend relief to mortgagors  whose payments become  delinquent.  In the case of single family loans and  Contracts,  a master  servicer or servicer may, for example,  grant a period of  temporary  indulgence  to a  mortgagor  or may enter  into a  liquidating  plan  providing  for repayment  of  delinquent  amounts  within a  specified  period  from the date of  execution  of the plan.
However,  the master  servicer or servicer  must first  determine  that any waiver or  extension  will not impair the coverage of any related  insurance  policy or materially  adversely affect the security for the mortgage  loan.  In addition,  unless  otherwise  specified  in the related  prospectus  supplement,  if a material  default  occurs or a payment  default is  reasonably  foreseeable  with respect to a multifamily loan,  commercial loan or mixed-use  loan, the master  servicer or servicer will be permitted,  subject to any specific  limitations set forth in the related pooling and servicing  agreement or servicing agreement and described in the related prospectus  supplement,  to modify,  waive or amend any term of such mortgage loan,  including  deferring  payments,  extending  the stated  maturity  date or otherwise  adjusting  the payment  schedule,  provided  that the  modification,  waiver or  amendment  (1) is  reasonably  likely to produce a greater  recovery  with  respect  to that  mortgage  loan on a present  value  basis  than would liquidation  and (2) will not  adversely  affect the coverage  under any  applicable  instrument of credit enhancement.

         In the case of multifamily  loans,  commercial loans and mixed-use  loans, a mortgagor's  failure to make required  mortgage loan payments may mean that  operating  income is  insufficient  to service the mortgage  debt, or may reflect the  diversion of that income from the  servicing of the mortgage  debt. In addition,  a mortgagor  under a multifamily,  commercial or mixed-use loan that is unable to make mortgage loan  payments  may also be unable to make timely  payment of taxes and  otherwise  to maintain and insure the related  mortgaged  property.  Generally,  the related master servicer or servicer will be required to monitor any  multifamily  loan or commercial loan that is in default,  evaluate  whether the causes of the default can be corrected  over a reasonable  period  without  significant  impairment  of the value of the related  mortgaged  property,  initiate  corrective  action in  cooperation  with the mortgagor if cure is likely,  inspect the related  mortgaged  property and take any other  actions as are  consistent  with the servicing standard described above and in the pooling and servicing  agreement or servicing  agreement.  A significant  period of time may elapse  before  the  master  servicer  or  servicer  is able to assess the success of any such corrective  action or the need for additional  initiatives.  The time within which the master  servicer or servicer  can make the initial  determination  of  appropriate  action,  evaluate  the success of corrective  action,  develop  additional  initiatives,  institute  foreclosure  proceedings and actually  foreclose  (or accept a deed to a mortgaged  property in lieu of  foreclosure)  on behalf of the securityholders  of the related  series may vary  considerably  depending on the  particular  multifamily, commercial or mixed-use loan, the mortgaged property,  the mortgagor,  the presence of an acceptable party to assume that loan and the laws of the  jurisdiction  in which the  mortgaged  property is located.  If a mortgagor  files  a  bankruptcy  petition,  the  master  servicer  or  servicer  may not be  permitted  to accelerate  the maturity of the related  multifamily,  commercial or mixed-use loan or to foreclose on the mortgaged  property  for a  considerable  period of time.  See "Legal  Aspects of Mortgage  Loans" in this prospectus.

         Some or all of the  mortgage  loans in a mortgage  pool may  contain a  due-on-sale  clause  that entitles  the lender to  accelerate  payment of the mortgage  loan upon any sale or other  transfer of the related mortgaged  property made without the lender's consent.  In any case in which a mortgaged  property is being conveyed by the  mortgagor,  the master  servicer will in general be obligated,  to the extent it has  knowledge of the  conveyance,  to exercise its rights,  or cause the servicer of the mortgage loan to exercise  its rights,  to  accelerate  the  maturity of the related  mortgage  loan under any  due-on-sale clause  applicable  thereto,  but only if the exercise of these rights is permitted by applicable  law and only to the extent it would not  adversely  affect or  jeopardize  coverage  under any  Primary  Insurance
Policy or applicable credit  enhancement  arrangements.  If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or  due-on-encumbrance  clause or if the master servicer or servicer determines  that it is  reasonably  likely that the related  mortgagor  would  institute a legal action to avoid  enforcement  of a due-on-sale or  due-on-encumbrance  clause,  the master  servicer or servicer may enter into (1) an assumption and  modification  agreement with the person to whom the property has been or is about to be conveyed,  pursuant to which this person  becomes liable under the mortgage note subject to specified  conditions  and the  mortgagor,  to the extent  permitted by  applicable  law,  remains  liable thereon  or (2) a  substitution  of  liability  agreement  pursuant  to which the  original  mortgagor  is released  from  liability  and the  person to whom the  property  has been or is about to be  conveyed  is substituted  for the original  mortgagor and becomes liable under the mortgage note,  subject to specified conditions.  The original  mortgagor may be released from  liability on a single family loan if the master servicer or servicer  shall have  determined in good faith that the release will not adversely  affect the collectability  of the mortgage loan. The master  servicer or servicer will determine  whether to exercise any right the trustee may have under any  due-on-sale  or  due-on-encumbrance  provision in a  multifamily loan,  commercial loan or mixed-use loan in a manner  consistent with the servicing  standard.  The master servicer or servicer  generally will be entitled to retain as additional  servicing  compensation  any fee collected  in  connection  with the  permitted  transfer of a mortgaged  property.  See "Legal  Aspects of
Mortgage  Loans—Enforceability  of  Certain  Provisions"  in this  prospectus.  FHA  loans do not  contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors  may,  from  time to time,  request  partial  releases  of the  mortgaged  properties, easements,  consents to alteration or demolition  and other similar  matters.  The master  servicer or the servicer may approve a request if it has  determined,  exercising its good faith business  judgment in the same  manner  as it would if it were the  owner of the  related  mortgage  loan,  that  approval  will not adversely  affect the security for, or the timely and full  collectability  of, the related mortgage loan.
Any fee collected by the master  servicer or servicer for  processing  these  requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related  mortgaged  properties,  the master  servicer will be required to file, or cause the servicer of the mortgage  loans to file, of record a request for notice of any action by a superior  lienholder  under the senior lien for the  protection of the related trustee's  interest,  where permitted by local law and whenever  applicable state law does not require that a junior  lienholder be named as a party  defendant in  foreclosure  proceedings  in order to foreclose  the junior  lienholder's  equity of  redemption.  The master  servicer also will be required to notify,  or cause the servicer of the mortgage loan to notify,  any superior  lienholder in writing of the existence of the mortgage loan and request  notification  of any action (as  described  below) to be taken against the mortgagor or the mortgaged  property by the superior  lienholder.  If the master servicer or a servicer  is  notified  that any  superior  lienholder  has  accelerated  or  intends  to  accelerate  the obligations  secured by the related  senior lien,  or has  declared or intends to declare a default  under the mortgage or the promissory note secured  thereby,  or has filed or intends to file an election to have the related  mortgaged  property sold or foreclosed,  then, the master  servicer will be required to take, or cause the  servicer  of the  related  mortgaged  property  to take,  on behalf of the  related  issuing entity, whatever actions are necessary to protect the interests of the related securityholders,  and/or to preserve the security of the related mortgage loan,  subject to the REMIC Provisions,  if applicable.  The master  servicer will be required to advance,  or cause the servicer of the mortgage loan to advance,  the necessary  funds to cure the  default  or  reinstate  the  superior  lien,  if the  advance is in the best interests of the related  securityholders  and the master  servicer or the  servicer,  as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The  master  servicer  for any  mortgage  pool will also be  required  to  perform,  or cause the servicers of the mortgage loans in the mortgage pool to perform,  other customary  functions of a servicer of comparable  loans,  including  maintaining  escrow or impound accounts for payment of taxes,  insurance premiums  and  similar  items,  or  otherwise  monitoring  the timely  payment of those  items;  adjusting mortgage  rates  on  ARM  Loans;  maintaining  Buydown  Accounts;  supervising  foreclosures  and  similar proceedings;  managing REO properties;  and maintaining  servicing  records relating to the mortgage loans in the mortgage pool. The master  servicer will be responsible  for filing and settling  claims in respect of particular mortgage loans under any applicable  instrument of credit  enhancement.  See "Description of
Credit Enhancement" in this prospectus.

Special Servicers

         If and to the extent specified in the related  prospectus  supplement,  a special servicer may be a party to the related pooling and servicing  agreement or servicing  agreement or may be appointed by the master  servicer  or another  specified  party to perform  specified  duties in respect of  servicing  the related  mortgage  loans that would  otherwise be  performed  by the master  servicer  (for  example,  the workout  and/or  foreclosure  of defaulted  mortgage  loans).  The rights and  obligations  of any special servicer will be specified in the related  prospectus  supplement,  and the master servicer will be liable for the  performance  of a special  servicer  only if,  and to the  extent,  set forth in that  prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

         Except as described below and in the related prospectus  supplement,  the master servicer will be required,  in a manner  consistent  with the  servicing  standard,  to, or to cause the  servicers  of the mortgage loans to,  foreclose upon or otherwise  comparably  convert the ownership of properties  securing any  mortgage  loans in the related  mortgage  pool that come into and continue in default and as to which no  satisfactory  arrangements  can  be  made  for  collection  of  delinquent  payments.  Generally,  the foreclosure  process will commence no later than 90 days after  delinquency of the related  mortgage loan.
The master servicer and each servicer will be authorized to institute  foreclosure  proceedings,  exercise any power of sale contained in the related  mortgage,  obtain a deed in lieu of foreclosure,  or otherwise acquire  title to the related  mortgaged  property,  by  operation of law or  otherwise,  if the action is consistent with the servicing  standard.  The master servicer's or applicable  servicer's  actions in this regard must be conducted,  however,  in a manner that will permit  recovery under any instrument of credit enhancement  included in the related  issuing  entity.  In addition,  neither the master  servicer nor any other servicer will be required to expend its own funds in connection  with any  foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure  and/or  restoration will increase the proceeds of liquidation of the mortgage loan to the related  securityholders  after  reimbursement  to itself  for these  expenses  and (2) these  expenses  will be  recoverable  to it from  related  Insurance
Proceeds,  Liquidation  Proceeds  or amounts  drawn out of any fund or under any  instrument  constituting credit  enhancement  (respecting  which it  shall  have  priority  for  purposes  of  withdrawal  from the
Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

         However,  unless otherwise  specified in the related  prospectus  supplement,  neither the master servicer nor any other  servicer may acquire  title to any  multifamily  property or  commercial  property securing a mortgage  loan or take any other action that would cause the related  trustee,  for the benefit of  securityholders  of the related series,  or any other specified  person to be considered to hold title to,  to be a  "mortgagee-in-possession"  of,  or to be an  "owner"  or an  "operator"  of  such  mortgaged property within the meaning of federal  environmental  laws, unless the master servicer or the servicer of the  mortgage  loan has  previously  determined,  based on a report  prepared  by a person  who  regularly conducts environmental audits (which report will be an expense of the issuing entity), that either:

                  (1)      the mortgaged property is in compliance with applicable  environmental laws and regulations  or, if not, that taking  actions as are  necessary to bring the  mortgaged  property into compliance with these laws is reasonably  likely to produce a greater  recovery on a present value basis than not taking those actions; and

                  (2)      there are no  circumstances  or conditions  present at the  mortgaged  property
         that  have  resulted  in  any  contamination  for  which  investigation,   testing,   monitoring,
         containment,  clean-up or remediation could be required under any applicable  environmental  laws and  regulations or, if those  circumstances  or conditions are present for which any such action could be required,  taking those  actions with respect to the  mortgaged  property is  reasonably likely to produce a greater  recovery  on a present  value basis than not taking  those  actions.
         See "Legal Aspects of Mortgage Loans—Environmental Legislation" in this prospectus.

         Neither the master  servicer  nor any other  servicer  will be  obligated  to  foreclose  upon or otherwise  convert  the  ownership  of any  mortgaged  property  securing a single  family  loan if it has received  notice or has actual  knowledge  that the  property  may be  contaminated  with or  affected  by hazardous  wastes or hazardous  substances;  however,  environmental  testing  will not be  required.  The master  servicer or servicer,  as  applicable,  will not be liable to the  securityholders  of the related series if, based on its belief that no such  contamination  or effect exists,  the master servicer or such servicer  forecloses on a mortgaged  property and takes title to the mortgaged  property,  and  thereafter the mortgaged property is determined to be so contaminated or affected.

         With  respect to a mortgage  loan in default,  the master  servicer  or servicer of the  mortgage loan may pursue  foreclosure (or similar  remedies)  concurrently with pursuing any remedy for a breach of a  representation  and  warranty.  However,  neither the master  servicer nor the servicer of the mortgage loan is  required to continue  to pursue  both  remedies if it  determines  that one remedy is more likely than the  other  to  result  in a  greater  recovery.  Upon the  first to occur of final  liquidation  (by foreclosure or otherwise) or a repurchase or  substitution  pursuant to a breach of a  representation  and warranty,  the mortgage  loan will be removed from the related  issuing  entity if it has not been removed previously.  The master  servicer or servicer may elect to treat a defaulted  mortgage loan as having been finally  liquidated  if a  substantial  portion or all of the amounts  expected  to be received  from that mortgage  loan have been  received.  Any  additional  liquidation  expenses  relating to the mortgage loan thereafter  incurred will be  reimbursable  to the master  servicer or servicer,  as applicable,  from any amounts  otherwise  distributable to holders of securities of the related series,  or may be offset by any subsequent  recovery related to the mortgage loan.  Alternatively,  for purposes of determining the amount of related Liquidation  Proceeds to be distributed to securityholders,  the amount of any Realized Loss or the amount  required to be drawn under any  applicable  form of credit  support,  the master  servicer and servicer may take into account minimal  amounts of additional  receipts  expected to be received,  as well as estimated  additional  liquidation  expenses  expected to be incurred in connection  with the defaulted mortgage loan.

         As provided  above,  the master servicer or a servicer may pass through less than the full amount it expects to receive from the related  mortgage loan;  however,  the master servicer or servicer may only do this if the master  servicer  or servicer  reasonably  believes it will  maximize  the  proceeds to the securityholders  in the  aggregate.  To the extent the master  servicer  or servicer  receives  additional recoveries  following  liquidation,  the amount of the Realized Loss will be restated,  and the additional recoveries  will be passed  through the issuing entity as  Liquidation  Proceeds.  In the event the amount of the Realized Loss is restated,  the amount of  overcollateralization  or the  principal  balance of the most  subordinate  class of securities in the issuing  entity may be  increased.  However,  the holders of any  securities  whose  principal  balance is  increased  will not be  reimbursed  interest for the period during which the principal balance of their securities was lower.

         With  respect to a series of  securities,  if so provided in the related  prospectus  supplement, the  applicable  form of credit  enhancement  may  provide,  to the extent of  coverage,  that a defaulted mortgage  loan will be  removed  from the  issuing  entity  prior to the  final  liquidation  thereof.  In addition,  a pooling and  servicing  agreement  or  servicing  agreement  may grant to the  depositor,  an affiliate of the depositor,  the master servicer,  a special  servicer,  a provider of credit  enhancement and/or the holder or holders of specified  classes of  securities  of the related  series a right of first refusal to purchase from the issuing entity,  at a predetermined  purchase price,  any mortgage loan as to which a specified  number of scheduled  payments are delinquent.  If the purchase price is insufficient to fully fund the  entitlements  of  securityholders  to principal and interest,  it will be specified in the related prospectus  supplement.  Furthermore,  a pooling and servicing  agreement or a servicing agreement may  authorize the master  servicer or servicer of the mortgage  loan to sell any defaulted  mortgage loan if and when the master servicer or servicer determines,  consistent with the servicing standard,  that the sale would produce a greater recovery to  securityholders  on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged  property is acquired by  foreclosure or by deed in lieu of  foreclosure,  the deed or  certificate  of sale will be issued to the  trustee  or to its  nominee  on
behalf  of  securityholders  of  the  related  series.   Notwithstanding  any  acquisition  of  title  and
cancellation  of the related  mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding  mortgage loan held in the issuing  entity until the mortgaged  property is sold and all recoverable  Liquidation  Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts  distributable to  securityholders in respect of an
REO Mortgage Loan,  the  amortization  schedule in effect at the time of any  acquisition of title (before any  adjustment  thereto by reason of any  bankruptcy  or any  similar  proceeding  or any  moratorium  or similar  waiver or grace  period) will be deemed to have  continued in effect (and,  in the case of an ARM
Loan,  the  amortization  schedule will be deemed to have  adjusted in  accordance  with any interest rate changes  occurring on any  adjustment  date  therefor) so long as the REO Mortgage  Loan is  considered to remain in the issuing entity.

         If  title  to any  mortgaged  property  is  acquired  by an  issuing  entity  as to which a REMIC election has been made, the master  servicer,  on behalf of the issuing entity,  will be required to sell, or cause the  servicer  of the  mortgage  loan to sell,  the  mortgaged  property  within  three  years of acquisition,  unless (1) the IRS  grants an  extension  of time to sell the  property  or (2) the  trustee receives an opinion of  independent  counsel to the effect that the holding of the property by the issuing entity for more than three years after its  acquisition  will not result in the imposition of a tax on the issuing  entity or cause the issuing  entity to fail to qualify as a REMIC under the Code at any time that any  certificate  is  outstanding.  Subject to the foregoing and any other  tax-related  constraints,  the master  servicer  generally  will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged  property so acquired in a manner as will be  reasonably  likely to realize a fair price for the  property.  If title to any  mortgaged  property is  acquired by a issuing  entity as to which a REMIC election has been made,  the master  servicer will also be required to ensure that the mortgaged  property is administered so that it constitutes  "foreclosure  property"  within the meaning of Section  860G(a)(8)
of the Code at all times,  that the sale of the  property  does not result in the  receipt by the  issuing entity of any income from  non-permitted  assets as described in Section  860F(a)(2)(B)  of the Code,  and that the issuing entity does not derive any "net income from  foreclosure  property" within the meaning of
Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation  Proceeds  collected  with respect to a defaulted  mortgage loan are less than the outstanding  principal  balance of the defaulted  mortgage  loan plus accrued  interest plus the aggregate amount of  reimbursable  expenses  incurred by the master  servicer or the servicer,  as applicable,  with respect to the mortgage  loan,  and the shortfall is not covered under any  applicable  instrument or fund constituting credit  enhancement,  the issuing entity will realize a loss in the amount of the difference.
The  master  servicer  or  servicer,  as  applicable,  will be  entitled  to  reimburse  itself  from  the
Liquidation  Proceeds  recovered on any defaulted  mortgage loan, prior to the distribution of Liquidation
Proceeds to  securityholders,  amounts that  represent  unpaid  servicing  compensation  in respect of the mortgage  loan,  unreimbursed  servicing  expenses  incurred  with  respect to the  mortgage  loan and any unreimbursed  advances of delinquent  payments  made with respect to the mortgage  loan. If so provided in
the  related  prospectus   supplement,   the  applicable  form  of  credit  enhancement  may  provide  for reinstatement  subject to specified  conditions in the event that,  following the final  liquidation  of a mortgage loan and a draw under the credit enhancement,  subsequent  recoveries are received.  In addition, if a gain results from the final  liquidation  of a defaulted  mortgage loan or an REO Mortgage Loan which is not  required by law to be  remitted to the related  mortgagor,  the master  servicer or  servicer,  as applicable,  will be entitled to retain the gain as additional  servicing  compensation unless the related prospectus  supplement provides otherwise.  For a description of the master servicer's (or other specified person's)  obligations  to maintain  and make claims  under  applicable  forms of credit  enhancement  and insurance  relating to the mortgage loans,  see  "Description of Credit  Enhancement"  and "Description of
Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder" in this prospectus.

Servicing and Other Compensation and Payment of Expenses; Retained Interest

         The principal  servicing  compensation to be paid to the master servicer in respect of its master servicing  activities  for a series of securities  will be equal to the percentage or range of percentages per annum  described in the related  prospectus  supplement of the outstanding  principal  balance of each mortgage  loan,  and this  compensation  will be retained by it on a monthly or other  periodic basis from collections of interest on each mortgage loan in the related  issuing  entity at the time the  collections are  deposited  into the  applicable  Distribution  Account.  This  portion of the  servicing  fee will be calculated  with respect to each mortgage  loan by  multiplying  the fee by the  principal  balance of the mortgage  loan.  In addition,  to the extent not  permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment  premiums,  assumption fees and late payment  charges, to the extent  collected from  mortgagors,  and any benefit which may accrue as a result of the investment of funds in the applicable  Distribution Account. Any additional servicing  compensation will be described in the related prospectus supplement.

         The  principal  servicing  compensation  to be paid to each  servicer in respect of its servicing activities for a series of securities  will be equal to the  percentage or range of percentages  per annum described in the related  prospectus  supplement  of the  outstanding  principal  balance of each mortgage loan  serviced  by such  servicer,  and this  compensation  will be  retained  by it on a monthly or other periodic  basis from  collections  of interest on each mortgage loan in the related  issuing entity at the time the collections are deposited into such servicer's  Protected Account.  This portion of the servicing fee will be calculated  with respect to each mortgage loan serviced by a servicer by  multiplying  the fee by the  principal  balance of the mortgage  loan.  In addition,  each  servicer may retain all  prepayment premiums,  assumption fees and late payment  charges,  to the extent  collected from  mortgagors,  and any benefit which may accrue as a result of the investment of funds in its Protected  Account.  Any additional servicing compensation will be described in the related prospectus supplement.

         The master  servicer will pay or cause to be paid some of the ongoing  expenses  associated  with each  issuing  entity and incurred by it in  connection  with its  responsibilities  under the pooling and servicing  agreement  or  servicing  agreement,  including,  if so  specified  in the  related  prospectus supplement,  payment of any fee or other amount payable in respect of any alternative  credit  enhancement arrangements,  payment of the fees and  disbursements  of the  trustee,  any  custodian  appointed  by the trustee and the security  registrar,  and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers.  The master servicer will be entitled to reimbursement of expenses  incurred in enforcing the obligations of the servicers and the Sellers under limited  circumstances.  In addition, the master  servicer and each servicer will be entitled to  reimbursements  for some of its expenses  incurred in  connection  with  liquidated  mortgage  loans and in  connection  with the  restoration  of  mortgaged properties,  this right of  reimbursement  being  prior to the rights of  securityholders  to receive  any related  Liquidation  Proceeds  or  Insurance  Proceeds.  If and to the extent so  provided in the related prospectus  supplement,  the master  servicer and each  servicer  will be entitled to receive  interest on amounts  advanced to cover  reimbursable  expenses for the period that the advances are outstanding at the rate specified in the prospectus  supplement,  and the master  servicer and each servicer will be entitled to payment of the interest  periodically  from general  collections  on the mortgage  loans in the related issuing entity prior to any payment to  securityholders  or as otherwise  provided in the related  pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         If and to the extent provided in the related prospectus  supplement,  the master servicer and the servicers  may be required to apply a portion of the  servicing  compensation  otherwise  payable to it in respect of any period to any Prepayment  Interest Shortfalls  resulting from mortgagor  prepayments during that period. See "Yield Considerations" in this prospectus.

                                      DESCRIPTION OF THE SECURITIES

General

         The securities  will be issued in series.  Each series of  certificates  (or, in some  instances, two or more  series  of  certificates)  will be issued  pursuant  to a pooling  and  servicing  agreement, similar to one of the forms filed as an exhibit to the  registration  statement  of which this  prospectus is a part.  Each pooling and  servicing  agreement  will be filed with the  Commission  as an exhibit to a
Current  Report on Form 8-K.  Each  series of notes (or, in some  instances,  two or more series of notes)
will be issued  pursuant to an indenture  between the related  issuing entity and the trustee,  similar to the form  filed as an exhibit to the  registration  statement  of which  this  prospectus  is a part.  The issuing entity will be created  pursuant to an owner trust  agreement  between the depositor and the owner trustee.  Each indenture,  along with the related servicing  agreement and owner trust agreement,  will be filed with the  Commission as an exhibit to a Current  Report on Form 8-K.  Qualified  counsel will render an opinion to the effect that the issuing  entity's assets will not be considered  assets of the Seller or the depositor in the event of the  bankruptcy  of the Seller or the  depositor.  The  following  summaries
(together  with  additional  summaries  under "The  Agreements"  below)  describe the material  provisions relating to the securities common to each Agreements.

         Certificates  of each  series  covered by a  particular  pooling  and  servicing  agreement  will evidence  specified  beneficial  ownership  interests in a separate issuing entity created pursuant to the pooling and  servicing  agreement.  Each series of notes covered by a particular  indenture  will evidence indebtedness  of a separate  issuing  entity  created  pursuant to the related owner trust  agreement.  An issuing  entity will consist of, to the extent  provided in the pooling and  servicing  agreement or owner trust agreement:

      o     the mortgage loans (and the related mortgage  documents) or interests  therein  (including any mortgage  securities)  underlying a particular  series of  securities as from time to time are subject to the pooling and  servicing  agreement  or  servicing  agreement,  exclusive  of, if specified in the related  prospectus  supplement,  any interest  retained by the  depositor or any of its affiliates with respect to each mortgage loan;

      o     all  payments and  collections  in respect of the mortgage  loans or mortgage  securities  due after the related  cut-off date,  as from time to time are  identified as deposited in respect thereof  in  the  related  Protected  Account,  Distribution  Account  or  any  other  account established pursuant to the Agreement as described below;

      o     any property  acquired in respect of mortgage  loans in the issuing  entity,  whether  through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

      o     hazard  insurance  policies,  Primary  Insurance  Policies,  FHA  insurance  policies  and  VA guarantees,  if any,  maintained  in respect of mortgage  loans in the issuing  entity and the proceeds of these policies;

      o     U.S. Government Securities;

      o     the rights of the depositor under any mortgage loan purchase  agreement,  including in respect of any representations and warranties therein; and

      o     any combination,  as and to the extent specified in the related  prospectus  supplement,  of a financial  guaranty  insurance  policy,  mortgage  pool  insurance  policy,  letter of credit, special  hazard  insurance  policy,  or currency  or  interest  rate  exchange  agreements  as described under "Description of Credit Enhancement" in this prospectus.

         If provided in the related  prospectus  supplement,  the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage  securities  initially being delivered  to the  trustee.  Cash  in an  amount  equal  to  this  difference  will  be  deposited  into a pre-funding  account  maintained with the trustee.  During the period set forth in the related  prospectus supplement,  amounts on deposit in the  pre-funding  account may be used to purchase  additional  mortgage loans or mortgage  securities for the related  issuing  entity.  Any amounts  remaining in the pre-funding account at the end of the period  will be  distributed  as a  principal  prepayment  to the holders of the related  series  of  securities  at the  time  and in the  manner  set  forth  in the  related  prospectus supplement.

         Each series of  securities  may consist of any one or a  combination  of the  following  types of classes:

Accretion Directed                                 A class of  securities  designated to receive  principal  payments primarily  from the interest  that  accrues on  specified  Accrual
                                                   Classes.

Accrual                                            A  class  of  securities  where  the  accrued  interest  otherwise payable to such  certificates is allocated to specified classes of
                                                   certificates   as   principal   payments  in  reduction  of  their
                                                   certificate  principal balance. The certificate  principal balance of the Accrual  Class will be increased to the extent such accrued interest is so allocated.

Companion                                          A class that receives  principal payments on any distribution date only if scheduled  payments  have been made on  specified  planned amortization  classes,  targeted amortization classes or scheduled principal classes.

Component                                          A class consisting of  "components."  The components of a class of component  securities may have different principal and/or interest payment  characteristics  but together  constitute a single class.
                                                   Each  component  of  a  class  of  component   securities  may  be
                                                   identified  as falling into one or more of the  categories in this list.

Fixed Rate                                         A class with an interest  rate that is fixed  throughout  the life of the class.

Floating Rate                                      A class that receives  interest payments based on an interest rate that fluctuates  each payment period based on a designated  index, which will be of a type that is  customarily  used in the debt and fixed income markets to measure the cost of borrowed  funds,  plus a specified margin.

Interest Only or IO                                A class of securities  with no principal  balance and which is not entitled to principal  payments.  Interest  usually  accrues based on a specified notional amount.

Inverse Floating Rate                              A class of securities  where the  pass-through  rate adjusts based on the  excess  between  a  specified  rate and  LIBOR or  another index,  which  will be of a type that is  customarily  used in the debt and fixed  income  markets  to measure  the cost of  borrowed funds.

Lock Out                                           A class of securities  which is "locked out" of certain  payments, usually principal, for a specified period of time.

Partial Accrual                                    A class that accretes a portion of the amount of accrued  interest thereon,  which amount will be added to the  principal  balance of
                                                   such  class  on  each  applicable   distribution  date,  with  the
                                                   remainder of such accrued interest to be distributed  currently as interest  on such  class.  Such  accretion  may  continue  until a specified  event has occurred or until such Partial  Accrual class is retired.

Principal Only                                     A class of securities which is not entitled to interest payments.

Planned Amortization Class or PAC                  A class of  securities  with a principal  balance  that is reduced based on a  schedule  of  principal  balances,  assuming a certain range of prepayment rates on the underlying assets.

Scheduled Principal                                A class that is designed  to receive  principal  payments  using a predetermined  principal balance schedule but is not designated as a Planned  Amortization Class or Targeted  Amortization  Class. In
                                                   many  cases,  the  schedule is derived by  assuming  two  constant prepayment  rates for the underlying  assets.  These two rates are the  endpoints  for the  "structuring  range"  for  the  scheduled principal class.

Senior Support                                     A class that absorbs the realized  losses other than excess losses that would  otherwise  be  allocated to a Super Senior Class after the  related  classes  of  subordinated  securities  are no longer outstanding.

Sequential Pay                                     Classes that receive principal payments in a prescribed  sequence, that do not have  predetermined  principal  balance  schedules and
                                                   that  under  all  circumstances   receive  payments  of  principal
                                                   continuously  from  the  first  distribution  date on  which  they receive  principal  until they are  retired.  A single  class that receives  principal  payments before or after all other classes in the same series of  securities  may be  identified as a sequential pay class.

Super Senior                                       A class  that will not bear its  proportionate  share of  realized losses  (other  than  excess  losses) as its share is  directed to another class,  referred to as the "support class" until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC                         A class of  securities  with a principal  balance  that is reduced based on a scheduled  of  principal  balances,  assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate                                      A class with an  interest  rate that  resets  periodically  and is
                                                   calculated   by  reference  to  the  rate  or  rates  of  interest
                                                   applicable to specified assets or instruments  (e.g., the mortgage rates borne by the underlying loans).

With  respect to any series of notes,  the related  Equity  Certificates,  insofar as they  represent  the beneficial  ownership  interest in the Issuing  Entity,  will be subordinate  to the related notes.  As to each series,  the offered  securities will be rated in one of the four highest rating categories by one or more  Rating  Agencies.  Credit  support for the  offered  securities  of each series may be provided by a financial  guaranty  insurance  policy,  mortgage pool insurance policy,  letter of credit,  reserve fund, currency or interest rate exchange  agreement,  overcollateralization,  cross-collateralization  or by the subordination  of one or more other  classes of  securities,  each,  as described  under  "Description  of
Credit Enhancement" in this prospectus, or by any combination of the foregoing.

         If so specified in the prospectus  supplement  relating to a series of certificates,  one or more elections may be made to treat the related issuing entity,  or a designated  portion thereof,  as a REMIC.
If an election is made with respect to a series of  certificates,  one of the classes of  certificates  in the series will be  designated  as  evidencing  the sole class of  "residual  interests"  in each  related
REMIC, as defined in the Code;  alternatively,  a separate class of ownership  interests will evidence the residual  interests.  All other classes of certificates in the series will constitute  "regular interests"
in the  related  REMIC,  as defined in the Code.  As to each  series of  certificates  as to which a REMIC election is to be made, the master  servicer,  trustee or other specified entity will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

         Except as  described  below,  the  offered  securities  of each series will be issued as physical certificates  or notes  in fully  registered  form  only in the  denominations  specified  in the  related prospectus  supplement,  and will be  transferable  and  exchangeable at the corporate trust office of the registrar  named  in  the  related  prospectus  supplement.  No  service  charge  will  be  made  for  any registration of exchange or transfer of offered  securities,  but the trustee may require payment of a sum sufficient to cover any tax or other  governmental  charge. A  "securityholder"  or "holder" is the entity whose name appears on the records of the registrar  (consisting of or including the security  register) as the registered holder of a security.

         If so  specified  in  the  related  prospectus  supplement,  specified  classes  of a  series  of securities  will be initially  issued  through the  book-entry  facilities  of DTC. As to any class of DTC
Registered   Securities,   the   recordholder  of  the  securities  will  be  DTC's  nominee.   DTC  is  a
limited-purpose  trust company  organized under the laws of the State of New York,  which holds securities for its  participants  and  facilitates  the clearance and settlement of securities  transactions  between participants  through electronic  book-entry changes in the accounts of participants.  Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered  Securities,  no Beneficial  Owner will be entitled to receive a security  representing  its interest in  registered,  certificated  form,  unless either (1) DTC ceases to act as depository  in respect  thereof and a successor  depository  is not obtained,  or (2) the depositor  elects,  with the consent of the Beneficial  Owners,  to discontinue  the  registration  of the securities  through DTC.  Prior to one of these  events,  Beneficial  Owners will not be recognized by the trustee or the master  servicer as holders of the related  securities for purposes of the related  pooling and  servicing  agreement or indenture,  and  Beneficial  Owners will be able to exercise  their rights as owners of the securities only indirectly  through DTC,  participants  and  Intermediaries.  Any Beneficial
Owner that desires to purchase,  sell or otherwise transfer any interest in DTC Registered  Securities may do so only through DTC,  either  directly if the Beneficial  Owner is a participant or indirectly  through participants  and, if  applicable,  Intermediaries.  Pursuant to the  procedures of DTC,  transfers of the beneficial  ownership  of  any  DTC  Registered  Securities  will  be  required  to  be  made  in  minimum denominations  specified  in the  related  prospectus  supplement.  The ability of a  Beneficial  Owner to pledge DTC Registered  Securities to persons or entities that are not  participants in the DTC system,  or to  otherwise  act with  respect  to the  securities,  may be  limited  because  of the  lack of  physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions  in respect of the DTC  Registered  Securities  will be forwarded by the trustee or other specified  entity to DTC, and DTC will be responsible  for forwarding the payments to  participants, each of which will be responsible  for disbursing the payments to the Beneficial  Owners it represents or, if applicable, to Intermediaries.  Accordingly,  Beneficial Owners may experience delays in the receipt of payments in respect of their  securities.  Under DTC's  procedures,  DTC will take actions permitted to be taken by holders of any class of DTC Registered  Securities  under the pooling and servicing  agreement or indenture  only  at the  direction  of one or more  participants  to  whose  account  the  DTC  Registered
Securities  are  credited  and whose  aggregate  holdings  represent  no less than any  minimum  amount of
Percentage  Interests or voting rights required  therefor.  DTC may take conflicting  actions with respect to any action of holders  of  securities  of any class to the extent  that  participants  authorize  these actions.  None of the master servicer,  the depositor,  the trustee or any of their respective  affiliates will have any  liability  for any  aspect of the  records  relating  to or  payments  made on  account  of beneficial  ownership  interests in the DTC  Registered  Securities,  or for  maintaining,  supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

         Some of the offered  securities may be Global Securities.  Except in some limited  circumstances, the Global  Securities will be available only in book-entry form.  Investors in the Global  Securities may hold those  Global  Securities  through any of DTC,  Clearstream,  or Euroclear  System (in  Europe).  The
Global  Securities  will be traceable as home market  instruments  in both the European and U.S.  domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary  market trading between  investors  through  Clearstream  and Euroclear  System will be conducted  in the  ordinary  way  in  accordance  with  the  normal  rules  and  operating  procedures  of
Clearstream  and Euroclear  System and in accordance with  conventional  eurobond  practice  (i.e.,  seven calendar day settlement).

         Secondary  market  trading  between  investors  through DTC will be conducted  according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary  cross-market  trading  between  Clearstream or Euroclear  System and DTC  participants holding  interests in Global Securities will be effected on a  delivery-against-payment  basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S.  holders (as described below) of interests in Global  Securities will be subject to U.S.
withholding  taxes  unless  those  holders  meet various  requirements  and deliver  appropriate  U.S. tax documents to the securities clearing organizations or their participants.

         All  Global  Securities  will be  held in  book-entry  form by DTC in the  name of Cede & Co.  as nominee of DTC.  Investors'  interests in the Global  Securities  will be  represented  through  financial institutions acting on their behalf as direct and indirect  participants in DTC. As a result,  Clearstream and  Euroclear  System  will hold  positions  on  behalf  of their  participants  through  their  relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors  electing  to hold their  interests  in Global  Securities  through DTC will follow DTC settlement  practices.  Investor  securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors  electing  to  hold  their  interests  in  Global  Securities  through  Clearstream  or
Euroclear  System accounts will follow the settlement  procedures  applicable to  conventional  eurobonds, except that there will be no temporary  global  security and no "lock-up"  or  restricted  period.  Global
Securities will be credited to the securities  custody  accounts on the settlement date against payment in same-day funds.

         Since the purchaser  determines  the place of delivery,  it is important to establish at the time of the trade where both the  purchaser's  and seller's  accounts are located to ensure that settlement can be made on the desired value date.

         Secondary  market  trading  between DTC  participants  will occur in  accordance  with DTC rules.
Secondary  market trading  between  Clearstream  participants  or Euroclear  System  participants  will be settled  using the  procedures  applicable  to  conventional  eurobonds  in  same-day  funds.  When Global
Securities  are to be  transferred  from the account of a DTC  participant to the account of a Clearstream participant or a Euroclear  System  participant,  the purchaser will send  instructions  to Clearstream or
Euroclear System through a Clearstream  participant or Euroclear System  participant at least one business day prior to settlement.  Clearstream or Euroclear  System will instruct the relevant  depositary,  as the case may be, to receive the Global  Securities  against payment.  Payment will include interest accrued on the Global  Securities  from and  including the last coupon  payment date to and excluding the  settlement date,  on the basis of the actual  number of days in that accrual  period and a year assumed to consist of
360 days. For  transactions  settling on the 31st of the month,  payment will include  interest accrued to and excluding the first day of the following month.  Payment will then be made by the relevant  depositary to the DTC  participant's  account against  delivery of the Global  Securities.  After settlement has been completed,  the Global  Securities will be credited to the respective  clearing system and by the clearing system,  in accordance with its usual  procedures,  to the Clearstream  participant's  or Euroclear System participant's  account.  The securities credit will appear the next day (European time) and the cash debit will be  back-valued  to, and the  interest  on the Global  Securities  will accrue  from,  the value date
(which would be the preceding day when  settlement  occurred in New York).  If settlement is not completed on the intended value date (i.e.,  the trade  fails),the  Clearstream or Euroclear  System cash debit will be valued instead as of the actual settlement date.

         Clearstream  participants  and Euroclear System  participants  will need to make available to the respective  clearing  systems the funds necessary to process  same-day funds  settlement.  The most direct means of doing so is to preposition  funds for  settlement,  either from cash on hand or existing lines of credit,  as they would for any settlement  occurring within  Clearstream or Euroclear  System.  Under this approach,  they  may take on  credit  exposure  to  Clearstream  or  Euroclear  System  until  the  Global
Securities  are credited to their account one day later.  As an  alternative,  if Clearstream or Euroclear
System has extended a line of credit to them,  Clearstream  participants or Euroclear System  participants can elect not to  preposition  funds and allow that  credit  line to be drawn upon to finance  settlement.
Under this  procedure,  Clearstream  participants  or  Euroclear  System  participants  purchasing  Global
Securities  would incur  overdraft  charges for one day,  assuming  they  cleared the  overdraft  when the
Global  Securities  were credited to their  accounts.  However,  interest on the Global  Securities  would accrue  from the value  date.  Therefore,  in many cases the  investment  income on the Global  Securities earned  during  that  one-day  period may  substantially  reduce or offset  the amount of those  overdraft charges,  although  the  result  will  depend  on  each  Clearstream  participant's  or  Euroclear  System participant's  particular  cost of funds.  Since the  settlement  is taking place during New York business hours,  DTC  participants  can employ  their usual  procedures  for  crediting  Global  Securities  to the
respective  European  depositary  for  the  benefit  of  Clearstream   participants  or  Euroclear  System
participants.  The sale proceeds will be available to the DTC seller on the settlement  date. Thus, to the
DTC  participants  a  cross-market  transaction  will settle no  differently  than a trade between two DTC participants.

         Due to time zone  differences  in their favor,  Clearstream  participants  and  Euroclear  System participants may employ their customary  procedures for transactions in which Global  Securities are to be transferred by the respective clearing system,  through the respective  depositary,  to a DTC participant.
The seller will send  instructions  to Clearstream or Euroclear  System through a Clearstream  participant or  Euroclear  System  participant  at least  one  business  day  prior  to  settlement.  In  these  cases
Clearstream or Euroclear  System will instruct the respective  depositary,  as appropriate,  to credit the
Global  Securities  to the DTC  participant's  account  against  payment.  Payment will  include  interest accrued  on the Global  Securities  from and  including  the last  coupon  payment  to and  excluding  the settlement  date on the basis of the actual  number of days in that  accrual  period and a year assumed to consist to 360 days. For  transactions  settling on the 31st of the month,  payment will include  interest accrued to and excluding the first day of the following  month.  The payment will then be reflected in the account of Clearstream  participant or Euroclear System  participant the following day, and receipt of the cash  proceeds in the  Clearstream  participant's  or  Euroclear  System  participant's  account  would be back-valued  to the value date (which would be the preceding day, when  settlement  occurred in New York).
Should  the  Clearstream  participant  or  Euroclear  System  participant  have a line of credit  with its respective  clearing  system and elect to be in debt in  anticipation  of receipt of the sale  proceeds in its account,  the  back-valuation  will  extinguish any overdraft  incurred over that one-day  period.  If settlement  is not  completed  on the intended  value date (i.e.,  the trade  fails),  receipt of the cash proceeds in the  Clearstream  participant's  or Euroclear  System  participant's  account would instead be valued as of the actual settlement date.

         Finally,  day traders that use  Clearstream  or Euroclear  System and that purchase  interests in
Global  Securities from DTC  participants  for delivery to Clearstream  participants  or Euroclear  System participants  should note that these trades would  automatically  fail on the sale side unless affirmative action is taken.  At least three  techniques  should be readily  available  to  eliminate  this  potential problem:

      o     borrowing  through  Clearstream  or Euroclear  System for one day (until the purchase  side of the trade is reflected in their  Clearstream or Euroclear  System accounts) in accordance with the clearing system's customary procedures;

      o     borrowing  the Global  Securities  in the U.S.  from a DTC  participant  no later than one day prior to settlement,  which would give the Global  Securities  sufficient time to be reflected in their  Clearstream  or  Euroclear  System  account  in order to settle the sale side of the trade; or

      o     staggering  the  value  dates for the buy and sell  sides of the trade so that the value  date for the  purchase  from the DTC  participant  is at least one day prior to the value  date for the sale to the Clearstream participant or Euroclear System participant.

         A beneficial owner of interests in Global Securities holding  securities  through  Clearstream or
Euroclear  System (or  through  DTC if the holder has an address  outside the U.S.) will be subject to the
30% U.S.  withholding  tax that  generally  applies to  payments  of interest  (including  original  issue discount) on registered debt issued by U.S.  Persons (as defined below),  unless (i) each clearing system, bank or other financial  institution that holds customers'  securities in the ordinary course of its trade or business in the chain of  intermediaries  between that beneficial owner and the U.S. entity required to withhold tax complies with applicable  certification  requirements  and (ii) that  beneficial  owner takes one of the  following  steps to obtain an exemption or reduced tax rate:  Exemption  for Non-U.S.  Persons
(Form  W-8BEN).  Beneficial  holders of  interests  in Global  Securities  that are  Non-U.S.  Persons (as defined  below) can obtain a complete  exemption from the  withholding  tax by filing a signed Form W-8BEN
(Certificate  of  Foreign  Status  of  Beneficial  Owner  for  United  States  Tax  Withholding).  If  the
information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S.  Person (as  defined  below),  including  a non-U.S.  corporation  or bank with a U.S.
branch,  for which the interest  income is  effectively  connected with its conduct of a trade or business in the United States,  can obtain an exemption from the withholding  tax by filing Form W-8ECI  (Exemption from  Withholding  of Tax on Income  Effectively  Connected with the Conduct of a Trade or Business in the
United States).

         Non-U.S.  Persons  residing in a country that has a tax treaty with the United  States can obtain an  exemption  or reduced tax rate  (depending  on the treaty  terms) by filing  Form W-8BEN  (Holdership,
Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S.  Persons  can  obtain a  complete  exemption  from the  withholding  tax by filing  Form W-9
(Payer's Request for Taxpayer Identification Number and Certification).

         The  holder  of an  interest  in a Global  Security  or,  in the case of a Form  W-8BEN or a Form
W-8ECI filer,  his agent,  files by submitting  the  appropriate  form to the person through whom it holds the security (the clearing  agency,  in the case of persons holding  directly on the books of the clearing agency).  Form W-8BEN and Form W-8ECI are  effective  for three  calendar  years.  The term "U.S.  Person"
means a citizen or resident of the United States,  a  corporation,  partnership or other entity created or organized in, or under the laws of, the United States or any political  subdivision  thereof  (except,  in the case of a partnership,  to the extent provided in  regulations),  or an estate whose income is subject to United States  federal  income tax  regardless  of its source,  or a trust if a court within the United
States  is able to  exercise  primary  supervision  over the  administration  of the trust and one or more
United  States  Persons have the  authority to control all  substantial  decisions of the trust.  The term
"Non-U.S.  Person" means any person who is not a U.S. Person.  This summary does not deal with all aspects of U.S. Federal income tax withholding  that may be relevant to foreign holders of the Global  Securities.
Investors are advised to consult their own tax advisors for specific tax advice  concerning  their holding and disposing of the Global Securities.

Exchangeable Securities

       General

         As the related prospectus  supplement will discuss,  some series will include one or more classes of  exchangeable  securities.  In any of these  series,  the holders  specified in the related  prospectus supplement  will be  entitled,  after  notice and  payment to the  trustee of an  administrative  fee,  to exchange  all or a  portion  of those  classes  for  proportionate  interests  in one or more of the other classes of exchangeable securities.

         If the related prospectus  supplement describes the issuance of exchangeable  securities,  all of these classes of  exchangeable  securities will be listed on the cover of the prospectus  supplement.  The classes  of  securities  that  are  exchangeable  for one  another  will  be  referred  to in the  related prospectus  supplement as "related" to each other,  and each related  grouping of exchangeable  securities will be referred to as a  "combination."  Each  combination of  exchangeable  securities will be issued by
the  related   issuing  entity  and,  in  the  aggregate,   will  represent  a  distinct   combination  of
uncertificated  interests in the issuing entity.  At any time after their initial  issuance,  any class of exchangeable  securities  may be exchanged  for the related class or classes of  exchangeable  securities.
In some cases,  multiple  classes of  exchangeable  securities may be exchanged for one or more classes of related exchangeable securities.

         Descriptions  in  the  related  prospectus  supplement  about  the  securities  of  that  series, including  descriptions  of  principal  and  interest  distributions,  registration  and  denomination  of securities,  credit enhancement,  yield and prepayment  considerations and tax, ERISA and legal investment considerations,  will  also  apply to each  class  of  exchangeable  securities.  The  related  prospectus supplement will separately describe the yield and prepayment  considerations  applicable to, and the risks of  investment  in,  each  class of  exchangeable  securities  in a  combination.  For  example,  separate decrement  tables and yield tables,  if  applicable,  will be included for each class of a combination  of exchangeable securities.

       Exchanges

         If a holder elects to exchange its exchangeable  securities for related  exchangeable  securities the following three conditions must be satisfied:

      o     the  aggregate  principal  balance of the  exchangeable  securities  received in the exchange, immediately  after the  exchange,  must equal the  aggregate  principal  balance,  immediately prior  to the  exchange,  of the  exchanged  securities—for  purposes  of this  condition,  an interest only class will have a principal balance of zero;

      o     the annual interest  amount payable with respect to the  exchangeable  securities  received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

      o     the  class  or  classes  of  exchangeable  securities  must  be  exchanged  in the  applicable proportions, if any, described in the related prospectus supplement.

         There are different types of  combinations  that can exist.  Any individual  series of securities may have multiple types of combinations.  Some examples of combinations include:

      o     A class of  exchangeable  securities  with an interest rate that varies  directly with changes in an  index  and a class  of  exchangeable  securities  with an  interest  rate  that  varies indirectly  with  changes  in an  index  may  be  exchangeable  for a  class  of  exchangeable securities  with a fixed  interest  rate.  In this case,  the classes  that vary with an index would produce,  in the  aggregate,  an annual  interest  amount equal to that generated by the class with a fixed  interest  rate. In addition,  the aggregate  principal  balance of the two classes  that vary with an index  would  equal the  principal  balance  of the class  with the fixed interest rate.

      o     An  interest  only  class  and  principal  only  class  of  exchangeable   securities  may  be
            exchangeable,  together,  for a  class  that  is  entitled  to  both  principal  and  interest payments.  The principal  balance of the  principal  and interest  class would be equal to the principal  balance of the  exchangeable  principal  only class,  and the interest  rate on the principal  and  interest  class  would be a fixed  rate that  when  applied  to the  principal balance of this class would generate an annual  interest  amount equal to the annual  interest amount of the exchangeable interest only class.

      o     Two classes of principal  and interest  classes with  different  fixed  interest  rates may be exchangeable,  together,  for a  class  that  is  entitled  to  both  principal  and  interest payments,  with a  principal  balance  equal to the  aggregate  principal  balance  of the two exchanged  classes,  and a fixed  interest rate that when applied to the principal  balance of the  exchanged  for class,  would  generate an annual  interest  amount equal to the aggregate annual interest amount of the two exchanged classes.

         These examples of combinations of exchangeable  securities describe  combinations of exchangeable securities which differ in their interest  characteristics.  In some series, a securityholder  may be able to exchange its exchangeable  securities for other exchangeable  securities that have different  principal payment characteristics.  Examples of these types of combinations include:

      o     A class of exchangeable  securities that accretes all of its interest for a specified  period, with the accreted amount added to the principal  balance of the accreting  class,  and a class of  exchangeable  securities  that receives  principal  payments from these  accretions may be exchangeable,  together, for a single class of exchangeable  securities that receives payments of  principal  continuously  from the first  distribution  date on which it receives  interest until it is retired.

      o     A class  of  exchangeable  securities  that is  designed  to  receive  principal  payments  in accordance with a predetermined  schedule,  or a planned  amortization  class,  and a class of exchangeable  securities  that only  receives  principal  payments on a  distribution  date if scheduled  payments have been made on the planned  amortization  class,  may be  exchangeable, together,  for a class of exchangeable  securities that receives  principal  payments  without regard to the schedule from the first  distribution date on which it receives  principal until it is retired.

         A number  of  factors  may limit  the  ability  of an  exchangeable  securityholder  to effect an exchange.  For example,  the securityholder  must own, at the time of the proposed exchange,  the class or classes  necessary to make the exchange in the necessary  proportions.  If a  securityholder  does not own
the  necessary  classes  or  does  not  own  the  necessary  classes  in  the  proper   proportions,   the
securityholder   may  not  be  able  to  obtain  the  desired  class  of  exchangeable   securities.   The
securityholder  desiring to make the  exchange may not be able to purchase  the  necessary  class from the then-current  owner at a reasonable  price or the  necessary  proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

       Procedures

         The related  prospectus  supplement will describe the procedures that must be followed to make an exchange.  A  securityholder  will be required to provide  notice to the trustee five  business days prior to the  proposed  exchange  date or as  otherwise  specified  in the related  prospectus  supplement.  The notice must include the  outstanding  principal or notional  amount of the  securities to be exchanged and to be received,  and the proposed  exchange date. When the trustee  receives this notice,  it will provide
instructions   to  the   securityholder   regarding   delivery  of  the  securities  and  payment  of  the
administrative  fee. A  securityholder's  notice to the  trustee  will  become  irrevocable  on the second business day prior to the proposed  exchange date.  Any  exchangeable  securities in book-entry  form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the  related  prospectus  supplement  describes  exchange  proportions  for a  combination  of classes of  exchangeable  securities,  these  proportions  will be based on the original,  rather than the outstanding, principal or notional amounts of these classes.

         The first  payment  on an  exchangeable  security  received  in an  exchange  will be made on the distribution  date in the month  following  the month of the  exchange or as  otherwise  described  in the related  prospectus  supplement.  This  payment  will be made to the  securityholder  of  record as of the applicable record date.

Assignment of Trust Fund Assets

         At the time of issuance of a series of  securities,  the  depositor  will assign,  or cause to be assigned,  to the related  trustee  (or its  nominee),without  recourse,  the  mortgage  loans or mortgage securities  being  included in the related  issuing  entity,  together  with,  all  principal and interest received on or with respect to the mortgage  loans or mortgage  securities  after the cut-off date,  other than  principal  and interest due on or before the cut-off  date.  If specified in the related  prospectus supplement,  the depositor or any of its  affiliates  may retain an interest in the issuing entity assets, if any, for itself or transfer the same to others.  The trustee will,  concurrently  with the  assignment, deliver  the  securities  of the  series to or at the  direction  of the  depositor  in  exchange  for the mortgage  loans and/or  mortgage  securities  in the related  issuing  entity.  Each mortgage loan will be identified  in a schedule  appearing  as an exhibit to the related  pooling  and  servicing  agreement  or servicing  agreement.  The schedule will  include,  among other  things,  information  as to the principal balance  of  each  mortgage  loan  in the  related  issuing  entity  as of the  cut-off  date,  as well as information  respecting  the mortgage  rate,  the  currently  scheduled  monthly  payment of principal and interest,  the maturity of the mortgage note and the  Loan-to-Value  Ratio at origination or  modification
(without regard to any secondary financing).

         In addition,  the  depositor  will,  as to each  mortgage  loan,  other than (1)  mortgage  loans underlying any mortgage securities and (2) Contracts,  deliver,  or cause to be delivered,  to the related trustee (or to the custodian described below) the following documents:

      o     the mortgage note endorsed,  without recourse,  either in blank or to the order of the trustee
            (or its nominee),

      o     the mortgage  with  evidence of recording  indicated on the mortgage  (except for any mortgage not  returned  from the public  recording  office) or, in the case of a  cooperative  mortgage loan, on the related financing statement,

      o     an assignment  of the mortgage in blank or to the trustee (or its nominee) in recordable  form
            (or, with respect to a cooperative  mortgage  loan, an assignment of the  respective  security agreements,  any applicable UCC financing statements,  recognition agreements,  relevant stock certificates,  related  blank stock  powers and the related  proprietary  leases or  occupancy agreements),

      o     any  intervening  assignments  of the mortgage  with  evidence of recording on the  assignment
            (except for any assignment not returned from the public recording office),
      o     if applicable, any riders or modifications to the mortgage note and mortgage,

      o     if the mortgage  loan is secured by additional  collateral,  certain  security and  assignment documents relating to the pledge of the additional collateral, and

      o     any other  documents set forth in the related pooling and servicing  agreement,  mortgage loan purchase agreement or servicing agreement.

The assignments  may be blanket  assignments  covering  mortgages on mortgaged  properties  located in the same county, if permitted by law.

         Notwithstanding  the foregoing,  an issuing entity may include  mortgage loans where the original mortgage  note is not delivered to the trustee if the depositor  delivers,  or causes to be delivered,  to the related  trustee (or the  custodian)  a copy or a duplicate  original of the mortgage  note,  together with an affidavit  certifying that the original  thereof has been lost or destroyed.  In addition,  if the depositor  cannot deliver,  with respect to any mortgage loan, the mortgage or any intervening  assignment with evidence of recording on the assignment  concurrently  with the execution and delivery of the related pooling and servicing  agreement or servicing  agreement because of a delay caused by the public recording office,  the depositor will deliver,  or cause to be delivered,  to the related trustee (or the custodian)
a true and correct  photocopy of the mortgage or assignment  as submitted  for recording  within one year.
The  depositor  will deliver,  or cause to be delivered,  to the related  trustee (or the  custodian)  the mortgage or assignment with evidence of recording  indicated on the assignment  after receipt thereof from the public  recording  office.  If the depositor  cannot  deliver,  with respect to any mortgage loan, the mortgage  or any  intervening  assignment  with  evidence  of  recording  on the  mortgage  or  assignment concurrently  with the execution and delivery of the related pooling and servicing  agreement or servicing agreement  because the mortgage or assignment has been lost,  the depositor  will deliver,  or cause to be delivered,  to the related  trustee (or the  custodian)  a true and correct  photocopy  of the mortgage or assignment  with evidence of recording on the mortgage or  assignment.  If the depositor  cannot  deliver, with respect to any mortgage loan, the mortgage or any  intervening  assignment with evidence of recording on the  mortgage  or  assignment  because  the  applicable  jurisdiction  retains  the  originals  of such documents,  the depositor will deliver photocopies of such documents containing an original  certification by the judicial or other  governmental  authority of the jurisdiction  where such documents were recorded.
Assignments  of the  mortgage  loans to the trustee (or its nominee)  will be recorded in the  appropriate public recording  office,  except (1) where  recordation is not required by the Rating Agencies rating the applicable  securities,  (2) in states  where,  in the  opinion  of  counsel  acceptable  to the  trustee, recording is not  required to protect the  trustee's  interests in the mortgage  loan against the claim of any  subsequent  transferee  or any  successor to or creditor of the  depositor or the  originator  of the mortgage loan or (3) where Mortgage Electronic  Registration  Systems,  Inc. is identified on the mortgage or a properly  recorded  assignment  of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns.  In addition,  the depositor shall not be required to deliver  intervening assignments or mortgage note  endorsements  between the  underlying  sellers of the mortgage loans and the
Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each  Contract,  the  depositor  will  deliver,  or cause to be  delivered,  to the related trustee (or the custodian) the following documents:

      o     the original Contract endorsed, without recourse, to the order of the trustee,

      o     copies of documents and instruments  related to the Contract and the security  interest in the
            Manufactured Home securing the Contract, and

      o     a blanket  assignment  to the trustee of all Contracts in the related  issuing  entity and the related documents and instruments.

In order to give notice of the right,  title and interest of the  securityholders  to the  Contracts,  the depositor will cause to be executed and delivered to the trustee a UCC-1 financing  statement  identifying the trustee as the secured party and identifying all Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool,  deliver,  or cause to be delivered,  to the related  trustee (or the custodian),  either (i) cause an electronic  transfer of that  security  or  (ii)  provide  a  physical  certificate  or note  evidencing  the  mortgage  security, registered  in the name of the related  trustee (or its  nominee),  or endorsed in blank or to the related trustee (or its nominee),  or  accompanied  by transfer  documents  sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the  custodian)  will hold the  documents in trust for the benefit of the related securityholders,  and  generally  will review the documents  within 180 days after receipt  thereof in the case of documents  delivered  concurrently  with the  execution  and  delivery of the related  pooling and servicing  agreement  or  indenture,  and within the time  period  specified  in the  related  pooling and servicing  agreement or indenture in the case of all other documents  delivered.  If any document is found to be missing or defective in any material  respect,  the trustee (or the  custodian)  will be required to promptly so notify the master  servicer,  the  depositor,  and the related  Seller.  If the related Seller does not cure the  omission  or defect  within a specified  period  after  notice is given  thereto by the trustee,  and the omission or defect materially and adversely affects the interests of  securityholders in the  affected  mortgage  loan or  mortgage  security,  then,  the  related  Seller  will be  obligated  to repurchase  the mortgage loan or mortgage  security from the trustee at its purchase  price (or, if and to the extent it would  otherwise  be  permitted  to do so for a breach of  representation  and  warranty  as described  under "The Mortgage  Pools—Representations  of Sellers," to substitute for the mortgage loan or mortgage  security).  The trustee will be obligated to enforce this obligation of the Seller to the extent described  above under "The  Mortgage  Pools—Representations  by  Sellers,"  but there can be no assurance that the applicable  Seller will fulfill its  obligation to repurchase  (or  substitute  for) the affected mortgage loan or mortgage  security as described  above. The depositor will not be obligated to repurchase or substitute  for the mortgage loan or mortgage  security if the Seller  defaults on its obligation to do
so. This  repurchase  or  substitution  obligation  constitutes  the sole remedy  available to the related securityholders  and the  related  trustee  for  omission  of,  or a  material  defect  in, a  constituent document.  Any affected  mortgage loan or mortgage  security not so repurchased  or substituted  for shall remain in the related issuing entity.

         The  trustee  will be  authorized  at any time to appoint  one or more  custodians  pursuant to a custodial  agreement to hold title to the mortgage loans and/or mortgage  securities in any mortgage pool, and to maintain  possession  of and, if  applicable,  to review,  the  documents  relating to the mortgage loans and/or mortgage  securities,  in any case as the agent of the trustee. The identity of any custodian to be  appointed  on the date of  initial  issuance  of the  securities  will be set forth in the  related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

         Except  as  to  mortgage  loans  underlying  any  mortgage  securities,   the  Seller  will  make
representations  and warranties as to the types and geographical  concentrations of the mortgage loans and as to the  accuracy  of some of the  information  furnished  to the  related  trustee  in  respect of each mortgage loan (for example,  the original  Loan-to-Value  Ratio,  the principal  balance as of the cut-off date,  the mortgage rate and maturity).  Upon a breach of any of these  representations  which  materially and  adversely  affects  the  interests  of the  securityholders  in a mortgage  loan,  the Seller will be obligated to cure the breach in all material  respects,  to  repurchase  the mortgage loan at its purchase price or, to substitute  for the mortgage  loan a Qualified  Substitute  Mortgage Loan in accordance  with the provisions for  substitution by Sellers as described  above under "The Mortgage  Pools—Representations by  Sellers."  This  repurchase  or  substitution  obligation  constitutes  the sole remedy  available  to securityholders  or the trustee for a breach of a  representation  by a Seller.  Any mortgage  loan not so repurchased or substituted for shall remain in the related issuing entity.

         Pursuant to the related  pooling and  servicing  agreement  or  servicing  agreement,  the master servicer for any mortgage  pool,  either  directly or through  servicers,  will service and administer the mortgage loans  included in the mortgage pool and assigned to the related  trustee as more fully set forth under  "Servicing of Mortgage  Loans" in this  prospectus.  Each of the depositor and the master  servicer will make limited  representations  and warranties  regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Distribution Account

         General. The master servicer,  trustee or securities  administrator,  as applicable,  will, as to the issuing  entity,  establish  and maintain or cause to be  established  and  maintained a  Distribution
Account,  which will be  established  so as to comply with the  standards  of each Rating  Agency that has rated any one or more  classes of  securities  of the related  series.  A  Distribution  Account  shall be maintained  as an  Eligible  Account,  and the  funds  held  therein  may be held as cash or  invested  in
Permitted  Investments.  The  master  servicer,  trustee  or  securities  administrator,  or other  entity designated in the related  prospectus  supplement,  will have sole  discretion to determine the particular investments  made so long as it complies with the  investment  terms of the related  pooling and servicing agreement or the related  servicing  agreement and indenture.  Any Permitted  Investments  shall not cause the depositor to register  under the  Investment  Company Act of 1940. Any interest or other income earned on  funds  in the  Distribution  Account  will be paid  to the  master  servicer,  trustee  or  securities
administrator,   or  other  entity  designated  in  the  related  prospectus  supplement,   as  additional
compensation  or  will  be  available  for  payments  on the  securities  as  provided  in the  prospectus supplement.  If  permitted by the Rating  Agency or Agencies  and so  specified in the related  prospectus supplement,  a  Distribution  Account  may  contain  funds  relating  to more than one series of  mortgage pass-through  certificates or mortgage-backed  notes and may contain other funds representing  payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits.  With respect to each series of  securities,  the related master  servicer,  servicers, trustee or special  servicer  will be required  to deposit or cause to be  deposited  in the  Distribution
Account for the related issuing entity within a period  following  receipt (in the case of collections and payments),  the following  payments and collections  received,  or advances made, by the master  servicer, the  servicers,  the trustee or any special  servicer  subsequent  to the cut-off date with respect to the mortgage  loans and/or  mortgage  securities  in the issuing  entity (other than payments due on or before the cut-off date):

      o     all payments on account of principal, including principal prepayments, on the mortgage loans;

      o     all  payments on account of interest on the mortgage  loans,  including  any default  interest collected,  in each case net of any  portion  thereof  retained  by the master  servicer,  any servicer or any special  servicer as its  servicing  compensation  or as  compensation  to the trustee, and further net of any retained interest of the depositor;

      o     all payments on the mortgage securities;

      o     all payments on the U.S. Government Securities (if any);

      o     all Insurance Proceeds and Liquidation Proceeds;

      o     any  amounts  paid  under  any  instrument  or drawn  from any fund  that  constitutes  credit enhancement  for the related series of securities as described  under  "Description  of Credit
            Enhancement" in this prospectus;

      o     any advances made as described under "—Advances" below;

      o     any Buydown Funds (and, if applicable,  investment  earnings on the Buydown Funds) required to be paid to securityholders, as described below;

      o     any  amounts  paid by the master  servicer  and the  servicers  to cover  Prepayment  Interest
            Shortfalls  arising out of the prepayment of mortgage loans as described  under  "Servicing of
            Mortgage  Loans—Servicing  and Other Compensation and Payment of Expenses;  Retained Interest"
            in this prospectus;

      o     to the extent  that any item does not  constitute  additional  servicing  compensation  to the master  servicer,  a servicer or a special  servicer,  any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

      o     any amount  required to be deposited by the master  servicer or the trustee in connection with losses realized on investments  for the benefit of the master servicer or the trustee,  as the case may be, of funds held in the Distribution Account; and

      o     any other  amounts  required to be  deposited in the  Distribution  Account as provided in the related pooling and servicing  agreement or the related servicing  agreement and indenture and described in this prospectus or in the related prospectus supplement.

         With respect to each buydown  mortgage loan, the master servicer will be required to deposit,  or cause the related  servicer to deposit,  the related  Buydown  Funds  provided to it in a Buydown  Account which will comply with the  requirements  set forth in this  prospectus  with respect to the  Distribution
Account.  The terms of all buydown  mortgage  loans  provide for the  contribution  of Buydown Funds in an amount  equal to or  exceeding  either (1) the total  payments  to be made from the funds  pursuant to the related  buydown plan or (2) if the Buydown Funds are to be deposited on a discounted  basis,  that amount of Buydown Funds which,  together with investment  earnings on the Buydown Funds at a rate as will support the scheduled  level of payments due under the buydown  mortgage loan.  Neither the master  servicer,  any servicer nor the depositor will be obligated to add to any  discounted  Buydown Funds any of its own funds should investment  earnings prove insufficient to maintain the scheduled level of payments.  To the extent that any  insufficiency  is not  recoverable  from the  mortgagor  or, in an  appropriate  case,  from the
Seller,  distributions  to  securityholders  may be affected.  With respect to each buydown mortgage loan, the master servicer will be required  monthly to withdraw from the Buydown  Account and deposit,  or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit,  in the  Distribution
Account as  described  above the amount,  if any, of the Buydown  Funds (and,  if  applicable,  investment earnings on the Buydown  Funds) for each  buydown  mortgage  loan that,  when added to the amount due from the  mortgagor on the buydown  mortgage  loan,  equals the full monthly  payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.
         If the  mortgagor on a buydown  mortgage  loan prepays the mortgage  loan in its entirety  during the Buydown  Period,  the master  servicer or servicer of the  mortgage  loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other  designated  party in accordance with the related  buydown plan any Buydown Funds remaining in the Buydown  Account.  If a prepayment by a mortgagor during the  Buydown  Period  together  with  Buydown  Funds will  result in full  prepayment  of a buydown mortgage  loan,  the master  servicer or  servicer  of the  mortgage  loan  generally  will be required to withdraw  from the  Buydown  Account  and  deposit  in the  Distribution  Account  the  Buydown  Funds and
investment  earnings on the Buydown Funds,  if any,  which  together with the prepayment  will result in a prepayment  in full;  provided  that Buydown  Funds may not be available to cover a prepayment  under some mortgage  loan  programs.  Any Buydown  Funds so remitted  to the master  servicer or the  servicer of the mortgage  loan in  connection  with a prepayment  described in the  preceding  sentence  will be deemed to reduce the amount that would be required to be paid by the  mortgagor to repay fully the related  mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment  earnings  remaining in the
Buydown  Account  after  prepayment  or after  termination  of the Buydown  Period will be remitted to the related  mortgagor  or the other  designated  party  pursuant  to the Buydown  Agreement  relating to each buydown  mortgage  loan. If the  mortgagor  defaults  during the Buydown  Period with respect to a buydown mortgage loan and the property  securing the buydown  mortgage loan is sold in liquidation  (either by the master  servicer,  the servicer of the mortgage loan, the primary  insurer,  any pool insurer or any other insurer),  the master  servicer or related  servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment  earnings on the Buydown  Funds,  if any, and either deposit the same in the Distribution  Account or,  alternatively,  pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged  property is  transferred  to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the deposit of funds into the  Distribution  Account,  as  described  under  "—Deposits"
above,  funds related to the mortgage loans serviced by a master  servicer or a servicer may be maintained by a master  servicer or a servicer in a Protected  Account which will be established so as to comply with the  standards of each Rating  Agency that has rated any one or more classes of  securities of the related series.  Each  Protected  Account shall be maintained as an Eligible  Account,  and the funds held therein may be held as cash or invested in Permitted  Investments.  Any  interest or other income  earned on funds in a Protected  Account will be paid to the master  servicer or servicer,  as  applicable,  as  additional compensation.  If  permitted by the Rating  Agency or Agencies and so specified in the related  prospectus supplement,  a  Protected  Account  may  contain  funds  relating  to more  than one  series  of  mortgage pass-through  certificates or mortgage-backed  notes and may contain other funds representing  payments on mortgage  loans owned by the related master  servicer or serviced by it on behalf of others.  In the event that an issuing  entity has multiple  servicers,  funds from the Protected  Accounts may first be remitted to a  Master  Servicer  Collection  Account,  meeting  the same  eligibility  standards  as the  Protected
Accounts, prior to being deposited into the Distribution Account.

         Withdrawals.  With respect to each series of securities,  the master servicer, trustee or special servicer  generally may make withdrawals from the Distribution  Account for the related issuing entity for any one or more of the  following  purposes,  unless  otherwise  provided  in the  related  agreement  and described in the related prospectus supplement:

         (1)      to make distributions to the related securityholders on each distribution date;

         (2)      to  reimburse  the master  servicer,  any  servicer  or any other  specified  person for unreimbursed  amounts  advanced by it in respect of mortgage loans in the issuing entity as described under  "—Advances"  below,  these  reimbursements to be made out of amounts received  which were  identified  and  applied by the master  servicer  or a servicer as late  collections  of interest (net of related  servicing  fees) on and principal of the particular  mortgage  loans  with  respect  to which  the  advances  were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

         (3)      to  reimburse  the  master  servicer,  a  servicer  or a  special  servicer  for  unpaid servicing  fees earned by it and some  unreimbursed  servicing  expenses  incurred by it with  respect to  mortgage  loans in the  issuing  entity  and  properties  acquired  in respect  thereof,  these  reimbursement  to  be  made  out  of  amounts  that  represent
                  Liquidation  Proceeds and Insurance Proceeds collected on the particular  mortgage loans and properties,  and net income collected on the particular properties,  with respect to which the fees were earned or the expenses  were  incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

         (4)      to  reimburse  the master  servicer,  a servicer or any other  specified  person for any advances  described in clause (2) above made by it and any servicing  expenses  referred to in clause (3) above  incurred by it which,  in the good faith  judgment of the master servicer,  the applicable  servicer or the other person,  will not be  recoverable  from the amounts  described in clauses (2) and (3),  respectively,  the  reimbursement  to be made from amounts  collected on other  mortgage  loans in the issuing  entity or, if and to the  extent so  provided  by the  related  pooling  and  servicing  agreement  or the related  servicing  agreement  and  indenture  and  described in the related  prospectus supplement,  only from that  portion of amounts  collected on the other  mortgage  loans that is otherwise  distributable  on one or more classes of  subordinate  securities  of the related series;

         (5)      if and to the extent described in the related prospectus  supplement,  to pay the master servicer,  a servicer,  a special  servicer or another  specified  entity  (including  a provider of credit  enhancement)  interest  accrued on the advances  described in clause
                  (2) above made by it and the servicing  expenses  described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

         (6)      to  reimburse  the  master  servicer,  a  servicer,  the  depositor,  or  any  of  their respective  directors,  officers,  employees  and  agents,  as  the  case  may  be,  for expenses,  costs and liabilities  incurred thereby, as and to the extent described under
                  "The  Agreements—Certain  Matters  Regarding the Master  Servicer and the  Depositor" in
                  this prospectus;

         (7)      if and to the extent  described in the related  prospectus  supplement,  to pay the fees of the trustee;

         (8)      to reimburse the trustee or any of its  directors,  officers,  employees and agents,  as the case may be, for expenses,  costs and liabilities  incurred  thereby,  as and to the extent  described  under "The  Agreements—Some  Matters  Regarding  the Trustee" in this prospectus;

         (9)      to pay the master  servicer or the trustee,  as  additional  compensation,  interest and investment income earned in respect of amounts held in the Distribution Account;

         (10)     to pay  (generally  from related  income) the master  servicer,  a servicer or a special
                  servicer  for  costs  incurred  in  connection   with  the  operation,   management  and
                  maintenance of any mortgaged  property  acquired by the issuing entity by foreclosure or by deed in lieu of foreclosure;

         (11)     if one or more  elections  have  been  made to treat the  issuing  entity or  designated portions  thereof as a REMIC,  to pay any federal,  state or local taxes  imposed on the issuing  entity or its  assets or  transactions,  as and to the extent  described  under
                  "Federal  Income  Tax  Consequences—REMICS—Prohibited  Transactions  and Other  Possible
                  REMIC Taxes" in this prospectus;

         (12)     to pay for the cost of an  independent  appraiser or other expert in real estate matters retained  to  determine a fair sale price for a  defaulted  mortgage  loan or a property acquired in respect  thereof in connection  with the liquidation of the mortgage loan or property;

         (13)     to pay for the cost of various  opinions  of counsel  obtained  pursuant  to the related pooling and  servicing  agreement or the related  servicing  agreement and indenture for the benefit of the related securityholders;

         (14)     to pay to itself,  the depositor,  a Seller or any other appropriate  person all amounts received with respect to each mortgage loan  purchased,  repurchased or removed from the issuing entity pursuant to the terms of the related  pooling and servicing  agreement or the related  servicing  agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

         (15)     to make any other withdrawals  permitted by the related pooling and servicing  agreement or  the  related  servicing  agreement  and  indenture  and  described  in  the  related prospectus supplement;

         (16)     to pay for costs and  expenses  incurred by the issuing  entity for  environmental  site assessments  performed  with  respect  to  multifamily  or  commercial  properties  that constitute  security for defaulted mortgage loans, and for any containment,  clean-up or remediation of hazardous wastes and materials present on that mortgaged  properties,  as described  under  "Servicing  of Mortgage  Loans—Realization  Upon or Sale of  Defaulted
                  Mortgage Loans" in this prospectus; and

         (17)     to clear and  terminate the  Distribution  Account upon the  termination  of the issuing entity.

Distributions

         Distributions  on the  securities  of each  series  will be made by or on behalf  of the  related trustee or  securities  administrator,  as  applicable,  on each  distribution  date as  specified  in the related  prospectus  supplement  from the available  funds for the series and the  distribution  date. The available funds for any series of securities and any  distribution  date will generally refer to the total of all  payments  or other  collections  (or  advances  in lieu  thereof)  on,  under or in respect of the mortgage  loans and/or  mortgage  securities and any other assets  included in the related  issuing entity that are available for  distribution  to the  securityholders  of the series on that date.  The particular components  of the  available  funds for any series on each  distribution  date will be more  specifically described in the related prospectus supplement.

         Distributions  on the securities of each series (other than the final  distribution in retirement of any  certificate)  will be made to the  persons in whose names the  securities  are  registered  on the
Record Date,  and the amount of each  distribution  will be determined as of the  Determination  Date. All distributions  with respect to each class of  securities  on each  distribution  date will be allocated in accordance with the holder's  Percentage  Interest in a particular class.  Payments will be made either by wire  transfer  in  immediately  available  funds to the  account of a  securityholder  at a bank or other entity having  appropriate  facilities  therefor,  if the securityholder has provided the trustee or other person  required to make the payments with wiring  instructions  no later than five business days prior to the  related  Record  Date or other date  specified  in the  related  prospectus  supplement  (and,  if so provided in the related  prospectus  supplement,  the  securityholder  holds  securities  in any requisite amount or denomination  specified therein),  or by check mailed to the address of the securityholder as it appears on the security  register;  provided,  however,  that the final  distribution in retirement of any class of securities  will be made only upon  presentation  and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

         Each  class of  securities  of each  series,  other  than  Strip  Securities  and REMIC  Residual
Certificates  that have no security  interest  rate, may have a different per annum rate at which interest accrues on that class of securities,  which may be fixed,  variable or adjustable,  or any  combination of rates.  The related  prospectus  supplement  will specify the security  interest rate or, in the case of a variable or adjustable  security  interest rate, the method for  determining  the security  interest rate, for each class. The related  prospectus  supplement will specify whether interest on the securities of the series will be  calculated  on the basis of a 360-day  year  consisting  of twelve  30-day  months or on a different method.

         Distributions  of interest  in respect of the  securities  of any class,  other than any class of
Accrual  Securities,  Strip  Securities  or  REMIC  Residual  Certificates  that  is not  entitled  to any distributions of interest,  will be made on each  distribution  date based on the accrued interest for the class and the  distribution  date,  subject  to the  sufficiency  of the  portion of the  available  funds allocable  to the class on the  distribution  date.  Prior to the time  interest is  distributable  on any class of Accrual Securities,  the amount of accrued interest otherwise  distributable on the class will be added  to the  principal  balance  thereof  on each  distribution  date.  With  respect  to each  class of interest-bearing  securities,  accrued  interest for each  distribution  date will be equal to interest at the  applicable  security  interest  rate  accrued for a  specified  period  (generally  one month) on the outstanding  principal balance thereof  immediately prior to the distribution  date.  Accrued interest for each  distribution  date on Strip  Securities  entitled to  distributions  of interest  will be  similarly calculated  except  that it will  accrue on a notional  amount  that is based on either (1) the  principal balances of some or all of the mortgage  loans and/or  mortgage  securities in the related  issuing entity or (2) the principal  balances of one or more other  classes of  securities of the same series.  Reference to a notional  amount with  respect to a class of Strip  Securities  is solely for  convenience  in making calculations  of  accrued  interest  and does not  represent  the right to  receive  any  distribution  of principal.  If so specified in the related prospectus  supplement,  the amount of accrued interest that is otherwise  distributable  on (or, in the case of Accrual  Securities,  that may  otherwise be added to the principal  balance  of) one or more  classes of the  securities  of a series will be reduced to the extent that any Prepayment  Interest  Shortfalls,  as described under "Yield  Considerations" in this prospectus, exceed the  amount of any sums  (including,  if and to the  extent  specified  in the  related  prospectus supplement,  the master servicer's or applicable  servicer's  servicing  compensation) that are applied to offset the shortfalls.  The particular  manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related  prospectus  supplement.  The related  prospectus  supplement will also describe the extent to which the amount of accrued interest that is otherwise  distributable on (or, in the case of Accrual Securities,  that may otherwise be added to the principal  balance  of)  a  class  of  offered  securities  may  be  reduced  as a  result  of  any  other contingencies,  including  delinquencies,  losses and  Deferred  Interest  on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage  loans.  Any reduction in the amount of accrued  interest  otherwise  distributable on a class of securities by reason of the allocation to the class of a portion of any  Deferred  Interest on or in respect of the related  mortgage  loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus  supplement,  distributions of principal with  respect  to a series of  securities  will be made on each  distribution  date to the  holders of the class or classes of securities of the series entitled  thereto until the principal  balance or balances of the  securities  have been reduced to zero.  In the case of a series of securities  which  includes two or more classes of securities,  the timing,  order, priority of payment or amount of distributions in respect of principal,  and any schedule or formula or other  provisions  applicable to the  determination  thereof
(including  distributions  among multiple classes of senior securities or subordinate  securities),  shall be as set forth in the related  prospectus  supplement.  Distributions of principal with respect to one or more  classes  of  securities  may be made at a rate that is faster  (and,  in some  cases,  substantially faster) than the rate at which  payments or other  collections  of principal  are received on the mortgage loans and/or mortgage  securities in the related issuing entity,  may not commence until the occurrence of events such as the  retirement of one or more other  classes of  securities of the same series,  or may be made at a rate that is slower (and, in some cases,  substantially  slower) than the rate at which payments or other  collections  of principal  are received on the mortgage  loans and/or  mortgage  securities.  In addition,  distributions  of  principal  with respect to one or more  classes of  securities  may be made, subject to available funds,  based on a specified  principal  payment schedule and, with respect to one or more classes of  securities,  may be contingent on the specified  principal  payment  schedule for another class of the same  series  and the rate at which  payments  and  other  collections  of  principal  on the mortgage loans and/or mortgage securities in the related issuing entity are received.

Pre-Funding Account

         If so specified in the related  prospectus  supplement,  the pooling and  servicing  agreement or other  agreement may provide for the transfer by the Sellers of additional  mortgage  loans to the related issuing entity after the Closing Date.  The  additional  mortgage loans will be required to conform to the requirements  set forth in the related pooling and servicing  agreement or other  agreement  providing for the transfer,  and will be underwritten to the same standards as the mortgage loans initially  included in the issuing  entity as  described in the  prospectus  supplement.  As specified in the related  prospectus supplement,  the transfer may be funded by the  establishment  of a pre-funding  account  established with the trustee.  If a  pre-funding  account is  established,  all or a portion of the proceeds of the sale of one or more classes of  securities  of the related  series will be deposited in the account to be released as additional  mortgage loans are transferred.  A pre-funding account will be required to be maintained as an Eligible Account,  the amounts therein may be required to be invested in Permitted  Investments and the amount  held  therein  shall  at no  time  exceed  50% of the  proceeds  of the  offering  of the  related securities.  The related pooling and servicing  agreement or other agreement providing for the transfer of additional  mortgage  loans  generally  will  provide that the  transfers  must be made within up to three months  (with  respect  to any  series of  certificates)  or up to,  but not in excess  of, one year (with respect to any series of notes) after the Closing  Date,  and that amounts set aside to fund the transfers
(whether in a pre-funding  account or  otherwise)  and not so applied  within the required  period of time will be  deemed to be  principal  prepayments  and  applied  in the  manner  set  forth in the  prospectus supplement.  To the extent amounts in any  pre-funding  account have not been used to purchase  additional mortgage  loans,  holders of the securities may receive an additional  prepayment,  which may affect their yield to maturity.  In addition,  securityholders  may not be able to reinvest  amounts  received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

         Prepayment  premiums will  generally be retained by the master  servicer,  a servicer,  or by the
Seller  as  additional  compensation.  However,  if so  provided  in the  related  prospectus  supplement, prepayment  premiums  received on or in connection  with the mortgage loans or mortgage  securities in any issuing  entity will be distributed  on each  distribution  date to the holders of the class or classes of securities of the related  series  entitled  thereto in accordance  with the  provisions  described in the prospectus supplement.

Allocation of Losses and Shortfalls

         The amount of any losses or  shortfalls  in  collections  on the mortgage  loans and/or  mortgage securities  in any issuing  entity (to the extent not  covered or offset by draws on any  reserve  fund or under any instrument of credit  enhancement or applied  against  overcollateralization)  will be allocated among the respective  classes of securities of the related series in the priority and manner,  and subject to the  limitations,  specified  in  the  related  prospectus  supplement.  As  described  in the  related prospectus  supplement,  these allocations may result in reductions in the entitlements to interest and/or principal  balances of one or more classes of securities,  or may be effected  simply by a  prioritization of payments among classes of securities.

Advances

         If and to  the  extent  provided  in  the  related  prospectus  supplement,  and  subject  to any limitations  specified therein,  the related master servicer or any servicer will be obligated to advance, or have the option of advancing,  on or before each  distribution  date, from its own funds or from excess funds held in the related Master  Servicer  Collection  Account or Protected  Account that are not part of the available funds for the related series of securities for that  distribution  date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related  prospectus  supplement, principal) on the mortgage loans that were  delinquent  on, or not received by, the related  Determination
Date (or such other date  specified in the Agreement,  but in any event prior to the related  distribution date).  No notice will be given to the  certificateholders  of these  advances.  Advances  are intended to maintain a regular flow of scheduled  interest and  principal  payments to holders of the class or classes of securities  entitled  thereto,  rather than to guarantee or insure  against  losses.  Accordingly,  all advances made from the master  servicer's or a servicer's  own funds will be  reimbursable  out of related recoveries  on the  mortgage  loans  (including,  to the extent  described in the  prospectus  supplement, amounts received under any fund or instrument  constituting credit enhancement)  respecting which advances were  made  and  other  specific  sources  as may be  identified  in the  related  prospectus  supplement, including amounts which would otherwise be payable to the offered  securities.  No Nonrecoverable  Advance will be required to be made by the master  servicer or a  servicer;  and, if  previously  made by a master servicer or a servicer,  a  Nonrecoverable  Advance will be  reimbursable  from any amounts in the related
Master  Servicer  Collection  Account or Protected  Account prior to any  distributions  being made to the related  series of  securityholders.  If advances  have been made from excess  funds in a Master  Servicer
Collection  Account,  the master  servicer  will be required  to replace the funds in such  account on any future  distribution  date to the extent that funds then in such account are  insufficient  to permit full distributions to securityholders on that date. If so specified in the related prospectus  supplement,  the obligation of a master  servicer or a servicer to make  advances may be secured by a cash advance  reserve fund or a surety bond. If applicable,  information  regarding the  characteristics of, and the identity of any  obligor on, a surety  bond,  will be set forth in the related  prospectus  supplement.  If any person other than the master  servicer  has any  obligation  to make  advances as  described  above,  the related prospectus  supplement  will  identify  the  person.  If and to the  extent  so  provided  in the  related prospectus  supplement,  any entity making  advances will be entitled to receive  interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus  supplement,  and the entity  will be entitled to payment of the  interest  periodically  from  general  collections  on the mortgage  loans in the related  issuing  entity  prior to any payment to  securityholders  or as otherwise provided in the related  pooling and  servicing  agreement or  servicing  agreement  and  described in the prospectus  supplement.  As specified in the related  prospectus  supplement with respect to any series of securities as to which the issuing entity includes  mortgage  securities,  the advancing  obligations with respect to the  underlying  mortgage  loans will be pursuant to the terms of the mortgage  securities,  as may be  supplemented  by the  terms of the  applicable  pooling  and  servicing  agreements  or  servicing agreements for such mortgage securities, and may differ from the provisions described above.

Modifications

         In  instances  in which a mortgage  loan is in default or if default is  reasonably  foreseeable, and if determined by the master  servicer to be in the best  interest of the  securityholders,  the master servicer or servicer may permit  servicing  modifications of the mortgage loan rather than proceeding with
foreclosure.   However,   the  master   servicer's  and  the  servicer's   ability  to  perform  servicing
modifications will be subject to some limitations, including but not limited to the following:

         o        Advances  and other  amounts  may be added to the  outstanding  principal  balance  of a mortgage loan only once during the life of a mortgage loan.

         o        Any  amounts  added to the  principal  balance  of the  mortgage  loan,  or  capitalized amounts  added to the mortgage  loan,  will be required to be fully  amortized  over the remaining term of the mortgage loan.

         o        All  capitalizations  are to be implemented in accordance  with the sponsor's  standards and may be  implemented  only  by  servicers  that  have  been  approved  by the  master servicer for that purpose.

         o        The final  maturity of any mortgage loan shall not be extended  beyond the assumed final distribution date.

         o        No  servicing  modification  with  respect  to a  mortgage  loan will have the effect of reducing the mortgage  rate below one half of the mortgage  rate as in effect on the cut off date, but not less than the servicing fee rate.

         Any  advances  made on any  mortgage  loan will be  reduced  to  reflect  any  related  servicing modifications  previously  made.  The mortgage  rate and Net Mortgage Rate as to any mortgage loan will be deemed  not  reduced  by any  servicing  modification,  so that the  calculation  of  accrued  certificate interest  (as  defined  in the  prospectus  supplement)  payable  on the  offered  securities  will not be affected by the servicing modification.

Reports to Securityholders

         With each  distribution  to  securityholders  of a particular  class of offered  securities,  the related master  servicer,  trustee or other specified  person will make available to each holder of record of the class of securities a monthly  statement or statements  with respect to the related  issuing entity setting  forth the  information  specifically  described  in the  related  prospectus  supplement  and the related pooling and servicing agreement or the related servicing agreement or indenture.

         In addition,  within a reasonable  period of time after the end of each calendar year, the master servicer,  trustee or securities  administrator,  as  applicable,  will furnish a report to each holder of record of a class of offered  securities  at any time during the calendar year or, in the event the person was a  holder  of  record  of a class of  securities  during  a  portion  of the  calendar  year,  for the applicable  portion of the year.  Reports,  whether  monthly or annual,  will be transmitted in the method described  in the  related  prospectus  supplement  to the  holder of  record  of the class of  securities contemporaneously  with the distribution on that particular  class. In addition,  the monthly reports will be posted on a website as described below under "Available  Information" and "Reports to  Securityholders"
in this prospectus.

                                    DESCRIPTION OF CREDIT ENHANCEMENT

General

         As set  forth  below and in the  applicable  prospectus  supplement,  credit  enhancement  may be provided by one or more of a financial  guaranty  insurance  policy, a special hazard insurance  policy, a mortgage  pool  insurance  policy or a letter of  credit.  In  addition,  if  provided  in the  applicable prospectus  supplement,  in lieu of or in addition  to any or all of the  foregoing  arrangements,  credit enhancement  may be in the  form of a  reserve  fund to cover  the  losses,  subordination  of one or more classes of  subordinate  securities  for the  benefit  of one or more  classes  of senior  securities,  of cross-collateralization  or  overcollateralization,  or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive  specified  cash amounts,  a deposit of cash into a reserve fund or other pledged  assets,  or by guarantees  provided by a third-party  or any  combination thereof  identified in the applicable  prospectus  supplement.  Each component will have  limitations  and will provide coverage with respect to Realized Losses on the related  mortgage loans.  Credit support will cover  Defaulted  Mortgage  Losses,  but  coverage may be limited or  unavailable  with respect to Special
Hazard Losses,  Fraud Losses,  Bankruptcy Losses and  Extraordinary  Losses. To the extent that the credit support for the offered  securities of any series is exhausted,  the holders thereof will bear all further risk of loss.

         The amounts and types of credit  enhancement  arrangements as well as the providers  thereof,  if applicable,  with  respect to the  offered  securities  of each  series  will be set forth in the  related prospectus  supplement.  To the extent  provided in the applicable  prospectus  supplement and the pooling and servicing agreement or indenture,  the credit enhancement  arrangements may be periodically  modified, reduced and substituted  for based on the aggregate  outstanding  principal  balance of the mortgage loans covered  thereby  or the  principal  amount or  interest  due on one or more  classes of  securities.  See
"Description of Credit  Enhancement—Reduction  or Substitution of Credit  Enhancement" in this prospectus.
If specified  in the  applicable  prospectus  supplement,  the  coverage  provided by one or more forms of external  credit  support (for example,  financial  guaranty  insurance or other  insurance  policies) may apply concurrently to one or more related loan groups. If applicable,  the related  prospectus  supplement will identify the loan groups to which the external  credit support  relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

         In general,  references  to  "mortgage  loans"  under this  "Description  of Credit  Enhancement"
section are to mortgage loans in a issuing entity.  However,  if so provided in the prospectus  supplement for a series of  securities,  any mortgage  securities  included in the related  issuing entity and/or the related  underlying  mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The related  prospectus  supplement will specify,  as to each form of credit support, the  information  indicated  below with respect  thereto,  to the extent the  information  is material and available.

Subordinate Securities

         If so specified in the related  prospectus  supplement,  one or more classes of  securities  of a series may be subordinate  securities.  Subordinate  securities may be offered  securities.  To the extent specified in the related  prospectus  supplement,  the rights of the holders of subordinate  securities to receive  distributions from the Distribution  Account on any distribution date will be subordinated to the corresponding  rights of the holders of senior  securities.  In  addition,  as provided in the  prospectus supplement,  losses or shortfalls  will be allocated to subordinate  securities  before they are allocated to more senior  securities.  If so provided in the related prospectus  supplement,  the subordination of a class may apply  only in the  event of (or may be  limited  to) some  types of losses or  shortfalls.  The
related  prospectus   supplement  will  set  forth  information   concerning  the  manner  and  amount  of
subordination  provided by a class or classes of subordinate  securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

         If the  mortgage  loans  and/or  mortgage  securities  in any  issuing  entity are  divided  into separate groups,  each supporting a separate class or classes of securities of the related series,  credit enhancement may be provided by  cross-collateralization  support  provisions  requiring that distributions be made on  senior  securities  evidencing  interests  in one  group of  mortgage  loans  and/or  mortgage securities prior to distributions on subordinate  securities  evidencing interests in a different group of mortgage loans and/or  mortgage  securities  within the issuing  entity.  The prospectus  supplement for a series that  includes a  cross-collateralization  provision  will describe the manner and  conditions  for applying the provisions.

Overcollateralization

         If so  specified  in the related  prospectus  supplement,  interest  collections  on the mortgage loans may exceed  interest  payments on the offered  securities  for the related  distribution  date.  The excess  interest  may be  deposited  into a reserve  fund or  applied  as a payment  of  principal  on the securities.  To the extent excess interest is applied as principal payments on the securities,  the effect will be to reduce the  principal  balance of the  securities  relative to the  outstanding  balance of the mortgage loans, thereby creating  overcollateralization  and additional protection to the securityholders, as specified in the related prospectus  supplement.  If so provided in the related prospectus  supplement, overcollateralization  may also be provided as to any series of  securities  by the issuance of securities in an  initial  aggregate  principal  amount  which is less  than the  aggregate  principal  amount of the related mortgage loans.

Financial Guaranty Insurance Policy

         If so specified in the related prospectus  supplement,  a financial guaranty insurance policy may be obtained and maintained  for a class or series of  securities.  The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial  guaranty  insurance policy will be unconditional  and irrevocable and will guarantee to holders of the  applicable  securities  that an amount  equal to the full amount of payments due to the holders  will be  received  by the  trustee  or its agent on behalf of the  holders  for  payment  on each distribution  date. The specific  terms of any financial  guaranty  insurance  policy will be set forth in the related  prospectus  supplement.  A  financial  guaranty  insurance  policy may have  limitations  and generally  will not  insure  the  obligation  of the  Sellers  or the master  servicer  to  repurchase  or substitute  for a defective  mortgage loan,  will not insure  Prepayment  Interest  Shortfalls or interest shortfalls  due to the  application  of the  Relief  Act and  will  not  guarantee  any  specific  rate of principal  payments.  The  insurer  will be  subrogated  to the  rights of each  holder to the  extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

         Any mortgage  pool  insurance  policy  obtained by the  depositor  for an issuing  entity will be issued by the insurer named in the applicable prospectus  supplement.  Each mortgage pool insurance policy will cover  Defaulted  Mortgage  Losses in an amount  equal to a percentage  specified  in the  applicable prospectus  supplement of the aggregate  principal  balance of the mortgage  loans on the cut-off date, or will cover a portion of  Defaulted  Mortgage  Losses on any mortgage up to a specified  percentage  of the
Value of that mortgage loan. As set forth under  "Maintenance of Credit  Enhancement" in this  prospectus, the master  servicer will use  reasonable  efforts to maintain,  or cause the  servicers to maintain,  any mortgage pool insurance  policy and to present claims  thereunder to the insurer on behalf of itself,  the related trustee and the related  securityholders.  The mortgage pool insurance policies,  however, are not blanket policies against loss, since claims  thereunder may only be made respecting  particular  defaulted mortgage  loans  and only  upon  satisfaction  of the  terms of the  related  policy.  Any  exceptions  to coverage  will be  described  in the  related  prospectus  supplement.  Unless  specified  in the  related prospectus  supplement,  the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

         If any  component  of  credit  enhancement  as to the  offered  securities  of a series  is to be provided  by a letter of credit,  a bank will  deliver to the  related  trustee an  irrevocable  letter of credit.  The letter of credit may provide  direct  coverage with respect to the mortgage  loans.  The bank that  delivered  the letter of credit,  as well as the amount  available  under the letter of credit  with respect  to  each  component  of  credit  enhancement,  will be  specified  in the  applicable  prospectus supplement.  If so specified in the related prospectus  supplement,  the letter of credit may permit draws only in the event of certain  types of losses and  shortfalls.  The letter of credit may also  provide for the payment of required  advances  which the master  servicer or any  servicer  fails to make.  The amount available  under the letter of credit  will,  in all cases,  be reduced to the extent of any  unreimbursed payments  thereunder and may otherwise be reduced as described in the related prospectus  supplement.  The letter of credit  will  expire on the  expiration  date set forth in the  related  prospectus  supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

         Any special hazard  insurance  policy  covering  Special Hazard Losses  obtained by the depositor for an issuing entity will be issued by the insurer named in the applicable  prospectus  supplement.  Each special hazard  insurance  policy will,  subject to limitations  described  below,  protect holders of the related series of securities from Special Hazard Losses.  See "Description of Primary Mortgage  Insurance,
Hazard Insurance;  Claims Thereunder" in this prospectus.  However, a special hazard insurance policy will not cover losses  occasioned by war, civil  insurrection,  some  governmental  actions,  errors in design,
faulty  workmanship  or  materials  (except  under  some   circumstances),   nuclear  reaction,   chemical
contamination,  waste by the mortgagor and other risks.  Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related  prospectus  supplement  and will be subject to reduction as described in the related prospectus supplement.

         Subject to the  foregoing  limitations,  a special  hazard  insurance  policy will provide  that, where there has been  damage to  property  securing a  foreclosed  mortgage  loan (title to which has been acquired by the  insured)  and to the extent the damage is not covered by the hazard  insurance  policy or flood insurance  policy, if any,  maintained by the mortgagor or the master servicer,  special servicer or the  servicer,  the insurer will pay the lesser of (1) the cost of repair or  replacement  of the property or (2) upon  transfer of the property to the insurer,  the unpaid  principal  balance of the mortgage loan at the time of acquisition of the property by  foreclosure  or deed in lieu of  foreclosure,  plus accrued interest  at the  mortgage  rate to the date of claim  settlement  and  expenses  incurred  by the  master servicer,  special servicer or servicer with respect to the property.  If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance  policy,  the amount that the issuer  will pay will be the  amount  under  (2)  above  reduced  by the net  proceeds  of the sale of the property.  No claim may be validly  presented  under the special  hazard  insurance  policy  unless hazard insurance  on the  property  securing  a  defaulted  mortgage  loan  has  been  kept in  force  and  other reimbursable  protection,  preservation  and  foreclosure  expenses  have been paid (all of which  must be approved  in  advance by the issuer of the  special  hazard  insurance  policy).  If the unpaid  principal balance plus accrued  interest and expenses is paid by the insurer,  the amount of further  coverage under the related  special  hazard  insurance  policy will be reduced by that amount less any net proceeds  from the sale of the  property.  Any amount  paid as the cost of repair of the  property  will  further  reduce coverage by that amount.  Restoration  of the property  with the proceeds  described  under (1) above will satisfy the condition  under each mortgage pool  insurance  policy that the property be restored  before a claim under the mortgage  pool  insurance  policy may be validly  presented  with respect to the defaulted mortgage loan secured by the property.  The payment described under (2) above will render  presentation of a claim in respect of the mortgage loan under the related  mortgage  pool  insurance  policy  unnecessary.
Therefore,  so long as a mortgage  pool  insurance  policy  remains in effect,  the payment by the insurer under a special hazard insurance  policy of the cost of repair or of the unpaid  principal  balance of the related  mortgage  loan plus accrued  interest and expenses will not affect the total  Insurance  Proceeds paid to  securityholders,  but will affect the relative  amounts of coverage  remaining  under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable  prospectus  supplement,  coverage in respect of
Special  Hazard  Losses for a series of  securities  may be  provided,  in whole or in part,  by a type of instrument  other than a special hazard  insurance  policy or by means of a special hazard  representation of the Seller or the depositor.

Reserve Funds

         If so provided in the related  prospectus  supplement,  the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more  irrevocable  letters of credit or one or more Permitted  Investments in specified  amounts,  or any other  instrument  satisfactory to the relevant
Rating Agency or Agencies,  which will be applied and  maintained  in the manner and under the  conditions specified in the prospectus  supplement.  In the alternative or in addition to the deposit,  to the extent described in the related prospectus  supplement,  a reserve fund may be funded through  application of all or a portion of amounts  otherwise  payable  on any  related  subordinate  securities,  from the  retained interest of the  depositor or  otherwise.  To the extent that the funding of the reserve fund is dependent on amounts otherwise  payable on related  subordinate  securities,  any retained interest of the depositor or other cash flows  attributable to the related mortgage loans or reinvestment  income,  the reserve fund may provide less coverage than initially  expected if the cash flows or  reinvestment  income on which the funding is dependent  are lower than  anticipated.  In addition,  with respect to any series of securities as to which credit  enhancement  includes a letter of credit,  if so  specified in the related  prospectus supplement,  if specified  conditions  are met, the remaining  amount of the letter of credit may be drawn by the  trustee  and  deposited  in a reserve  fund.  Amounts  in a  reserve  fund may be  distributed  to securityholders,  or applied to reimburse the master servicer or a servicer for outstanding  advances,  or may be used for other  purposes,  in the manner  and to the extent  specified  in the  related  prospectus supplement.  The  related  prospectus  supplement  will  disclose  whether a  reserve  fund is part of the related  issuing entity.  If set forth in the related  prospectus  supplement,  a reserve fund may provide coverage to more than one series of securities.

         In connection  with the  establishment  of any reserve fund,  the reserve fund will be structured so that the trustee  will have a perfected  security  interest for the benefit of the  securityholders  in the assets in the reserve fund.  However,  to the extent that the depositor,  any affiliate thereof or any other  entity has an  interest  in any  reserve  fund,  in the event of the  bankruptcy,  receivership  or insolvency of that entity,  there could be delays in withdrawals  from the reserve fund and  corresponding payments  to the  securityholders  which  could  adversely  affect the yield to  investors  on the related securities.

         Amounts  deposited  in any reserve  fund for a series will be invested in  Permitted  Investments by, or at the  direction  of, and for the benefit of the master  servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

         If so provided in the related  prospectus  supplement,  the issuing entity may include guaranteed investment  contracts pursuant to which moneys held in the funds and accounts  established for the related series will be invested at a specified  rate. The principal terms of a guaranteed  investment  contract or other  cash  flow  agreement,  and the  identity  of the  obligor,  will be  described  in the  prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

         To the  extent  that  the  applicable  prospectus  supplement  does  not  expressly  provide  for alternative  credit enhancement  arrangements in lieu of some or all of the arrangements  mentioned below, the following paragraphs shall apply.

         If a  financial  guaranty  insurance  policy  has  been  obtained  for  one or  more  classes  of securities  of a series,  the  trustee  will be  obligated  to  exercise  reasonable  efforts  to keep the financial  guaranty  insurance  policy in full  force and  effect  throughout  the term of the  applicable pooling  and  servicing  agreement  or  servicing  agreement,  until the  specified  class or  classes  of securities  have been paid in full,  unless  coverage  thereunder  has been exhausted  through  payment of claims, or until the financial  guaranty  insurance policy is replaced in accordance with the terms of the applicable  pooling and servicing  agreement or servicing  agreement.  The trustee will agree to remit the premiums for each  financial  guaranty  insurance  policy,  from  available  funds of the related  issuing entity,  in  accordance  with the  provisions  and  priorities  set forth in the  applicable  pooling  and servicing  agreement or servicing  agreement,  on a timely basis.  In the event the insurer ceases to be a qualified insurer as described in the related prospectus  supplement,  or fails to make a required payment under the related  financial  guaranty  insurance  policy,  neither the trustee nor any other  person will have any  obligation  to replace the insurer.  Any losses  associated  with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage  pool  insurance  policy has been  obtained for some or all of the  mortgage  loans related to a series of securities,  the master servicer will be obligated to exercise  reasonable  efforts to keep the mortgage  pool  insurance  policy (or an alternate  form of credit  support) in full force and effect  throughout the term of the applicable  pooling and servicing  agreement or servicing  agreement to the extent  provided in the  related  prospectus  supplement.  The master  servicer  will agree to pay the premiums for each mortgage pool insurance  policy on a timely basis.  In the event the pool insurer ceases to be a qualified  insurer  because it ceases to be qualified by law to transact pool  insurance  business or coverage is terminated for any reason other than  exhaustion of the coverage,  the master servicer will use  reasonable  efforts  to  obtain  from  another  qualified  insurer  a  replacement  insurance  policy comparable to the mortgage  pool  insurance  policy with a total  coverage  equal to the then  outstanding coverage of the mortgage pool insurance  policy,  provided that, if the cost of the replacement  policy is greater than the cost of the mortgage  pool  insurance  policy,  the  coverage of the  replacement  policy will,  unless otherwise agreed to by the depositor,  be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate  form of credit  enhancement  has been  obtained for a series, the trustee  will be obligated to exercise  reasonable  efforts  cause to be kept or to keep the letter of credit (or an  alternate  form of credit  support)  in full force and  effect  throughout  the term of the applicable  pooling and servicing  agreement or indenture,  unless coverage  thereunder has been exhausted through  payment of claims or  otherwise,  or  substitution  therefor  is made as  described  below  under
"—Reduction  or  Substitution  of  Credit  Enhancement."  Unless  otherwise  specified  in the  applicable prospectus  supplement,  if a letter of credit  obtained for a series of securities is scheduled to expire prior to the date the final  distribution  on the  securities  is made and  coverage  under the  letter of credit  has not been  exhausted  and no  substitution  has  occurred,  the  trustee  will draw the  amount available under the letter of credit and maintain the amount in trust for the securityholders.

         If a special  hazard  insurance  policy has been  obtained  for the mortgage  loans  related to a series of  securities,  the master  servicer  will also be  obligated  to exercise  reasonable  efforts to maintain and keep the policy in full force and effect  throughout the term of the  applicable  pooling and servicing  agreement or  servicing  agreement,  unless  coverage  thereunder  has been  exhausted  through payment of claims or otherwise or substitution  therefor is made as described  below under  "—Reduction or
Substitution  of Credit  Enhancement."  If coverage for Special  Hazard Losses takes the form of a special hazard  insurance  policy,  the policy will provide  coverage  against risks of the type described in this prospectus  under  "Description  of Credit  Enhancement—Special  Hazard  Insurance  Policies."  The master servicer may obtain a substitute  policy for the existing  special hazard insurance policy if prior to the substitution  the master  servicer  obtains written  confirmation  from the Rating Agency or Agencies that rated the related  securities that the substitution  shall not adversely  affect the then-current  ratings assigned to the securities by the Rating Agency or Agencies.

         The master  servicer,  on behalf of itself,  the trustee and  securityholders,  will  provide the trustee  information  required for the trustee to draw under the letter of credit and will present  claims to each pool  insurer,  to the  issuer of each  special  hazard  insurance  policy,  and,  in  respect  of defaulted  mortgage loans for which there is no servicer,  to each primary insurer and take any reasonable steps as are necessary to permit  recovery  under the letter of credit,  insurance  policies or comparable coverage  respecting  defaulted  mortgage  loans or mortgage  loans which are the subject of a  bankruptcy proceeding.  As set forth above,  all collections by the master servicer under any mortgage pool insurance policy or any Primary  Insurance Policy and, where the related  property has not been restored,  a special hazard insurance policy, are to be deposited in the related  Distribution  Account,  subject to withdrawal as  described  above.  All draws  under  any  letter of credit  are also to be  deposited  in the  related
Distribution  Account.  In those cases in which a mortgage  loan is serviced by a servicer,  the servicer, on behalf of itself, the trustee and the securityholders  will present claims to the primary insurer,  and all paid claims  shall  initially  be deposited  in a Protected  Account  prior to being  delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property  securing a defaulted  mortgage  loan is damaged and  proceeds,  if any, from the related hazard  insurance  policy or any applicable  special hazard  insurance  policy are insufficient to restore the damaged  property to a condition  sufficient to permit  recovery under any financial  guaranty insurance  policy,  mortgage pool  insurance  policy,  letter of credit or any related  Primary  Insurance
Policy,  neither the master  servicer  nor any servicer is required to expend its own funds to restore the damaged  property unless it determines (1) that the restoration  will increase the proceeds to one or more classes  of  securityholders  on  liquidation  of the  mortgage  loan  after  reimbursement  of the master servicer  for its  expenses  and (2) that the  expenses  will be  recoverable  by it  through  liquidation
Proceeds or Insurance Proceeds.  If recovery under any financial guaranty insurance policy,  mortgage pool insurance  policy,  letter of credit or any related Primary  Insurance Policy is not available because the master  servicer  or a  servicer  has  been  unable  to  make  the  above  determinations,  has  made  the determinations  incorrectly  or recovery is not available for any other  reason,  the master  servicer and each servicer is  nevertheless  obligated to follow the normal  practices and  procedures  (subject to the preceding  sentence) as it deems  necessary or advisable to realize upon the  defaulted  mortgage loan and in the event the  determinations  have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

         The  amount  of  credit  support  provided  pursuant  to any form of  credit  enhancement  may be reduced.  In most cases, the amount available  pursuant to any form of credit  enhancement will be subject to periodic  reduction in accordance  with a schedule or formula on a  nondiscretionary  basis pursuant to the terms of the related pooling and servicing  agreement or indenture.  Additionally,  in most cases, the form of credit support (and any  replacements  therefor) may be replaced,  reduced or terminated,  and the formula used in  calculating  the amount of coverage with respect to  Bankruptcy  Losses,  Special  Hazard
Losses or Fraud  losses may be  changed,  without  the  consent of the  securityholders,  upon the written assurance  from each  applicable  Rating  Agency that its  then-current  rating of the  related  series of securities  will not be  adversely  affected.  Furthermore,  in the event  that the  credit  rating of any obligor  under any  applicable  credit  enhancement  is  downgraded,  the credit  rating or ratings of the related  series of  securities  may be  downgraded  to a  corresponding  level,  and,  neither  the master servicer nor any other person will be obligated to obtain  replacement  credit support in order to restore the rating or ratings of the related series of securities.  The master  servicer will also be permitted to replace the credit  support  with other credit  enhancement  instruments  issued by obligors  whose credit ratings are  equivalent to the  downgraded  level and in lower amounts which would satisfy the  downgraded level,  provided  that the  then-current  rating  or  ratings  of the  related  series of  securities  are maintained.  Where the credit  support is in the form of a reserve  fund,  a  permitted  reduction  in the amount of credit  enhancement  will  result in a release of all or a portion of the assets in the  reserve fund to the depositor,  the master  servicer or the other person that is entitled  thereto.  Any assets so released will not be available for distributions in future periods.

                          OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

         The  issuing  entity  may  include  one or more  derivative  instruments,  as  described  in this section.  All  derivative  instruments  included in any issuing  entity will be used only in a manner that reduces or alters  risk  resulting  from the  mortgage  loans or other  assets in the pool,  and only in a manner such that the return on the offered  securities  will be based  primarily on the performance of the mortgage  loans or other assets in the pool.  Derivative  instruments  may include 1) interest  rate swaps
(or caps,  floors and collars) and yield  supplement  agreements as described below, 2) currency swaps and
3) market  value  swaps that are  referenced  to the value of one or more of the  mortgage  loans or other assets included in the issuing entity or to a class of offered securities.

         An  interest  rate swap is an  agreement  between  two  parties to  exchange a stream of interest payments on an agreed  hypothetical  or  "notional"  principal  amount.  No principal  amount is exchanged between the  counterparties  to an interest rate swap. In a typical swap,  one party agrees to pay a fixed rate on a notional  principal  amount,  while the  counterparty  pays a floating rate based on one or more reference  interest rates including the London Interbank  Offered Rate, or LIBOR, a specified bank's prime rate or U.S.  Treasury Bill rates.  Interest rate swaps also permit  counterparties to exchange a floating rate  obligation  based upon one reference  interest rate,  such as LIBOR,  for a floating rate obligation based upon another  referenced  interest  rate,  such as U.S.  Treasury Bill rates.  An interest rate cap, collar or floor is an agreement where the counterparty  agrees to make payments  representing  interest on a notional  principal amount when a specified  reference  interest rate is above a strike rate, outside of a range of strike rates,  or below a strike rate as specified in the agreement,  generally in exchange for a fixed amount paid to the  counterparty  at the time the  agreement is entered  into. A yield  supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

         The trustee,  securities  administrator  or supplemental  interest trust trustee on behalf of the related issuing entity may enter into interest rate swaps,  caps, floors and collars,  or yield supplement agreements,  to minimize the risk to securityholders  from adverse changes in interest rates or to provide supplemental  credit  support.  Cap  agreements  and yield  supplement  agreements  may be entered into to supplement  the interest rate or other rates  available to make  interest  payments on one or more classes of the securities of any series.

         A market  value swap might be used in a structure  where the pooled  assets are hybrid  ARMs,  or mortgage  loans that  provide for a fixed rate period and then convert by their terms to  adjustable  rate loans.  Such a structure  might  provide  that at a specified  date near the end of the fixed rate period, the investors  must tender their  securities to the trustee who will then transfer the securities to other investors  in a  mandatory  auction  procedure.  The  market  value swap would  ensure  that the  original investors  would  receive at least par at the time of tender,  by covering any  shortfall  between par and the then current market value of their securities.

         In a market value swap,  five business days prior to the mandatory  auction date set forth in the prospectus  supplement,  the auction administrator will auction the classes of certificates referred to in the  prospectus  supplement  as the  mandatory  auction  certificates  then  outstanding,  to third  party investors.  On the mandatory  auction date, the mandatory  auction  certificates  will be transferred,  as described in the prospectus  supplement,  to third party investors,  and holders of the mandatory  auction certificates  will be  entitled  to receive  the current  principal  amount of those  certificates,  after application  of all  principal  distributions  and realized  losses on the mandatory  auction  date,  plus accrued interest on such classes at the related  pass-through  rate from the first day of the month of the mandatory auction, up to but excluding the mandatory auction date.

         The auction  administrator will enter into a market value swap with a swap counterparty  pursuant to which the swap  counterparty  will agree to pay the excess,  if any, of the current principal amount of the mandatory auction certificates,  after application of all principal  distributions and realized losses on such  distribution  date, plus,  accrued  interest as described above,  over the amount received in the auction.  The  transfer in the  auction  will not occur in the event that the swap  counterparty  fails to pay any amounts payable under the market value swap.

         In the event that all or a portion of a class of the mandatory  auction  certificates is not sold in the  auction,  the swap  counterparty  will make no  payment  with  respect  to such  class or  portion thereof,  and the  holders  thereof  will not be able to  transfer  those  certificates  on the  mandatory auction  date as a result of the  auction.  However,  the  auction  administrator  will repeat the auction procedure  each month  thereafter  until a bid has been received for each class or portion  thereof.  Upon receipt of a bid, the swap counterparty will make the payment described above if required.

         Any  derivative  contracts  will be  documented  based upon the  standard  forms  provided by the
International  Swaps and  Derivatives  Association,  or ISDA.  These  forms  generally  consist of an ISDA master  agreement,  a schedule to the master  agreement,  and a  confirmation,  although in some cases the schedule and  confirmation  will be combined in a single  document and the standard ISDA master  agreement will be  incorporated  therein by  reference.  Standard  ISDA  definitions  also will be  incorporated  by reference.  Each confirmation  will provide for payments to be made by the derivative  counterparty to the issuing entity,  and in some cases by the issuing entity to the derivative  counterparty,  generally based upon specified  notional  amounts and upon differences  between  specified  interest rates or values.  For example,  the  confirmation  for an interest rate cap agreement  will contain a schedule of fixed interest rates,  generally  referred to as strike rates, and a schedule of notional amounts,  for each distribution date during the term of the interest rate cap agreement.  The  confirmation  also will specify a reference rate,  generally a floating or adjustable  interest  rate,  and will provide that payments will be made by the  derivative  counterparty  to the issuing  entity on each  distribution  date,  based on the  notional amount for that  distribution  date and the  excess,  if any,  of the  specified  reference  rate over the strike rate for that distribution date.

         In the  event  of the  withdrawal  of the  credit  rating  of a  derivative  counterparty  or the downgrade of such credit rating below levels  specified in the derivative  contract  (where the derivative contract  is  relevant to the ratings of the  offered  securities,  such levels  generally  are set by the rating  agencies  rating the offered  securities),  the  derivative  counterparty  may be required to post collateral  for the  performance of its  obligations  under the  derivative  contract,  or to take certain other  measures  intended  to assure  performance  of those  obligations.  Posting of  collateral  will be documented using the ISDA Credit Support Annex.

         There can be no assurance the trustee,  securities  administrator or supplemental  interest trust trustee will be able to enter into  derivatives  at any specific  time or at prices or on other terms that are  advantageous.  In addition,  although the terms of the derivatives may provide for termination  under various  circumstances,  there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so.

Purchase Obligations

         Some types of issuing  entity assets and some classes of  securities of any series,  as specified in the  related  prospectus  supplement,  may be  subject  to a  purchase  obligation  that  would  become applicable on one or more specified dates, or upon the occurrence of one or more specified  events,  or on demand made by or on behalf of the applicable  securityholders.  A purchase  obligation may be in the form of a conditional or unconditional purchase commitment,  liquidity facility,  maturity guaranty, put option or demand  feature.  The terms and conditions of each purchase  obligation,  including the purchase price, timing and payment  procedure,  will be described in the accompanying  prospectus  supplement.  A purchase obligation  relating to issuing  entity assets may apply to those issuing  entity assets or to the related securities.  Each purchase  obligation may be a secured or unsecured  obligation of the provider  thereof, which  may  include  a bank  or  other  financial  institution  or an  insurance  company.  Each  purchase obligation  will be evidenced by an instrument  delivered to the trustee for the benefit of the applicable securityholders  of the related  series.  As specified in the  accompanying  prospectus  supplement,  each purchase  obligation  relating  to issuing  entity  assets  will be payable  solely to the trustee for the benefit of the  securityholders  of the related series.  Other purchase  obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

                       DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                            CLAIMS THEREUNDER

General

         The  mortgaged  property  with respect to each  mortgage loan will be required to be covered by a hazard  insurance policy and, if required as described below, a Primary  Insurance  Policy.  The following is only a brief  description  of these  insurance  policies  and does not purport to summarize or describe all of the  provisions  of these  policies.  The  insurance  is subject to  underwriting  and  approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

         In a  securitization  of single  family  loans,  single  family  loans  included  in the  related mortgage pool having a  Loan-to-Value  Ratio at origination of over 80% (or other  percentage as described in the  related  prospectus  supplement)  may be  required  by the  depositor  to be  covered by a Primary
Insurance  Policy.  The Primary  Insurance  Policy will insure against default on a mortgage loan as to at least the  principal  amount  thereof  exceeding  75% of the Value of the related  mortgaged  property (or other percentage as described in the related  prospectus  supplement) at origination of the mortgage loan, unless and until the  principal  balance of the mortgage  loan is reduced to a level that would  produce a
Loan-to-Value  Ratio  equal  to or less  than at  least  80% (or  other  percentage  as  described  in the prospectus  supplement).  This type of mortgage  loan will not be  considered  to be an  exception  to the foregoing  standard if no Primary  Insurance  Policy was obtained at origination but the mortgage loan has amortized to below the above  Loan-to-Value  Ratio percentage as of the applicable cut-off date.  Mortgage loans which are subject to negative  amortization  will only be covered by a Primary  Insurance  Policy if
the  coverage  was  so  required  upon  their  origination,   notwithstanding   that  subsequent  negative
amortization may cause the mortgage loan's  Loan-to-Value  Ratio,  based on the then-current  balance,  to
subsequently   exceed  the  limits  which  would  have  required  the  coverage  upon  their  origination.
Multifamily,  commercial  and  mixed-use  loans  will  not  be  covered  by a  Primary  Insurance  Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and  conditions of the Primary  Insurance  Policies  issued by a primary  insurer will differ from those in Primary  Insurance  Policies  issued by other  primary  insurers,  each  Primary
Insurance Policy will in general cover the Primary  Insurance  Covered Loss. The primary insurer generally will be required to pay:

      o     the insured percentage of the Primary Insurance Covered Loss;

      o     the entire  amount of the  Primary  Insurance  Covered  Loss,  after  receipt  by the  primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

      o     at the option of the primary  insurer,  the sum of the  delinquent  monthly  payments plus any advances made by the insured,  both to the date of the claim payment and, thereafter,  monthly payments in the amount that would have become due under the  mortgage  loan if it had not been discharged  plus any  advances  made by the  insured  until  the  earlier  of (1) the date the mortgage  loan would have been  discharged  in full if the default had not  occurred or (2) an approved sale.

         As  conditions  precedent to the filing or payment of a claim under a Primary  Insurance  Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

      o     advance or  discharge  (1) hazard  insurance  premiums  and (2) as  necessary  and approved in advance by the primary insurer,  real estate taxes,  protection and preservation  expenses and foreclosure and related costs;

      o     in the event of any physical  loss or damage to the  mortgaged  property,  have the  mortgaged property  restored to at least its  condition at the effective  date of the Primary  Insurance
            Policy (ordinary wear and tear excepted); and

      o     tender  to the  primary  insurer  good and  merchantable  title to,  and  possession  of,  the mortgaged property.

         For any single  family  loan for which the  coverage  is required  under the  standard  described above,  the master  servicer will  maintain,  or will cause each  servicer to maintain,  in full force and effect and to the extent  coverage  is  available  a Primary  Insurance  Policy with regard to each single family  loan,  provided  that the Primary  Insurance  Policy was in place as of the  cut-off  date and the depositor  had  knowledge  of the Primary  Insurance  Policy.  The master  servicer or the Seller will not cancel or refuse to renew a Primary  Insurance  Policy in effect at the time of the initial  issuance of a series of  securities  that is  required to be kept in force under the  applicable  pooling and  servicing agreement or indenture  unless the replacement  Primary  Insurance  Policy for the canceled or non-renewed policy is  maintained  with an insurer whose  claims-paying  ability is acceptable to the Rating Agency or
Agencies that rated the series of securities for mortgage  pass-through  certificates  or  mortgage-backed notes having a rating equal to or better than the highest  then-current  rating of any class of the series of  securities.  For  further  information  regarding  the  extent of  coverage  under any  mortgage  pool insurance  policy or primary  Insurance  Policy,  see  "Description  of Credit  Enhancement—Mortgage  Pool
insurance Policies" in this prospectus.

Hazard Insurance Policies

         The terms of the mortgage  loans  require each  mortgagor to maintain a hazard  insurance  policy for their mortgage loan.  Additionally,  the pooling and servicing  agreement or servicing  agreement will require the master  servicer to cause to be maintained  for each mortgage loan a hazard  insurance  policy providing  for no less than the  coverage of the  standard  form of fire  insurance  policy with  extended coverage  customary in the state in which the property is located.  The coverage  generally  will be in an amount equal to the lesser of the  principal  balance owing on the mortgage loan and 100% of the insurable value of the  improvements  securing the mortgage loan;  provided,  that in any case, such amount shall be sufficient  to prevent the mortgagor  and/or  mortgagee  from  becoming a  co-insurer.  The ability of the master servicer to ensure that hazard  insurance  proceeds are  appropriately  applied may be dependent on it, or the  servicer  of the  mortgage  loan,  being  named as an  additional  insured  under  any  hazard insurance  policy and under any flood  insurance  policy  referred  to below,  or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

         As set forth above,  all amounts  collected by the master servicer or a servicer under any hazard policy  (except  for  amounts to be applied to the  restoration  or repair of the  mortgaged  property  or released to the mortgagor in accordance with teamster  servicer's  normal  servicing  procedures)  will be deposited  in the  related  Distribution  Account.  The  pooling  and  servicing  agreement  or  servicing agreement  will provide that the master  servicer may satisfy its  obligation to cause hazard  policies to be  maintained  by  maintaining,  or causing a servicer to maintain,  a blanket  policy  insuring  against losses on the mortgage  loans.  If the blanket policy  contains a deductible  clause,  the master servicer will deposit, or will cause the applicable servicer to deposit,  in the related  Distribution  Account all sums which would have been deposited therein but for the clause.

         In general,  the standard form of fire and extended  coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning,  explosion,  smoke,  windstorm,  hail, riot,  strike and civil  commotion,  subject to the conditions  and  exclusions  specified in each policy.
Although the policies  relating to the mortgage  loans will be  underwritten  by different  insurers under different  state laws in accordance with different  applicable  state forms and therefore will not contain identical  terms and conditions,  the basic terms thereof are dictated by respective  state laws, and most of these  policies  typically  do not  cover  any  physical  damage  resulting  from the  following:  war, revolution,  governmental  actions,  floods and other  water-related  causes,  earth  movement  (including earthquakes,  landslides and mudflows),  nuclear reactions,  wet or dry rot, vermin,  rodents,  insects or domestic animals,  theft and,  depending on the case,  vandalism.  The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive.  Where the improvements  securing a mortgage  loan are  located in a  federally  designated  flood  area at the time of  origination  of the mortgage loan, the pooling and servicing  agreement or servicing  agreement  requires the master  servicer to cause to be maintained for this mortgage loan,  flood insurance (to the extent  available) in an amount equal in  general  to the  lesser  of the  amount  required  to  compensate  for any loss or  damage  on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The  hazard  insurance   policies   covering  the  mortgaged   properties   typically  contain  a
co-insurance  clause which in effect  requires the insured at all times to carry  insurance of a specified percentage  (generally 80% to 90%) of the full  replacement  value of the  improvements on the property in order to  recover  the full  amount of any  partial  loss.  If the  insured's  coverage  falls  below this specified  percentage,  the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (1) the  replacement  cost of the  improvements  damaged or  destroyed less physical  depreciation or (2) the proportion of the loss as the amount of insurance  carried bears to the specified percentage of the full replacement cost of the improvements.

         Since  the  amount  of  hazard  insurance  that  mortgagors  are  required  to  maintain  on  the improvements  securing the mortgage  loans may decline as the principal  balances of the related  mortgage loans  decrease,  and since  residential  properties  have  historically  appreciated  in value over time, hazard  insurance  proceeds could be insufficient to restore fully the damaged  property in the event of a partial  loss.  See  "Description  of  Credit  Enhancement—Special  Hazard  Insurance  Policies"  in  this prospectus for a description of the limited  protection  afforded by any special hazard  insurance  policy against losses  occasioned by hazards which are otherwise  uninsured  against  (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage  loans,  mortgagors  are generally  required to present claims to insurers under hazard insurance policies maintained on the mortgaged  properties.  The master servicer, on behalf of the trustee and  securityholders,  is obligated to present claims,  or cause the servicer of the mortgage loans to present  claims,  under any special hazard  insurance  policy and any blanket  insurance policy  insuring  against hazard losses on the mortgaged  properties.  However,  the ability of the master servicer  or  servicer to present the claims is  dependent  upon the extent to which  information  in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

         The Housing Act authorizes  various FHA mortgage insurance  programs.  Some of the mortgage loans may be insured under either Section 203(b),  Section 221,  Section 223,  Section 234 or Section 235 of the
Housing  Act.  Under  Section  203(b),  FHA insures  mortgage  loans of up to 30 years'  duration  for the purchase  of  one-  to  four-family  dwelling  units.  Mortgage  loans  for the  purchase  of  multifamily residential  rental  properties  are insured by the FHA under Section 221 and Section 223.  Mortgage loans for the  purchase of  condominium  units are  insured by FHA under  Section  234.  Issuing  Entity  assets insured  under these  programs  must bear  interest at a rate not  exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed  specified  percentages of the lesser of the  appraised  value of the property  and the sales  price,  less  seller-paid  closing  costs for the property,  up to certain specified  maximums.  In addition,  FHA imposes initial  investment  minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under  Section 235,  assistance  payments are paid by HUD to the  mortgagee on behalf of eligible borrowers  for as long as the  borrowers  continue to be eligible  for the  payments.  To be  eligible,  a borrower  must be part of a  family,  have  income  within  the  limits  prescribed  by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations  governing these programs  provide that insurance  benefits are payable either on foreclosure,  or other  acquisition of possession,  and conveyance of the mortgaged  premises to HUD or on assignment of the  defaulted  mortgage  loan to HUD. The FHA  insurance  that may be provided  under these programs on the  conveyance of the home to HUD is equal to 100% of the  outstanding  principal  balance of the mortgage loan, plus accrued interest,  as described below, and certain  additional costs and expenses.
When  entitlement  to  insurance  benefits  results  from  assignment  of the  mortgage  loan to HUD,  the insurance  payment is computed as of the date of the assignment and includes the unpaid  principal  amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When  entitlement  to  insurance  benefits  results from  foreclosure  (or other  acquisition  of possession)  and  conveyance,  the  insurance  payment  is equal to the  unpaid  principal  amount  of the mortgage loan,  adjusted to reimburse the mortgagee for certain tax,  insurance and similar  payments made by it  and to  deduct  certain  amounts  received  or  retained  by  the  mortgagee  after  default,  plus reimbursement not to exceed two-thirds of the mortgagee's  foreclosure  costs. Any FHA insurance  relating to the mortgage  loans  underlying  a series of  securities  will be  described in the related  prospectus supplement.

         The  mortgage  loans  may also be  insured  under  Title I  Program  of the FHA.  The  applicable provisions of this program will be described in the related  prospectus  supplement.  The master  servicer will be required to take steps,  or cause the  servicers of the mortgage  loans to take steps,  reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

         The Servicemen's  Readjustment Act of 1944, as amended,  permits a veteran or, in some instances, his or her  spouse,  to obtain a mortgage  loan  guaranty  by the VA covering  mortgage  financing  of the purchase of a one-to  four-family  dwelling unit to be occupied as the veteran's  home at an interest rate not  exceeding  the  maximum  rate in  effect at the time the loan is made,  as  established  by HUD.  The program has no limit on the amount of a mortgage  loan,  requires no down  payment for the  purchaser  and permits  the  guaranty  of  mortgage  loans with  terms,  limited by the  estimated  economic  life of the property,  up to 30 years.  The maximum guaranty that may be issued by the VA under this program is 50% of the  original  principal  amount of the  mortgage  loan up to a dollar  limit  established  by the VA. The liability  on the guaranty is reduced or  increased  pro rata with any  reduction or increase in amount of indebtedness,  but in no event will the amount  payable on the guaranty  exceed the amount of the original guaranty.  Notwithstanding  the dollar and  percentage  limitations  of the  guaranty,  a  mortgagee  will ordinarily  suffer a monetary loss only when the difference  between the unsatisfied  indebtedness and the proceeds of a foreclosure  sale of mortgaged  premises is greater than the original  guaranty as adjusted.
The VA may, at its option,  and without  regard to the  guaranty,  make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the  principal  amount of a  VA-guaranteed  mortgage loan but there is a limit on the amount of the VA guaranty,  additional  coverage under a Primary Mortgage
Insurance  Policy may be required by the depositor for VA loans in excess of amounts  specified by the VA.
The amount of the  additional  coverage  will be set forth in the related  prospectus  supplement.  Any VA guaranty  relating to  Contracts  underlying  a series of  certificates  or notes will be described in the related prospectus supplement.

                                               THE SPONSOR

         The  sponsor  will be EMC  Mortgage  Corporation  ("EMC") for each  series of  securities  unless otherwise  indicated in the related  prospectus  supplement.  The sponsor was incorporated in the State of
Delaware on September 26, 1990, as a wholly owned  subsidiary  corporation  of The Bear Stearns  Companies
Inc.,  and is an  affiliate  of the  depositor  and the  underwriter.  The  sponsor was  established  as a mortgage  banking  company to facilitate  the purchase and servicing of whole loan  portfolios  containing various levels of quality from "investment  quality" to varying degrees of "non-investment  quality" up to and including real estate owned assets  ("REO").  The sponsor  commenced  operation in Texas on October 9,
1990.

         Since its inception in 1990,  the sponsor has purchased  over $100 billion in  residential  whole loans and servicing  rights,  which include the purchase of newly originated  alternative A, jumbo (prime)
and  sub-prime  loans.  Loans are  purchased  on a bulk and flow  basis.  The sponsor is one of the United
States' largest purchasers of scratch and dent,  sub-performing and non-performing  residential  mortgages
and  REO  from  various  institutions,   including  banks,  mortgage  companies,   thrifts  and  the  U.S.
government.  Loans are generally  purchased with the ultimate strategy of securitization  into an array of
Bear Stearns'  securitizations  based upon product type and credit  parameters,  including those where the loan has become re-performing or cash-flowing.

         Performing  loans  include  first  lien  fixed  rate and ARMs,  as well as closed  end fixed rate second  liens and lines of credit  ("HELOCs").  Performing  loans  acquired  by the sponsor are subject to varying  levels  of due  diligence  prior  to  purchase.  Portfolios  may be  reviewed  for  credit,  data integrity,  appraisal  valuation,  documentation,  as well as  compliance  with certain  laws.  Performing loans  purchased  will have been  originated  pursuant to the  sponsor's  underwriting  guidelines  or the originator's underwriting guidelines that are acceptable to the sponsor.

         Subsequent to purchase by the sponsor,  performing  loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns'  Financial  Analytics and
Structured Transactions Group, for distribution into the primary market.

         The sponsor has been securitizing residential mortgage loans since 1999.

                                              THE DEPOSITOR

         The  depositor,  Structured  Asset  Mortgage  Investments  II Inc.,  was  formed  in the state of
Delaware on June 10,  2003,  and is a  wholly-owned  subsidiary  of The Bear  Stearns  Companies  Inc. The depositor was organized for the sole purpose of serving as a private  secondary  mortgage  market conduit.
The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor has been serving as a private  secondary  mortgage  market conduit for  residential mortgage  loans since 2003.  In  conjunction  with the Seller's  acquisition  of the mortgage  loans,  the depositor will execute a mortgage loan purchase  agreement  through which the loans will be transferred to itself.  These loans are  subsequently  deposited  in a common law or  statutory  trust,  described in the prospectus supplement, which will then issue the certificates or notes.

         After  issuance and  registration  of the  securities  contemplated  in this  prospectus,  in the related  prospectus  supplement and any supplement hereto, the depositor will have substantially no duties or responsibilities with respect to the pool assets or the securities,  other than certain  administrative duties as described in the related prospectus supplement.

                                              THE AGREEMENTS

General

         Each series of  certificates  will be issued  pursuant to a pooling and  servicing  agreement  or other agreement specified in the related prospectus  supplement.  In general, the parties to a pooling and servicing  agreement will include the depositor,  the trustee,  the master  servicer and, in some cases, a special  servicer.  However,  a pooling and  servicing  agreement  that relates to an issuing  entity that includes  mortgage  securities  may  include a party  solely  responsible  for the  administration  of the mortgage  securities,  and a pooling  and  servicing  agreement  that  relates to an issuing  entity  that consists  solely of mortgage  securities  may not  include a master  servicer,  special  servicer or other servicer as a party.  All parties to each pooling and  servicing  agreement  under which  securities  of a series are issued will be identified in the related  prospectus  supplement.  Each series of notes will be issued  pursuant to an indenture.  The parties to each  indenture  will be the related  Issuing Entity and the  trustee.  The  Issuing  Entity  will be created  pursuant  to an owner  trust  agreement  between the depositor and the owner trustee and the mortgage loans or mortgage  securities  securing the notes will be serviced pursuant to a servicing agreement between the depositor and the master servicer.

         Forms of the Agreements have been filed as exhibits to the  registration  statement of which this prospectus is a part.  However,  the  provisions of each  Agreement will vary depending upon the nature of the related  securities and the nature of the related issuing  entity.  The following  summaries  describe provisions  that may appear in a pooling and servicing  agreement with respect to a series of certificates or in either the  servicing  agreement or  indenture  with  respect to a series of notes.  The  prospectus supplement for a series of securities  will describe  material  provisions of the related  Agreements that differ from the description  thereof set forth below.  The depositor will provide a copy of each Agreement
(without  exhibits)  that relates to any series of  securities  without  charge upon written  request of a holder of an offered security of the series addressed to it at its principal  executive  offices specified in this prospectus under "The  Depositor".  As to each series of securities,  the related  agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

         The pooling and servicing  agreement or servicing  agreement  for each series of securities  will provide  that  the  master  servicer  may not  resign  from  its  obligations  and  duties  except  upon a determination  that performance of the duties is no longer  permissible under applicable law or except (1)
in  connection  with a permitted  transfer of servicing or (2) upon  appointment  of a successor  servicer reasonably  acceptable  to the trustee and upon  receipt by the trustee of letter from each Rating  Agency generally  to the effect that the  resignation  and  appointment  will not, in and of itself,  result in a downgrading of the  securities.  No  resignation  will become  effective  until the trustee or a successor servicer has assumed the master  servicer's  responsibilities,  duties,  liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing  agreement and servicing  agreement  will also provide that the master servicer,  the  depositor  and  their  directors,  officers,  employees  or  agents  will not be under any liability to the issuing entity or the  securityholders  for any action taken or for  refraining  from the taking of any  action  in good  faith,  or for  errors in  judgment,  unless  the  liability  which  would otherwise  be  imposed  was by  reason  of  willful  misfeasance,  bad  faith or gross  negligence  in the performance  of duties or by reason of reckless  disregard  of  obligations  and duties.  Each pooling and servicing  agreement  and  servicing  agreement  will  further  provide  that  the  master  servicer,  the depositor,  and any  director,  officer,  employee or agent of the master  servicer or the  depositor  are entitled to  indemnification  by the issuing entity and will be held harmless against any loss,  liability or expense  (including  reasonable legal fees and  disbursements  of counsel)  incurred in connection with any legal action  relating to the pooling and  servicing  agreement or servicing  agreement or the related series of securities,  other than any loss,  liability or expense related to any specific mortgage loan or mortgage loans (except a loss,  liability or expense  otherwise  reimbursable  pursuant to the pooling and servicing  agreement) and any loss,  liability or expense incurred by reason of willful  misfeasance,  bad faith or gross  negligence  in the  performance  of its  duties  or by  reason of  reckless  disregard  of obligations and duties.  In addition,  each pooling and servicing  agreement and servicing  agreement will provide that neither the master  servicer nor the  depositor  will be under any  obligation  to appear in, prosecute or defend any legal or  administrative  action that is not incidental to its  respective  duties under the pooling and servicing  agreement or servicing  agreement and which in its opinion may involve it in any expense or  liability.  The master  servicer  or the  depositor  may,  however,  in its  discretion undertake  any action which it may deem  necessary or desirable  with respect to the pooling and servicing agreement  or  servicing  agreement  and the rights and duties of the  parties to that  agreement  and the interests of the  securityholders.  The legal expenses and costs of the action and any resulting liability will be expenses,  costs and liabilities of the issuing entity,  and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master  servicer may be merged or  consolidated,  any person  resulting from any merger or consolidation  to which the master servicer is a party or any person  succeeding to the business of the master  servicer will be the successor of the master  servicer  under the related  pooling and  servicing  agreement or  servicing  agreement,  provided  that (1) the person is qualified to service mortgage  loans on behalf of Fannie Mae or Freddie Mac and (2) the  merger,  consolidation  or  succession does not adversely  affect the  then-current  ratings of the classes of  securities of the related  series that have been  rated.  In  addition,  notwithstanding  the  prohibition  on its  resignation,  the master servicer may assign its rights under a pooling and servicing  agreement or servicing  agreement,  provided clauses (1) and (2) above are  satisfied and the person is  reasonably  satisfactory  to the depositor and the trustee.  In the case of an  assignment,  the master  servicer will be released  from its  obligations under  the  pooling  and  servicing  agreement  or  servicing  agreement,  exclusive  of  liabilities  and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

         Pooling and Servicing Agreement

         Events  of  default  under  the  pooling  and  servicing  agreement  in  respect  of a series  of certificates, unless otherwise specified in the prospectus supplement, will include:

      o     any failure by the master  servicer  to make a required  deposit to the  Distribution  Account
            (other than a Monthly  Advance)  which  continues  unremedied for 3 days (or other time period described  in the related  prospectus  supplement)  after the giving of written  notice of the failure to the master servicer;

      o     any  failure by the master  servicer to observe or perform in any  material  respect any other of its material  covenants or agreements in the pooling and servicing  agreement  with respect to the series of  certificates,  which covenants and agreements  materially  affect the rights of  certificateholders  of such series, and which failure continues unremedied for a period of
            60 days (or other time period described in the related  prospectus  supplement) after the date on which written  notice of such failure,  properly  requiring the same to be remedied,  shall have been given to the master  servicer  by the  trustee,  or to the master  servicer  and the trustee  by the  holders  of  certificates  evidencing  not  less  than  25% of the  aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity;

      o     events of insolvency,  readjustment  of debt,  marshaling of assets and liabilities or similar proceedings  regarding the master servicer and some actions by the master servicer  indicating its insolvency or inability to pay its  obligations,  as specified in the related  pooling and servicing agreement;

      o     any failure of the master  servicer to make  advances as  described in this  prospectus  under
            "Description  of the  Securities—Advances,"  by the date and time set forth in the pooling and servicing agreement;

      o     any  assignment  or  delegation  by the master  servicer  of its  rights and duties  under the pooling and servicing  agreement,  in  contravention of the provisions  permitting  assignment and delegation in the pooling and servicing agreement; and

      o     any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related  prospectus  supplement.  A default pursuant to the terms of any mortgage  securities  included in any issuing  entity will not  constitute an event of default under the related pooling and servicing agreement.

         So  long  as  an  event  of  default  remains  unremedied,  either  the  trustee  or  holders  of certificates  evidencing not less than a percentage specified in the related prospectus  supplement of the aggregate  undivided  interests  (or,  if  applicable,  voting  rights) in the related  issuing  entity as specified  in the related  pooling and  servicing  agreement  may, by written  notification  to the master servicer (and to the trustee if given by  certificateholders),  with the consent of EMC,  terminate all of the rights and  obligations of the master servicer under the pooling and servicing  agreement  (other than any right of the master  servicer  as  certificateholder  and other  than the right to  receive  servicing compensation  and expenses for master  servicing the mortgage loans during any period prior to the date of the  termination)  covering the issuing entity and in and to the mortgage loans and the proceeds  thereof.
Upon such  notification,  the trustee or, upon notice to the  depositor  and with the  depositor's  (or an affiliate of the  depositor's)  consent,  its designee  will succeed to all  responsibilities,  duties and liabilities of the master  servicer under the pooling and servicing  agreement  (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation  arrangements.  In the event that the trustee  would be obligated to succeed the master  servicer but is unwilling so to act, it may appoint
(or if it is unable so to act, it shall  appoint) or petition a court of  competent  jurisdiction  for the appointment  of,  an  established  mortgage  loan  servicing  institution  with a net worth of at least an amount  specified in the related  prospectus  supplement to act as successor to the master  servicer under the pooling and servicing  agreement (unless otherwise set forth in the pooling and servicing  agreement).
Pending  an  appointment,  the  trustee  is  obligated  to act as master  servicer.  The  trustee  and the successor  may agree upon the  servicing  compensation  to be paid,  which in no event may be greater than
the   compensation   to  the  initial  master   servicer  under  the  pooling  and  servicing   agreement.
Notwithstanding  the above,  upon a termination or resignation of the master  servicer in accordance  with terms of the  pooling and  servicing  agreement,  EMC shall have the right to either  assume the duties of the master  servicer or appoint a successor  master  servicer  meeting the  requirements  set forth in the pooling and servicing  agreement.  In addition,  even if none of the events of default  listed above under
"—Events of Default and Rights Upon Event of Default — Pooling and  Servicing  Agreement"  have  occurred,
EMC will have the right  under the  pooling and  servicing  agreement  to  terminate  the master  servicer without  cause and  either  assume  the  duties of the master  servicer  or a appoint a  successor  master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No  certificateholder  will have any right under a pooling and  servicing  agreement to institute any  proceeding  with respect to the pooling and  servicing  agreement  unless (1) that holder  previously gave the  trustee  written  notice  of a default  that is  continuing,  (2) the  holders  of  certificates evidencing not less than the percentage  specified in the related  prospectus  supplement of the aggregate undivided  interests  (or, if  applicable,  voting  rights) in the related  issuing  entity  requested the trustee in writing to institute  the  proceeding  in its own name as trustee and shall have offered to the trustee such reasonable  indemnity as it may require against the costs,  expenses and liabilities that may be incurred in or because of the  proceeding  and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates  representing at least 51% of the aggregate  undivided interests (or, if applicable,  voting rights)  evidenced by those  certificates may waive the default or event of default
(other than a failure by the master servicer to make an advance);  provided,  however,  that (1) a default or event of default  under the first or fourth  items  listed  under  "—Events  of  Default"  above may be waived only by all of the holders of  certificates  affected by the default or event of default and (2) no waiver  shall  reduce in any manner the amount of, or delay the timing of,  payments  received on mortgage
loans  which  are  required  to  be  distributed  to,  or  otherwise   materially  adversely  affect,  any
non-consenting certificateholder.

         Servicing Agreement

         For a series of notes, a servicing default under the related servicing  agreement  generally will include:

         o        any  failure  by the master  servicer  to make a  required  deposit to the  Distribution
                  Account or, if the master  servicer is so required,  to distribute to the holders of any class  of notes  or  Equity  Certificates  of the  series  any  required  payment  which continues  unremedied  for 5 business  days (or other  period of time  described  in the related  prospectus  supplement)  after the giving of written  notice of the  failure to the master servicer by the trustee or the Issuing Entity;

         o        any  failure by the master  servicer to observe or perform in any  material  respect any other of its material  covenants or agreements in the servicing  agreement  with respect to the series of  securities,  which  covenants  and  agreements  materially  affect the rights of the  securityholders  of such series,  and which failure continues  unremedied for a period  of 60 days  after  the  date on  which  written  notice  of such  failure, properly  requiring  the same to be  remedied,  shall  have  been  given  to the  master servicer by the trustee or the Issuing Entity;

         o        events of  insolvency,  readjustment  of debt,  marshaling of assets and  liabilities or similar  proceedings  regarding  the  master  servicer  and some  actions  by the master servicer  indicating  its insolvency or inability to pay its  obligations,  as specified in the related servicing agreement;

         o        any failure of the master  servicer to make  advances as  described  in this  prospectus under "Description of the Securities—Advances," and

         o        any other servicing default as set forth in the servicing agreement.

         So long as a  servicing  default  remains  unremedied,  either  the  trustee  or holders of notes evidencing  not less than a  percentage  specified  in the  related  prospectus  supplement  of the voting rights of the related  issuing  entity,  as specified in the related  servicing  agreement may, by written notification  to the  master  servicer  and  to the  Issuing  Entity  (and  to the  trustee  if  given  by noteholders),  with the  consent  of EMC,  terminate  all of the  rights  and  obligations  of the  master servicer under the servicing  agreement  (other than any right of the master  servicer as noteholder or as holder  of the  Equity  Certificates  and other  than the  right to  receive  servicing  compensation  and expenses  for  master  servicing  the  mortgage  loans  during  any  period  prior  to  the  date  of  the termination),  whereupon the trustee will succeed to all  responsibilities,  duties and liabilities of the master servicer under the servicing  agreement (other than any obligation to purchase  mortgage loans) and will be entitled to similar  compensation  arrangements.  In the event that the trustee would be obligated to succeed the master  servicer  but is unwilling so to act, it may appoint (or if it is unable so to act, it shall  appoint)  or  petition a court of  competent  jurisdiction  for the  appointment  of an approved mortgage  servicing  institution  with a net  worth  of at  least  an  amount  specified  in  the  related prospectus  supplement to act as successor to the master  servicer under the servicing  agreement  (unless otherwise  set forth in the servicing  agreement).  Pending the  appointment,  the trustee is obligated to act in the capacity.  The trustee and the successor may agree upon the servicing  compensation to be paid, which  in no event  may be  greater  than the  compensation  to the  initial  master  servicer  under  the servicing  agreement.  Notwithstanding the above, upon a termination or resignation of the master servicer in  accordance  with  terms of the  servicing  agreement,  EMC shall  have the right to either  assume the duties of the master servicer or appoint a successor  master servicer  meeting the  requirements set forth in the  servicing  agreement.  In  addition,  even if none of the events of  default  listed  above  under
"—Events of Default and Rights Upon Event of Default—  Servicing  Agreement" have occurred,  EMC will have the right under the related  servicing  agreement  to  terminate  the master  servicer  without  cause and either  assume the duties of the master  servicer or a appoint a  successor  master  servicer  meeting the requirements set forth in the related servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

         o        a default  for five  days or more (or other  period  of time  described  in the  related prospectus  supplement)  in the payment of any  principal  of or interest on any note of the series;

         o        failure  to  perform  any  other  covenant  of  the  Depositor  in the  indenture  which continues for a period of thirty days after notice  thereof is given in accordance  with the procedures described in the related indenture;

         o        any  representation  or  warranty  made  by the  Depositor  in the  indenture  or in any certificate  or other writing  delivered  pursuant  thereto or in  connection  therewith with respect to or affecting the series having been  incorrect in a material  respect as of the time made,  and the breach is not cured within  thirty days after notice  thereof is given in accordance with the procedures described in the related indenture;

         o        events of bankruptcy,  insolvency,  receivership  or  liquidation  of the Depositor,  as specified in the indenture; or

         o        any other event of default provided with respect to notes of that series.

         If an event of default  with  respect to the notes of any series at the time  outstanding  occurs and is continuing,  the trustee or the holders of a majority of the then aggregate  outstanding  amount of the notes of the  series may  declare  the  principal  amount of all the notes of the series to be due and payable  immediately.  The  declaration  may, in some  circumstances,  be  rescinded  and  annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following  an event of default  with  respect to any series of notes,  the notes of the series have been  declared  to be due and  payable,  the  trustee  may, in its  discretion,  notwithstanding  the acceleration,  elect to maintain  possession  of the  collateral  securing  the notes of the series and to continue to apply payments on the collateral as if there had been no  declaration of  acceleration  if the collateral  continues  to provide  sufficient  funds for the payment of  principal  of and interest on the notes of the series as they would have become due if there had not been a  declaration.  In addition,  the trustee may not sell or otherwise  liquidate the  collateral  securing the notes of a series  following an event of default,  unless (1) the holders of 100% of the then  aggregate  outstanding  amount of the notes of the series consent to the sale,  (2) the proceeds of the sale or  liquidation  are sufficient to pay in full the principal of and accrued  interest,  due and unpaid,  on the  outstanding  notes of the series at the date of the sale or (3) the trustee  determines  that the  collateral  would not be  sufficient  on an ongoing  basis to make all  payments on the notes as the  payments  would have become due if the notes had not been  declared  due and  payable,  and the trustee  obtains the consent of the holders of a percentage specified in the related  prospectus  supplement of the then aggregate  outstanding amount of the notes of the series.

         In the event that the trustee  liquidates the collateral in connection  with an event of default, the  indenture  provides  that the trustee will have a prior lien on the proceeds of the  liquidation  for unpaid fees and expenses.  As a result,  upon the occurrence of an event of default,  the amount available for  payments to the  noteholders  would be less than would  otherwise be the case.  However,  the trustee may not institute a proceeding  for the  enforcement  of its lien except in  connection  with a proceeding for the enforcement of the lien of the indenture for the benefit of the  noteholders  after the occurrence of the event of default.

         In the event the  principal of the notes of a series is declared  due and  payable,  as described above,  the holders of the notes issued at a discount  from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder  or holder of an Equity  Certificate  generally  will have any right under an owner trust  agreement or indenture to institute any  proceeding  with respect to the Agreement  unless (1) that holder  previously has given to the trustee  written notice of default and the  continuance  thereof,  (2)
the holders of notes or Equity  Certificates  of any class  evidencing  not less than 25% of the aggregate
Percentage  Interests  constituting that class (a) have made written request upon the trustee to institute the  proceeding  in its own name as trustee  and (b) have  offered to the trustee  reasonable  security or indemnity  against  the  costs,  expenses  and  liabilities  that may be  incurred  in or  because  of the proceeding,  (3) the  trustee has  neglected  or refused to  institute  the  proceeding  for 60 days after receipt of the request and indemnity and (4) no direction  inconsistent  with the written request has been given to the trustee  during the 60 day period by the holders of a majority  of the  aggregate  Percentage
Interests constituting that class.

Amendment

         Each pooling and servicing  agreement may be amended by the parties thereto,  without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

      o     to cure any ambiguity,

      o     to correct or supplement  any provision  therein which may be defective or  inconsistent  with any other provision therein,

      o     if a REMIC  election  has been made with  respect to the related  issuing  entity,  to modify, eliminate  or add to any of its  provisions  (A) to  the  extent  as  shall  be  necessary  to maintain the  qualification  of the issuing entity as a REMIC or to avoid or minimize the risk of  imposition  of any tax on the  related  issuing  entity,  provided  that the  trustee  has received an opinion of counsel to the effect  that (1) the action is  necessary  or  desirable to maintain the  qualification  or to avoid or minimize the risk,  and (2) the action will not adversely affect in any material  respect the interests of any holder of certificates  covered by the  pooling  and  servicing  agreement,  or (B) to  restrict  the  transfer  of the  REMIC
            Residual  Certificates,  provided  that the  depositor has  determined  that the  then-current ratings  of the  classes  of the  certificates  that have  been  rated  will not be  adversely affected,  as  evidenced  by a  letter  from  each  applicable  Rating  Agency,  and  that the amendment  will not give rise to any tax with  respect to the  transfer of the REMIC  Residual
            Certificates to a non-permitted transferee,

      o     to make any other  provisions  with respect to matters or questions  arising under the pooling and servicing  agreement which are not materially  inconsistent  with the provisions  thereof, provided  that the action will not adversely  affect in any material  respect the interests of any certificateholder, or

      o     to comply with any changes in the Code.

         The pooling and servicing  agreement may also be amended by the parties  thereto with the consent of the holders of certificates  evidencing over 50% of the aggregate  Percentage  Interests of the issuing entity or of the applicable class or classes,  if such amendment  affects only such class or classes,  for the purpose of adding any  provisions to or changing in any manner or  eliminating  any of the  provisions of the  pooling  and  servicing  agreement  or of  modifying  in any manner  the rights of the  holders of certificates  covered by the pooling  and  servicing  agreement,  except  that the  amendment  may not (1)
reduce in any manner the amount of, or delay the timing of,  payments  received  on  mortgage  loans which are required to be  distributed  on a  certificate  of any class  without the consent of the holder of the certificate or (2) reduce the aforesaid  percentage of  certificates of any class the holders of which are required to consent to the amendment  without the consent of the holders of all  certificates of the class covered by the pooling and servicing agreement then outstanding.

         With respect to each series of notes,  each  related  servicing  agreement  or  indenture  may be amended by the parties  thereto  without  the  consent of any of the  holders of the notes  covered by the
Agreement,  to cure any ambiguity,  to correct, modify or supplement any provision therein, or to make any other  provisions  with  respect  to  matters  or  questions  arising  under the  Agreement  which are not inconsistent  with the  provisions  thereof,  provided  that the action will not  adversely  affect in any material  respect the interests of any holder of notes covered by the  Agreement.  Each Agreement may also be amended by the parties  thereto with the consent of the holders of notes  evidencing  not less than the percentage  specified  in the  related  prospectus  supplement  of the  voting  rights,  for any  purpose;
provided, however, that the amendment may not:

                  (1)      reduce in any manner the  amount of or delay the timing of,  payments  received on  issuing  entity  assets  which  are  required  to  be  distributed  on  any certificate without the consent of the holder of the certificate,

                  (2)      adversely  affect in any material  respect the  interests of the holders of any class of notes in a manner other than as described in (1),  without the consent of the holders of notes of the class  evidencing  not less than the  percentage specified in the related  prospectus  supplement  of the  aggregate  Percentage
                           Interests of the issuing entity or of the applicable class or classes,  if such amendment affects only such class or classes or

                  (3)      reduce the aforesaid  percentage  of voting rights  required for the consent to the  amendment  without the consent of the holders of all notes  covered by the
                           Agreement then outstanding.

The voting  rights  evidenced  by any  security  will be the  portion  of the voting  rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

         Notwithstanding  the  foregoing,  if a REMIC  election  has been made with respect to the related issuing  entity,  the trustee or indenture  trustee will not be entitled to consent to any  amendment to a pooling and servicing  agreement or an indenture  without  having first  received an opinion of counsel to the  effect  that the  amendment  or the  exercise  of any  power  granted  to the  master  servicer,  the depositor,  the  trustee or  indenture  trustee,  or any other  specified  person in  accordance  with the amendment  will not result in the  imposition of a tax on the related  issuing entity or cause the issuing entity to fail to qualify as a REMIC.

         The Master  Servicer  and any  director,  officer,  employee or agent of the Master  Servicer may rely in good faith on any document of any kind prima facie  properly  executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

         The obligations  created by the related  Agreements for each series of securities (other than the
limited   payment  and  notice   obligations   of  the  trustee)  will   terminate  upon  the  payment  to
securityholders  of that series of all amounts held in the Distribution  Account or by the master servicer and  required  to be paid to them  pursuant  to the  Agreements  following  the  earlier of, (1) the final payment or other  liquidation  or disposition  (or any advance with respect  thereto) of the last mortgage loan, REO property and/or mortgage  security  subject thereto and (2) the purchase by the master servicer, a servicer,  the depositor or its designee (or (a) if specified in the related prospectus  supplement with respect to each series of  certificates,  by the holder of the REMIC Residual  Certificates  (see "Federal
Income Tax  Consequences"  below) or (b) if specified in the  prospectus  supplement  with respect to each series of notes, by the holder of the Equity  Certificates)  from the issuing entity for the series of all remaining  mortgage loans, REO properties and/or mortgage  securities.  In addition to the foregoing,  the master servicer, a servicer,  the depositor or its designee may have the option to purchase,  in whole but not in part,  the  securities  specified in the related  prospectus  supplement in the manner set forth in the related  prospectus  supplement.  With respect to any series of certificates which provides for such a purchase,  the  purchase  shall not be made unless  either:  (1) the  aggregate  principal  balance of the certificates  as of the date is equal to or less than the percentage  specified in the related  prospectus supplement  of the  aggregate  principal  balance of the  certificates  as of the Closing  Date or (2) the aggregate  principal  balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related  prospectus  supplement of the aggregate  principal balance of the mortgage loans as of the cut-off date. In the event that any series of  certificates  which  provides for such a purchase at 25% or more of the  aggregate  principal  balance  outstanding,  the  certificates  will  use the  word
"Callable"  in their title.  With respect to any series of notes which  provides for such a purchase,  the purchase  shall not be made unless the  aggregate  principal  balance of the notes as of the date is equal to or less than the percentage  specified in the related prospectus  supplement of the aggregate principal balance of the notes as of the Closing  Date or a period  specified in the related  prospectus  supplement has elapsed  since the initial  distribution  date.  In the event that any series of notes which  provides for such a purchase at 25% or more of the  aggregate  principal  balance  outstanding,  the notes will use the word  "Callable" in their title.  Upon the purchase of the  securities or at any time  thereafter,  at the option of the master servicer,  a servicer,  the depositor or its designee,  the assets of the issuing entity may be sold,  thereby  effecting a retirement of the securities and the  termination of the issuing entity,  or the  securities  so purchased may be held or resold by the master  servicer,  the depositor or its designee.  In no event,  however,  unless  otherwise  provided in the prospectus  supplement,  will an issuing entity created by a pooling and servicing  agreement related to a series of certificates  continue beyond the  expiration  of 21 years from the death of the survivor of the persons named in the pooling and servicing  agreement.  Written notice of termination of the pooling and servicing  agreement will be given to each  securityholder,  and the final  distribution will be made only upon surrender and cancellation of the  securities  at an office or agency  appointed by the trustee which will be specified in the notice of termination.  If the  securityholders  are permitted to terminate the issuing  entity under the applicable pooling and  servicing  agreement,  a penalty may be imposed upon the  securityholders  based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property  acquired in respect of mortgage  loans  evidenced by a series of securities  shall be made at the option of the master  servicer,  a servicer,  the  depositor, its designee or, if applicable,  the holder of the REMIC Residual  Certificates or Equity  Certificates at
the price  specified  in the related  prospectus  supplement.  The exercise of the right will effect early retirement  of the  securities  of that  series,  but the right of the master  servicer,  a servicer,  the depositor,  its  designee  or, if  applicable,  the holder to so  purchase  is  subject  to the  aggregate principal  balance of the mortgage loans and/or mortgage  securities in the issuing entity for that series as of the  distribution  date on which the purchase is to occur being less than the  percentage  specified in the related  prospectus  supplement of the  aggregate  principal  balance of the mortgage  loans and/or mortgage  securities at the cut-off date or closing date, as specified in the prospectus  supplement,  for that series.  The prospectus  supplement for each series of securities will set forth the amounts that the holders of the securities  will be entitled to receive upon the early  retirement.  The early  termination may adversely  affect the yield to holders of the securities.  With respect to any series of certificates, an optional  purchase of the mortgage  loans in the related  issuing  entity may not result in the related certificates  receiving an amount equal to the principal  balance thereof plus accrued and unpaid interest and any  undistributed  shortfall on the related  certificates.  If a REMIC  election  has been made,  the termination  of the  related  issuing  entity  will be effected  in a manner  consistent  with  applicable federal income tax regulations and its status as a REMIC.

         Following any optional  termination,  there will be no continuing direct or indirect liability of the issuing entity or any securityholder as sellers of the assets of the issuing entity.

The Securities Administrator

         Each   prospectus   supplement   for  a  series  of  securities  may  provide  for  a  securities administrator  which  shall  be  responsible  for  performing  certain  administrative  and tax  functions typically  performed by the trustee.  The securities  administrator shall at all times be a corporation or an  association  organized and doing business under the laws of any state or the United States of America, authorized  under the laws to exercise  corporate trust powers,  having a combined  capital and surplus of at least  $40,000,000 and subject to supervision or examination by federal or state authority.  The entity that  serves  as  securities  administrator  may have  typical  banking  or other  relationships  with the depositor and its affiliates.  The securities  administrator  may also act as master servicer for a series of securities.

Duties of Securities Administrator

         The securities  administrator  for each series of securities  will make no  representation  as to the validity or sufficiency  of the related  Agreements,  the securities or any underlying  mortgage loan, mortgage  security or related  document and will not be  accountable  for the use or  application by or on behalf of any master servicer  (unless the securities  administrator  is also acting as master  servicer), servicer or special  servicer of any funds paid to the master  servicer,  servicer or special  servicer in respect  of the  securities  or the  underlying  mortgage  loans  or  mortgage  securities,  or any  funds deposited  into or withdrawn  from the  Distribution  Account for the series or any other account by or on behalf of the master  servicer,  servicer  or special  servicer.  The  securities  administrator  for each series of  securities  will be required  to perform  only those  duties  specifically  required  under the related  Agreement.  However,  upon  receipt  of  any  of  the  various  certificates,  reports  or  other instruments required to be furnished to it pursuant to the related Agreement,  a securities  administrator will be required to examine the documents  and to determine  whether they conform to the  requirements  of the agreement.

Some Matters Regarding the Securities Administrator

         As and to the  extent  described  in the  related  prospectus  supplement,  the fees  and  normal disbursements of any securities  administrator  may be the expense of the related master servicer or other specified person or may be required to be borne by the related issuing entity.

         The  securities  administrator  for each  series of  securities  generally  will be  entitled  to indemnification  from amounts held in the Distribution  Account for the series, for any loss, liability or expense  incurred by the  securities  administrator  in  connection  with the  securities  administrator's administration  of the trust under the related  pooling and  servicing  agreement or indenture  unless the loss,  liability,  cost or expense was incurred by reason of willful misfeasance,  bad faith or negligence on the part of the securities  administrator  in the  performance  of its  obligations  and duties,  or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Securities Administrator

         The  securities  administrator  for each series of  securities  may resign at any time,  in which event the depositor will be obligated to appoint a successor securities  administrator.  The depositor may also  remove the  securities  administrator  if the  securities  administrator  ceases to be  eligible  to continue  as  such  under  the  pooling  and  servicing  agreement  or  indenture  or  if  the  securities administrator  becomes incapable of acting,  bankrupt,  insolvent or if a receiver or public officer takes charge  of the  securities  administrator  or its  property.  Upon  such  resignation  or  removal  of the
securities   administrator,   the   depositor   will  be  entitled  to  appoint  a  successor   securities
administrator.  The securities  administrator may also be removed at any time by the holders of securities evidencing  ownership of not less than the percentage  specified in the related  prospectus  supplement of the  issuing  entity.  In the event that the  securityholders  remove the  securities  administrator,  the compensation  of any  successor  securities  administrator  shall  be paid by the  securityholders  to the extent that such  compensation  exceeds the amount agreed to by the depositor and the original  securities administrator.  Any resignation or removal of the securities  administrator and appointment of a successor securities  administrator  will not become  effective until acceptance of the appointment by the successor securities administrator.

The Trustee

         The trustee  under each  pooling  and  servicing  agreement  and  indenture  will be named in the related  prospectus  supplement.  The  trustee  shall at all  times  be a  corporation  or an  association organized  and doing  business  under the laws of any state or the United  States of  America,  authorized under the laws to  exercise  corporate  trust  powers,  having a combined  capital and surplus of at least
$40,000,000  and subject to  supervision or  examination  by federal or state  authority.  The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

Duties of the Trustee

         The trustee for each  series of  securities  will make no  representation  as to the  validity or sufficiency of the related  Agreements,  the securities or any underlying mortgage loan, mortgage security or related  document and will not be accountable  for the use or application by or on behalf of any master servicer,  servicer  or special  servicer  of any funds paid to the master  servicer,  servicer or special servicer in respect of the securities or the  underlying  mortgage  loans or mortgage  securities,  or any funds  deposited  into or withdrawn from the  Distribution  Account for the series or any other account by or on behalf of the master  servicer,  servicer or special  servicer.  If no event of default has occurred and is  continuing,  the  trustee  for each series of  securities  will be required to perform  only those duties  specifically  required under the related  pooling and servicing  agreement or indenture.  However, upon receipt of any of the various  certificates,  reports or other  instruments  required to be furnished to it pursuant to the  related  Agreement,  a trustee  will be  required to examine the  documents  and to determine whether they conform to the requirements of the agreement.

         If an Event of  Default  shall  occur,  the  trustee  shall,  by notice in  writing to the master servicer,  which may be delivered by telecopy,  immediately  terminate  all of the rights and  obligations
(but not the  liabilities) of the master  servicer  thereafter  arising under the Agreements,  but without prejudice  to any rights it may have as a security  holder or to  reimbursement  of Monthly  Advances  and other  advances of its own funds.  Upon the receipt by the master  servicer  of the  written  notice,  all authority and power of the master servicer under the  Agreements,  whether with respect to the securities, the Mortgage Loans,  REO Property or under any other related  agreements (but only to the extent that such other  agreements  relate to the Mortgage Loans or related REO Property) shall  automatically  and without further  action pass to and be vested in the  trustee.  The  trustee  shall act to carry out the duties of the master  servicer,  including the obligation to make any Monthly Advance the nonpayment of which was an
Event of Default.  Any such action taken by the trustee must be prior to the  distribution on the relevant
Distribution Date.

         Upon  the  receipt  by the  master  servicer  of a  notice  of  termination,  the  trustee  shall automatically  become the  successor  in all  respects to the master  servicer in its  capacity  under the
Agreements and the  transactions  set forth or provided for therein and shall thereafter be subject to all the  responsibilities,  duties,  liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions thereof;  provided,  however,  that the sponsor shall have the right to either  (a)  immediately  assume  the duties of the  master  servicer  or (b) select a  successor master servicer;  provided  further,  however,  that the trustee shall have no obligation  whatsoever with respect to any liability  (other than advances  deemed  recoverable  and not previously  made) incurred by the  master  servicer  at or prior to the time of  termination.  As  compensation,  the  trustee  shall be entitled  to  compensation  which the master  servicer  would have been  entitled  to retain if the master servicer  had  continued  to act  thereunder,  except  for  those  amounts  due  the  master  servicer  as reimbursement  permitted  under  the  Agreements  for  advances  previously  made or  expenses  previously incurred.  Notwithstanding  the above,  the trustee may, if it shall be unwilling so to act, or shall,  if it is legally  unable so to act,  appoint or petition a court of competent  jurisdiction  to appoint,  any established  housing  and  home  finance  institution  which  is a  Fannie  Mae- or  Freddie  Mac-approved servicer,  and with respect to a successor  to the master  servicer  only,  having a net worth of not less than an amount  specified in the related  prospectus  supplement,  as the successor to the master servicer hereunder in the  assumption  of all or any part of the  responsibilities,  duties or  liabilities  of the master servicer hereunder;  provided,  that the trustee shall obtain a letter from each rating agency that the ratings,  if any, on each of the  securities  will not be lowered as a result of the  selection of the successor to the master servicer.  Pending appointment of a successor to the master servicer,  the trustee shall act in such capacity as hereinabove  provided.  In connection with such  appointment and assumption, the trustee may make such  arrangements  for the  compensation  of such  successor  out of payments on the
Mortgage  Loans as it and such  successor  shall agree;  provided,  however,  that the  provisions  of the
Agreements shall apply,  the  compensation  shall not be in excess of that which the master servicer would have been  entitled to if the master  servicer had  continued to act  hereunder,  and that such  successor shall undertake and assume the  obligations of the Trustee to pay  compensation to any third Person acting as an agent or independent contractor in the performance of master servicing  responsibilities  hereunder.
The trustee  and such  successor  shall take such  action,  consistent  with the  Agreements,  as shall be necessary to effectuate any such succession.

         If the trustee shall succeed to any duties of the master  servicer  respecting the Mortgage Loans as  provided  herein,  it shall do so in a separate  capacity  and not in its  capacity  as  trustee  and, accordingly,  the provisions of the Agreements  concerning the trustee's  duties shall be  inapplicable to the trustee in its duties as the successor to the master  servicer in the servicing of the Mortgage  Loans
(although  such  provisions  shall  continue to apply to the  trustee in its  capacity  as  trustee);  the provisions of the Agreements relating to the master servicer,  however,  shall apply to it in its capacity as successor master servicer.

         Upon any  termination  or appointment  of a successor to the master  servicer,  the trustee shall give prompt  written notice  thereof to security  holders of record  pursuant to the Agreements and to the rating agencies.

         The trustee shall  transmit by mail to all  securityholders,  within the number of days specified by the  Agreements  after the occurrence of any Event of Default  actually known to a responsible  officer of the  trustee,  unless  such  Event of  Default  shall  have been  cured,  notice of each such  Event of
Default.  In the event that the security  holders waive the Event of Default  pursuant to the  Agreements, the trustee shall give notice of any such waiver to the rating agencies.

         Upon written request of three or more  securityholders  of record,  for purposes of communicating with other  securityholders  with respect to their rights  under the  Agreements,  the trustee will afford such  securityholders  access during business hours to the most recent list of securityholders held by the trustee.

Some Matters Regarding the Trustee

         As and to the  extent  described  in the  related  prospectus  supplement,  the fees  and  normal disbursements  of any trustee may be the expense of the related master servicer or other specified  person or may be required to be borne by the related issuing entity.

         The trustee for each series of  securities  generally  will be entitled to  indemnification  from amounts held in the Distribution  Account for the series,  for any loss,  liability or expense incurred by the  trustee in  connection  with the  trustee's  acceptance  or  administration  of its trusts  under the related  pooling and  servicing  agreement or indenture  unless the loss,  liability,  cost or expense was incurred  by reason of willful  misfeasance,  bad faith or  negligence  on the part of the  trustee in the performance of its  obligations and duties,  or by reason of its reckless  disregard of its obligations or duties.

Resignation and Removal of the Trustee

         The trustee may resign at any time, in which event the  depositor  will be obligated to appoint a successor  trustee.  The  depositor  may also remove the  trustee if the trustee  ceases to be eligible to continue  under the pooling and servicing  agreement or if the trustee  becomes  insolvent.  Upon becoming aware of the circumstances,  the depositor will be obligated to appoint a successor  trustee.  The trustee may also be  removed at any time by the  holders of  securities  evidencing  not less than the  percentage specified in the related prospectus  supplement of the aggregate  undivided  interests (or, if applicable, voting rights) in the related  issuing  entity.  Any resignation or removal of the trustee and appointment of a successor  trustee will not become  effective  until  acceptance of the  appointment by the successor trustee.  If the trustee resigns or is removed by the depositor,  the expenses  associated with the change of  trustees  will be paid by the former  trustee  and  reimbursed  from the  Distribution  Account by the paying agent.  If the trustee is removed by holders of securities,  such holders shall be responsible  for paying any compensation  payable to a successor  trustee,  in excess of the amount paid to the predecessor trustee.

                                           YIELD CONSIDERATIONS

         The yield to  maturity  of an offered  security  will  depend on the price paid by the holder for the security,  the security  interest rate on a security  entitled to payments of interest (which security interest rate may vary if so specified in the related  prospectus  supplement)  and the rate and timing of principal payments (including prepayments,  defaults,  liquidations and repurchases) on the mortgage loans and the  allocation  thereof to reduce the principal  balance of the security (or notional  amount thereof if applicable) and other factors.

         A class of  securities  may be entitled to  payments  of  interest at a fixed  security  interest rate, a variable  security  interest rate or adjustable  security  interest  rate, or any  combination  of security  interest rates,  each as specified in the related  prospectus  supplement.  A variable  security interest rate may be  calculated  based on the weighted  average of the Net Mortgage  Rates of the related mortgage loans,  or the weighted  average of the interest rates (which may be net of trustee fees) paid on the mortgage  securities,  for the month  preceding the  distribution  date if so specified in the related prospectus supplement.  As will be described in the related prospectus supplement,  the aggregate payments of  interest  on a class of  securities,  and their  yield to  maturity,  will be  affected by the rate of payment of principal on the  securities  (or the rate of reduction in the notional  balance of  securities entitled only to payments of interest),  in the case of securities  evidencing  interests in ARM Loans, by changes in the Net Mortgage  Rates on the ARM Loans,  and in the case of securities  evidencing  interests in  mortgage  securities  with  floating or  variable  rates,  by changes in such rates and the indices on which they are based.  See "Maturity and  Prepayment  Considerations"  below.  The yield on the securities will also be affected by liquidations of mortgage loans following  mortgagor  defaults and by purchases of mortgage  loans in the  event of  breaches  of  representations  and  warranties  made in  respect  of the mortgage loans by the depositor,  the master  servicer and others,  or conversions of ARM Loans to a fixed
interest  rate.  See  "The  Mortgage   Pools—Representations   by  Sellers"  and   "Descriptions   of  the
Securities—Assignment  of Trust Fund Assets" above.  Holders of Strip  Securities or a class of securities having  a  security  interest  rate  that  varies  based  on the  weighted  average  mortgage  rate of the underlying  mortgage loans may be affected by  disproportionate  prepayments  and  repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With  respect to any series of  securities,  a period of time will  elapse  between the date upon which payments on the related mortgage loans are due and the  distribution  date on which the payments are passed through to  securityholders.  That delay will effectively  reduce the yield that would otherwise be produced if payments on the mortgage loans were  distributed to  securityholders  on or near the date they were due.

         In general,  if a class of securities is purchased at initial  issuance at a premium and payments of  principal  on the  related  mortgage  loans occur at a rate  faster  than  anticipated  at the time of purchase,  the  purchaser's  actual  yield to  maturity  will be lower  than that  assumed  at the time of purchase.  Similarly,  if a class of  securities  is  purchased  at initial  issuance  at a  discount  and payments of principal on the related  mortgage  loans occur at a rate slower than that assumed at the time of purchase,  the  purchaser's  actual yield to maturity will be lower than that  originally  anticipated.
The  effect  of  principal  prepayments,   liquidations  and  purchases  on  yield  will  be  particularly significant  in the case of a series of  securities  having a class  entitled to payments of interest only or to payments of interest that are  disproportionately  high relative to the principal  payments to which the  class is  entitled.  Such a class  will  likely be sold at a  substantial  premium  to its  principal balance  and any faster  than  anticipated  rate of  prepayments  will  adversely  affect the yield to its holders.  Extremely  rapid  prepayments may result in the failure of such holders to recoup their original investment.  In  addition,  the yield to  maturity  on other  types of  classes of  securities,  including
Accrual  Securities and securities with a security  interest rate which fluctuates  inversely with or at a multiple of an index,  may be relatively more sensitive to the rate of prepayment on the related  mortgage loans than other classes of securities.

         The timing of changes in the rate of principal  payments on or  repurchases of the mortgage loans may  significantly  affect an investor's  actual yield to maturity,  even if the average rate of principal payments  experienced over time is consistent with an investor's  expectation.  In general,  the earlier a prepayment of principal on the  underlying  mortgage  loans or a repurchase  thereof,  the greater will be the  effect on an  investor's  yield to  maturity.  As a result,  the  effect  on an  investor's  yield of principal  payments and  repurchases  occurring at a rate higher (or lower) than the rate  anticipated  by the investor during the period  immediately  following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a  principal  prepayment  in full is made on a mortgage  loan,  the  borrower  is  generally charged interest only for the period from the due date of the preceding  scheduled  payment up to the date of the prepayment,  instead of for the full accrual  period,  that is, the period from the due date of the preceding  scheduled  payment up to the due date for the next scheduled  payment.  In addition,  a partial principal  prepayment  may  likewise  be applied as of a date prior to the next  scheduled  due date (and, accordingly,  be  accompanied  by  accrued  interest  for less  than the full  accrual  period).  However, interest accrued and  distributable  on any series of securities on any  distribution  date will generally correspond  to interest  accrued on the  principal  balance of mortgage  loans for their  respective  full accrual periods.  Consequently,  if a prepayment on any mortgage loan is distributable to  securityholders on a particular  distribution  date,  but the prepayment is not  accompanied  by accrued  interest for the full accrual period,  the interest charged to the borrower (net of servicing and  administrative  fees and any retained  interest of the depositor)  may be less than the  corresponding  amount of interest  accrued and otherwise  payable on the related mortgage loan, and a Prepayment  Interest  Shortfall will result. If and to the extent that the  shortfall  is allocated  to a class of offered  securities,  its yield will be adversely  affected.  The  prospectus  supplement  for a series of securities  will describe the manner in which the  shortfalls  will be  allocated  among the classes of the  securities.  If so  specified  in the related  prospectus  supplement,  the master servicer,  or the servicer  servicing the mortgage loan which was prepaid,  will be required to apply some or all of its servicing  compensation  for the  corresponding period to offset the amount of the shortfalls.  The related  prospectus  supplement will also describe any other amounts available to off set the shortfalls.  See "Servicing of Mortgage  Loans—Servicing  and Other
Compensation and Payment of Expenses; Retained Interest" in this prospectus.

         The  issuing  entity  with  respect  to any  series may  include  ARM Loans.  As is the case with conventional,  fixed-rate  mortgage  loans  originated in a high interest  rate  environment  which may be subject  to a greater  rate of  principal  prepayments  when  interest  rates  decrease,  ARM Loans may be subject to a greater rate of principal  prepayments  (or  purchases by the related  servicer or the master servicer)  due to their  refinancing  in a low  interest  rate  environment.  For example,  if  prevailing interest  rates  fall  significantly,  ARM Loans  could be  subject  to higher  prepayment  rates  than if
prevailing   interest   rates  remain   constant   because  the   availability   of  fixed-rate  or  other
adjustable-rate  mortgage loans at competitive  interest rates may encourage mortgagors to refinance their adjustable-rate  mortgages  to  "lock  in" a  lower  fixed  interest  rate  or to  take  advantage  of the availability of other  adjustable-rate  mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The issuing  entity with  respect to any series may include  convertible  ARM Loans.  Convertible
ARM Loans  may be  subject  to a greater  rate of  principal  prepayments  (or  purchases  by the  related servicer or the master  servicer) due to their  conversion to fixed  interest rate loans in a low interest rate  environment.  The conversion  feature may also be exercised in a rising interest rate environment as mortgagors  attempt to limit their risk of higher  rates.  A rising  interest  rate  environment  may also result in an  increase in the rate of defaults on these  mortgage  loans.  If the related  servicer or the master  servicer  purchases  convertible ARM Loans, a mortgagor's  exercise of the conversion  option will result in a distribution  of the principal  portion thereof to the  securityholders,  as described in this prospectus.  Alternatively,  to the extent a servicer or the master servicer fails to purchase  converting
ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults  on the  mortgage  loans will also  affect the rate and timing of  principal payments  on the  mortgage  loans and thus the yield on the  securities.  In  general,  defaults on single family  loans are expected to occur with  greater  frequency in their early years.  The rate of default on single family loans which are refinanced or limited  documentation  mortgage loans, and on mortgage loans, with high  Loan-to-Value  Ratios, may be higher than for other types of mortgage loans.  Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations on the mortgage loans will be affected by the general  economic  condition of the region of the country in which the related  mortgaged  properties  are located.  The risk of  delinquencies  and loss is greater and prepayments are less likely in regions where a weak  or  deteriorating  economy  exists,  as may be  evidenced  by,  among  other  factors,  increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage  pool, the mortgage rate at origination  may be below the rate that would result if the index and margin  relating  thereto  were applied at  origination.
Under the  applicable  underwriting  standards,  the mortgagor  under each mortgage loan generally will be qualified,  or the  mortgage  loan  otherwise  approved,  on the basis of the  mortgage  rate in effect at origination.  The  repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly  payments  following  the  adjustment  of the mortgage  rate.  In addition,  the periodic  increase in the amount paid by the mortgagor of a buydown  mortgage loan during or at the end of the applicable  Buydown  Period may create a greater  financial  burden for the  mortgagor,  who might not have otherwise  qualified for a mortgage under  applicable  underwriting  guidelines,  and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage  rates on ARM Loans subject to negative  amortization  generally  adjust monthly and their amortization  schedules adjust less frequently.  During a period of rising interest rates as well as immediately  after  origination  (initial  mortgage rates are generally  lower than the sum of the Indices applicable  at  origination  and the  related  Note  Margins),  the  amount of  interest  accruing  on the principal  balance  of the  mortgage  loans may  exceed  the  amount of their  minimum  scheduled  monthly payment.  As a result,  a portion of the accrued  interest on  negatively  amortizing  mortgage  loans may become  Deferred  Interest which will be added to the principal  balance thereof and will bear interest at the  applicable  mortgage  rate.  The addition of the Deferred  Interest to the  principal  balance of any related class or classes of securities  will lengthen the weighted  average life thereof and may adversely affect yield to holders  thereof,  depending upon the price at which the  securities  were  purchased.  In addition,  with  respect  to ARM Loans  subject to  negative  amortization,  during a period of  declining interest  rates,  it might be expected that each minimum  scheduled  monthly  payment on the mortgage loan would exceed the amount of scheduled  principal  and accrued  interest on the principal  balance  thereof, and since the excess will be applied to reduce the  principal  balance of the related  class or classes of securities,  the weighted  average life of the  securities  will be reduced and may  adversely  affect the yield to holders thereof, depending upon the price at which the securities were purchased.

                                  MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated  above under "The  Mortgage  Pools," the original  terms to maturity of the mortgage loans in a given  mortgage  pool will vary  depending  upon the type of  mortgage  loans  included  in the mortgage  pool.  The  prospectus  supplement  for a series of  securities  will contain  information  with respect to the types and  maturities of the mortgage  loans in the related  mortgage  pool. The prepayment experience  with  respect to the mortgage  loans in a mortgage  pool will affect the life and yield of the related series of securities.

         With respect to balloon loans,  payment of the balloon payment (which,  based on the amortization schedule of the mortgage  loans,  is expected to be a  substantial  amount) will  generally  depend on the mortgagor's  ability to obtain  refinancing of the mortgage loans or to sell the mortgaged  property prior to the  maturity  of the  balloon  loan.  The  ability to obtain  refinancing  will  depend on a number of factors  prevailing  at the time  refinancing  or sale is  required,  including  real estate  values,  the mortgagor's  financial  situation,  prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property,  tax laws and prevailing general economic  conditions.  None of the depositor, the master  servicer,  a servicer or any of their  affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of  prepayments  of  principal  of the  mortgage  loans may be affected by a number of factors,  including  solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the  mortgaged  properties  are located and, in the case of  multifamily,  commercial and mixed-use loans, the quality of management of the mortgage  properties,  the servicing of the mortgage loans,  possible  changes in tax laws and other  opportunities  for investment.  In addition,  the rate of principal  payments  on the  mortgage  loans may be  affected by the  existence  of  lock-out  periods and requirements  that principal  prepayments be  accompanied by prepayment  premiums,  as well as due-on-sale and  due-on-encumbrance  provisions,  and by  the  extent  to  which  the  provisions  may be  practicably enforced.  See "Servicing of Mortgage  Loans—Collection and Other Servicing Procedures" and "Legal Aspects
of the Mortgage  Loans—Enforceability  of Certain  Provisions"  in this  prospectus  for a description  of provisions  of the pooling and servicing  agreement  and legal  aspects of mortgage  loans that may affect the prepayment experience on the mortgage loans.

         The  rate of  prepayment  on a pool of  mortgage  loans is also  affected  by  prevailing  market interest rates for mortgage loans of a comparable  type, term and risk level.  When the prevailing  market interest  rate is below a mortgage  coupon,  a borrower may have an increased  incentive to refinance  its mortgage loan. In addition,  as prevailing  market  interest rates decline,  even borrowers with ARM Loans that have experienced a corresponding  interest rate decline may have an increased  incentive to refinance for  purposes  of either (1)  converting  to a fixed rate loan and  thereby  "locking  in" the rate or (2)
taking  advantage of the initial "teaser rate" (a mortgage  interest rate below what it would otherwise be if the  applicable  index and gross  margin  were  applied)  on another  adjustable  rate  mortgage  loan.
Moreover,  although  the  mortgage  rates on ARM  Loans  will be  subject  to  periodic  adjustments,  the adjustments  generally  will not increase or decrease the mortgage  rates by more than a fixed  percentage amount on each  adjustment  date,  will not  increase the mortgage  rates over a fixed  percentage  amount during the life of any ARM Loan and will be based on an index  (which  may not rise and fall  consistently with  mortgage  interest  rates) plus the related Note Margin  (which may be different  from margins being used at the time for newly  originated  adjustable rate mortgage loans).  As a result,  the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar,  newly originated  adjustable rate mortgage  loans.  In high interest rate  environments,  the prevailing  rates on fixed-rate  mortgage loans may be  sufficiently  high in relation to the  then-current  mortgage rates on newly  originated ARM
Loans that the rate of prepayment may increase as a result of  refinancings.  There can be no assurance as to the rate of  prepayments  on the  mortgage  loans  during  any period or over the life of any series of securities.

         If the  applicable  pooling and servicing  agreement  for a series of  securities  provides for a pre-funding  account or other means of funding the transfer of  additional  mortgage  loans to the related
issuing  entity,  as  described  under  "Description  of  the  Securities—Pre-Funding   Account"  in  this
prospectus,  and the  issuing  entity is unable to  acquire  the  additional  mortgage  loans  within  any applicable time limit,  the amounts set aside for the purpose may be applied as principal  payments on one or more  classes  of  securities  of the  series.  See "Yield  Considerations"  in this  prospectus  for a description of certain  provisions of the mortgage loans that may affect the prepayment  experience on the mortgage loans.

         There can be no assurance as to the rate of  prepayment of the mortgage  loans.  The depositor is not aware of any  publicly  available  statistics  relating  to the  principal  prepayment  experience  of diverse  portfolios  of mortgage  loans such as the mortgage  loans over an extended  period of time.  All statistics  known to the  depositor  that have been  compiled  with respect to  prepayment  experience  on mortgage  loans  indicate  that while  some  mortgage  loans may remain  outstanding  until  their  stated
maturities,  a  substantial  number  will  be  paid  prior  to  their  respective  stated  maturities.  No representation  is made as to the  particular  factors  that will affect the  prepayment  of the  mortgage loans or as to the relative importance of these factors.

         As described in this  prospectus  and in the  prospectus  supplement,  the master  servicer,  the depositor,  an affiliate  of the  depositor or a person  specified  in the related  prospectus  supplement
(other than holder of any class of offered certificates,  other than the REMIC Residual  Certificates,  if offered) may have the option to purchase the assets in an issuing  entity and effect early  retirement  of the related  series of  securities.  See "The  Agreements—Termination;  Retirement of  Securities" in this prospectus.

                                     LEGAL ASPECTS OF MORTGAGE LOANS

         The following  discussion  summarizes  legal aspects of mortgage loans that is general in nature.
The  summaries do not purport to be  complete.  They do not reflect the laws of any  particular  state nor the laws of all states in which the  mortgaged  properties  may be situated.  This is because  these legal aspects are governed in part by the law of the state that applies to a particular  mortgaged  property and the laws of the states may vary  substantially.  You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

         Each  single  family,  multifamily,  commercial  and  mixed-use  loan  and,  if  applicable,  the
Contracts (in each case other than  cooperative  mortgage  loans),will  be evidenced by a note or bond and secured by an instrument granting a security interest in real property,  which may be a mortgage,  deed of trust or a deed to secure debt,  depending upon the prevailing  practice and law in the state in which the related mortgaged property is located,  and may have first, second or third priority.  Mortgages and deeds to secure debt are referred to as  "mortgages."  Contracts  evidence both the obligation of the obligor to repay the loan  evidenced  thereby  and grant a security  interest in the  related  Manufactured  Homes to secure  repayment  of the loan.  However,  as  Manufactured  Homes have become  larger and often have been attached to their sites  without any  apparent  intention by the  borrowers  to move them,  courts in many states have held that  Manufactured  Homes may become subject to real estate title and recording laws. See
"—Contracts"  below.  In some states,  a mortgage or deed of trust  creates a lien upon the real  property encumbered  by the  mortgage or deed of trust.  However,  in other  states,  the mortgage or deed of trust conveys  legal title to the  property  respectively,  to the  mortgagee or to a trustee for the benefit of the mortgagee subject to a condition  subsequent (i.e., the payment of the indebtedness  secured thereby).
The lien  created  by the  mortgage  or deed of trust is not prior to the lien for real  estate  taxes and assessments  and other charges  imposed under  governmental  police  powers.  Priority  between  mortgages depends  on their  terms or on the terms of  separate  subordination  or  inter-creditor  agreements,  the knowledge of the parties in some cases and  generally on the order of  recordation  of the mortgage in the appropriate  recording  office.  There are two parties to a mortgage,  the mortgagor,  who is the borrower and  homeowner,  and the  mortgagee,  who is the lender.  Under the  mortgage  instrument,  the  mortgagor delivers to the  mortgagee a note or bond and the mortgage.  In the case of a land trust,  there are three parties  because  title to the  property is held by a land trustee  under a land trust  agreement of which the borrower is the  beneficiary;  at origination  of a mortgage  loan,  the borrower  executes a separate undertaking  to make payments on the mortgage note.  Although a deed of trust is similar to a mortgage,  a deed of trust has three parties:  the trustor who is the  borrower-homeowner;  the  beneficiary who is the lender;  and a third-party  grantee  called the trustee.  Under a deed of trust,  the borrower  grants the property,  irrevocably  until the debt is paid, in trust,  generally  with a power of sale, to the trustee to secure  payment  of the  obligation.  The  trustee's  authority  under a deed of trust,  the  grantee's authority under a deed to secure debt and the  mortgagee's  authority under a mortgage are governed by the law of the state in which the real  property is located,  the  express  provisions  of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

         If specified in the  prospectus  supplement  relating to a series of  certificates,  the mortgage loans and Contracts may include  cooperative  mortgage loans.  Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related  Cooperative,  and in the related  proprietary  lease or  occupancy  agreement  granting  exclusive  rights to occupy a specific dwelling unit in the  Cooperative's  building.  The security  agreement will create a lien upon the shares of the  Cooperative,  the  priority  of which  will  depend  on,  among  other  things,  the  terms of the particular  security  agreement as well as the order of  recordation  and/or  filing of the  agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative  buildings  relating to the cooperative  mortgage loans are located  primarily in the
State of New York.  Generally,  each Cooperative owns in fee or has a long-term  leasehold interest in all the real  property and owns in fee or leases the building and all separate  dwelling  units  therein.  The
Cooperative is directly  responsible for property  management  and, in most cases,  payment of real estate taxes,  other  governmental  impositions  and hazard and  liability  insurance.  If there is an underlying mortgage (or  mortgages) on the  Cooperative's  building or underlying  land, as is generally the case, or an  underlying  lease of the land,  as is the case in some  instances,  the  Cooperative,  as mortgagor or lessor,  as the case may be, is also  responsible  for fulfilling the mortgage or rental  obligations.  An underlying  mortgage  loan is  ordinarily  obtained  by the  Cooperative  in  connection  with  either the construction  or purchase of the  Cooperative's  building or the obtaining of capital by the  Cooperative.
The  interest  of the  occupant  under  proprietary  leases  or  occupancy  agreements  as to  which  that
Cooperative  is the  landlord is  generally  subordinate  to the  interest of the holder of an  underlying mortgage  and to the  interest of the holder of a land  lease.  If the  Cooperative  is unable to meet the payment  obligations  (1) arising  under an  underlying  mortgage,  the  mortgagee  holding an  underlying mortgage could foreclose on that mortgage and terminate all subordinate  proprietary  leases and occupancy agreements  or (2) arising  under its land lease,  the holder of the  landlord's  interest  under the land lease could terminate it and all subordinate  proprietary  leases and occupancy  agreements.  In addition, an  underlying  mortgage on a  Cooperative  may provide  financing in the form of a mortgage that does not fully amortize,  with a significant  portion of principal being due in one final payment at maturity.  The inability  of the  Cooperative  to  refinance a mortgage  and its  consequent  inability to make the final payment could lead to  foreclosure by the mortgagee.  Similarly,  a land lease has an expiration  date and the inability of the Cooperative to extend its term or, in the  alternative,  to purchase the land,  could lead to  termination of the  Cooperative's  interest in the property and  termination  of all  proprietary leases and occupancy  agreements.  In either event, a foreclosure by the holder of an underlying  mortgage or the  termination of the underlying  lease could  eliminate or  significantly  diminish the value of any collateral held by the mortgagee who financed the purchase by an individual  tenant-stockholder  of shares of the  Cooperative  or, in the case of the  mortgage  loans,  the  collateral  securing  the  cooperative mortgage loans.

         Each  Cooperative is owned by  shareholders  (referred to as  tenant-stockholders)  who,  through ownership  of stock or shares in the  Cooperative,  receive  proprietary  leases or  occupancy  agreements which  confer  exclusive  rights  to occupy  specific  dwellings.  Generally,  a  tenant-stockholder  of a
Cooperative  must make a monthly  payment to the  Cooperative  pursuant to the  proprietary  lease,  which payment  represents the  tenant-stockholder's  proportional  share of the  Cooperative's  payments for its underlying  mortgage,  real property taxes,  maintenance  expenses and other capital or ordinary expenses.
An  ownership  interest in a  Cooperative  and  accompanying  occupancy  rights may be financed  through a cooperative  mortgage  loan  evidenced by a mortgage  note and secured by an  assignment of and a security interest in the occupancy  agreement or  proprietary  lease and a security  interest in the related shares of the related  Cooperative.  The mortgagee  generally  takes  possession of the share  certificate  and a counterpart  of the  proprietary  lease or  occupancy  agreement  and a financing  statement  covering the proprietary  lease or occupancy  agreement and the Cooperative  shares is filed in the  appropriate  state and local  offices to perfect the  mortgagee's  interest  in its  collateral.  Subject to the  limitations discussed below, upon default of the  tenant-stockholder,  the lender may sue for judgment on the mortgage note,  dispose of the collateral at a public or private sale or otherwise  proceed  against the collateral or  tenant-stockholder  as an individual as provided in the security  agreement covering the assignment of the proprietary lease or occupancy  agreement and the pledge of Cooperative  shares.  See "—Foreclosure on
Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

         In  general,  a  "tenant-stockholder"  (as  defined  in  Section  216(b)(2)  of  the  Code)  of a corporation  that  qualifies  as a  "cooperative  housing  corporation"  within  the  meaning  of  Section
216(b)(1) of the Code is allowed a deduction  for amounts  paid or accrued  within his taxable year to the corporation  representing his proportionate  share of interest expenses and real estate taxes allowable as a deduction  under Section 216(a) of the Code to the  corporation  under Sections 163 and 164 of the Code.
In order for a corporation  to qualify  under Section  216(b)(1) of the Code for its taxable year in which the items are  allowable as a deduction to the  corporation,  that section  requires,  among other things, that at least 80% of the gross  income of the  corporation  be derived  from its  tenant-stockholders.  By virtue of this  requirement,  the status of a  corporation  for purposes of Section  216(b)(1) of the Code must be determined on a year-to-year  basis.  Consequently,  there can be no assurance  that  Cooperatives relating to the  cooperative  mortgage  loans will qualify under the section for any  particular  year. In the event  that the  Cooperative  fails to  qualify  for one or more  years,  the value of the  collateral securing any related  cooperative  mortgage  loans could be  significantly  impaired  because no deduction would be allowable to tenant-  stockholders  under Section 216(a) of the Code with respect to those years.
In view of the  significance  of the tax  benefits  accorded  tenant-stockholders  of a  corporation  that qualifies  under  Section  216(b)(1)  of the Code,  the  likelihood  that a failure  would be permitted to continue over a period of years appears remote.

Leases and Rents

         Mortgages that encumber  income-producing  multifamily and commercial properties often contain an assignment  of rents and  leases,  pursuant  to which the  borrower  assigns to the lender the  borrower's right,  title and interest as landlord  under each lease and the income derived  therefrom,  while (unless rents are to be paid  directly  to the lender)  retaining a revocable  license to collect the rents for so long as there is no default.  If the borrower defaults,  the license terminates and the lender is entitled to collect  the rents.  Local law may require  that the lender  take  possession  of the  property  and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

         Under  the  laws of most  states,  manufactured  housing  constitutes  personal  property  and is subject to the motor vehicle  registration  laws of the state or other  jurisdiction  in which the unit is located. In a few states,  where certificates of title are not required for manufactured  homes,  security interests are perfected by the filing of a financing  statement  under Article 9 of the UCC which has been adopted by all states.  Financing  statements  are  effective  for five years and must be renewed prior to the end of each five year  period.  The  certificate  of title  laws  adopted  by the  majority  of states provide that ownership of motor vehicles and  manufactured  housing shall be evidenced by a certificate of title  issued by the motor  vehicles  department  (or a similar  entity) of the state.  In the states that have enacted  certificate of title laws, a security  interest in a unit of manufactured  housing,  so long as it is not  attached to land in so permanent a fashion as to become a fixture,  is  generally  perfected by the  recording  of the  interest  on the  certificate  of title to the  unit in the  appropriate  motor vehicle  registration  office  or by  delivery  of the  required  documents  and  payment  of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master  servicer  will be required  under the  related  pooling and  servicing  agreement  or servicing  agreement  to, or to cause the servicer of the Contract to,  effect the notation or delivery of the required  documents and fees, and to obtain  possession of the  certificate  of title,  as appropriate under  the laws of the state in which  any  Manufactured  Home is  registered.  In the  event  the  master servicer or servicer,  as applicable,  fails, due to clerical errors or otherwise,  to effect the notation or delivery,  or files the  security  interest  under the wrong law (for  example,  under a motor  vehicle title  statute  rather than under the UCC,  in a few  states),  the trustee may not have a first  priority security interest in the Manufactured Home securing a Contract.  As Manufactured  Homes have become larger and often have been  attached to their sites  without any  apparent  intention  by the  borrowers  to move them,  courts in many states have held that  Manufactured  Homes may become  subject to real estate  title and  recording  laws.  As a  result,  a  security  interest  in a  Manufactured  Home  could  be  rendered subordinate  to the interests of other  parties  claiming an interest in the home under  applicable  state real estate law. In order to perfect a security  interest in a  Manufactured  Home under real estate laws, the holder of the security  interest must file either a "fixture  filing" under the  provisions of the UCC or a real  estate  mortgage  under the real  estate  laws of the state  where the home is  located.  These filings  must be made in the  real  estate  records  office  of the  county  where  the  home is  located.
Generally,  Contracts  will contain  provisions  prohibiting  the obligor from  permanently  attaching the
Manufactured  Home to its site.  So long as the  obligor  does not  violate  this  agreement,  a  security interest in the  Manufactured  Home will be governed by the  certificate of title laws or the UCC, and the notation of the security  interest on the certificate of title or the filing of a UCC financing  statement will be  effective  to maintain  the  priority of the  security  interest in the  Manufactured  Home.  If, however,  a Manufactured Home is permanently  attached to its site, other parties could obtain an interest in the  Manufactured  Home that is prior to the security  interest  originally  retained by the Seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security  interest in the Manufactured  Homes to the  trustee,  on behalf of the  securityholders.  Neither  the  depositor,  the master  servicer,  any servicer,  nor the trustee will amend the certificates of title to identify the trustee,  on behalf of the securityholders,  as the new secured party and, accordingly,  the depositor or the Seller will continue to be named as the secured party on the  certificates  of title relating to the  Manufactured  Homes. In most states,  the assignment is an effective  conveyance of the security interest without amendment of any lien noted on the related  certificate  of title and the new secured party succeeds to the  depositor's  rights as the secured  party.  However,  in some states there exists a risk that,  in the absence of an amendment to the certificate of title, the assignment of the security  interest might not be held effective  against creditors of the depositor or Seller.

         In the absence of fraud,  forgery or permanent  affixation of the  Manufactured  Home to its site by the Manufactured  Home owner, or  administrative  error by state recording  officials,  the notation of the lien of the  depositor  on the  certificate  of title or delivery of the required  documents  and fees will be sufficient to protect the trustee  against the rights of subsequent  purchasers of a  Manufactured
Home or  subsequent  lenders  who take a security  interest  in the  Manufactured  Home.  If there are any
Manufactured  Homes as to which the  depositor has failed to perfect or cause to be perfected the security interest  assigned to the issuing  entity,  the security  interest would be subordinate  to, among others, subsequent  purchasers for value of Manufactured Homes and holders of perfected security interests.  There also exists a risk in not identifying the trustee,  on behalf of the  securityholders,  as the new secured party on the  certificate  of title  that,  through  fraud or  negligence,  the  security  interest of the trustee could be released.

         In the event that the owner of a  Manufactured  Home moves it to a state  other than the state in which the  Manufactured  Home  initially  is  registered,  under  the laws of most  states  the  perfected security  interest in the  Manufactured  Home would  continue  for four months  after the  relocation  and thereafter until the owner  re-registers the  Manufactured  Home in the state of relocation.  If the owner were to relocate a  Manufactured  Home to another  state and  re-register  the  Manufactured  Home in that state,  and if the  depositor did not take steps to re-perfect  its security  interest in that state,  the security  interest in the  Manufactured  Home would cease to be perfected.  A majority of states generally require  surrender  of a  certificate  of title to  re-register  a  Manufactured  Home;  accordingly,  the depositor must surrender  possession if it holds the certificate of title to the Manufactured  Home or, in the case of  Manufactured  Homes  registered  in states that provide for notation of lien,  the  depositor would  receive  notice of  surrender  if the security  interest in the  Manufactured  Home is noted on the certificate of title.  Accordingly,  the depositor  would have the  opportunity to re-perfect its security interest  in the  Manufactured  Home  in the  state  of  relocation.  In  states  that  do not  require  a certificate of title for registration of a Manufactured  Home,  re-registration  could defeat  perfection.
Similarly,  when an obligor under a manufactured  housing  conditional sales contract sells a Manufactured
Home,  the obligee must  surrender  possession of the  certificate of title or it will receive notice as a result of its lien noted thereon and accordingly  will have an opportunity to require  satisfaction of the related  manufactured  housing  conditional  sales contract before release of the lien. Under each related pooling and servicing  agreement or servicing  agreement,  the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps,  at the master  servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states,  liens for repairs  performed on a Manufactured Home take priority even over a perfected  security  interest.  The depositor  will obtain the  representation  of the related
Seller that it has no  knowledge of any of these liens with respect to any  Manufactured  Home  securing a
Contract.  However,  these liens could arise at any time during the term of a Contract.  No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

         Foreclosure of a deed of trust is generally  accomplished by a non-judicial  trustee's sale under a specific  provision  in the deed of trust which  authorizes  the trustee to sell the  property  upon any default  by the  borrower  under  the  terms of the  note or deed of  trust.  In  addition  to any  notice requirements  contained in a deed of trust,  in some  states,  the trustee must record a notice of default and send a copy to the  borrower-  trustor  and to any  person who has  recorded  a request  for a copy of notice of default and notice of sale. In addition,  the trustee must provide  notice in some states to any other individual having an interest of record in the real property,  including any junior lienholders.  If the deed of trust is not  reinstated  within a  specified  period,  a notice  of sale  must be posted in a public place and, in most states,  published for a specific  period of time in one or more newspapers in a specified  manner prior to the date of trustee's  sale.  In addition,  some state laws require that a copy of the notice of sale be posted on the  property  and sent to all parties  having an interest of record in the real property.

         In some states,  the  borrower-trustor  has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general,  in these states, the borrower,  or any other person having a junior  encumbrance  on the real estate,  may,  during a  reinstatement  period,  cure the default by paying the entire  amount in arrears  plus the costs and  expenses  incurred in  enforcing  the obligation.

         Foreclosure of a mortgage is generally  accomplished by judicial  action.  Generally,  the action is initiated by the service of legal  pleadings  upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure may occasionally  result from  difficulties in locating necessary  parties.  Judicial  foreclosure  proceedings  are often not contested by any of the  applicable parties.  If the mortgagee's right to foreclose is contested,  the legal proceedings  necessary to resolve the issue can be time-consuming.

         In the case of  foreclosure  under either a mortgage or a deed of trust,  the sale by the referee or other  designated  officer or by the trustee is a public  sale.  However,  because of the  difficulty a potential  buyer at the sale would have in determining  the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure  proceedings,  it is uncommon for a third party to  purchase  the  property  at a  foreclosure  sale.  Rather,  it is common for the lender to purchase  the  property  from the  trustee  or  referee  for a credit bid less than or equal to the unpaid principal  amount of the note plus the accrued and unpaid  interest  and the  expense of  foreclosure,  in which case the  mortgagor's  debt will be  extinguished  unless the lender  purchases  the  property for a lesser  amount in order to preserve  its right  against a borrower to seek a  deficiency  judgment and the remedy is  available  under state law and the  related  loan  documents.  In the same  states,  there is a statutory  minimum  purchase  price which the lender may offer for the property and  generally,  state law controls the amount of foreclosure costs and expenses,  including  attorneys' fees, which may be recovered by a lender.  Thereafter,  subject to the right of the  borrower  in some  states to remain in  possession during the  redemption  period,  the lender  will  assume the burdens of  ownership,  including  obtaining hazard  insurance,  paying taxes and making the repairs at its own expense as are  necessary to render the property  suitable for sale.  Generally,  the lender will obtain the services of a real estate  broker and pay  the  broker's  commission  in  connection  with  the  sale of the  property.  Depending  upon  market conditions,  the ultimate  proceeds of the sale of the property may not equal the lender's  investment  in the property  and, in some states,  the lender may be entitled to a deficiency  judgment.  Any loss may be reduced by the receipt of any  mortgage  insurance  proceeds or other  forms of credit  enhancement  for a series of certificates. See "Description of Credit Enhancement" in this prospectus.

         A junior  mortgagee  may not  foreclose  on the  property  securing a junior  mortgage  unless it forecloses  subject to the senior  mortgages.  The junior  mortgagee must either pay the entire amount due on the  senior  mortgages  prior  to or at the time of the  foreclosure  sale or  undertake  to pay on any senior  mortgages  on which the  mortgagor is currently  in default.  Under either  course of action,  the junior  mortgagee  may add the amounts paid to the balance due on the junior loan,  and may be  subrogated to the  rights of the senior  mortgagees.  In  addition,  in the event  that the  foreclosure  of a junior mortgage triggers the enforcement of a "due-on-sale"  clause,  the junior mortgagee may be required to pay the full amount of the senior  mortgages  to the senior  mortgagees.  Accordingly,  with  respect to those single family loans which are junior mortgage loans,  if the lender  purchases the property,  the lender's title will be subject to all senior liens and claims and  governmental  liens.  The  proceeds  received by the referee or trustee  from the sale are applied  first to the costs,  fees and expenses of sale and then in  satisfaction  of the  indebtedness  secured by the  mortgage or deed of trust under which the sale was conducted.  Any remaining  proceeds are generally  payable to the holders of junior  mortgages or deeds of trust and other liens and claims in order of their  priority,  whether or not the  borrower is in default.
Any  additional  proceeds are generally  payable to the mortgagor or trustor.  The payment of the proceeds to the holders of junior  mortgages  may occur in the  foreclosure  action of the senior  mortgagee or may require the institution of separate legal proceeds.

         In foreclosure,  courts have imposed general equitable  principles.  The equitable principles are generally  designed  to  relieve  the  borrower  from the  legal  effect  of its  defaults  under the loan documents.  Examples of judicial remedies that have been fashioned include judicial  requirements that the lender  undertake  affirmative  and expensive  actions to determine the causes for the borrower's  default and the  likelihood  that the borrower  will be able to  reinstate  the loan.  In some cases,  courts have substituted  their judgment for the lender's  judgment and have required that lenders  reinstate  loans or recast  payment  schedules in order to accommodate  borrowers who are suffering  from temporary  financial disability.  In other  cases,  courts  have  limited the right of the lender to  foreclose  if the default under the mortgage  instrument is not monetary,  such as the borrower's failure to adequately maintain the property or the  borrower's  execution  of a second  mortgage  or deed of trust  affecting  the  property.
Finally,  some  courts  have been faced with the issue of whether or not  federal or state  constitutional provisions  reflecting due process  concerns for adequate  notice  require that  borrowers  under deeds of trust or  mortgages  receive  notices in addition  to the  statutorily-prescribed  minimums.  For the most part,  these cases have upheld the notice  provisions as being reasonable or have found that the sale by a trustee under a deed of trust,  or under a mortgage  having a power of sale,  does not involve  sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

         The Cooperative shares owned by the  tenant-stockholder,  together with the rights of the tenant-
stockholder  under the  proprietary  lease or occupancy  agreement,  are pledged to the lender and are, in almost all cases,  subject to  restrictions on transfer as set forth in the  Cooperative's  certificate of incorporation  and by-laws,  as well as in the proprietary lease or occupancy  agreement.  The Cooperative may cancel the proprietary lease or occupancy  agreement,  even while pledged,  for failure by the tenant-
stockholder to pay the obligations or charges owed by the  tenant-stockholder,  including mechanics' liens against  the  Cooperative's  building  incurred  by the  tenant-stockholder.  Generally,  obligations  and charges  arising under a proprietary  lease or occupancy  agreement  which are owed to the Cooperative are made liens upon the shares to which the proprietary  lease or occupancy  agreement  relates.  In addition, the  Cooperative  may  generally  terminate a  proprietary  lease or occupancy  agreement in the event the borrower breaches its covenants in the proprietary  lease or occupancy  agreement.  Typically,  the lender and the  Cooperative  enter into a  recognition  agreement  which,  together  with any  lender  protection provisions  contained  in the  proprietary  lease or  occupancy  agreement,  establishes  the  rights  and obligations of both parties in the event of a default by the  tenant-stockholder  on its obligations under the proprietary lease or occupancy agreement.  A default by the  tenant-stockholder  under the proprietary lease or occupancy  agreement will usually  constitute a default under the security  agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the  tenant-stockholder  has defaulted  under the proprietary  lease or occupancy  agreement,  the  Cooperative  will take no action to terminate the lease or agreement  until the lender has been provided with notice of and an  opportunity to cure  the  default.  The  recognition  agreement  typically  provides  that if the  proprietary  lease  or occupancy  agreement is terminated,  the  Cooperative  will  recognize the lender's lien against  proceeds from a sale of the shares and the  proprietary  lease or occupancy  agreement  allocated to the  dwelling, subject,  however,  to the  Cooperative's  right to sums due  under  the  proprietary  lease or  occupancy agreement  or which have  become  liens on the  shares  relating  to the  proprietary  lease or  occupancy agreement.  The  total  amount  owed  to the  Cooperative  by the  tenant-stockholder,  which  the  lender generally  cannot  restrict and does not  monitor,  could  reduce the amount  realized  upon a sale of the collateral  below the  outstanding  principal  balance of the  cooperative  mortgage  loan and accrued and unpaid interest on the loan.

         Recognition  agreements  also  generally  provide  that in the event the lender  succeeds  to the tenant-  shareholder's  shares and  proprietary  lease or  occupancy  agreement as the result of realizing upon its  collateral  for a cooperative  mortgage  loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the  proprietary  lease before  transferring  the
Cooperative  shares or assigning the  proprietary  lease.  The approval or consent is usually based on the prospective  purchaser's  income and net worth,  among other  factors,  and may  significantly  reduce the number of potential  purchasers,  which could limit the ability of the lender to sell and realize upon the value of the  collateral.  Generally,  the lender is not  limited in any rights it may have to  dispossess the tenant-stockholder.

         Because  of  the  nature  of   cooperative   mortgage   loans,   lenders  do  not   require   the
tenant-stockholder  (i.e.,  the  borrower)  to  obtain  title  insurance  of any type.  Consequently,  the existence of any prior liens or other  imperfections  of title  affecting  the  Cooperative's  building or real estate also may adversely  affect the  marketability  of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York,  foreclosure on the Cooperative  shares is accomplished by public sale in accordance with the  provisions  of  Article  9 of the New  York UCC and the  security  agreement  relating  to those shares.  Article 9 of the New York UCC requires  that a sale be conducted in a  "commercially  reasonable"
manner.  Whether a sale has been conducted in a "commercially  reasonable" manner will depend on the facts in each case. In determining commercial  reasonableness,  a court will look to the notice given the debtor and the  method,  manner,  time,  place  and  terms  of the sale and the  sale  price.  Generally,  a sale conducted  according to the usual  practice of banks selling  similar  collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC  provides  that the  proceeds  of the sale will be applied  first to pay the costs and  expenses  of the sale and then to satisfy the  indebtedness  secured by the  lender's  security
interest.   The  recognition   agreement,   however,   generally  provides  that  the  lender's  right  to
reimbursement  is  subject  to the right of the  Cooperative  corporation  to  receive  sums due under the proprietary  lease or occupancy  agreement.  If there are proceeds  remaining,  the lender must account to the tenant-stockholder for the surplus.  Conversely,  if a portion of the indebtedness remains unpaid, the tenant-stockholder  is generally  responsible for the deficiency.  See  "—Anti-Deficiency  Legislation and other Limitations on Lenders" below.

Repossession with respect to Contracts

         General.  Repossession  of  manufactured  housing is  governed  by state  law. A few states  have enacted  legislation that requires that the debtor be given an opportunity to cure its default  (typically
30 days to bring the account  current) before  repossession can commence.  So long as a manufactured  home has not become so attached  to real  estate  that it would be treated as a part of the real  estate  under the law of the state  where it is  located,  repossession  of the home in the  event of a  default  by the obligor  generally  will be governed by the UCC (except in  Louisiana).  Article 9 of the UCC provides the statutory  framework  for the  repossession  of  manufactured  housing.  While the UCC as  adopted  by the various states may vary in small particulars,  the general repossession  procedure  established by the UCC is as follows:

1.       Except in those  states  where the  debtor  must  receive  notice of the right to cure a default, repossession  can commence  immediately  upon default without prior notice.  Repossession  may be effected either through  self-help  (peaceable  retaking  without court order),  voluntary  repossession or through judicial  process  (repossession  pursuant  to  court-issued  writ  of  replevin).  The  self-help  and/or voluntary  repossession  methods  are more  commonly  employed,  and are  accomplished  simply by retaking possession  of the  manufactured  home.  In cases in which the  debtor  objects  or  raises a  defense  to repossession,  a court order must be obtained from the appropriate  state court, and the manufactured home must then be  repossessed  in  accordance  with that  order.  Whether the method  employed  is  self-help, voluntary  repossession  or judicial  repossession,  the  repossession  can be  accomplished  either by an actual physical removal of the manufactured  home to a secure location for  refurbishment and resale or by removing the occupants and their belongings from the manufactured  home and maintaining  possession of the manufactured  home on the location where the occupants were residing.  Various  factors may affect whether the  manufactured  home is  physically  removed  or left on  location,  such as the nature and term of the lease of the site on which it is  located  and the  condition  of the unit.  In many  cases,  leaving  the manufactured  home on location is  preferable,  in the event that the home is already set up,  because the expenses of  retaking  and  redelivery  will be saved.  However,  in those cases where the home is left on location, expenses for site rentals will usually be incurred.

2.       Once  repossession  has  been  achieved,  preparation  for  the  subsequent  disposition  of  the manufactured  home can  commence.  The  disposition  may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

3.       Sale proceeds are to be applied first to repossession  expenses  (expenses  incurred in retaking, storage,  preparing for sale to include  refurbishing  costs and selling) and then to  satisfaction of the indebtedness.  While some states impose  prohibitions  or limitations  on deficiency  judgments if the net proceeds  from resale do not cover the full amount of the  indebtedness,  the remainder may be sought from the debtor in the form of a deficiency  judgment in those states that do not prohibit or limit  deficiency judgments.  The  deficiency  judgment  is a  personal  judgment  against  the  debtor  for the  shortfall.
Occasionally,  after resale of a manufactured home and payment of all expenses and indebtedness,  there is a surplus of funds.  In that case, the UCC requires the party suing for the  deficiency  judgment to remit the surplus to the debtor.  Because the defaulting owner of a manufactured  home generally has very little capital or income  available  following  repossession,  a  deficiency  judgment  may not be sought in many cases or, if  obtained,  will be settled at a  significant  discount  in light of the  defaulting  owner's strained financial condition.

         Louisiana  Law.  Any  contract  secured  by a  manufactured  home  located in  Louisiana  will be governed by Louisiana  law rather than Article 9 of the UCC.  Louisiana  laws provide  similar  mechanisms for perfection and  enforcement of security  interests in  manufactured  housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured  home that has been  permanently  affixed to real estate will nevertheless  remain subject to the motor vehicle  registration  laws unless the obligor and any holder of a security  interest in the property  execute and file in the real estate  records for the parish in which the property is located a document  converting  the unit into real property.  A manufactured  home that is converted  into  real  property  but is then  removed  from  its site can be  converted  back to  personal property  governed by the motor  vehicle  registration  laws if the  obligor  executes  and files  various documents in the  appropriate  real estate records and all mortgagees  under real estate  mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured  home remains  subject to the Louisiana  motor vehicle laws,  liens are recorded  on  the  certificate  of  title  by the  motor  vehicle  commissioner  and  repossession  can be accomplished by voluntary consent of the obligor,  executory process (repossession  proceedings which must be  initiated  through  the  courts  but which  involve  minimal  court  supervision)  or a civil suit for possession.  In  connection  with a voluntary  surrender,  the obligor  must be given a full  release from liability for all amounts due under the contract.  In executory  process  repossessions,  a sheriff's sale
(without  court  supervision)  is permitted,  unless the obligor  brings suit to enjoin the sale,  and the lender is prohibited  from seeking a deficiency  judgment  against the obligor unless the lender  obtained an  appraisal  of the  manufactured  home  prior  to the  sale  and the  property  was  sold  for at least two-thirds of its appraised value.

Rights of Redemption

         Single Family,  Multifamily and Commercial  Properties.  The purposes of a foreclosure  action in respect of a  mortgaged  property  is to enable the lender to  realize  upon its  security  and to bar the borrower,  and all  persons  who  have  interests  in the  property  that are  subordinate  to that of the foreclosing  lender,  from exercise of their "equity of redemption".  The doctrine of equity of redemption provides  that,  until the property  encumbered by a mortgage has been sold in accordance  with a properly conducted  foreclosure and foreclosure  sale,  those having  interests that are subordinate to that of the foreclosing  lender  have an equity of  redemption  and may redeem the  property by paying the entire debt with  interest.  Those  having an equity of  redemption  must  generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of  redemption  is a common-law  (non-statutory)  right which should be  distinguished from post-sale statutory rights of redemption.  In some states,  after sale pursuant to a deed of trust or foreclosure  of a mortgage,  the borrower and foreclosed  junior  lienors are given a statutory  period in which to redeem the  property.  In some states,  statutory  redemption  may occur only upon payment of the foreclosure  sale price.  In other states,  redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory  right of  redemption is to diminish the ability of the lender to sell the  foreclosed  property  because the exercise of a right of  redemption  would defeat the title of any purchase  through a foreclosure.  Consequently,  the practical effect of the redemption right is to force the lender to maintain the property  and pay the  expenses of ownership  until the  redemption period has expired.  In some states,  a post-sale  statutory  right of  redemption  may exist  following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Manufactured  Homes.  While state laws do not usually require notice to be given to debtors prior to  repossession,  many states do require  delivery of a notice of default  and of the  debtor's  right to cure defaults  before  repossession.  The law in most states also requires that the debtor be given notice of sale  prior to the resale of the home so that the owner may redeem at or before  resale.  In  addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

         Single  Family,   Multifamily  and  Commercial   Loans.   Some  states  have  imposed   statutory
prohibitions  which limit the  remedies  of a  beneficiary  under a deed of trust or a  mortgagee  under a mortgage.  In some  states  (including  California),  statutes  limit  the  right  of the  beneficiary  or mortgagee to obtain a deficiency  judgment  against the borrower  following  non-judicial  foreclosure  by power of sale. A deficiency  judgment is a personal  judgment  against the former  borrower  equal in most cases to the  difference  between the net amount  realized  upon the public sale of the real  property and the  amount  due to the  lender.  In the case of a mortgage  loan  secured by a property  owned by a trust where the  mortgage  note is  executed on behalf of the trust,  a  deficiency  judgment  against the trust following  foreclosure or sale under a deed of trust,  even if obtainable  under applicable law, may be of little value to the mortgagee or  beneficiary  if there are no trust assets  against which the  deficiency judgment  may be  executed.  Some state  statutes  require the  beneficiary  or  mortgagee  to exhaust the security  afforded  under a deed of trust or  mortgage  by  foreclosure  in an attempt to satisfy the full debt before  bringing a personal action against the borrower.  In other states,  the lender has the option of bringing a personal  action  against the borrower on the debt without  first  exhausting  the security;
however in some of these states,  the lender,  following judgment on the personal action, may be deemed to have  elected a remedy and may be  precluded  from  exercising  remedies  with  respect  to the  security.
Consequently,  the practical effect of the election requirement,  in those states permitting the election, is that lenders will usually  proceed  against the security  first rather than bringing a personal  action against the  borrower.  Finally,  in some  states,  statutory  provisions  limit any  deficiency  judgment against the former borrower  following a foreclosure to the excess of the  outstanding  debt over the fair value of the  property at the time of the public  sale.  The purpose of these  statutes  is  generally  to prevent a  beneficiary  or  mortgagee  from  obtaining  a large  deficiency  judgment  against  the former borrower as a result of low or no bids at the judicial sale.

         Generally,  Article 9 of the UCC  governs  foreclosure  on  Cooperative  Shares  and the  related proprietary lease or occupancy  agreement.  Some courts have interpreted  Article 9 to prohibit or limit a deficiency award in some  circumstances,  including  circumstances where the disposition of the collateral
(which,  in the case of a  cooperative  mortgage  loan,  would be the  shares of the  Cooperative  and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or  prohibiting  deficiency  judgments,  numerous  other federal and state  statutory  provisions,  including the federal  bankruptcy  laws and state laws affording  relief to debtors,  may  interfere  with or affect  the  ability of the  secured  mortgage  lender to  realize  upon collateral or enforce a deficiency  judgment.  For example,  under the federal Bankruptcy Code,  virtually all actions  (including  foreclosure  actions and deficiency  judgment  proceedings) to collect a debt are automatically  stayed upon the filing of the  bankruptcy  petition  and,  often,  no interest or principal payments  are made  during the  course of the  bankruptcy  case.  The delay and the  consequences  thereof caused by the  automatic  stay can be  significant.  Also,  under the  Bankruptcy  Code,  the  filing of a petition  in a  bankruptcy  by or on behalf of a junior  lienor may stay the  senior  lender  from  taking action to foreclose out the junior lien.  Moreover,  with respect to federal  bankruptcy law, a court with federal  bankruptcy  jurisdiction  may  permit  a debtor  through  his or her  Chapter  11 or  Chapter  13 rehabilitative  plan to cure a monetary  default in respect of a mortgage loan on a debtor's  residence by paying  arrearage  within a reasonable  time period and  reinstating  the original  mortgage  loan payment schedule even though the lender  accelerated  the mortgage loan and final judgment of foreclosure had been entered in state court  (provided no sale of the residence  had yet  occurred)  prior to the filing of the debtor's  petition.  Some courts with federal  bankruptcy  jurisdiction have approved plans,  based on the particular  facts of the  reorganization  case,  that  effected  the curing of a mortgage  loan default by paying arrearage over a number of years.

         Courts with federal  bankruptcy  jurisdiction  have also  indicated  that the terms of a mortgage loan secured by property of the debtor may be  modified.  These  courts have  allowed  modifications  that include  reducing  the  amount of each  monthly  payment,  changing  the rate of  interest,  altering  the repayment  schedule,  forgiving all or a portion of the debt and reducing the lender's  security  interest to the value of the  residence,  thus leaving the lender a general  unsecured  creditor for the difference between the value of the  residence  and the  outstanding  balance of the loan.  Generally,  however,  the terms of a mortgage  loan  secured  only by a mortgage on real  property  that is the  debtor's  principal residence may not be modified  pursuant to a plan confirmed  pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of  income-producing  multifamily  properties,  federal  bankruptcy law may also have the effect of  interfering  with or affecting the ability of the secured  lender to enforce the borrower's assignment of rents and leases  related to the  mortgaged  property.  Under Section 362 of the  Bankruptcy
Code,  the lender will be stayed from enforcing the  assignment,  and the legal  proceedings  necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax  liens  arising  under  the Code may have  priority  over the lien of a  mortgage  or deed of trust.  In addition,  substantive  requirements  are imposed upon mortgage  lenders in connection with the origination  and the servicing of mortgage loans by numerous  federal and some state  consumer  protection laws. These laws include the federal  Truth-in-Lending  Act, Real Estate Settlement  Procedures Act, Equal
Credit  Opportunity  Act, Fair Credit Billing Act, Fair Credit Reporting Act and related  statutes.  These federal laws impose  specific  statutory  liabilities  upon lenders who originate  mortgage  loans and who fail to comply with the provisions of the law. In some cases,  this liability may affect  assignees of the mortgage loans.

         Contracts.  In addition to the laws limiting or prohibiting deficiency judgments,  numerous other statutory  provisions,  including  federal  bankruptcy  laws and related state laws, may interfere with or affect the ability of a lender to realize  upon  collateral  and/or  enforce a  deficiency  judgment.  For example,  in a Chapter 13 proceeding  under the federal  bankruptcy law, a court may prevent a lender from repossessing  a home,  and,  as  part  of the  rehabilitation  plan,  reduce  the  amount  of the  secured indebtedness  to the market  value of the home at the time of  bankruptcy  (as  determined  by the court), leaving  the  party  providing  financing  as a  general  unsecured  creditor  for  the  remainder  of the indebtedness.  A bankruptcy  court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

         Under CERCLA,  and under state law in some states,  a secured party which takes a deed-in-lieu of foreclosure,  purchases a mortgaged  property at a foreclosure sale, or operates a mortgaged  property may become  liable  for the  costs of  cleaning  up  hazardous  substances  regardless  of  whether  they have contaminated  the property.  CERCLA  imposes  strict,  as well as joint and several,  liability on several classes of potentially  responsible  parties,  including  current owners and operators of the property who did not cause or contribute to the  contamination.  Furthermore,  liability under CERCLA is not limited to the original or unamortized  principal  balance of a loan or to the value of the property securing a loan.
Lenders  may be held  liable  under  CERCLA as owners or  operators  unless  they  qualify for the secured creditor  exemption to CERCLA.  This exemption  exempts from the definition of owners and operators  those who,  without  participating  in the  management  of a facility,  hold indicia of  ownership  primarily to protect a security interest in the facility.

         The  Conservation  Act amended,  among other  things,  the  provisions  of CERCLA with respect to lender liability and the secured creditor  exemption.  The Conservation Act offers substantial  protection to lenders  by  defining  the  activities  in which a lender can engage and still have the  benefit of the secured creditor  exemption.  In order for lender to be deemed to have participated in the management of a mortgaged  property,  the lender must actually  participate in the operational  affairs of the property of the  borrower.  The  Conservation  Act  provides  that  "merely  having  the  capacity  to  influence,  or unexercised right to control"  operations does not constitute  participation in management.  A lender will lose the protection of the secured creditor  exemption only if it exercises  decision-making  control over the  borrower's  environmental  compliance and hazardous  substance  handling and disposal  practices,  or assumes day-to-day  management of all operational  functions of the mortgaged  property.  The Conservation
Act also provides that a lender will continue to have the benefit of the secured  creditor  exemption even if it forecloses on a mortgaged  property,  purchases it at a foreclosure  sale or accepts a  deed-in-lieu of foreclosure  provided that the lender seeks to sell the mortgaged property at the earliest  practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose  liability on a secured party which takes a  deed-in-lieu of foreclosure,  purchases a mortgaged  property at a foreclosure  sale, or operates a mortgaged  property
on  which  contaminants  other  than  CERCLA  hazardous  substances  are  present,   including  petroleum,
agricultural  chemicals,  hazardous wastes,  asbestos,  radon, and lead-based paint. The cleanup costs may be  substantial.  It is possible that the cleanup costs could become a liability of an issuing  entity and reduce the  amounts  otherwise  distributable  to the  holders of the related  series of  certificates  or notes.  Moreover,  federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the  property  that is the  subject of the  cleanup  costs.  All  subsequent  liens on the property  generally  are  subordinated  to the lien and, in some  states,  even prior  recorded  liens are subordinated  to such lien.  In the latter  states,  the  security  interest  of the  trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally,  many  residential  mortgage  lenders  have not taken  steps to  evaluate  whether contaminants  are present with respect to any mortgaged  property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu  of foreclosure.  Accordingly,  the depositor has not made and will not make the  evaluations  prior to the  origination of the secured  contracts.  Neither the master  servicer nor any servicer  will be required by any  Agreement to undertake  these  evaluations prior to  foreclosure  or  accepting  a  deed-in-lieu  of  foreclosure.  The  depositor  does not make any representations  or  warranties  or  assume  any  liability  with  respect  to the  absence  or  effect of contaminants  on any  related  real  property or any  casualty  resulting  from the  presence or effect of contaminants.  However,  neither the master  servicer nor any  servicer  will be obligated to foreclose on related real property or accept a  deed-in-lieu  of  foreclosure  if it knows or reasonably  believes that there are material  contaminated  conditions  on the  property.  A failure so to foreclose  may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

         In addition,  substantive  requirements  are imposed upon mortgage lenders in connection with the origination  and the servicing of mortgage loans by numerous  federal and some state  consumer  protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate  Settlement  Procedures Act, as
implemented  by Regulation X, Equal Credit  Opportunity  Act, as  implemented by Regulation B, Fair Credit
Billing  Act,  Fair Credit  Reporting  Act and  related  statutes.  These  federal  laws  impose  specific statutory  liabilities  upon  lenders  who  originate  mortgage  loans  and who  fail to  comply  with the provisions  of the law. In some cases,  this  liability  may affect  assignees of the mortgage  loans.  In particular,  an  originator's  failure  to comply  with  certain  requirements  of the  federal  TILA,  as implemented  by  Regulation  Z, could  subject  both  originators  and  assignees of such  obligations  to monetary  penalties  and could  result in obligors'  rescinding  the  mortgage  loans  either  against the originators  or  assignees.  Further,  the failure of the  borrower  to use the correct  form of notice of right to cancel in connection  with  non-purchase  money  transactions  could subject the  originator  and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

         Some of the  mortgage  loans,  known  as High  Cost  Loans,  may be  subject  to  special  rules, disclosure  requirements  and other  provisions  that were added to the federal TILA by the  Homeownership
Act, if such issuing  entity assets were  originated  after October 1, 1995, are not loans made to finance the purchase of the mortgaged  property and have interest rates or origination  costs in excess of certain prescribed  levels. The Homeownership Act requires certain  additional  disclosures,  specifies the timing of those  disclosures and limits or prohibits the inclusion of certain  provisions in mortgages subject to the  Homeownership  Act.  Purchasers  or assignees of any High Cost Loan,  including  any issuing  entity, could be liable  under  federal law for all claims and subject to all  defenses  that the  borrower  could assert  against the  originator of the High Cost Loan under the federal TILA or any other law,  unless the purchaser  or assignee  did not know and could not with  reasonable  diligence  have  determined  that the mortgage loan was subject to the provisions of the Homeownership  Act. Remedies  available to the borrower include monetary  penalties,  as well as rescission  rights if the appropriate  disclosures were not given as required or if the  particular  mortgage  includes  provisions  prohibited by law. The maximum  damages that may be recovered  under these  provisions  from an assignee,  including  the issuing  entity,  is the remaining  amount of  indebtedness  plus the total  amount  paid by the  borrower in  connection  with the mortgage loan.

         In addition to the Homeownership  Act, a number of legislative  proposals have been introduced at the federal,  state and local level that are designed to  discourage  predatory  lending  practices.  Some states have enacted,  or may enact,  laws or  regulations  that prohibit  inclusion of some  provisions in mortgage loans that have interest rates or origination costs in excess of prescribed  levels,  and require that borrowers be given certain  disclosures  prior to the  consummation  of the mortgage  loans.  In some cases,  state  or  local  law  may  impose  requirements  and  restrictions  greater  than  those  in  the
Homeownership  Act. An  originators'  failure to comply with these laws could subject the trust (and other assignees of the mortgage  loans) to monetary  penalties and could result in the borrowers  rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims  against  assignees of High Cost Loans for  violations  of state law  allegedly  committed by the  originator.  Named  defendants  in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the  anti-predatory  lending  laws of some  states,  the borrower is required to meet a net tangible  benefits test in connection with the origination of the related  mortgage loan. This test may be highly  subjective  and open to  interpretation.  As a result,  a court may determine that a mortgage loan does not meet the  test  even if the  originator  reasonably  believed  that the test was  satisfied.  Any determination  by a court that the mortgage  loan does not meet the test will result in a violation of the state  anti-predatory  lending  law,  in which case the related  seller will be required to purchase  that mortgage loan from the trust.

Additional Consumer Protections Laws with Respect to Contracts

         Contracts  often contain  provisions  obligating  the obligor to pay late charges if payments are not timely  made.  Federal and state law may  specifically  limit the amount of late  charges  that may be collected.  Under the related pooling and servicing  agreement or servicing  agreement,  late charges will be retained by the master  servicer or servicer as additional  servicing  compensation,  and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general  equitable  principles  upon  repossession  and litigation  involving deficiency  balances.  These  equitable  principles are generally  designed to relieve a consumer from the legal consequences of a default.

         In several  cases,  consumers have asserted that the remedies  provided to secured  parties under the UCC and related  laws violate the due process  protections  provided  under the 14th  Amendment to the
Constitution  of the United  States.  For the most part,  courts have upheld the notice  provisions of the
UCC and related laws as  reasonable  or have found that the  repossession  and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the  effect  of  subjecting  a seller  (and  some  related  creditors  and their assignees) in a consumer  credit  transaction  and any assignee of the creditor to all claims and defenses which the debtor in the  transaction  could assert  against the seller of the goods.  Liability  under the
FTC Rule is limited to the amounts  paid by a debtor on the  Contract,  and the holder of the Contract may also be unable to  collect  amounts  still due under the  Contract.  Most of the  Contracts  in an issuing entity will be subject to the  requirements of the FTC Rule.  Accordingly,  the issuing entity,  as holder of the  Contracts,  will  be  subject  to any  claims  or  defenses  that  the  purchaser  of the  related
Manufactured Home may assert against the seller of the Manufactured  Home,  subject to a maximum liability equal to the amounts paid by the obligor on the  Contract.  If an obligor is  successful  in asserting the claim or defense,  and if the Seller had or should have had knowledge of the claim or defense,  the master servicer  will have the right to require the Seller to  repurchase  the Contract  because of breach of its
Seller's  representation  and warranty  that no claims or defenses  exist that would affect the  obligor's obligation  to make the  required  payments  under the  Contract.  The Seller would then have the right to require  the  originating  dealer to  repurchase  the  Contract  from it and might  also have the right to recover  from the dealer any losses  suffered  by the Seller with  respect to which the dealer  would have been primarily liable to the obligor.

Enforceability of Certain Provisions

         Transfer of Mortgaged  Properties.  Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain  due-on-sale  clauses.  These clauses permit the lender to accelerate the  maturity of the loan if the  borrower  sells,  transfers  or conveys the  property  without the prior consent of the  lender.  The  enforceability  of these  clauses  has been the  subject of  legislation  or litigation in many states,  and in some cases the  enforceability  of these clauses was limited or denied.
However,  Garn-St  Germain Act preempts  state  constitutional,  statutory and case law that prohibits the enforcement of due-on-sale  clauses and permits  lenders to enforce these clauses in accordance with their terms,  subject  to  limited  exceptions.  The  Garn-St  Germain  Act does  "encourage"  lenders to permit assumption  of loans at the  original  rate of interest or at some other rate less than the average of the original rate and the market rate.

         The  Garn-St  Germain  Act also sets forth nine  specific  instances  in which a mortgage  lender covered by the Garn-St Germain Act may not exercise a due-on-sale  clause,  notwithstanding  the fact that a transfer of the property may have  occurred.  These include,  amongst  others,  intra-family  transfers, some  transfers  by  operation  of law,  leases of fewer than  three  years and the  creation  of a junior encumbrance.  Regulations  promulgated  under the Garn-St  Germain Act also  prohibit the  imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a  due-on-sale  clause may result in a mortgage loan bearing an interest rate below the current  market rate being assumed by the buyer rather than being paid off,  which may have an impact  upon the  average  life of the  mortgage  loans and the number of  mortgage  loans which may be outstanding until maturity.

         Transfer of Manufactured Homes.  Generally,  Contracts contain provisions prohibiting the sale or transfer  of the  related  Manufactured  Home  without  the  consent of the  obligee on the  Contract  and permitting  the  acceleration  of the maturity of the Contracts by the obligee on the Contract upon a sale or  transfer  that is not  consented  to. The master  servicer  will,  or will cause the  servicer  of the
Contract,  to the extent it has knowledge of the conveyance or proposed  conveyance,  to exercise or cause to be exercised its rights to accelerate  the maturity of the related  Contracts  through  enforcement  of due-on-sale  clauses,  subject to  applicable  state law. In some  cases,  the  transfer  may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured  Home as to which the master  servicer or servicer of the  Contract  desires to  accelerate  the  maturity of the related  Contract,  the master  servicer's  or servicer's ability to do so will depend on the enforceability  under state law of the due-on-sale  clause.
The Garn-St Germain Act preempts,  subject to certain  exceptions and conditions,  state laws  prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes.  Consequently,  in some cases the master  servicer  or servicer  may be  prohibited  from  enforcing  a  due-on-sale  clause in respect of a
Manufactured Home.

         Late Payment Charges and Prepayment  Restrictions.  Notes and mortgages,  as well as manufactured housing  conditional  sales  contracts  and  installment  loan  agreements,  may contain  provisions  that obligate the  borrower to pay a late charge or  additional  interest if payments are not timely made,  and in some circumstances,  may prohibit prepayments for a specified period and/or condition  prepayments upon the borrower's  payment of prepayment fees or yield maintenance  penalties.  In some states,  there are or may be  specific  limitations  upon the late  charges  which a lender  may  collect  from a  borrower  for delinquent  payments or the amounts that a lender may collect from a borrower as an  additional  charge if the loan is prepaid even when the loans  expressly  provide for the collection of those charges.  Although the Parity Act permits the  collection of prepayment  charges and late fees in connection  with some types of eligible  loans  preempting  any contrary  state law  prohibitions,  some states may not  recognize the preemptive  authority of the Parity Act or have formally  opted out of the Parity Act. As a result,  it is possible  that  prepayment  charges and late fees may not be collected  even on loans that provide for the payment of those charges  unless  otherwise  specified in the related  prospectus  supplement.  The master servicer or another entity  identified in the accompanying  prospectus  supplement will be entitled to all prepayment  charges  and late  payment  charges  received  on the  loans  and  those  amounts  will not be available for payment on the bonds.  The Office of Thrift  Supervision  (OTS), the agency that administers the Parity Act for  unregulated  housing  creditors,  withdrew its favorable  Parity Act  regulations  and
Chief Counsel Opinions that previously  authorized  lenders to charge prepayment  charges and late fees in certain  circumstances  notwithstanding  contrary state law, effective with respect to loans originated on or after July 1, 2003.  However,  the OTS's ruling does not  retroactively  affect loans originated before
July 1, 2003.

Subordinate Financing

         When the  mortgagor  encumbers  mortgaged  property  with one or more  junior  liens,  the senior lender is subjected to additional risk.  First,  the mortgagor may have difficulty  servicing and repaying multiple loans. In addition,  if the junior loan permits  recourse to the mortgagor (as junior loans often
do) and the senior  loan does not, a  mortgagor  may be more  likely to repay sums due on the junior  loan than those on the senior loan.  Second,  acts of the senior  lender that  prejudice  the junior  lender or impair the junior  lender's  security  may create a  superior  equity in favor of the junior  lender.  For example,  if the mortgagor  and the senior  lender agree to an increase in the principal  amount of or the interest  rate  payable  on the senior  loan,  the senior  lender may lose its  priority  to the extent an existing  junior  lender is harmed or the  mortgagor is  additionally  burdened.  Third,  if the mortgagor defaults on the senior loan and/or any junior loan or loans,  the  existence  of junior  loans and actions taken by junior  lenders can impair the security  available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover,  the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

         The issuing entity assets may also consist of installment  sales contracts.  Under an installment contract  the seller  (referred to in this section as the  "lender")  retains  legal title to the property and enters into an agreement with the purchaser  (referred to in this section as the  "borrower")  for the payment of the purchase price, plus interest,  over the term of the contract.  Only after full performance by the  borrower of the  installment  contract is the lender  obligated to convey title to the property to the  purchaser.  As with  mortgage  or  deed of  trust  financing,  during  the  effective  period  of the installment  contract,  the borrower is generally  responsible  for the  maintaining  the property in good condition and for paying real estate taxes,  assessments  and hazard  insurance  premiums  associated with the property.

         The method of  enforcing  the  rights of the lender  under an  installment  contract  varies on a state-by-  state basis  depending  upon the extent to which state courts are willing,  or able pursuant to state  statute,  to  enforce  the  contract  strictly  according  to its terms.  The terms of  installment contracts  generally  provide that upon a default by the borrower,  the borrower loses his or her right to occupy the property,  the entire  indebtedness  is accelerated and the buyer's  equitable  interest in the property is  forfeited.  The lender in this  situation  is not  required to  foreclose  in order to obtain title to the  property,  although in some cases a quiet title action is in order if the borrower has filed the  installment  contract  in local land  records and an  ejectment  action may be  necessary  to recover possession.  In a few  states,  particularly  in cases of  borrower  default  during the early years of an installment  contract,  the courts  will  permit  ejectment  of the buyer and a  forfeiture  of his or her interest  in the  property.  However,  most  state  legislatures  have  enacted  provisions  by analogy to mortgage law protecting  borrowers under installment  contracts from the harsh consequences of forfeiture.
Under these statutes,  a judicial or nonjudicial  foreclosure may be required,  the lender may be required to give notice of default and the borrower may be granted some grace period  during which the  installment contract  may be  reinstated  upon full  payment  of the  defaulted  amount  and the  borrower  may have a post-foreclosure  statutory  redemption  right.  In other  states,  courts in equity may permit a borrower with significant  investment in the property under an installment  contract for the sale of real estate to share in the proceeds of sale of the property  after the  indebtedness  is repaid or may otherwise  refuse to enforce the forfeiture  clause.  Nevertheless,  the lender's  procedures  for obtaining  possession and clear title under an  installment  contract  in a given  state are  simpler  and less time  consuming  and costly than are the procedures for foreclosing  and obtaining clear title to a property  subject to one or more liens.

Applicability of Usury Laws

         Title V  provides  that state  usury  limitations  shall not apply to some  types of  residential first mortgage  loans  originated by some lenders after March 31,1980.  A similar  federal  statute was in effect with  respect to mortgage  loans made during the first three  months of 1980.  The Office of Thrift
Supervision  is  authorized  to issue  rules and  regulations  and to  publish  interpretations  governing implementation  of Title V.  The  statute  authorized  any  state to  reimpose  interest  rate  limits  by adopting,  before April 1, 1983, a law or constitutional  provision which expressly rejects application of the federal law. In addition,  even where Title V is not so rejected,  any state is  authorized by the law to adopt a provision  limiting  discount  points or other  charges on mortgage  loans  covered by Title V.
Some  states have taken  action to reimpose  interest  rate  limits or to limit  discount  points or other charges.

         Title V also provides that,  subject to the following  conditions,  state usury limitations shall not apply to any loan that is secured by a first lien on some  kinds of  Manufactured  Housing.  Contracts would  be  covered  if they  satisfy  conditions  including,  among  other  things,  terms  governing  any prepayments,  late charges and deferral fees and  requiring a 30-day  notice  period prior to  instituting any  action  leading  to  repossession  of or  foreclosure  with  respect  to the  related  unit.  Title V authorized  any state to reimpose  limitations on interest  rates and finance  charges by adopting  before
April 1,1983 a law or  constitutional  provision which expressly  rejects  application of the federal law.
Fifteen  states  adopted this type of law prior to the April  1,1983  deadline.  In  addition,  even where
Title V was not so rejected,  any state is  authorized by the law to adopt a provision  limiting  discount points or other  charges  on loans  covered by Title V. In any state in which  application  of Title V was expressly  rejected  or a  provision  limiting  discount  points or other  charges  has been  adopted,  no
Contract which imposes  finance  charges or provides for discount points or charges in excess of permitted levels has been included in the issuing entity.

         Usury  limits  apply to junior  mortgage  loans in many states.  Any  applicable  usury limits in effect at origination  will be reflected in the maximum  mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As  indicated  above under "The  Mortgage  Pools—Representations  by  Sellers,"  each Seller of a mortgage  loan will have  represented  that the  mortgage  loan was  originated  in  compliance  with then applicable  state laws,  including usury laws, in all material  respects.  However,  the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

         Alternative  mortgage  instruments,  including adjustable rate mortgage loans and early ownership mortgage  loans,  originated by  non-federally  chartered  lenders  historically  have been subjected to a variety of  restrictions.  The  restrictions  differed from state to state,  resulting in  difficulties in determining whether a particular  alternative mortgage instrument  originated by a state-chartered  lender was in compliance with applicable law. These  difficulties  were alleviated  substantially  as a result of the enactment of Title VIII.  Title VIII  provides  that,  notwithstanding  any state law to the contrary,
(1) state-chartered  banks may originate  alternative  mortgage instruments in accordance with regulations promulgated  by the  Comptroller  of the Currency  with respect to  origination  of  alternative  mortgage instruments  by national  banks,  (2)  state-chartered  credit unions may originate  alternative  mortgage instruments in accordance with regulations  promulgated by the National Credit Union  Administration  with respect to  origination of alternative  mortgage  instruments by federal credit unions,  and (3) all other non-federally  chartered  housing  creditors,  including  state-chartered  savings and loan  associations, state-chartered  savings banks and mutual  savings  banks and mortgage  banking  companies,  may originate alternative mortgage  instruments in accordance with the regulations  promulgated by the Federal Home Loan
Bank Board,  predecessor to the Office of Thrift  Supervision,  with respect to origination of alternative mortgage  instruments  by federal  savings and loan  associations.  Title VIII provides that any state may reject  applicability  of the  provisions  of Title VIII by adopting,  prior to October 15, 1985, a law or constitutional  provision expressly rejecting the applicability of the provisions.  Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

         A number of lawsuits are pending in the United States  alleging  personal injury from exposure to the  chemical  formaldehyde,  which  is  present  in many  building  materials,  including  components  of manufactured  housing  such as plywood  flooring  and wall  paneling.  Some of these  lawsuits are pending against  manufacturers of manufactured  housing,  suppliers of component parts, and related persons in the distribution  process.  The depositor is aware of a limited number of cases in which  plaintiffs  have won judgments in these lawsuits.

         Under the FTC Rule,  which is described above under  "Consumer  Protection  Laws",  the holder of any  Contract  secured  by a  Manufactured  Home  with  respect  to which a  formaldehyde  claim  has been successfully  asserted  may be liable to the  obligor  for the amount  paid by the  obligor on the related
Contract and may be unable to collect  amounts  still due under the  Contract.  In the event an obligor is successful in asserting  this claim,  the related  securityholders  could suffer a loss if (1) the related
Seller  fails or cannot be required to  repurchase  the affected  Contract for a breach of  representation and warranty and (2) the master  servicer,  servicer of the Contract or the trustee were  unsuccessful  in asserting  any  claim of  contribution  or  subornation  on  behalf  of the  securityholders  against  the manufacturer  or other  persons  who were  directly  liable  to the  plaintiff  for the  damages.  Typical products  liability  insurance  policies held by  manufacturers  and component  suppliers of  manufactured homes may not cover liabilities  arising from formaldehyde in manufactured  housing,  with the result that recoveries from these  manufacturers,  suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

The Servicemembers Civil Relief Act

         Under  the  terms  of the  Relief  Act,  a  mortgagor  who  enters  military  service  after  the origination  of the  mortgagor's  mortgage loan  (including a mortgagor  who was in reserve  status and is called to active duty after  origination of the mortgage  loan),  may not be charged  interest  (including fees and  charges)  above an annual rate of 6% during the period of the  mortgagor's  active duty  status, unless a court orders otherwise upon  application of the lender.  The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force,  Marines,  National Guard,  Reserves,  Coast Guard, and officers of the U.S.  Public Health Service  assigned to duty with the military.  Because the Relief Act applies to mortgagors  who enter  military  service,  including  reservists  who are  called to  active  duty,  after origination of the related  mortgage  loan, no information  can be provided as to the number of loans that may be affected by the Relief Act.  With  respect to any  mortgage  loan subject to the Relief Act with an interest rate in excess of 6% per annum,  application  of the Relief Act would  adversely  affect,  for an indeterminate  period of time,  the ability of the master  servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest  collections  resulting from the  application of the Relief Act or similar  legislation or  regulations,  which would not be  recoverable  from the related mortgage  loans,  would result in a reduction of the amounts  distributable  to the holders of the related securities,  and would not be covered by advances by the master servicer,  any servicer or other entity or by any form of credit  enhancement  provided in connection  with the related series of securities,  unless described  in the  prospectus  supplement.  In  addition,  the Relief Act imposes  limitations  that would impair the ability of the master  servicer or servicer to foreclose on an affected  single  family loan or enforce  rights under a Contract  during the  mortgagor's  period of active duty status,  and,  under some circumstances,  during an  additional  three month period  thereafter.  Thus, in the event that the Relief
Act or similar  legislation  or  regulations  applies to any mortgage loan which goes into default,  there may be delays  in  payment  and  losses on the  related  securities  in  connection  therewith.  Any other interest  shortfalls,  deferrals or forgiveness  of payments on the mortgage loans  resulting from similar legislation or regulations  may result in delays in payments or losses to  securityholders  of the related series.

         Certain  states have  enacted or may enact their own versions of the Relief Act which may provide for more enhanced  consumer  protection  provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

         Federal law  provides  that  property  owned by persons  convicted of  drug-related  crimes or of criminal  violations  of RICO can be seized by the  government  if the  property was used in, or purchased with the proceeds of, these crimes.  Under  procedures  contained in the Crime Control Act, the government may seize the property  even before  conviction.  The  government  must publish  notice of the  forfeiture proceeding  and may give  notice to all  parties  "known to have an  alleged  interest  in the  property", including the holders of mortgage loans.

         A lender may avoid  forfeiture of its interest in the property if it  establishes  that:  (1) its mortgage was executed and recorded  before  commission of the crime upon which the forfeiture is based, or
(2) the lender was, at the time of execution of the mortgage,  "reasonably  without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

         Some of the  mortgage  loans may be secured by  mortgages  or deeds of trust  which are junior to senior  mortgages  or  deeds  of trust  which  are not  part of the  issuing  entity.  The  rights  of the securityholders,  as mortgagee  under a junior  mortgage,  are subordinate to those of the mortgagee under the senior  mortgage,  including the prior rights of the senior  mortgagee to receive hazard insurance and condemnation  proceeds  and to cause the property  securing  the mortgage  loan to be sold upon default of the mortgagor,  which may extinguish the junior  mortgagee's lien unless the junior mortgagee  asserts its subordinate  interest in the property in foreclosure  litigation and, in some cases, either reinitiates or satisfies the defaulted  senior loan or loans. A junior  mortgagee may satisfy a defaulted  senior loan in full or, in some states,  may cure the default and bring the senior loan current  thereby  reinstating the senior loan,  in either event usually  adding the amounts  expended to the balance due on the junior loan.
In most states,  absent a provision in the mortgage or deed of trust,  no notice of default is required to be given to a junior  mortgagee.  Where  applicable  law or the terms of the  senior  mortgage  or deed of trust do not require  notice of default to the junior  mortgagee,  the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard  form of the mortgage or deed of trust used by most  institutional  lenders  confers on the mortgagee the right both to receive all proceeds  collected under any hazard  insurance  policy and all awards made in connection with condemnation  proceedings,  and to apply the proceeds and awards to any indebtedness  secured by the mortgage or deed of trust,  in the order the mortgagee may  determine.  Thus, in the event  improvements on the property are damaged or destroyed by fire or other  casualty,  or in the event the  property is taken by  condemnation,  the  mortgagee  or  beneficiary  under  underlying  senior mortgages  will have the prior right to collect any insurance  proceeds  payable under a hazard  insurance policy  and any  award of  damages  in  connection  with  the  condemnation  and to apply  the same to the indebtedness  secured  by the  senior  mortgages.  Proceeds  in  excess of the  amount of senior  mortgage indebtedness,  in most  cases,  may be applied to the  indebtedness  of junior  mortgages  in the order of their priority.

         Another  provision  sometimes  found  in the  form  of the  mortgage  or deed  of  trust  used by institutional  lenders obligates the mortgagor to pay before  delinquency all taxes and assessments on the property  and,  when due,  all  encumbrances,  charges  and liens on the  property  which are prior to the mortgage or deed of trust,  to provide and  maintain  fire  insurance  on the  property,  to maintain  and repair  the  property  and not to commit or permit  any waste  thereof,  and to appear in and  defend  any action  or  proceeding  purporting  to affect  the  property  or the  rights  of the  mortgagee  under the mortgage.  Upon a  failure  of the  mortgagor  to  perform  any of these  obligations,  the  mortgagee  or beneficiary is given the right under some  mortgages or deeds of trust to perform the  obligation  itself, at its  election,  with the  mortgagor  agreeing to reimburse  the  mortgagee for any sums expended by the mortgagee  on behalf of the  mortgagor.  All sums so  expended  by a senior  mortgagee  become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

         A notable case  decided by the United  States Court of Appeals,  First  Circuit,  held that state restrictions  on the  compounding  of interest are not  preempted by the  provisions of the DIDMC and as a result,  a mortgage  loan that provided for negative  amortization  violated New  Hampshire's  requirement that first mortgage  loans provide for  computation of interest on a simple  interest  basis.  The holding was limited to the effect of DIDMC on state laws  regarding the  compounding of interest and the court did not address the  applicability  of the Parity Act, which authorizes  lender to make  residential  mortgage loans that provide for negative  amortization.  The First Circuit's  decision is binding authority only on
Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                                     FEDERAL INCOME TAX CONSEQUENCES

General

         The following  discussion  is the opinion of Thacher  Proffitt & Wood llp,  Orrick,  Herrington &
Sutcliffe  LLP and  Greenberg  Traurig,  LLP counsel to the  depositor,  with  respect to the  anticipated material  federal  income  tax  consequences  of  the  purchase,  ownership  and  disposition  of  offered securities  offered under this prospectus and the prospectus  supplement  insofar as it relates to matters of law or legal  conclusions with respect thereto.  This discussion is directed solely to  securityholders that hold the  securities  as capital  assets  within the meaning of Section 1221 of the Code and does not purport  to  discuss  all  federal  income  tax  consequences  that may be  applicable  to the  individual circumstances of particular  categories of investors,  some of which (such as banks,  insurance  companies and foreign  investors) may be subject  special  treatment  under the Code.  Further,  the  authorities on which this  discussion,  and the opinion  referred to below,  are based are subject to change or differing interpretations,  which could apply retroactively.  Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax  consequences  discussed below,  and no  assurance  can be given  that the IRS will not  take  contrary  positions.  Taxpayers  and preparers of tax returns  (including  those filed by any REMIC or other issuer) should be aware that under applicable  Treasury  regulations  a provider of advice on  specific  issues of law is not  considered  an income tax return  preparer  unless the advice (1) is given with  respect to events that have  occurred at the time the  advice is  rendered  and is not given  with  respect  to the  consequences  of  contemplated actions,  and (2) is directly  relevant  to the  determination  of an entry on a tax return.  Accordingly, taxpayers  are  encouraged  to consult  their own tax  advisors  and tax return  preparers  regarding  the preparation of any item on a tax return,  even where the  anticipated  tax treatment has been discussed in this  prospectus.  In  addition to the  federal  income tax  consequences  described  in this  prospectus, potential  investors  are  encouraged  to consider  the state and local tax  consequences,  if any, of the purchase,  ownership and disposition of the  securities.  See "State and Other Tax  Consequences"  in this prospectus.

         The following discussion addresses securities of four general types:

         1.       REMIC  Certificates  representing  interests in an issuing entity, or a portion thereof, that the REMIC  Administrator  will elect to have  treated as one or more REMICs  under the REMIC
         Provisions of the Code,

         2.       notes  representing  indebtedness  of an  issuing  entity as to which no REMIC  election will be made,

         3.       Grantor Trust  Certificates  representing  interests in a Grantor Trust Fund as to which no REMIC election will be made, and

         4.       securities  representing an ownership  interest in some or all of the assets included in the exchangeable security trust fund for an ES Class.

The  prospectus  supplement  for each series of  certificates  will indicate  whether a REMIC election (or elections)  will be made for the  related  issuing  entity  and,  if this  election  is to be  made,  will identify  all  "regular  interests"  and  "residual  interests"  in the REMIC.  For  purposes  of this tax discussion,  references to a  "securityholder,"  "certificateholder"  or a "holder" are to the  beneficial owner of a security or certificate, as the case may be.

         The  prospectus  supplement  for each series of securities  will indicate  which of the foregoing treatments  will apply to that series.  In addition,  if a  Partnership  Structure is being used,  the tax treatment of such structure will be described in the related prospectus supplement.

         The  following  discussion  is based in part  upon the OID  Regulations  and in part  upon  REMIC
Regulations.  The OID  Regulations do not adequately  address  issues  relevant to securities  such as the offered  securities.  In some  instances,  the OID  Regulations  provide that they are not  applicable  to securities such as the offered securities.

REMICS

         Classification  of REMICS.  On or prior to the date of the  related  prospectus  supplement  with respect to the  proposed  issuance of each series of REMIC  Certificates,  any of Thacher  Proffitt & Wood
llp,  Orrick,  Herrington  & Sutcliffe  LLP or  Greenberg  Traurig  LLP, as counsel to the  depositor,  or another law firm identified in the related  prospectus  supplement,  will deliver its opinion generally to the effect that, assuming  compliance with all provisions of the related pooling and servicing  agreement, for federal income tax purposes,  the related  issuing entity (or each  applicable  portion  thereof) will qualify  as a REMIC  and the REMIC  Certificates  offered  with  respect  thereto  will be  considered  to evidence ownership of REMIC Regular  Certificates or REMIC Residual  Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity  electing  to be treated as a REMIC  fails to comply with one or more of the ongoing requirements  of the Code for status as a REMIC  during  any  taxable  year,  the Code  provides  that the entity  will not be  treated as a REMIC for that year and  thereafter.  In that  event,  the entity may be taxable as a  corporation  under  Treasury  regulations,  and the related  REMIC  Certificates  may not be accorded  the  status or given  the tax  treatment  described  below.  Although  the Code  authorizes  the
Treasury  Department to issue regulations  providing relief in the event of an inadvertent  termination of
REMIC status,  no such  regulations  have been issued.  Any such relief,  moreover,  may be accompanied by sanctions,  such as the  imposition of a corporate  tax on all or a portion of the REMIC's  income for the period in which the  requirements  for status as a REMIC are not  satisfied.  The  pooling  and  servicing agreement  with respect to each REMIC will  include  provisions  designed to maintain the related  issuing entity's  status as a REMIC  under the REMIC  Provisions.  It is not  anticipated  that the  status of any issuing entity as a REMIC will be inadvertently terminated.

         Characterization  of Investments in REMIC Certificates.  In general,  the REMIC Certificates will be "real estate assets"  within the meaning of Section  856(c)(4)(A)  of the Code and assets  described in
Section  7701(a)(19)(C)  of the Code in the same  proportion  that the assets of the REMIC  underlying the certificates would be so treated.  Moreover,  if 95% or more of the assets of the REMIC qualify for any of the foregoing  treatments at all times during a calendar  year,  the REMIC  Certificates  will qualify for the  corresponding  status in their entirety for that calendar year.  Interest  (including  original issue discount)  on the  REMIC  Regular  Certificates  and  income  allocated  to the  class of  REMIC  Residual
Certificates  will be  interest  described  in Section  856(c)(3)(B)  of the Code to the  extent  that the certificates  are treated as "real estate assets" within the meaning of Section  856(c)(4)(A) of the Code.
In addition,  the REMIC Regular  Certificates will be "qualified  mortgages" within the meaning of Section
860G(a)(3)  of the Code if  transferred  to another  REMIC on its startup  day in exchange  for regular or residual interests  therein.  The determination as to the percentage of the REMIC's assets that constitute assets  described  in the  foregoing  sections  of the Code will be made  with  respect  to each  calendar quarter  based on the average  adjusted  basis of each category of the assets held by the REMIC during the calendar quarter.  The REMIC Administrator will report those determinations to  certificateholders  in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include,  in addition to mortgage loans,  payments on mortgage loans held  pending  distribution  on the REMIC  Certificates  and any  property  acquired by  foreclosure  held pending sale, and may include  amounts in reserve  accounts.  It is unclear whether  property  acquired by foreclosure  held  pending  sale and amounts in reserve  accounts  would be  considered  to be part of the mortgage  loans,  or whether the assets (to the extent not invested in assets  described in the  foregoing sections)  otherwise  would  receive the same  treatment as the mortgage  loans for purposes of all of the
Code sections mentioned in the immediately  preceding paragraph.  In addition,  in some instances mortgage loans may not be treated  entirely as assets  described in the foregoing  sections of the Code. If so, the related  prospectus  supplement  will  describe the mortgage  loans that may not be so treated.  The REMIC
Regulations  do  provide,  however,  that cash  received  from  payments on  mortgage  loans held  pending distribution  is considered  part of the mortgage loans for purposes of Section  856(c)(4)(A) of the Code.
Furthermore,  foreclosure  property will qualify as "real estate assets" under Section 856(c)(4)(A) of the
Code.

         Tiered REMIC Structures.  For some series of REMIC  Certificates,  two or more separate elections may be made to treat  designated  portions of the related  issuing entity as REMICs for federal income tax purposes.  As to each such  series of REMIC  Certificates,  in the  opinion of  counsel to the  depositor, assuming  compliance  with all  provisions  of the related  pooling and servicing  agreement,  each of the
REMICs in that issuing  entity will qualify as a REMIC and the REMIC  Certificates  issued by these REMICs will be considered to evidence ownership of REMIC Regular  Certificates or REMIC Residual  Certificates in
the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining  whether the REMIC  Certificates  will be "real estate assets"
within  the  meaning of Section  856(c)(4)(A)  of the Code,  and  "loans  secured by an  interest  in real property"  under  Section  7701(a)(19)(C)  of the Code,  and  whether  the income on the  certificates  is interest  described in Section  856(c)(3)(B) of the Code, all of the REMICs in that issuing entity will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates.

         General.  Except as otherwise  stated in this  discussion,  REMIC  Regular  Certificates  will be treated  for federal  income tax  purposes as debt  instruments  issued by the REMIC and not as  ownership interests in the REMIC or its assets.  Moreover,  holders of REMIC  Regular  Certificates  that  otherwise report  income under a cash method of  accounting  will be required to report income with respect to REMIC
Regular Certificates under an accrual method.

         Original  Issue  Discount.  A REMIC  Regular  Certificate  may be  issued  with  "original  issue discount"  within the meaning of Section  1273(a) of the Code.  Any holder of a REMIC Regular  Certificate issued with original  issue  discount  generally  will be required to include  original  issue discount in income as it accrues,  in accordance with the "constant  yield" method  described below, in advance of the receipt of the cash  attributable  to that income.  In addition,  Section  1272(a)(6) of the Code provides special  rules  applicable  to REMIC  Regular  Certificates  and some other debt  instruments  issued with original issue discount. Regulations have not been issued under that section.

         The Code  requires  that a  reasonable  prepayment  assumption  be used with  respect to mortgage loans held by a REMIC in computing the accrual of original  issue  discount on REMIC Regular  Certificates issued by that REMIC,  and that  adjustments be made in the amount and rate of accrual of that discount to reflect  differences  between the actual  prepayment  rate and the prepayment  assumption.  The prepayment assumption is to be  determined in a manner  prescribed  in Treasury  regulations;  as noted above,  those regulations  have not been issued.  The Committee  Report indicates that the regulations will provide that the prepayment  assumption used with respect to a REMIC Regular  Certificate must be the same as that used in pricing the initial  offering of the REMIC  Regular  Certificate.  The  Prepayment  Assumption  used in reporting  original issue discount for each series of REMIC Regular  Certificates  will be consistent with this  standard  and  will  be  disclosed  in the  related  prospectus  supplement.  However,  none  of the depositor,  the master servicer or the trustee will make any  representation  that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue  discount,  if any, on a REMIC Regular  Certificate  will be the excess of its stated  redemption  price at maturity over its issue price. The issue price of a particular class of REMIC
Regular  Certificates  will be the  first  cash  price  at which a  substantial  amount  of REMIC  Regular
Certificates of that class is sold (excluding  sales to bond houses,  brokers and  underwriters).  If less than a  substantial  amount of a particular  class of REMIC  Regular  Certificates  is sold for cash on or prior to the Closing  Date,  the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations,  the stated  redemption price of a REMIC Regular  Certificate is  equal to the  total  of all  payments  to be made on the  certificate  other  than  "qualified  stated
interest."  "Qualified  stated  interest" is interest that is  unconditionally  payable at least  annually
(during the entire term of the  instrument) at a single fixed rate, or at a "qualified  floating rate," an
"objective  rate," a combination of a single fixed rate and one or more "qualified  floating rates" or one
"qualified  inverse  floating rate," or a combination of "qualified  floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular  Certificates  bearing adjustable  interest rates, the determination of the total  amount  of  original  issue  discount  and the  timing of the  inclusion  thereof  will vary according to the characteristics of the REMIC Regular  Certificates.  If the original issue discount rules apply to the  certificates in a particular  series,  the related  prospectus  supplement will describe the manner in which these rules will be applied with respect to the  certificates  in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest  payment on a REMIC Regular  Certificate may be made more than one month after the date of issuance,  which is a period longer than the subsequent  monthly  intervals  between  interest payments.  Assuming the "accrual  period" (as defined  below) for original  issue discount is each monthly period that ends on the day prior to each  distribution  date,  in some cases,  as a  consequence  of this
"long first accrual  period,"  some or all interest  payments may be required to be included in the stated
redemption  price of the REMIC Regular  Certificate and accounted for as original issue discount.  Because interest  on REMIC  Regular  Certificates  must in any event be  accounted  for under an  accrual  method, applying this analysis  would result in only a slight  difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition,  if the accrued interest to be paid on the first  distribution date is computed with respect to a period that begins  prior to the Closing  Date,  a portion of the  purchase  price paid for a
REMIC Regular  Certificate will reflect the accrued interest.  In such cases,  information  returns to the certificateholders  and the IRS will be based on the position that the portion of the purchase  price paid for the  interest  accrued  with  respect to periods  prior to the Closing  Date is treated as part of the overall  cost of the  REMIC  Regular  Certificate  (and  not as a  separate  asset  the  cost of  which is recovered  entirely  out of  interest  received  on the next  distribution  date) and that  portion of the interest  paid on the  first  distribution  date in  excess  of  interest  accrued  for a  number  of days corresponding  to the  number  of days from the  Closing  Date to the first  distribution  date  should be included in the stated  redemption price of the REMIC Regular  Certificate.  However,  the OID Regulations
state that all or some  portion of the  accrued  interest  may be treated as a separate  asset the cost of which is recovered  entirely out of interest  paid on the first  distribution  date.  It is unclear how an election  to do so would be made under the OID  Regulations  and whether  such an  election  could be made unilaterally by a certificateholder.

         Notwithstanding  the general definition of original issue discount,  original issue discount on a
REMIC  Regular  Certificate  will be  considered  to be de  minimis if it is less than 0.25% of the stated
redemption  price of the REMIC  Regular  Certificate  multiplied by its weighted  average  life.  For this purpose,  the weighted  average life of a REMIC Regular  Certificate is computed as the sum of the amounts determined,  as to each payment included in the stated redemption price of the REMIC Regular  Certificate, by  multiplying  (1) the number of complete  years  (rounding  down for partial years) from the issue date until that payment is expected to be made  (presumably  taking into account the Prepayment  Assumption) by
(2) a fraction,  the numerator of which is the amount of the payment,  and the denominator of which is the stated  redemption  price at  maturity  of the  REMIC  Regular  Certificate.  Under  the OID  Regulations,
original  issue  discount of only a de minimis  amount  (other  than de minimis  original  issue  discount attributable to a so-called  "teaser"  interest rate or an initial  interest  holiday) will be included in income as each  payment  of stated  principal  is made,  based on the  product  of the total  amount of de minimis original issue discount  attributable to that  certificate and a fraction,  the numerator of which is the amount of the principal  payment and the denominator of which is the outstanding  stated  principal amount of the REMIC Regular  Certificate.  The OID Regulations  also would permit a  certificateholder  to elect to accrue de minimis  original  issue  discount  into  income  currently  based on a constant  yield method. See "REMICS—Taxation of Owners of REMIC Regular  Certificates—Market  Discount" in this prospectus for a description of this election under the OID Regulations.

         If original  issue discount on a REMIC Regular  Certificate is in excess of a de minimis  amount, the holder of the  certificate  must include in ordinary  gross income the sum of the "daily  portions" of original  issue  discount  for each day  during  its  taxable  year on  which  it held the  REMIC  Regular
Certificate,  including the purchase date but excluding the  disposition  date. In the case of an original holder of a REMIC Regular  Certificate,  the daily  portions of original issue discount will be determined as follows.

         As to each  "accrual  period," that is, each period that ends on a date that  corresponds  to the day prior to each  distribution  date and  begins on the first day  following  the  immediately  preceding accrual period (or in the case of the first such period,  begins on the Closing Date), a calculation  will be made of the  portion of the  original  issue  discount  that  accrued  during the accrual  period.  The portion of original issue  discount that accrues in any accrual  period will equal the excess,  if any, of
(1) the sum of (a) the present value,  as of the end of the accrual  period,  of all of the  distributions remaining  to be  made  on the  REMIC  Regular  Certificate,  if  any,  in  future  periods  and  (b)  the distributions  made on the REMIC Regular  Certificate during the accrual period of amounts included in the stated  redemption  price,  over (2) the  adjusted  issue price of the REMIC  Regular  Certificate  at the beginning of the accrual  period.  The present  value of the  remaining  distributions  referred to in the preceding  sentence will be calculated (1) assuming that  distributions  on the REMIC Regular  Certificate will be received  in future  periods  based on the  mortgage  loans  being  prepaid at a rate equal to the
Prepayment  Assumption,  (2)  using a  discount  rate  equal  to the  original  yield to  maturity  of the certificate and (3) taking into account events  (including  actual  prepayments) that have occurred before the close of the accrual  period.  For these  purposes,  the original yield to maturity of the certificate will be calculated  based on its issue price and assuming that  distributions  on the certificate  will be made in all accrual  periods based on the mortgage  loans being prepaid at a rate equal to the  Prepayment
Assumption.  The  adjusted  issue price of a REMIC  Regular  Certificate  at the  beginning of any accrual period  will equal the issue  price of the  certificate,  increased  by the  aggregate  amount of original issue discount that accrued with respect to the certificate in prior accrual  periods,  and reduced by the amount of any  distributions  made on the certificate in prior accrual periods of amounts  included in the stated  redemption  price.  The original issue discount  accruing during any accrual  period,  computed as described  above,  will be allocated  ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent  purchaser of a REMIC  Regular  Certificate  that  purchases a  certificate  that is treated as having been issued with original  issue  discount at a cost  (excluding any portion of the cost attributable to accrued  qualified stated  interest) less than its remaining stated  redemption price will also be required  to include in gross  income the daily  portions  of any  original  issue  discount  with respect  to the  certificate.  However,  each  such  daily  portion  will be  reduced,  if the cost of the certificate  is in excess of its  "adjusted  issue  price," in proportion to the ratio the excess bears to the  aggregate  original  issue  discount  remaining to be accrued on the REMIC Regular  Certificate.  The adjusted  issue price of a REMIC Regular  Certificate  on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first  accrual  period,  the issue  price) of the  certificate  at the beginning  of the accrual  period which  includes  that day and (2) the daily  portions of original  issue discount for all days during the accrual period prior to that day.

         Market  Discount.  A  certificateholder  that  purchases a REMIC Regular  Certificate at a market discount,  that is, in the case of a REMIC Regular Certificate issued without original issue discount,  at a purchase  price less than its  remaining  stated  principal  amount,  or in the case of a REMIC  Regular
Certificate  issued with original issue  discount,  at a purchase price less than its adjusted issue price will  recognize  gain  upon  receipt  of  each  distribution  representing  stated  redemption  price.  In particular,  under  Section  1276 of the Code  such a  certificateholder  generally  will be  required  to allocate the portion of each  distribution  representing  stated  redemption price first to accrued market discount  not  previously  included  in  income,  and to  recognize  ordinary  income  to that  extent.  A certificateholder  may elect to include  market  discount in income  currently  as it accrues  rather than including it on a deferred  basis in accordance  with the  foregoing.  If made, the election will apply to all  market  discount  bonds  acquired  by the  certificateholder  on or after  the first day of the first taxable year to which the election applies.  In addition,  the OID Regulations permit a  certificateholder to elect to accrue all interest,  discount  (including de minimis  market or original  issue  discount) in income,  and to amortize  premium,  based on a constant  yield method.  If such an election were made with respect to a REMIC Regular  Certificate with market  discount,  the  certificateholder  would be deemed to have made an  election to include  currently  market  discount  in income  with  respect to all other debt instruments  having market  discount that the  certificateholder  acquires  during the taxable year of the election or thereafter.  Similarly,  a  certificateholder  that made this election for a certificate  that is acquired at a premium  would be deemed to have made an election to amortize  bond  premium with respect to all debt instruments having amortizable bond premium that the certificateholder  owns or acquires.  See
"REMICS—Taxation  of Owners of REMIC  Regular  Certificates—Premium"  below.  Each of these  elections  to accrue  interest,  discount and premium with respect to a certificate  on a constant yield method would be irrevocable, except with the approval of the IRS.

         However,  market  discount with respect to a REMIC Regular  Certificate  will be considered to be de minimis  for  purposes  of Section  1276 of the Code if the market  discount  is less than 0.25% of the remaining stated  redemption price of the REMIC Regular  Certificate  multiplied by the number of complete years to maturity  remaining  after the date of its purchase.  In interpreting a similar rule with respect to original  issue discount on  obligations  payable in  installments,  the OID  Regulations  refer to the weighted  average  maturity  of  obligations,  and it is likely  that the same rule will be  applied  with respect to market discount,  presumably taking into account the Prepayment Assumption.  If market discount is treated  as de minimis  under this  rule,  it appears  that the actual  discount  would be treated in a manner  similar to original  issue  discount of a de minimis  amount.  See  "REMICS—Taxation  of Owners of
REMIC Regular  Certificates—Original  Issue Discount" above. This treatment would result in discount being included in income at a slower  rate than  discount  would be required to be included in income  using the method described above.

         Section  1276(b)(3)  of the  Code  specifically  authorizes  the  Treasury  Department  to  issue regulations  providing for the method for accruing market discount on debt  instruments,  the principal of which is payable in more than one installment.  Until  regulations are issued by the Treasury  Department, the rules described in the Committee  Report apply.  The Committee  Report  indicates that in each accrual period market discount on REMIC Regular  Certificates  should accrue, at the  certificateholder's  option:
(1) on the  basis of a  constant  yield  method,  (2) in the case of a REMIC  Regular  Certificate  issued without  original issue  discount,  in an amount that bears the same ratio to the total  remaining  market discount as the stated  interest paid in the accrual  period bears to the total amount of stated  interest remaining to be paid on the REMIC Regular  Certificate as of the beginning of the accrual  period,  or (3)
in the case of a REMIC Regular  Certificate  issued with original issue discount,  in an amount that bears the same ratio to the total  remaining  market  discount as the  original  issue  discount  accrued in the accrual period bears to the total original  issue discount  remaining on the REMIC Regular  Certificate at the beginning of the accrual period.  Moreover,  the Prepayment Assumption used in calculating the accrual of  original  issue  discount is also used in  calculating  the  accrual of market  discount.  Because the regulations  referred to in this  paragraph  have not been  issued,  it is not  possible  to predict  what effect these  regulations  might have on the tax treatment of a REMIC Regular  Certificate  purchased at a discount in the secondary market.

         To  the  extent  that  REMIC  Regular   Certificates   provide  for  monthly  or  other  periodic
distributions  throughout  their term, the effect of these rules may be to require  market  discount to be includible  in income  at a rate  that is not  significantly  slower  than the rate at which the  discount would  accrue if it were  original  issue  discount.  Moreover,  in any event a holder of a REMIC  Regular
Certificate  generally  will be  required  to treat a portion of any gain on the sale or  exchange  of the certificate  as ordinary  income to the extent of the market  discount  accrued to the date of disposition under one of the foregoing  methods,  less any accrued  market  discount  previously  reported as ordinary income.

         Further,  under Section 1277 of the Code a holder of a REMIC Regular  Certificate may be required to defer a portion of its  interest  deductions  for the taxable  year  attributable  to any  indebtedness incurred or continued to purchase or carry a REMIC Regular  Certificate  purchased  with market  discount.
For these  purposes,  the de minimis rule referred to above applies.  Any such deferred  interest  expense would not exceed the market  discount that accrues during the taxable year and is, in general,  allowed as a deduction  not later than the year in which the market  discount is  includible  in income.  If a holder elects to include market  discount in income  currently as it accrues on all market  discount  instruments acquired by the holder in that taxable year or  thereafter,  the interest  deferral rule  described  above will not apply.

         Premium.  A REMIC  Regular  Certificate  purchased at a cost  (excluding  any portion of the cost attributable to accrued  qualified  stated interest)  greater than its remaining  stated  redemption price will be  considered  to be purchased at a premium.  The holder of a REMIC  Regular  Certificate  may elect under  Section 171 of the Code to amortize the premium  under the  constant  yield method over the life of the  certificate.  If made,  the  election  will apply to all debt  instruments  having  amortizable  bond premium that the holder owns or subsequently  acquires.  Amortizable  premium will be treated as an offset to interest income on the related debt instrument,  rather than as a separate interest deduction.  The OID
Regulations  also permit  certificateholders  to elect to include all  interest,  discount  and premium in income  based on a constant  yield  method,  further  treating  the  certificateholder  as having made the
election   to   amortize   premium   generally.   See   "REMICS—Taxation   of  Owners  of  REMIC   Regular
Certificates—Market  Discount"  above.  The  Committee  Report  states  that the same  rules that apply to accrual of market  discount  (which rules will require use of a Prepayment  Assumption in accruing  market discount  with respect to REMIC  Regular  Certificates  without  regard to whether the  certificates  have original  issue  discount)  will also apply in amortizing  bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

         Realized  Losses.  Under  Section 166 of the Code,  both  corporate  holders of the REMIC Regular
Certificates and  non-corporate  holders of the REMIC Regular  Certificates  that acquire the certificates in  connection  with a trade or  business  should be allowed to deduct,  as  ordinary  losses,  any losses sustained during a taxable year in which their  certificates  become wholly or partially  worthless as the result of one or more realized  losses on the mortgage  loans.  However,  it appears that a  non-corporate holder that does not acquire a REMIC Regular  Certificate in connection  with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's  certificate  becomes wholly worthless  (i.e.,  until its  outstanding  principal  balance has been  reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC  Regular  Certificate  will be required to accrue  interest  and  original issue discount with respect to the  certificate,  without giving effect to any reductions in distributions attributable to defaults or  delinquencies  on the mortgage loans or the certificate  underlying the REMIC
Certificates,  as the case may be, until it can be established  that the reduction  ultimately will not be recoverable.  As a result,  the amount of taxable  income  reported in any period by the holder of a REMIC
Regular  Certificate  could exceed the amount of economic income  actually  realized by that holder in the period.  Although the holder of a REMIC Regular Certificate  eventually will recognize a loss or reduction in income  attributable  to previously  accrued and included  income that as the result of a realized loss ultimately  will not be  realized,  the law is unclear  with  respect to the timing and  character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General.  Although  a REMIC is a  separate  entity  for  federal  income  tax  purposes,  a REMIC generally is not subject to  entity-level  taxation,  except with regard to  prohibited  transactions  and some other  transactions.  See "—Prohibited  Transactions  and Other Possible REMIC Taxes" below.  Rather, the  taxable  income or net loss of a REMIC is  generally  taken  into  account by the holder of the REMIC
Residual  Certificates.  Accordingly,  the REMIC Residual  Certificates  will be subject to tax rules that differ  significantly  from those that would apply if the REMIC  Residual  Certificates  were  treated for federal income tax purposes as direct  ownership  interests in the mortgage  loans or as debt  instruments issued by the REMIC.

         A holder of a REMIC Residual  Certificate  generally will be required to report its daily portion of the taxable income or, subject to the limitations  noted in this discussion,  the net loss of the REMIC for each day during a calendar  quarter that the holder  owned the REMIC  Residual  Certificate.  For this purpose,  the  taxable  income  or net loss of the REMIC  will be  allocated  to each day in the  calendar quarter  ratably  using a "30 days per month/90  days per  quarter/360  days per year"  convention  unless otherwise  disclosed in the related  prospectus  supplement.  The daily amounts so allocated  will then be allocated  among the  REMIC  Residual  Certificateholders  in  proportion  to their  respective  ownership interests  on that day.  Any  amount  included  in the  gross  income  or  allowed  as a loss of any REMIC
Residual  Certificateholder  by virtue of this paragraph  will be treated as ordinary  income or loss. The taxable income of the REMIC will be determined  under the rules  described below in "Taxable Income of the
REMIC"  and will be  taxable  to the REMIC  Residual  Certificateholders  without  regard to the timing or amount of cash distributions by the REMIC.  Ordinary income derived from REMIC Residual  Certificates will be "portfolio  income" for purposes of the taxation of taxpayers  subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual  Certificate  that purchased the certificate  from a prior holder of that  certificate  also will be required to report on its federal income tax return  amounts  representing its  daily  share of the  taxable  income  (or net loss) of the REMIC for each day that it holds the REMIC
Residual  Certificate.  Those daily amounts generally will equal the amounts of taxable income or net loss determined as described  above.  The Committee  Report  indicates that some  modifications  of the general rules may be made,  by  regulations,  legislation  or  otherwise to reduce (or  increase)  the income of a
REMIC Residual  Certificateholder  that purchased the REMIC  Residual  Certificate  from a prior holder of the  certificate  at a price greater than (or less than) the adjusted  basis (as defined  below) the REMIC
Residual  Certificate  would have had in the hands of an  original  holder of the  certificate.  The REMIC
Regulations, however, do not provide for any such modifications.

         Any  payments  received  by a holder  of a REMIC  Residual  Certificate  in  connection  with the acquisition of the REMIC  Residual  Certificate  will be taken into account in  determining  the income of the holder for federal  income tax purposes.  Although it appears  likely that any of these payments would be includible in income  immediately upon its receipt,  the IRS might assert that these payments should be included in income over time  according to an  amortization  schedule or  according to some other  method.
Because  of the  uncertainty  concerning  the  treatment  of these  payments,  holders  of REMIC  Residual
Certificates  are encouraged to consult their tax advisors  concerning the treatment of these payments for income tax purposes.

         The amount of income  REMIC  Residual  Certificateholders  will be required to report (or the tax liability  associated  with the  income)  may exceed the amount of cash  distributions  received  from the
REMIC for the corresponding  period.  Consequently,  REMIC Residual  Certificateholders  should have other sources of funds  sufficient to pay any federal  income taxes due as a result of their  ownership of REMIC
Residual  Certificates or unrelated  deductions  against which income may be offset,  subject to the rules relating to "excess  inclusions" and "noneconomic"  residual interests  discussed below. The fact that the tax liability  associated with the income  allocated to REMIC Residual  Certificateholders  may exceed the cash  distributions  received by the REMIC Residual  Certificateholders  for the corresponding  period may significantly  adversely  affect the REMIC Residual  Certificateholders'  after-tax  rate of return.  This disparity  between income and  distributions  may not be offset by  corresponding  losses or reductions of income  attributable  to the REMIC Residual  Certificateholder  until  subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable  Income of the REMIC.  The  taxable  income of the REMIC  will equal the income  from the mortgage  loans and other  assets of the REMIC plus any  cancellation  of  indebtedness  income due to the allocation of realized  losses to REMIC Regular  Certificates,  less the  deductions  allowed to the REMIC for interest  (including  original  issue  discount and reduced by any income from premium on issuance) on the  REMIC  Regular  Certificates  (and  any  other  class  of REMIC  Certificates  constituting  "regular interests"  in the REMIC not  offered by the  prospectus),  amortization  of any  premium on the  mortgage loans,  bad debt losses with respect to the mortgage loans and, except as described  below, for servicing, administrative and other expenses.

         For purposes of determining  its taxable income,  the REMIC will have an initial  aggregate basis in its assets  equal to the sum of the issue  prices of all REMIC  Certificates  (or,  if a class of REMIC
Certificates  is not sold  initially,  their fair market  values).  The aggregate  basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their  respective  fair market values.  The issue price of any offered REMIC  Certificates  will be  determined  in the manner  described above under "—Taxation of Owners of REMIC Regular  Certificates—Original  Issue Discount." The issue price of a REMIC  Certificate  received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the  interests in the mortgage  loans or other  property.  Accordingly,  if one  or  more  classes  of  REMIC  Certificates  are  retained  initially  rather  than  sold,  the  REMIC
Administrator  may be required to estimate  the fair market  value of the  interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible  application of the de minimis  rules,  the method of accrual by the REMIC of original issue  discount  income and market  discount  income with respect to mortgage loans that it holds will be  equivalent  to the  method for  accruing  original  issue  discount  income for  holders of REMIC
Regular  Certificates  (that is,  under the  constant  yield  method  taking into  account the  Prepayment
Assumption).  However,  a REMIC that acquires loans at a market  discount must include the market discount in income currently,  as it accrues,  on a constant yield basis. See "—Taxation of Owners of REMIC Regular
Certificates"  above,  which  describes a method for  accruing  discount  income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage  loan will be deemed to have been  acquired  with  discount (or premium) to the extent that the REMIC's  basis  therein,  determined as described in the  preceding  paragraph,  is less than (or greater  than) its stated  redemption  price.  Any such  discount  will be includible in the income of the
REMIC as it  accrues,  in  advance  of  receipt of the cash  attributable  to the  income,  under a method similar  to the  method  described  above for  accruing  original  issue  discount  on the  REMIC  Regular
Certificates.  It is anticipated  that each REMIC will elect under Section 171 of the Code to amortize any premium  on the  mortgage  loans.  Premium  on any  mortgage  loan to which the  election  applies  may be amortized  under a  constant  yield  method,  presumably  taking  into  account a  Prepayment  Assumption.
Further,  such an election  would not apply to any mortgage  loan  originated  on or before  September 27,
1985.  Instead,  premium on such a mortgage loan should be allocated among the principal  payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed  deductions  for  interest  (including  original  issue  discount) on the
REMIC  Regular  Certificates  (including  any  other  class of REMIC  Certificates  constituting  "regular interests" in the REMIC not offered by this  prospectus)  equal to the deductions that would be allowed if the REMIC Regular  Certificates  (including any other class of REMIC  Certificates  constituting  "regular interests" in the REMIC not offered by this  prospectus)  were  indebtedness of the REMIC.  Original issue discount will be considered  to accrue for this purpose as described  above under  "—Taxation of Owners of
REMIC Regular  certificates—Original  Issue Discount," except that the de minimis rule and the adjustments for subsequent  holders of REMIC Regular  Certificates  (including  any other class of REMIC  Certificates constituting  "regular interests" in the REMIC not offered by this prospectus)  described therein will not apply.

         If a class of REMIC  Regular  Certificates  is  issued  with  Issue  Premium,  the net  amount of interest  deductions  that are allowed the REMIC in each taxable  year with  respect to the REMIC  Regular
Certificates  of that class will be reduced by an amount  equal to the portion of the Issue  Premium  that is considered  to be amortized or repaid in that year.  Although the matter is not entirely  clear,  it is likely that Issue Premium would be amortized  under a constant  yield method in a manner  analogous to the method of accruing  original issue discount  described  above under  "—Taxation of Owners of REMIC Regular certificates—Original Issue Discount."

         As a general  rule,  the taxable  income of a REMIC will be  determined  in the same manner as if the REMIC were an  individual  having the calendar  year as its taxable year and using the accrual  method of accounting.  However, no item of income, gain, loss or deduction allocable to a prohibited  transaction will betaken into account. See "—Prohibited  Transactions and Other Possible REMIC Taxes" below.  Further, the  limitation on  miscellaneous  itemized  deductions  imposed on  individuals by Section 67 of the Code
(which  allows  these  deductions  only to the extent  they  exceed in the  aggregate  two  percent of the taxpayer's  adjusted  gross  income)  will not be  applied  at the REMIC  level so that the REMIC  will be allowed  deductions for  servicing,  administrative  and other  non-interest  expenses in determining  its taxable  income.  All  such  expenses  will be  allocated  as a  separate  item to the  holders  of  REMIC
Certificates,  subject to the  limitation  of  Section  67 of the Code.  See  "—Possible  Pass-Through  of
Miscellaneous  Itemized  Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules,  Net Losses and  Distributions.  The adjusted basis of a REMIC Residual  Certificate will be equal to the amount paid for the REMIC  Residual  Certificate,  increased  by amounts  included in the income of the REMIC Residual  Certificateholder  and decreased  (but not below zero) by  distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC  Residual  Certificateholder  is not  allowed to take into  account  any net loss for any calendar  quarter to the extent  the net loss  exceeds  the REMIC  Residual  Certificateholder's  adjusted basis in its REMIC  Residual  Certificate  as of the close of the  calendar  quarter  (determined  without regard to the net loss).  Any loss that is not currently  deductible by reason of this  limitation  may be carried forward  indefinitely  to future calendar  quarters and,  subject to the same  limitation,  may be used  only to  offset  income  from  the  REMIC  Residual  Certificate.  The  ability  of  REMIC  Residual
Certificateholders  to deduct net losses may be subject to  additional  limitations  under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

         Any  distribution  on a REMIC  Residual  Certificate  will be treated as a  nontaxable  return of capital to the extent it does not exceed the holder's  adjusted basis in the REMIC  Residual  Certificate.
To the extent a  distribution  on a REMIC  Residual  Certificate  exceeds the adjusted  basis,  it will be treated as gain from the sale of the REMIC Residual  Certificate.  Holders of REMIC Residual  Certificates
may be  entitled to  distributions  early in the term of the related  REMIC under  circumstances  in which their bases in the REMIC  Residual  Certificates  will not be  sufficiently  large that the  distributions will be treated as nontaxable  returns of capital.  Their bases in the REMIC  Residual  Certificates  will initially  equal the  amount  paid for the REMIC  Residual  Certificates  and will be  increased  by their allocable  shares of taxable income of the REMIC.  However,  these bases increases may not occur until the end of the  calendar  quarter,  or perhaps the end of the calendar  year,  with respect to which the REMIC taxable  income is allocated to the REMIC  Residual  Certificateholders.  To the extent the REMIC Residual
Certificateholders'   initial   bases   are  less   than  the   distributions   to  the   REMIC   Residual
Certificateholders,  and  increases in initial  bases either  occur after the  distributions  or (together with their initial  bases) are less than the amount of the  distributions,  gain will be recognized to the
REMIC  Residual  Certificateholders  on these  distributions  and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual  Certificateholder  may not amortize its basis in a REMIC  Residual  Certificate,  but may only  recover  its basis  through  distributions,  through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual  Certificate.  See "—Sales of REMIC Certificates"  below. For a discussion of possible  modifications of these rules that may require adjustments to income of a holder of a REMIC Residual  Certificate  other than an original holder in order to reflect  any  difference  between  the cost of the REMIC  Residual  Certificate  to the REMIC  Residual
Certificateholder  and the adjusted  basis the REMIC  Residual  Certificate  would have in the hands of an original holder, see "—Taxation of Owners of REMIC Residual Certificates—General" above.

         Excess Inclusions.  Any "excess inclusions" with respect to a REMIC Residual  Certificate will be subject to federal income tax in all events. In general,  the "excess  inclusions" with respect to a REMIC
Residual  Certificate  for any calendar  quarter will be the excess,  if any, of (1) the daily portions of
REMIC  taxable  income  allocable  to the  REMIC  Residual  Certificate  over  (2) the  sum of the  "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual  Certificate was held by the REMIC Residual  Certificateholder.  The daily accruals of a REMIC Residual  Certificateholder  will be determined by  allocating to each day during a calendar  quarter its ratable  portion of the product of the "adjusted  issue price" of the REMIC  Residual  Certificate  at the beginning of the calendar  quarter and 120% of the  "long-term  Federal rate" in effect on the Closing Date.  For this purpose,  the adjusted issue price of a REMIC Residual  Certificate as of the beginning of any calendar  quarter will be equal to the issue price of the REMIC  Residual  Certificate,  increased  by the sum of the daily  accruals for all prior  quarters and  decreased  (but not below zero) by any  distributions  made with respect to the REMIC
Residual  Certificate  before  the  beginning  of that  quarter.  The  issue  price  of a  REMIC  Residual
Certificate  is the initial  offering price to the public  (excluding  bond houses and brokers) at which a substantial  amount of the REMIC  Residual  Certificates  were sold.  The  "long-term  Federal rate" is an average of current  yields on  Treasury  securities  with a  remaining  term of greater  than nine  years, computed and  published  monthly by the IRS.  Although it has not done so, the  Treasury has  authority to issue  regulations  that would treat the entire amount of income accruing on a REMIC Residual  Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC  Residual  Certificateholders,  an excess  inclusion  (1) will not be  permitted  to be offset by deductions,  losses or loss carryovers from other activities,  (2) will be treated as "unrelated business  taxable  income" to an otherwise  tax-exempt  organization  and (3) will not be eligible for any rate  reduction  or  exemption  under any  applicable  tax treaty  with  respect to the 30% United  States
withholding  tax  imposed  on  distributions  to  REMIC  Residual   Certificateholders  that  are  foreign
investors. See, however, "—Foreign investors in REMIC Certificates," below.

         Furthermore,  for  purposes  of the  alternative  minimum  tax,  excess  inclusions  will  not be permitted to be offset by the  alternative  tax net  operating  loss  deduction  and  alternative  minimum taxable income may not be less than the taxpayer's  excess  inclusions.  The latter rule has the effect of preventing  nonrefundable  tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC  Residual  Certificates  held by a real  estate  investment  trust,  the aggregate  excess  inclusions  with  respect to the REMIC  Residual  Certificates,  reduced (but not below zero) by the real estate  investment trust taxable income (within the meaning of Section  857(b)(2) of the
Code,  excluding any net capital gain),  will be allocated among the shareholders of the issuing entity in proportion  to the  dividends  received by the  shareholders  from the issuing  entity,  and any amount so allocated will be treated as an excess  inclusion with respect to a REMIC Residual  Certificate as if held directly  by the  shareholder.  Treasury  regulations  yet to be  issued  could  apply a  similar  rule to regulated investment  companies,  common trust funds and cooperatives;  the REMIC Regulations currently do not address this subject.

         Noneconomic   REMIC   Residual   Certificates.   Under  the  REMIC   Regulations,   transfers  of
"noneconomic"  REMIC Residual  Certificates  will be disregarded for all federal income tax purposes if "a significant  purpose of the transfer was to enable the  transferor to impede the  assessment or collection of tax." If the transfer is disregarded,  the purported  transferor will continue to remain liable for any taxes  due with  respect  to the  income  on the  "noneconomic"  REMIC  Residual  Certificate.  The  REMIC
Regulations  provide that a REMIC Residual  Certificate is  non-economic  unless,  based on the Prepayment
Assumption and on any required or permitted  clean up calls, or required  liquidation  provided for in the
REMIC's organizational  documents, (1) the present value of the expected future distributions  (discounted using the "applicable  Federal rate" for  obligations  whose term ends on the close of the last quarter in which  excess  inclusions  are expected to accrue with respect to the REMIC  Residual  Certificate,  which rate is computed and published monthly by the IRS) on the REMIC Residual  Certificate  equals at least the present  value  of the  expected  tax  on the  anticipated  excess  inclusions,  and  (2)  the  transferor reasonably  expects that the  transferee  will receive  distributions  with respect to the REMIC  Residual
Certificate  at or after  the time the taxes  accrue on the  anticipated  excess  inclusions  in an amount sufficient to satisfy the accrued taxes.  Accordingly,  all transfers of REMIC Residual  Certificates that may  constitute  noneconomic  residual  interests will be subject to  restrictions  under the terms of the related  pooling and servicing  agreement that are intended to reduce the possibility of any such transfer being  disregarded.  These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the  assessment or collection  of tax,  including  representations as to the financial condition of the prospective  transferee,  as to which the transferor is also required to make a  reasonable  investigation  to  determine  the  transferee's  historic  payment of its debts and ability  to  continue  to pay its debts as they come due in the  future.  The IRS has issued  final  REMIC regulations  that add to the  conditions  necessary  to assure that a transfer of a  noneconomic  residual interest would be respected.  The additional  conditions require that in order to qualify as a safe harbor transfer of a residual,  the transferee  represent  that it will not cause the income "to be  attributable to a foreign  permanent  establishment  or fixed base  (within  the  meaning of an  applicable  income tax treaty) of the transferee or another U.S.  taxpayer" and either (i) the amount  received by the transferee be no less on a present  value  basis than the  present  value of the net tax  detriment  attributable  to holding the residual  interest  reduced by the present value of the  projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with  specified  large amounts of gross and net assets and that meets certain  other  requirements  where  agreement is made that all future  transfers will be to taxable domestic  corporations in transactions  that qualify for the same
"safe harbor" provision.  Eligibility for the safe harbor requires, among other things, that the facts and circumstances  known to the  transferor  at the time of transfer not indicate to a reasonable  person that the taxes with respect to the residual  interest will not be paid, with an  unreasonably  low cost for the transfer specifically  mentioned as negating eligibility.  The regulations generally apply to transfers of residual  interests  occurring  on or after  February  4,  2000.  Prior  to  purchasing  a REMIC  Residual
Certificate,  prospective  purchasers are encouraged to consider the possibility that a purported transfer of the REMIC  Residual  Certificate  by such a purchaser  to another  purchaser  at some future day may be disregarded  in  accordance  with the above  described  rules which would  result in the  retention of tax liability by that purchaser.

         The related prospectus  supplement will disclose whether offered REMIC Residual  Certificates may be considered  "noneconomic" residual interests under the REMIC Regulations;  provided,  however, that any disclosure  that a REMIC  Residual  Certificate  will not be considered  "noneconomic"  will be based upon assumptions,  and the depositor will make no representation that a REMIC Residual  Certificate will not be considered  "noneconomic"  for purposes of the  above-described  rules.  See "—Foreign  Investors in REMIC
Certificates—REMIC  Residual  Certificates" below for additional  restrictions  applicable to transfers of
REMIC Residual Certificates to foreign persons.

         On May 11, 2004,  the IRS issued final  regulations  relating to the federal income tax treatment of "inducement  fees" received by transferees of noneconomic  REMIC residual  interests.  The  regulations provide tax  accounting  rules for the inclusion of such fees in income over an  appropriate  period,  and clarify that  inducement  fees represent  income from sources within the United States.  These rules apply to  taxable  years  ending on or after May 11,  2004.  On the same  date,  the IRS  issued  administrative guidance  addressing  the  procedures by which  transferees  of such REMIC  residual  interests may obtain consent  to change  the  method  of  accounting  for REMIC  inducement  fee  income to one of the  methods provided in the  regulations.  Prospective  purchasers of REMIC  Residual  Certificates  are encouraged to consult with their tax advisors  regarding the effect of these regulations and the related  administrative guidance.

         Mark-to-Market  Rules. In general,  all securities  owned by a dealer,  except to the extent that the dealer has  specifically  identified  a security as held for  investment,  must be marked to market in accordance with the applicable  Code provision and the related  regulations.  However,  the IRS has issued regulations  which  provide  that  for  purposes  of this  mark-to-market  requirement,  a REMIC  Residual
Certificate is not treated as a security and thus may not be marked to market.

         Possible  Pass-Through  of  Miscellaneous  Itemized  Deductions.  Fees  and  expenses  of a REMIC generally  will be allocated to the holders of the related REMIC  Residual  Certificates.  The  applicable
Treasury  regulations  indicate,  however,  that in the case of a REMIC that is similar to a single  class grantor  trust,  all or a portion of these fees and  expenses  should be  allocated  to the holders of the related REMIC Regular  Certificates.  Except as stated in the related  prospectus  supplement,  these fees and expenses will be allocated to holders of the related REMIC  Residual  Certificates  in their  entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual  Certificates or REMIC Regular  Certificates  the holders of which receive an  allocation of fees and expenses in accordance  with the  preceding  discussion,  if any holder thereof is an individual,  estate or trust, or a "pass-through  entity"  beneficially owned by one or more individuals,  estates or trusts,  (1) an amount equal to the  individual's,  estate's or trust's  share of the fees and expenses will be added to the gross income of the holder and (2) the  individual's,  estate's or  trust's  share of the  fees  and  expenses  will be  treated  as a  miscellaneous  itemized  deduction allowable  subject to the  limitation of Section 67 of the Code,  which permits these  deductions  only to the extent they exceed in the  aggregate  two percent of taxpayer's  adjusted  gross income.  In addition,
Section  68 of the Code  provides  that the  amount of  itemized  deductions  otherwise  allowable  for an individual  whose adjusted  gross income  exceeds a specified  amount will be reduced by the lesser of (1)
3% of the excess of the  individual's  adjusted  gross  income over the amount or (2) 80% of the amount of itemized  deductions  otherwise  allowable for the taxable year.  The amount of additional  taxable income reportable  by REMIC  Certificateholders  that are  subject  to the  limitations  of either  Section 67 or
Section 68 of the Code may be substantial.  Furthermore,  in determining  the alternative  minimum taxable income  of  such  a  holder  of a  REMIC  Certificate  that  is  an  individual,  estate  or  trust,  or a
"pass-through entity" beneficially owned by one or more individuals,  estates or trusts, no deduction will be  allowed  for the  holder's  allocable  portion  of  servicing  fees and other  miscellaneous  itemized deductions of the REMIC,  even though an amount equal to the amount of the fees and other  deductions will be included in the holder's gross income.  Accordingly,  these REMIC  Certificates  may not be appropriate investments for individuals,  estates,  or trusts, or pass-through  entities  beneficially owned by one or more  individuals,  estates or trusts.  Prospective  investors  are  encouraged  to consult with their tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates.  If a REMIC Certificate is sold, the selling  Certificateholder will recognize  gain or loss equal to the difference  between the amount  realized on the sale and its adjusted basis in the REMIC  Certificate.  The adjusted basis of a REMIC Regular  Certificate  generally will equal the cost of the REMIC Regular  Certificate to the  certificateholder,  increased by income reported by the certificateholder  with respect to the REMIC Regular  Certificate  (including  original issue discount and market  discount  income)  and  reduced  (but  not  below  zero) by  distributions  on the  REMIC  Regular
Certificate  received by the  certificateholder  and by any  amortized  premium.  The adjusted  basis of a
REMIC Residual  Certificate  will be determined as described under  "—Taxation of Owners of REMIC Residual
Certificates—Basis  Rules, Net Losses and  Distributions"  in this  prospectus.  Except as provided in the following  four  paragraphs,  any such  gain or loss  will be  capital  gain or loss,  provided  the REMIC
Certificate is held as a capital asset  (generally,  property held for  investment)  within the meaning of
Section 1221 of the Code.

         Gain from the sale of a REMIC Regular  Certificate  that might  otherwise be capital gain will be treated as ordinary  income to the extent the gain does not exceed the  excess,  if any, of (1) the amount that would have been  includible  in the  seller's  income with respect to the REMIC  Regular  Certificate assuming  that  income  had  accrued  thereon  at a rate equal to 110% of the  "applicable  Federal  rate"
(generally,  a rate  based on an  average  of  current  yields on  Treasury  securities  having a maturity comparable to that of the  certificate  based on the application of the Prepayment  Assumption  applicable to the certificate,  which rate is computed and published  monthly by the IRS),  determined as of the date of purchase of the REMIC Regular  Certificate,  over (2) the amount of ordinary income actually includible in the seller's  income prior to the sale.  In addition,  gain  recognized  on the sale of a REMIC Regular
Certificate by a seller who purchased the REMIC Regular  Certificate at a market  discount will be taxable as ordinary  income in an amount not exceeding the portion of the discount that accrued  during the period the REMIC  Certificate  was held by the holder,  reduced by any market  discount  included in income under the rules  described  above under  "—Taxation  of Owners of REMIC  Regular  Certificates—Market  Discount"
and"—Premium."

         REMIC  Certificates  will be "evidences of indebtedness"  within the meaning of Section 582(c)(1)
of the Code,  so that gain or loss  recognized  from the sale of a REMIC  Certificate  by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion  of any gain from the sale of a REMIC  Regular  Certificate  that  might  otherwise  be capital  gain may be treated as ordinary  income to the extent that the  certificate  is held as part of a
"conversion  transaction"  within the  meaning  of  Section  1258 of the Code.  A  conversion  transaction generally  is one in which the taxpayer  has taken two or more  positions in the same or similar  property that reduce or eliminate  market risk, if  substantially  all of the taxpayer's  return is attributable to the time value of the taxpayer's net  investment in the  transaction.  The amount of gain so realized in a conversion  transaction  that is  recharacterized  as ordinary income generally will not exceed the amount of  interest  that  would  have  accrued  on the  taxpayer's  net  investment  at 120% of the  appropriate
"applicable  Federal  rate"  (which rate is  computed  and  published  monthly by the IRS) at the time the taxpayer enters into the conversion  transaction,  subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally,  a taxpayer  may elect to have net capital  gain taxed at ordinary  income  rates rather than capital gains rates in order to include the net capital gain in total net  investment  income for the taxable year, for purposes of the rule that limits the deduction of interest on  indebtedness  incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be  provided  in Treasury  regulations  yet to be issued,  if the seller of a REMIC
Residual Certificate  reacquires the REMIC Residual  Certificate,  or acquires any other residual interest in a REMIC or any similar  interest  in a "taxable  mortgage  pool" (as defined in Section  7701(i) of the
Code) during the period  beginning six months before,  and ending six months after,  the date of the sale, such sale will be subject to the "wash sale" rules of Section  1091 of the Code.  In that event,  any loss realized by the REMIC Residual  Certificateholder on the sale will not be deductible,  but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses  on the sale of a REMIC  Residual  Certificate  in  excess of a  threshold  amount  (which amount could need to be aggregated  with similar or previous  losses) may require  disclosure of such loss on an IRS Form 8886.  Investors  are  encouraged to consult with their tax advisors as to the need to file such form.

         Prohibited  Transactions  and Other  Possible  REMIC  Taxes.  In the event a REMIC  engages  in a prohibited  transaction,  the  Code  imposes  a 100%  tax on the  income  derived  by the  REMIC  from the prohibited transaction.  In general,  subject to specified exceptions,  a prohibited transaction means the disposition  of a mortgage  loan,  the receipt of income from a source other than a mortgage loan or other permitted  investments,  the receipt of  compensation  for services,  or gain from the  disposition  of an asset purchased with the payments on the mortgage loans for temporary  investment pending  distribution on the REMIC  Certificates.  It is not anticipated that any REMIC will engage in any prohibited  transactions in which it would recognize a material amount of net income.

         In addition,  a  contribution  to a REMIC made after the day on which the REMIC issues all of its interests  could  result  in the  imposition  on the  REMIC  of a tax  equal  to 100% of the  value of the contributed  property.  Each pooling and servicing  agreement will include provisions  designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal  income tax at the highest  corporate rate on "net income from foreclosure  property,"  determined by reference to the rules applicable to real estate investment trusts.
"Net income from foreclosure  property" generally means gain from the sale of a foreclosure  property that is inventory  property and gross income from  foreclosure  property other than qualifying  rents and other qualifying  income  for a real  estate  investment  trust.  It is not  anticipated  that  any  REMIC  will recognize "net income from foreclosure property" subject to federal income tax.

         To  the  extent  permitted  by  then  applicable  laws,  any  tax  resulting  from  a  prohibited transaction,  tax  resulting  from a  contribution  made after the Closing  Date,  tax on "net income from foreclosure  property" or state or local income or franchise  tax that may be imposed on the REMIC will be borne by the related  master  servicer or trustee in either case out of its own funds,  provided  that the master servicer or the trustee,  as the case may be, has sufficient  assets to do so, and provided further that the tax arises out of a breach of the master  servicer's  or the trustee's  obligations,  as the case may be, under the related  pooling and servicing  agreement and in respect of compliance  with  applicable laws and  regulations.  Any such tax not borne by the  master  servicer  or the  trustee  will be  charged against the related  issuing entity  resulting in a reduction in amounts payable to holders of the related
REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain  Organizations.  If a
REMIC Residual  Certificate is transferred to a  "disqualified  organization"  (as defined  below),  a tax would be imposed in an amount  (determined  under the REMIC  Regulations)  equal to the product of (1) the present value  (discounted  using the  "applicable  Federal rate" for  obligations  whose term ends on the close of the last  quarter in which  excess  inclusions  are  expected to accrue with respect to the REMIC
Residual  Certificate,  which rate is computed and published  monthly by the IRS) of the total anticipated excess  inclusions  with respect to the REMIC Residual  Certificate for periods after the transfer and (2)
the  highest  marginal  federal  income  tax rate  applicable  to  corporations.  The  anticipated  excess inclusions  must be determined as of the date that the REMIC Residual  Certificate is transferred and must be based on events that have occurred up to the time of the transfer,  the  Prepayment  Assumption and any required or permitted clean up calls or required  liquidation  provided for in the REMIC's  organizational documents.  Such a tax generally  would be imposed on the  transferor of the REMIC  Residual  Certificate, except  that  where the  transfer  is  through  an agent for a  disqualified  organization,  the tax would instead be imposed on the agent.  However, a transferor of a REMIC Residual  Certificate would in no event be liable  for the tax with  respect  to a transfer  if the  transferee  furnishes  to the  transferor  an affidavit  that the  transferee is not a  disqualified  organization  and, as of the time of the transfer, the transferor does not have actual  knowledge that the affidavit is false.  Moreover,  an entity will not qualify  as a REMIC  unless  there  are  reasonable  arrangements  designed  to ensure  that (1)  residual interests in the entity are not held by disqualified  organizations and (2) information  necessary for the application of the tax described in this prospectus  will be made available.  Restrictions on the transfer of REMIC Residual  Certificates  and other  provisions that are intended to meet this  requirement will be included  in the pooling and  servicing  agreement,  and will be  discussed  more fully in any  prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition,  if a "pass-through  entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate,  and a disqualified  organization is the record holder of an interest  in the entity,  then a tax will be imposed on the entity  equal to the product of (1) the amount of excess  inclusions  on the  REMIC  Residual  Certificate  that are  allocable  to the  interest  in the pass-through  entity held by the  disqualified  organization  and (2) the highest  marginal federal income tax rate imposed on  corporations.  A pass-through  entity will not be subject to this tax for any period, however,  if each record holder of an interest in the  pass-through  entity  furnishes to the pass-through entity (1) the  holder's  social  security  number and a statement  under  penalties  of perjury  that the social  security  number is that of the  recordholder  or (2) a statement  under penalties of perjury that the  record  holder is not a  disqualified  organization.  For  taxable  years  beginning  after  December
31,1997,  notwithstanding  the preceding two sentences,  in the case of a REMIC Residual  Certificate held by an  "electing  large  partnership,"  all  interests  in the  partnership  shall be  treated  as held by disqualified  organizations  (without  regard to whether  the record  holders of the  partnership  furnish statements  described in the  preceding  sentence)  and the amount that is subject to tax under the second preceding  sentence is excluded  from the gross  income of the  partnership  allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

         1.       the United States, any State or political  subdivision  thereof, any foreign government, any  international  organization,  or any agency or  instrumentality  of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

         2.       any  organization  (other than a cooperative  described in Section 521 of the Code) that is exempt  from  federal  income  tax,  unless it is subject to the tax imposed by Section 511 of the Code,

         3.       any organization described in Section 1381(a)(2)(C) of the Code, or

         4.       an electing large partnership within the meaning of Section 775 of the Code.

For these  purposes,  a  "pass-through  entity"  means  any  regulated  investment  company,  real  estate investment  trust,  trust,  partnership or certain other entities  described in Section  860E(e)(6) of the
Code. In addition,  a person holding an interest in a pass-through  entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Termination.  A REMIC will terminate  immediately  after the distribution  date following receipt by the REMIC of the final  payment in respect of the mortgage  loans or upon a sale of the REMIC's  assets following the adoption by the REMIC of a plan of complete  liquidation.  The last  distribution on a REMIC
Regular  Certificate  will be treated as a payment in  retirement of a debt  instrument.  In the case of a
REMIC Residual  Certificate,  if the last distribution on the REMIC Residual  Certificate is less than the
REMIC   Residual   Certificateholder's   adjusted   basis  in  the   certificate,   the   REMIC   Residual
Certificateholder  should  (but may not) be  treated  as  realizing  a loss  equal  to the  amount  of the difference, and the loss may be treated as a capital loss.

         Reporting  and  Other  Administrative   Matters.   Solely  for  purposes  of  the  administrative
provisions of the Code, the REMIC will be treated as a partnership  and REMIC Residual  Certificateholders will be treated as partners.  The REMIC  Administrator (or other party described in the related prospectus supplement)  will file REMIC  federal  income tax  returns on behalf of the related  REMIC,  and under the terms of the related  Agreement  will either (1) be  irrevocably  appointed  by the holders of the largest percentage  interest  in the  related  REMIC  Residual  Certificates  as their agent to perform all of the duties of the "tax matters  person"  with  respect to the REMIC in all respects or (2) will be  designated as and will act as the "tax matters  person"  with  respect to the related  REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC  Administrator,  as the tax  matters  person or as agent  for the tax  matters  person, subject  to  notice  requirements  and  various  restrictions  and  limitations,  generally  will have the authority to act on behalf of the REMIC and the REMIC Residual  Certificateholders  in connection with the administrative  and judicial review of items of income,  deduction,  gain or loss of the REMIC, as well as the REMIC's classification.  REMIC Residual Certificateholders  generally will be required to report these
REMIC items  consistently with their treatment on the REMIC's tax return and may in some  circumstances be bound by a  settlement  agreement  between the REMIC  Administrator,  as either tax  matters  person or as agent for the tax matters  person,  and the IRS  concerning any such REMIC item.  Adjustments  made to the
REMIC tax return may require a REMIC Residual  Certificateholder to make corresponding  adjustments on its return,  and an audit of the REMIC's tax return,  or the adjustments  resulting from such an audit,  could result  in an  audit  of a REMIC  Residual  Certificateholder's  return.  Any  person  that  holds a REMIC
Residual  Certificate  as a nominee for another  person may be required to furnish the REMIC,  in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest  income,  including  any  original  issue  discount,  with respect to REMIC
Regular  Certificates  is  required  annually,   and  may  be  required  more  frequently  under  Treasury
regulations.  These information  reports generally are required to be sent to individual  holders of REMIC
Regular  Interests  and the IRS;  holders of REMIC Regular  Certificates  that are  corporations,  trusts, securities  dealers and some other  non-individuals  will be provided interest and original issue discount income  information and the  information  set forth in the following  paragraph upon request in accordance with the requirements of the applicable  regulations.  The information must be provided by the later of 30 days  after the end of the  quarter  for which  the  information  was  requested,  or two weeks  after the receipt of the  request.  The REMIC must also comply  with rules  requiring  a REMIC  Regular  Certificate issued with original  issue  discount to disclose the  information  to the IRS.  Reporting with respect to the REMIC Residual  Certificates,  including income,  excess inclusions,  investment expenses and relevant information  regarding  qualification  of the REMIC's  assets will be made as required  under the Treasury regulations, generally on a quarterly basis.

         As  applicable,  the REMIC Regular  Certificate  information  reports will include a statement of the adjusted  issue price of the REMIC Regular  Certificate  at the beginning of each accrual  period.  In addition,  the reports will include  information  required by  regulations  with respect to computing  the accrual  of any market  discount.  Because  exact  computation  of the  accrual  of market  discount  on a constant  yield method would require  information  relating to the holder's  purchase price that the REMIC may  not  have,  Treasury  regulations  only  require  that  information  pertaining  to  the  appropriate proportionate  method of accruing market  discount be provided.  See  "REMICS—Taxation  of Owners of REMIC
Regular certificates—Market Discount" in this prospectus.

         The  responsibility  for complying with the foregoing  reporting rules will be borne by the REMIC
Administrator or other party designated in the related prospectus supplement.

         Backup  Withholding With Respect to REMIC  Certificates.  Payments of interest and principal,  as well as  payments  of  proceeds  from  the sale of  REMIC  Certificates,  may be  subject  to the  "backup withholding  tax" under  Section 3406 of the Code if  recipients  of the  payments  fail to furnish to the payor  certain  information,  including  their  taxpayer  identification  numbers,  or  otherwise  fail to establish  an  exemption  from the backup  withholding  tax.  Any amounts  deducted  and  withheld  from a distribution  to a recipient  would be allowed as a credit  against the  recipient's  federal  income tax.
Furthermore,  penalties  may be imposed by the IRS on a recipient  of payments  that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates.  A REMIC Regular  Certificateholder that is not a United
States  person and is not subject to federal  income tax as a result of any direct or indirect  connection to the United States in addition to its ownership of a REMIC  Regular  Certificate  will not be subject to
United  States  federal  income  or  withholding  tax in  respect  of a  distribution  on a REMIC  Regular
Certificate,  provided that the holder complies to the extent necessary with identification  requirements, including  delivery  of  a  statement,  signed  by  the  certificateholder  under  penalties  of  perjury, certifying  that the  certificateholder  is not a United  States person and providing the name and address of the  certificateholder.  This  statement  is  generally  made on IRS Form  W-8BEN  and must be  updated whenever  required  information  has  changed  or within 3 calendar  years  after the  statement  is first delivered.  It is possible that the IRS may assert that the foregoing tax exemption  should not apply with respect to a REMIC Regular  Certificate held by a REMIC Residual  Certificateholder  that owns directly or indirectly a 10% or greater  interest in the REMIC Residual  Certificates.  If the holder does not qualify for exemption,  distributions  of interest,  including  distributions in respect of accrued original issue discount,  to the holder may be subject to a tax rate of 30%,  subject to reduction  under any  applicable tax treaty.

         Special  rules  apply  to  partnerships,   estates  and  trusts,  and  in  certain  circumstances
certifications  as to foreign  status and other  matters may be  required  to be provided by partners  and beneficiaries thereof.

         In  addition,  in certain  circumstances  the  foregoing  rules will not apply to exempt a United
States  shareholder of a controlled foreign  corporation from taxation on the United States  shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further,  it appears that a REMIC  Regular  Certificate  would not be included in the estate of a non-  resident  alien  individual  and would  not be  subject  to United  States  estate  taxes.  However, certificateholders  who are  non-resident  alien  individuals are encouraged to consult their tax advisors concerning this question.

         Except as stated in the related prospectus  supplement,  transfers of REMIC Residual Certificates to  investors  that are not United  States  persons  will be  prohibited  under the  related  pooling  and servicing agreement.

Notes

         On or prior  to the date of the  related  prospectus  supplement  with  respect  to the  proposed issuance of each series of notes, any of Thacher  Proffitt & Wood llp, Orrick,  Herrington & Sutcliffe LLP
or  Greenberg  Traurig  LLP as counsel to the  depositor,  or another law firm  identified  in the related prospectus  supplement,  will  deliver  its  opinion  to the effect  that,  assuming  compliance  with all provisions of the indenture,  owner trust  agreement and other related  documents,  for federal income tax purposes (1) the notes will be treated as  indebtedness  and (2) the Issuing Entity,  as created  pursuant to the terms and  conditions of the owner trust  agreement,  will not be  characterized  as an association
(or publicly traded  partnership)  taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         Notes held by a domestic  building and loan association will not constitute  "loans . . . secured by an interest in real  property"  within the meaning of Code section  7701(a)(19)(C)(v);  notes held by a real estate  investment  trust will not constitute "real estate assets" within the meaning of Code section
856(c)(4)(A),  and interest on notes will not be considered  "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes  generally  will be subject to the same rules of  taxation  as REMIC  Regular  Certificates issued by a REMIC,  as described  above,  except that (1) income  reportable  on any notes issued  without original  issue  discount  is not  required  to be reported  under the  accrual  method  unless the holder otherwise  uses the  accrual  method and (2) the  special  rule  treating a portion of the gain on sale or exchange of a REMIC  Regular  Certificate  that does not exceed a specified  amount as ordinary  income is inapplicable to the notes. See  "REMICS—Taxation  of Owners of REMIC Regular  Certificates" and "—Sales of
REMIC Certificates" in this prospectus.

Grantor Trust Funds

         Classification  of  Grantor  Trust  Funds.  On or  prior to the  date of the  related  prospectus supplement  with respect to the proposed  issuance of each series of Grantor  Trust  Certificates,  any of
Thacher  Proffitt & Wood llp, Orrick,  Herrington & Sutcliffe LLP or Greenberg  Traurig LLP, as counsel to the  depositor,  or another law firm  identified in the related  prospectus  supplement,  will deliver its opinion generally to the effect that,  assuming  compliance with all provisions of the related pooling and servicing  agreement,  the related  Grantor Trust Fund will be classified as a grantor trust under subpart
E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an  association  taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor  Trust  Fractional  Interest  Certificates.  In the  case  of  Grantor  Trust  Fractional
Interest  Certificates,  except  as  disclosed  in  the  related  prospectus  supplement,  counsel  to the depositor will deliver an opinion that, in general,  Grantor Trust Fractional  Interest  Certificates will represent  interests  in (1) "loans . . . secured by an interest in real  property"  within the meaning of
Section  7701(a)(19)(C)(v) of the Code; (2) "obligation[s]  (including any participation or Certificate of beneficial  ownership  therein) which [are]  principally  secured by an interest in real property"  within the  meaning of  Section  860G(a)(3)  of the Code;  and (3) "real  estate  assets"  within the  meaning of
Section  856(c)(4)(A)  of the Code.  In addition,  counsel to the  depositor  will deliver an opinion that interest  on  Grantor  Trust  Fractional  Interest  Certificates  will to the same  extent  be  considered
"interest on obligations  secured by mortgages on real property or on interests in real  property"  within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates.  Even if Grantor Trust Strip Certificates  evidence an interest in a Grantor  Trust Fund  consisting  of  mortgage  loans that are "loans . . . secured by an  interest in real  property"  within the meaning of Section  7701(a)(19)(C)(v)  of the Code,  and "real estate  assets"
within the  meaning  of Section  856(c)(4)(A)  of the Code,  and the  interest  on which is  "interest  on obligations  secured by  mortgages on real  property"  within the meaning of Section  856(c)(3)(B)  of the
Code, it is unclear whether the Grantor Trust Strip  Certificates,  and the income  therefrom,  will be so characterized.  However,  the  policies  underlying  these  sections  (namely,  to  encourage  or  require investments in mortgage loans by thrift  institutions and real estate investment  trusts) may suggest that this  characterization  is  appropriate.  Counsel to the  depositor  will not deliver any opinion on these questions.  Prospective  purchasers to which the  characterization of an investment in Grantor Trust Strip
Certificates  is material  are  encouraged  to consult  their tax advisors  regarding  whether the Grantor
Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip  Certificates  will be  "obligation[s]  (including any  participation  or
Certificate  of beneficial  ownership  therein)  which . . . [are]  principally  secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust  Fractional  Interest  Certificates.  Holders of a particular series of Grantor Trust  Fractional  Interest  Certificates  generally will be required to report on their federal  income tax returns their shares of the entire income from the mortgage loans  (including  amounts used to pay reasonable  servicing fees and other  expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses.  Because of stripped interests,  market or original issue  discount,  or premium,  the amount  includible in income on account of a Grantor  Trust  Fractional
Interest  Certificate  may  differ  significantly  from  the  amount  distributable  thereon  representing interest on the mortgage  loans.  Under Section 67 of the Code, an  individual,  estate or trust holding a
Grantor Trust  Fractional  Interest  Certificate  directly or through some  pass-through  entities will be allowed a deduction for the  reasonable  servicing fees and expenses only to the extent that the aggregate of the holder's  miscellaneous  itemized  deductions  exceeds two percent of the holder's  adjusted  gross income.  In addition,  Section 68 of the Code  provides that the amount of itemized  deductions  otherwise allowable for an individual  whose  adjusted  gross income  exceeds a specified  amount will be reduced by the lesser of (1) 3% of the excess of the  individual's  adjusted  gross income over the amount or (2) 80%
of the amount of itemized  deductions  otherwise  allowable for the taxable year. The amount of additional taxable income  reportable by holders of Grantor Trust  Fractional  Interest  Certificates who are subject to the  limitations  of  either  Section  67 or  Section  68 of the  Code  may  be  substantial.  Further, certificateholders  (other  than  corporations)  subject  to the  alternative  minimum  tax may not deduct miscellaneous  itemized  deductions  in  determining  the holder's  alternative  minimum  taxable  income.
Although it is not entirely clear,  it appears that in  transactions in which multiple  classes of Grantor
Trust Certificates  (including Grantor Trust Strip  Certificates) are issued, the fees and expenses should be allocated  among the classes of Grantor Trust  Certificates  using a method that  recognizes  that each
such  class  benefits  from  the  related  services.   In  the  absence  of  statutory  or  administrative
clarification  as to the method to be used,  it  currently  is  intended  to base  information  returns or reports to the IRS and  certificateholders  on a method  that  allocates  the  expenses  among  classes of
Grantor  Trust  Certificates  with  respect to each period  based on the  distributions  made to each such class during that period.

         The federal  income tax  treatment  of Grantor  Trust  Fractional  Interest  Certificates  of any
series will depend on whether they are subject to the  "stripped  bond" rules of Section 1286 of the Code.
Grantor Trust  Fractional  Interest  Certificates  may be subject to those rules if (1) a class of Grantor
Trust Strip  Certificates  is issued as part of the same series of  certificates  or (2) the  depositor or any of its  affiliates  retains  (for its own  account  or for  purposes  of  resale) a right to receive a specified  portion of the  interest  payable on the  mortgage  loans.  Further,  the IRS has ruled that an unreasonably  high servicing fee retained by a seller or servicer will be treated as a retained  ownership interest in mortgages that  constitutes a stripped  coupon.  For purposes of determining  what constitutes reasonable  servicing  fees for various types of mortgages  the IRS has  established  "safe  harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust  Certificates  may be higher than the "safe harbors" and,  accordingly,  may not constitute  reasonable servicing  compensation.
The related prospectus  supplement will include  information  regarding  servicing fees paid to the master servicer,  any subservicer or their  respective  affiliates  necessary to determine  whether the preceding
"safe harbor" rules apply.

         If Stripped  Bond Rules Apply.  If the stripped bond rules apply,  each Grantor Trust  Fractional
Interest  Certificate  will be treated as having been issued with  "original  issue  discount"  within the meaning  of  Section  1273(a)  of the Code,  subject,  however,  to the  discussion  below  regarding  the treatment of some stripped bonds as market  discount bonds and the discussion  regarding de minimis market discount.  See  "REMICS—Taxation  of Owners  of  Grantor  Trust  Fractional  Interest  Certificates—Market
Discount"  below.  Under the  stripped  bond  rules,  the holder of a Grantor  Trust  Fractional  Interest
Certificate  (whether a cash or accrual method  taxpayer) will be required to report  interest income from its Grantor Trust  Fractional  Interest  Certificate  for each month in an amount equal to the income that accrues on the  certificate in that month  calculated  under a constant yield method,  in accordance  with the rules of the Code relating to original issue discount.

         The original  issue  discount on a Grantor  Trust  Fractional  Interest  Certificate  will be the excess of the  certificate's  stated  redemption  price over its issue price. The issue price of a Grantor
Trust  Fractional  Interest  Certificate  as to any  purchaser  will be  equal  to the  price  paid by the purchaser  for the  Grantor  Trust  Fractional  Interest  Certificate.  The stated  redemption  price of a
Grantor  Trust  Fractional  Interest  Certificate  will  be the  sum of all  payments  to be  made  on the certificate,  other than  "qualified  stated  interest,"  if any,  as well as the  certificate's  share of reasonable  servicing fees and other expenses.  See "REMICS—Taxation of Owners of Grantor Trust Fractional
Interest  Certificates—If  Stripped  Bond  Rules Do Not  Apply" in this  prospectus  for a  definition  of
"qualified  stated  interest." In general,  the amount of the income that accrues in any month would equal the product of the holder's  adjusted basis in the Grantor Trust  Fractional  Interest  Certificate at the
beginning of the month (see "Sales of Grantor Trust  Certificates"  in this  prospectus)  and the yield of the Grantor  Trust  Fractional  Interest  Certificate  to the holder.  This yield would be computed at the rate (compounded based on the regular interval between  distribution  dates) that, if used to discount the holder's  share of future  payments on the mortgage  loans,  would cause the present value of those future payments to equal the price at which the holder  purchased the  certificate.  In computing yield under the stripped  bond  rules,  a  certificateholder's  share of future  payments on the  mortgage  loans will not include any  payments  made in respect of any  ownership  interest in the mortgage  loans  retained by the depositor,  the master  servicer,  any subservicer or their  respective  affiliates,  but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust  Fractional  Interest  Certificates  represent an interest in any pool of debt  instruments the yield on which may be affected by reason of  prepayments,  for taxable years beginning  after  August 5, 1997,  Section  1272(a)(6)  of the Code  requires  (1) the use of a reasonable prepayment  assumption in accruing  original issue discount and (2) adjustments in the accrual of original issue  discount when  prepayments  do not conform to the  prepayment  assumption.  It is  uncertain,  if a prepayment  assumption  is  used,  whether  the  assumed  prepayment  rate  would be  determined  based on conditions at the time of the first sale of the Grantor Trust  Fractional  Interest  Certificate  or, with respect to any holder,  at the time of purchase of the Grantor Trust  Fractional  Interest  Certificate by
that  holder.  Certificateholders  are  advised to consult  their own tax  advisors  concerning  reporting original  issue  discount  with  respect  to  Grantor  Trust  Fractional  Interest  Certificates  and,  in
particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest  Certificate  acquired at a price equal to the principal  amount of the mortgage loans allocable to the certificate,  the use of a prepayment  assumption generally  would not have any  significant  effect on the yield used in  calculating  accruals of interest income. In the case, however, of a Grantor Trust Fractional  Interest  Certificate  acquired at a discount or premium (that is, at a price less than or greater than the  principal  amount,  respectively),  the use of a reasonable  prepayment  assumption  would  increase or decrease  the yield,  and thus  accelerate  or decelerate, respectively, the reporting of income.

         If a prepayment  assumption is not used,  then when a mortgage  loan prepays in full,  the holder of a Grantor Trust  Fractional  Interest  Certificate  acquired at a discount or a premium  generally will recognize  ordinary  income or loss equal to the difference  between the portion of the prepaid  principal amount of the mortgage  loan that is allocable to the  certificate  and the portion of the adjusted  basis of the  certificate  that is allocable to the  certificateholder's  interest in the  mortgage  loan.  If a prepayment  assumption  is used,  it appears that no separate  item of income or loss should be recognized upon a  prepayment.  Instead,  a  prepayment  should  be  treated  as a  partial  payment  of  the  stated
redemption  price of the Grantor Trust  Fractional  Interest  Certificate and accounted for under a method similar to that described for taking  account of original  issue  discount on REMIC Regular  Certificates.
See  "REMICS—Taxation  of  Owners  of  REMIC  Regular   Certificates—Original   Issue  Discount"  in  this
prospectus.  It is unclear whether any other adjustments would be required to reflect  differences between an assumed prepayment rate and the actual rate of prepayments.

         It  is   currently   intended   to  base   information   reports   or  returns  to  the  IRS  and
certificateholders  in  transactions  subject to the stripped bond rules on a Prepayment  Assumption  that will  be  disclosed  in the  related  prospectus  supplement  and on a  constant  yield  computed  using a representative  initial  offering price for each class of  certificates.  However,  none of the depositor, the master  servicer or the trustee  will make any  representation  that the  mortgage  loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and  certificateholders  should bear in mind that the use of a  representative  initial  offering  price  will  mean that the  information returns or reports,  even if  otherwise  accepted  as  accurate by the IRS,  will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under  Treasury  regulation  Section  1.1286-1,  some stripped  bonds are to be treated as market discount bonds and,  accordingly,  any purchaser of such a bond is to account for any discount on the bond as market  discount  rather than  original  issue  discount.  This  treatment  only applies,  however,  if immediately  after the most recent  disposition of the bond by a person stripping one or more coupons from the bond and  disposing  of the bond or  coupon  (1) there is no  original  issue  discount  (or only a de minimis  amount of original  issue  discount)  or (2) the annual  stated  rate of interest  payable on the original  bond is no more than one  percentage  point lower than the gross  interest  rate  payable on the original  mortgage  loan  (before  subtracting  any  servicing  fee or any stripped  coupon).  If interest payable on a Grantor Trust  Fractional  Interest  Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage  loans,  the related  prospectus  supplement will disclose that fact.  If the original  issue  discount or market  discount on a Grantor  Trust  Fractional  Interest
Certificate  determined  under the stripped bond rules is less than 0.25% of the stated  redemption  price multiplied by the weighted  average  maturity of the mortgage loans,  then that original issue discount or market  discount will be considered to be de minimis.  Original issue discount or market  discount of only a de  minimis  amount  will be  included  in income in the same  manner as de minimis  original  issue and market discount described in  "Characteristics  of Investments in Grantor Trust  Certificates—If  Stripped
Bond Rules Do Not Apply" and"—Market Discount" below.

         If  Stripped  Bond  Rules  Do Not  Apply.  Subject  to the  discussion  below on  original  issue discount,  if the stripped bond rules do not apply to a Grantor  Trust  Fractional  Interest  Certificate,
the  certificateholder  will be required to report its share of the interest  income on the mortgage loans in accordance  with the  certificateholder's  normal method of  accounting.  The original  issue  discount rules will  apply to a Grantor  Trust  Fractional  Interest  Certificate  to the  extent it  evidences  an interest in mortgage loans issued with original issue discount.

         The original issue  discount,  if any, on the mortgage  loans will equal the  difference  between the stated  redemption price of the mortgage loans and their issue price.  Under the OID Regulations,  the stated  redemption  price is equal to the total of all payments to be made on the mortgage loan other than
"qualified stated interest."  "Qualified stated interest" is interest that is  unconditionally  payable at least  annually  at a single  fixed  rate,  or at a  "qualified  floating  rate," an  "objective  rate," a combination of a single fixed rate and one or more "qualified  floating  rates" or one "qualified  inverse floating  rate," or a  combination  of "qualified  floating  rates" that does not operate in a manner that accelerates or defers  interest  payments on the mortgage loan. In general,  the issue price of a mortgage loan will be the amount  received by the borrower  from the lender  under the terms of the mortgage  loan, less any "points"  paid by the  borrower,  and the stated  redemption  price of a mortgage loan will equal its principal  amount,  unless the mortgage loan provides for an initial  below-market rate of interest or the  acceleration or the deferral of interest  payments.  The  determination  as to whether original issue discount  will be  considered  to be de minimis will be  calculated  using the same test  described in the
REMIC discussion. See "—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount" above.

         In the case of  mortgage  loans  bearing  adjustable  or  variable  interest  rates,  the related prospectus  supplement  will  describe the manner in which the rules will be applied with respect to those mortgage  loans  by  the  master  servicer  or  the  trustee  in  preparing  information  returns  to  the certificateholders and the IRS.

         If original  issue  discount is in excess of a de minimis  amount,  all original  issue  discount with respect to a mortgage  loan will be required to be accrued and  reported in income each month,  based on a constant  yield.  Section  1272(a)(6) of the Code  requires  that a prepayment  assumption be made in computing  yield  with  respect  to any pool of debt  instruments  the yield on which may be  affected  by reason of  prepayments.  Accordingly,  for  certificates or notes backed by these pools, it is intended to base information reports and returns to the IRS and  certificateholders  for taxable years beginning after
August 5, 1997,  on the use of a prepayment  assumption.  Certificateholders  are advised to consult their own tax advisors  concerning  whether a prepayment  assumption should be used in reporting  original issue discount with respect to Grantor Trust Fractional Interest Certificates.  Certificateholders  should refer to the related  prospectus  supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional  Interest  Certificate that purchases the Grantor Trust
Fractional Interest  Certificate at a cost less than the certificate's  allocable portion of the aggregate remaining  stated  redemption  price of the mortgage loans held in the related issuing entity will also be required to include in gross income the  certificate's  daily portions of any original issue discount with respect to the  mortgage  loans.  However,  each such daily  portion  will be reduced,  if the cost of the
Grantor  Trust  Fractional  Interest  Certificate  to the  purchaser  is in  excess  of the  certificate's allocable  portion of the  aggregate  "adjusted  issue  prices" of the mortgage  loans held in the related issuing entity,  approximately in proportion to the ratio the excess bears to the certificate's  allocable portion of the  aggregate  original  issue  discount  remaining to be accrued on the mortgage  loans.  The adjusted  issue price of a mortgage  loan on any given day equals the sum of (1) the adjusted  issue price
(or, in the case of the first  accrual  period,  the issue price) of the mortgage loan at the beginning of the accrual  period that includes the day and (2) the daily  portions of original  issue  discount for all days  during the accrual  period  prior to the day.  The  adjusted  issue price of a mortgage  loan at the beginning  of any  accrual  period  will equal the issue  price of the  mortgage  loan,  increased  by the aggregate  amount of original  issue  discount  with  respect to the  mortgage  loan that accrued in prior accrual  periods,  and reduced by the amount of any payments  made on the mortgage  loan in prior  accrual periods of amounts included in its stated redemption price.

         In addition to its regular  reports,  the master  servicer or the trustee,  except as provided in the related  prospectus  supplement,  will provide to any holder of a Grantor  Trust  Fractional  Interest
Certificate  such  information  as the holder may  reasonably  request  from time to time with  respect to original issue discount  accruing on Grantor Trust Fractional  Interest  Certificates.  See "Grantor Trust
Reporting" below.

         Market  Discount.  If the  stripped  bond  rules do not  apply to the  Grantor  Trust  Fractional
Interest  Certificate,  a  certificateholder  may be subject to the market discount rules of Sections 1276 through  1278 of the Code to the  extent  an  interest  in a  mortgage  loan is  considered  to have  been purchased at a "market  discount,"  that is, in the case of a mortgage loan issued without  original issue discount,  at a purchase price less than its remaining stated  redemption price (as defined above),  or in the case of a mortgage  loan  issued  with  original  issue  discount,  at a purchase  price less than its adjusted  issue  price (as defined  above).  If market  discount  is in excess of a de minimis  amount (as described  below),  the holder generally will be required to include in income in each month the amount of the discount that has accrued  (under the rules  described in the next  paragraph)  through the month that has not previously been included in income,  but limited,  in the case of the portion of the discount that is allocable to any mortgage  loan,  to the payment of stated  redemption  price on the mortgage loan that is  received  by the  issuing  entity in that  month.  A  certificateholder  may elect to  include  market discount  in income  currently  as it accrues  (under a constant  yield  method  based on the yield of the certificate to the holder)  rather than including it on a deferred basis in accordance  with the foregoing under rules  similar to those  described  in  "—Taxation  of Owners of REMIC  Regular  Certificates—Market
Discount" above.

         Section  1276(b)(3)  of  the  Code  authorized  the  Treasury  Department  to  issue  regulations providing  for the method for accruing  market  discount on debt  instruments,  the  principal of which is payable  in more  than one  installment.  Until  such  time as  regulations  are  issued  by the  Treasury
Department,  some rules described in the Committee  Report will apply.  Under those rules, in each accrual period market  discount on the mortgage loans should accrue,  at the  certificateholder's  option:  (1) on the basis of a constant  yield method,  (2) in the case of a mortgage loan issued  without  original issue discount,  in an amount  that bears the same ratio to the total  remaining  market  discount as the stated
interest  paid in the  accrual  period  bears to the total  stated  interest  remaining  to be paid on the mortgage  loan as of the  beginning of the accrual  period,  or (3) in the case of a mortgage  loan issued with  original  issue  discount,  in an amount  that  bears the same ratio to the total  remaining  market discount as the original  issue  discount  accrued in the accrual period bears to the total original issue discount  remaining at the beginning of the accrual  period.  The prepayment  assumption,  if any, used in calculating  the accrual of original  issue  discount is to be used in  calculating  the accrual of market discount.  The  effect of using a  prepayment  assumption  could be to  accelerate  the  reporting  of the discount income.

         Because the mortgage loans will provide for periodic  payments of stated  redemption  price,  the market discount may be required to be included in income at a rate that is not  significantly  slower than the rate at which the discount would be included in income if it were original issue discount.

         Market  discount  with respect to mortgage  loans may be  considered to be de minimis and, if so,
will  be   includible  in  income  under  de  minimis   rules   similar  to  those   described   above  in
"—REMICs—Taxation  of Owners of REMIC Regular  Certificates—Original  Issue  Discount"  with the exception that it is less  likely  that a  prepayment  assumption  will be used for  purposes  of these  rules  with respect to the mortgage loans.

         Further,   under  the  rules   described  in   "—REMICs—Taxation   of  Owners  of  REMIC  Regular
Certificates—Market  Discount,"  above,  any discount that is not original issue discount and exceeds a de minimis  amount may require the deferral of interest  expense  deductions  attributable  to accrued market discount  not yet  includible  in  income,  unless an  election  has been made to report  market  discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium.  If a  certificateholder  is treated as acquiring  the  underlying  mortgage  loans at a premium,  that is, at a price in excess of their remaining stated redemption price, the  certificateholder may elect  under  Section  171 of the Code to amortize  using a constant  yield  method the portion of the premium  allocable to mortgage loans originated after September 27, 1985.  Amortizable  premium is treated as an offset to  interest  income on the  related  debt  instrument,  rather  than as a separate  interest deduction.  However,  premium  allocable to mortgage  loans  originated  before  September  28, 1985 or to mortgage loans for which an amortization  election is not made,  should be allocated among the payments of stated  redemption  price on the mortgage  loan and be allowed as a deduction  as these  payments are made
(or,  for a  certificateholder  using  the  accrual  method of  accounting,  when the  payments  of stated
redemption price are due).

         It is  unclear  whether a  prepayment  assumption  should be used in  computing  amortization  of premium  allowable  under  Section  171 of the Code.  If premium is not  subject to  amortization  using a prepayment  assumption  and a mortgage  loan  prepays in full,  the holder of a Grantor  Trust  Fractional
Interest  Certificate  acquired at a premium should recognize a loss, equal to the difference  between the portion of the prepaid  principal  amount of the mortgage  loan that is allocable to the  certificate  and the portion of the  adjusted  basis of the  certificate  that is  allocable  to the  mortgage  loan.  If a prepayment  assumption  is used to amortize  premium,  it appears  that such a loss would be  unavailable.
Instead,  if a prepayment  assumption is used, a prepayment  should be treated as a partial payment of the stated  redemption  price of the Grantor Trust Fractional  Interest  Certificate and accounted for under a method  similar to that  described  for  taking  account  of  original  issue  discount  on REMIC  Regular
Certificates.  See  "REMICS—Taxation of Owners of REMIC Regular  Certificates—Original  Issue discount" in this  prospectus.  It is unclear whether any other  adjustments  would be required to reflect  differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip  Certificates.  The "stripped  coupon" rules of Section
1286 of the Code  will  apply to the  Grantor  Trust  Strip  Certificates.  Except as  described  above in
"Characterization  of  Investments  in  Grantor  Trust  Certificates—If  Stripped  Bond  Rules  Apply," no
regulations  or published  rulings  under  Section 1286 of the Code have been issued and some  uncertainty exists  as to how it will  be  applied  to  securities  such  as the  Grantor  Trust  Strip  Certificates.
Accordingly,  holders of  Grantor  Trust  Strip  Certificates  are  encouraged  to  consult  their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped  coupons,"  although they provide general  guidance as to how the original issue discount  sections of the Code will be applied.  In addition,  the discussion below is subject to the discussion under "—Possible  Application of Contingent  Payment Rules" and assumes that the holder of a Grantor Trust Strip  Certificate will not own any Grantor Trust  Fractional  Interest
Certificates.

         Under the stripped  coupon rules,  it appears that original issue discount will be required to be accrued in each month on the  Grantor  Trust  Strip  Certificates  based on a constant  yield  method.  In effect,  each holder of Grantor Trust Strip  Certificates  would include as interest  income in each month an amount equal to the product of the holder's  adjusted  basis in the Grantor Trust Strip  Certificate at the  beginning  of that month and the yield of the Grantor  Trust  Strip  Certificate  to the holder.  The yield would be calculated  based on the price paid for that Grantor Trust Strip  Certificate by its holder and the payments  remaining to be made thereon at the time of the purchase,  plus an allocable  portion of the servicing fees and expenses to be paid with respect to the mortgage loans.  See  "Characterization  of
Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply" above.

         As noted above,  Section 1272(a)(6) of the Code requires that a prepayment  assumption be used in computing  the accrual of original  issue  discount with respect to some  categories of debt  instruments, and that  adjustments  be made in the amount and rate of accrual of the discount when  prepayments  do not conform to the  prepayment  assumption.  To the extent the Grantor Trust Strip  Certificates  represent an interest in any pool of debt  instruments  the yield on which may be  affected  by reason of  prepayments, those  provisions  will apply to the Grantor Trust Strip  Certificates  for taxable years  beginning after
August 5, 1997. It is uncertain,  if a prepayment  assumption is used, whether the assumed prepayment rate would be  determined  based on  conditions  at the  time of the  first  sale of the  Grantor  Trust  Strip
Certificate  or, with  respect to any  subsequent  holder,  at the time of  purchase of the Grantor  Trust
Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip  Certificates will be significantly  slower if a prepayment  assumption  is  permitted  to be made than if yield is computed  assuming no  prepayments.  It currently  is intended to base  information  returns or reports to the IRS and  certificateholders  on the
Prepayment  Assumption  disclosed in the related  prospectus  supplement  and on a constant yield computed using a  representative  initial  offering  price for each  class of  certificates.  However,  none of the depositor,  the master servicer or the trustee will make any  representation  that the mortgage loans will in  fact  prepay  at  a  rate  conforming  to  the  Prepayment  Assumption  or  at  any  other  rate,  and certificateholders  should bear in mind that the use of a representative  initial offering price will mean that the information  returns or reports,  even if otherwise  accepted as accurate by the IRS, will in any event be  accurate  only as to the  initial  certificateholders  of each  series who bought at that price.
Prospective  purchasers of the Grantor Trust Strip  Certificates  are  encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.
         It is unclear  under what  circumstances,  if any, the  prepayment  of a mortgage  loan will give rise to a loss to the holder of a Grantor Trust Strip  Certificate.  If a Grantor Trust Strip  Certificate
is treated as a single  instrument  (rather than an interest in discrete mortgage loans) and the effect of prepayments  is  taken  into  account  in  computing  yield  with  respect  to  the  Grantor  Trust  Strip
Certificate,  it appears that no loss may be available as a result of any  particular  prepayment,  except possibly if  prepayments  occur at a rate faster than the  Prepayment  Assumption.  However,  if a Grantor
Trust  Strip  Certificate  is treated as an  interest in discrete  mortgage  loans,  or if the  Prepayment
Assumption  is not used,  then when a  mortgage  loan is  prepaid,  the  holder of a Grantor  Trust  Strip
Certificate  should be able to  recognize a loss equal to the portion of the  adjusted  issue price of the
Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible  Application of Contingent  Payment Rules. The coupon stripping rules' general treatment of  stripped  coupons  is to  regard  them  as  newly  issued  debt  instruments  in  the  hands  of  each purchaser.  To the extent  that  payments  on the  Grantor  Trust  Strip  Certificates  would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip  Certificates  could be considered to be debt instruments providing for contingent payments.  Under the OID Regulations,  debt instruments providing for contingent  payments are not subject to the same rules as debt  instruments  providing  for  noncontingent payments.  Regulations were promulgated on June 14, 1996,  regarding  contingent  payment debt instruments
(the  "Contingent  Payment  Regulations"),  but it appears that Grantor Trust Strip  Certificates,  to the extent  subject to Section  1272(a)(6)  of the Code,  as described  above,  or due to their  similarity to other  mortgage-backed  securities(such as REMIC regular interests and debt instruments subject to Section
1272(a)(6)  of the Code) that are  expressly  excepted  from the  application  of the  Contingent  Payment
Regulations,  are or may be excepted from these  regulations.  Like the OID  Regulations,  the  Contingent
Payment  Regulations  do  not  specifically   address   securities,   such  as  the  Grantor  Trust  Strip
Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the  contingent  payment rules under the Contingent  Payment  Regulations  were to apply,  the holder of a Grantor Trust Strip  Certificate would be required to apply the  "noncontingent  bond method."
Under  the  "noncontingent  bond  method,"  the  issuing  entity  of a  Grantor  Trust  Strip  Certificate determines a projected  payment  schedule on which  interest  will accrue.  Holders of Grantor Trust Strip
Certificates  are  bound by the  issuing  entity's  projected  payment  schedule.  The  projected  payment schedule consists of all noncontingent  payments and a projected amount for each contingent  payment based on the projected yield (as described below) of the Grantor Trust Strip  Certificate.  The projected amount of each payment is determined so that the projected  payment  schedule  reflects the projected  yield. The projected amount of each payment must reasonably  reflect the relative  expected values of the payments to be received by the holder of a Grantor Trust Strip  Certificate.  The projected yield referred to above is a reasonable  rate,  not less than the  "applicable  Federal  rate" that,  as of the issue date,  reflects general  market  conditions,  the credit  quality of the  Depositor,  and the terms and  conditions of the mortgage loans. The holder of a Grantor Trust Strip  Certificate  would be required to include as interest income in each month the adjusted  issue price of the Grantor Trust Strip  Certificate at the beginning of the  period  multiplied  by the  projected  yield,  and would add to, or  subtract  from,  the  income any variation between the payment actually received in that month and the payment  originally  projected to be made in that month.

         Assuming that a prepayment  assumption were used, if the Contingent Payment  Regulations or their principles  were applied to Grantor Trust Strip  Certificates,  the amount of income reported with respect thereto  would be  substantially  similar to that  described  under  "Taxation of Owners of Grantor  Trust
Strip  Certificates" in this prospectus.  Certificateholders  are encouraged to consult their tax advisors concerning  the  possible  application  of the  contingent  payment  rules  to  the  Grantor  Trust  Strip
Certificates.

         Sales of  Grantor  Trust  Certificates.  Any gain or loss  equal to the  difference  between  the amount  realized  on the  sale  or  exchange  of a  Grantor  Trust  Certificate  and its  adjusted  basis, recognized  on the sale or exchange of a Grantor  Trust  Certificate  by an investor who holds the Grantor
Trust  Certificate as a capital asset,  will be capital gain or loss,  except to the extent of accrued and unrecognized  market  discount,  which will be treated as ordinary  income,  and (in the case of banks and other financial  institutions)  except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor  Trust  Certificate  generally  will equal its cost,  increased  by any income  reported  by the seller  (including  original issue discount and market  discount  income) and reduced (but not below zero)
by any previously  reported losses,  any amortized  premium and by any  distributions  with respect to the
Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor  Trust  Certificate  may be partially or wholly  ordinary and not capital in some  circumstances.  Gain  attributable  to accrued and  unrecognized  market discount will be  treated  as  ordinary  income,  as will gain or loss  recognized  by banks  and  other  financial institutions subject Section 582(c) of the Code.  Furthermore,  a portion of any gain that might otherwise be capital  gain may be treated as ordinary  income to the extent that the Grantor  Trust  Certificate  is held as part of a  "conversion  transaction"  within the meaning of Section 1258 of the Code. A conversion transaction  generally  is one in which  the  taxpayer  has  taken  two or more  positions  in the same or similar property that reduce or eliminate market risk, if  substantially  all of the taxpayer's  return is attributable  to the time value of the taxpayer's net  investment in the  transaction.  The amount of gain realized in a  conversion  transaction  that is  recharacterized  as ordinary  income  generally  will not exceed the amount of interest  that would have accrued on the  taxpayer's  net  investment  at 120% of the appropriate  "applicable  Federal rate" (which rate is computed and  published  monthly by the IRS) at the time the taxpayer  enters into the  conversion  transaction,  subject to  appropriate  reduction for prior inclusion  of interest  and other  ordinary  income items from the  transaction.  Finally,  a taxpayer may elect to have net capital gain taxed at ordinary  income  rates  rather than capital  gains rates in order to include the net capital  gain in total net  investment  income for that taxable  year,  for purposes of the rule that limits the  deduction  of interest on  indebtedness  incurred to purchase or carry  property held for investment to a taxpayer's net investment income.

         Grantor  Trust  Reporting.  The master  servicer or the trustee  will furnish to each holder of a
Grantor  Trust  Fractional  Interest  Certificate  with each  distribution  a statement  setting forth the amount of the  distribution  allocable  to  principal  on the  underlying  mortgage  loans and to interest thereon at the related  pass-through  rate. In addition,  the master servicer or the trustee will furnish, within a  reasonable  time  after  the end of each  calendar  year,  to each  holder  of a  Grantor  Trust
Certificate who was a holder at any time during that year,  information  regarding the amount of servicing compensation  received by the master servicer and  subservicer  (if any) and any other  customary  factual information  as the master  servicer or the trustee  deems  necessary or  desirable  to enable  holders of
Grantor Trust  Certificates  to prepare their tax returns and will furnish  comparable  information to the
IRS as and when required by law to do so. Because the rules for accruing  discount and amortizing  premium with respect to the Grantor Trust  Certificates are uncertain in various  respects,  there is no assurance the IRS will agree with the issuing  entity's  information  reports of these items of income and  expense.
Moreover,  these  information  reports,  even if  otherwise  accepted as accurate by the IRS,  will in any event be  accurate  only as to the  initial  certificateholders  that  bought  their  certificates  at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus  supplement,  the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding.  In general, the rules described in "—REMICS—Backup  Withholding with Respect to REMIC Certificates" in this prospectus will also apply to Grantor Trust Certificates.

         Foreign  Investors.  In general,  the discussion  with respect to REMIC Regular  certificates  in
"REMICS—Foreign  Investors in REMIC Certificates" in this prospectus applies to Grantor Trust Certificates except that Grantor Trust  Certificates  will, except as disclosed in the related  prospectus  supplement, be  eligible  for  exemption  from U.S.  withholding  tax,  subject  to the  conditions  described  in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent  that  interest  on a Grantor  Trust  Certificate  would be exempt  under  Sections
871(h)(1) and 881(c) of the Code from United  States  withholding  tax, and the Grantor Trust  Certificate is not held in connection with a  certificateholder's  trade or business in the United States, the Grantor
Trust  Certificate  will not be  subject to United  States  estate  taxes in the estate of a  non-resident alien individual.

Taxation of Classes of Exchangeable Securities

         General

         The arrangement  pursuant to which the ES Classes of a series are created,  sold and administered will be  classified  as a  grantor  trust  under  subpart  E,  part I of  subchapter  J of the  Code.  The interests in the classes of securities  that have been  exchanged for ES Classes will be the assets of the exchangeable  security trust fund, and the ES Classes  represent  beneficial  ownership of these interests in the classes of securities.

         Tax Status

         The ES  Classes  will  represent  "real  estate  assets"  within  the  meaning  of  Code  Section
856(c)(4)(A) and assets described in Section  7701(a)(19)(C)  of the Code, and original issue discount and interest  accruing on ES Classes  will  represent  "interest on  obligations  secured by mortgages on real property"  within the  meaning  of  Section  856(c)(3)(B)  of the Code,  in each  case,  to the extent the securities or income on the  securities  would be qualifying if held directly  (although the matter is not entirely  clear for Strips,  defined  below).  ES Classes  will be  "qualified  mortgages"  under  Section
860G(a) (3) of the Code for a REMIC to the extent the  securities  the interest in which is represented by such classes would be qualifying if held directly.

         Tax Accounting for Exchangeable Securities

         An ES Class represents  beneficial  ownership of an interest in one or more classes of securities
on  deposit  in  an  exchangeable   security  trust  fund,  as  specified  in  the  applicable  prospectus supplement.  If it represents an interest in more than one class of securities,  a purchaser must allocate its basis in the ES Class  among the  interests  in the classes of  securities  in  accordance  with their relative fair market  values as of the time of  acquisition.  Similarly,  on the sale of such an ES Class, the  holder  must  allocate  the  amount  received  on the sale  among the  interests  in the  classes  of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must  account  separately  for each  interest in a class of  securities
(there may be only one such  interest).  Where the  interest  represents  a pro rata portion of a class of securities  that are  REMIC  regular  securities,  the  holder  of the ES Class  should  account  for such interest as described under  "REMICS—Taxation  of Owners of REMIC Regular  Certificates"  above. Where the interest  represents  beneficial  ownership  of a  disproportionate  part of the  principal  and  interest payments on a class of securities (a "Strip"),  the holder is treated as owning,  pursuant to Section 1286 of the Code,  "stripped bonds" to the extent of its share of principal  payments and "stripped coupons" to the extent of its share of interest  payments on such class of  securities.  We intend to treat each Strip as a single debt  instrument  for  purposes  of  information  reporting.  The IRS,  however,  could take a different  position.  For  example,  the IRS could  contend  that a Strip  should be treated as a pro rata part of the class of securities to the extent that the Strip  represents a pro rata portion  thereof,  and
"stripped  bonds" or  "stripped  coupons"  with respect to the  remainder.  An investor is  encouraged  to consult its tax advisor regarding this matter.

         A holder of an ES Class should  calculate  original issue discount with respect to each Strip and include it in ordinary  income as it  accrues,  which may be before the  receipt of cash  attributable  to such income,  in accordance  with a constant  interest  method that takes into account the  compounding of interest.  The holder should  determine  its yield to maturity  based on its purchase  price  allocated to the Strip and on a schedule of payments  projected using a prepayment  assumption,  and then make periodic adjustments  to take into account  actual  prepayment  experience.  With  respect to a particular  holder,
Treasury  regulations do not address whether the prepayment  assumption  used to calculate  original issue discount  would be  determined  at the time of purchase of the Strip or would be the  original  prepayment assumption  with respect to the related class of securities.  Further,  if the related class of securities is subject to redemption as described in the applicable  prospectus  supplement,  Treasury  regulations do not address the extent to which such  prepayment  assumption  should take into account the  possibility of the retirement of the Strip  concurrently  with the  redemption of such class of  securities.  An investor is encouraged to consult its tax advisor  regarding these matters.  For purposes of information  reporting relating to original issue  discount,  the original  yield to maturity of the Strip,  determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original  issue discount  accruing with respect to a Strip,  computed as described  above,  is negative  for any period,  the holder may be entitled to offset such amount only against  future  positive original  issue discount  accruing from such Strip (or possibly also against  original issue discount from prior  periods).  We intend to report by  offsetting  negative OID accruals only against  future  positive accruals of OID.  Although  not entirely  free from doubt,  such a holder may be entitled to deduct a loss to the extent that its  remaining  basis would exceed the maximum  amount of future  payments to which the holder is entitled  with respect to such Strip,  assuming no further  prepayments  of the  Mortgages  (or, perhaps,  assuming  prepayments at a rate equal to the prepayment  assumption).  Although the issue is not free  from  doubt,  all or a  portion  of such loss may be  treated  as a  capital  loss if the Strip is a capital asset in the hands of the holder.

         A  holder  realizes  gain or loss on the  sale of a Strip in an  amount  equal to the  difference between the amount  realized and its adjusted basis in such Strip.  The holder's  adjusted basis generally is equal to the  holder's  allocated  cost of the Strip,  increased  by income  previously  included,  and reduced (but not below zero) by  distributions  previously  received.  Except as described below, any gain or loss on such sale  generally  is capital  gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term  capital gain holding  period (more than one year).  Such gain or loss will be  ordinary  income or loss (1) for a bank or thrift  institution or (2) if the  securities  are REMIC regular  securities to the extent income  recognized by the holder is less than the income  that  would  have been  recognized  if the yield on such  interest  were 110% of the applicable federal rate under Section 1274(d) of the Code.

         If a holder exchanges a single ES Class, an "Exchanged ES Class",  for several ES Classes,  each, a  "Received  ES Class,"  and then  sells one of the  Received  ES  Classes,  the sale may be subject  the investor to the coupon  stripping  rules of Section 1286 of the Code.  The holder must  allocate its basis in the  Exchanged ES Class between the part of such class  underlying  the Received ES Class that was sold and the part of the  Exchanged  ES Class  underlying  the  Received  ES  Classes  that were  retained,  in proportion  to their  relative  fair market  values as of the date of such sale.  The holder is treated as purchasing  the interest  retained for the amount of basis  allocated  to such  interest.  The holder must calculate original issue discount with respect to the retained interest as described above.

         Although  the  matter is not free  from  doubt,  a holder  that  acquires  in one  transaction  a combination  of ES Classes  that may be  exchanged  for a single ES Class that is  identical to a class of securities  that is on deposit  in the  related  exchangeable  security  trust  fund  should be treated as owning the relevant class of securities.

         Exchanges of Exchangeable Securities

         An  exchange  of an  interest  in one or more ES  Classes  for an  interest  in one or more other related  ES  Classes  that  are  part of the  same  combination,  or vice  versa,  will  not be a  taxable exchange.  After the  exchange,  the holder is treated as  continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign  holder of an ES Class is subject to taxation in the same manner as foreign  holders of
REMIC  Regular  Certificates.  Such manner of taxation is discussed  under the heading in this  prospectus
"—REMICS —Foreign Investors in REMIC Certificates."

         Backup Withholding

         A holder of an ES Class is subject to backup  withholding  rules  similar to those  applicable to
REMIC  Regular  Certificates.  Such manner of taxation is discussed  under the heading in this  prospectus
"—REMICS —Backup Withholding With Respect to REMIC Certificates."

         Reporting and Administrative Matters

         Reports  will be made to the IRS and to  holders of record of ES  Classes  that are not  excepted from the reporting requirements.

Callable Classes

         The tax  consequences  of holding or selling a Callable  Class will be  discussed  in the related
Prospectus Supplement.

                                            PENALTY AVOIDANCE

         The  summary of tax  considerations  contained  in this  prospectus  was  written to support  the promotion  and  marketing of the  securities,  and was not  intended or written to be used,  and cannot be used, by a taxpayer for the purpose of avoiding  United States  Federal  income tax penalties  that may be imposed.  Each  taxpayer is  encouraged to seek advice based on the  taxpayer's  particular  circumstances from an independent tax advisor.

                                     STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal  income tax  consequences  described  in this  prospectus  in "Federal
Income Tax  Consequences",  potential  investors  should consider the state and local tax  consequences of the  acquisition,  ownership,  and  disposition  of the securities  offered under this  prospectus and the prospectus  supplement.  State and local law may differ  substantially from the corresponding  federal tax law,  and the  discussion  above does not purport to  describe  any aspect of the tax laws of any state or other  jurisdiction.  Therefore,  prospective  investors are  encouraged to consult their own tax advisors with respect to the various state and other tax  consequences  of investments  in the  securities  offered under this prospectus and the prospectus supplement.

                                           ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited  transaction  restrictions on ERISA
Plans and on various other retirement plans and arrangements,  including bank collective  investment funds and insurance  company  general and separate  accounts in which ERISA Plans are invested.  Section 4975 of the Code imposes  essentially the same  prohibited  transaction  restrictions on Tax Favored Plans.  ERISA and the Code  prohibit  a broad  range of  transactions  involving  assets  of Plans  and  persons  having obtained  certain  relationships  to  a  Plan,  called  "Parties  in  Interest",  unless  a  statutory  or administrative exemption is available with respect to any such transaction.

         Some  employee  benefit  plans,  including  governmental  plans (as  defined in Section  3(32) of
ERISA),  and, if no election has been made under Section  410(d) of the Code,  church plans (as defined in
Section  3(33) of ERISA) are not  subject to the ERISA  requirements.  Accordingly,  assets of these plans may be invested in the securities without regard to the ERISA  considerations  described below, subject to the  provisions  of other  applicable  federal,  state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code,  however,  is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries  general fiduciary  requirements,  including those of investment  prudence and  diversification  and the requirement  that a Plan's  investments be made for the exclusive  benefit of Plan  participants  and their  beneficiaries  and in  accordance  with the documents governing the Plan. Any person who has  discretionary  authority or control with respect to the management or disposition  of a Plan's assets,  or Plan Assets,  and any person who provides  investment  advice with respect to Plan Assets for a fee is a fiduciary of the  investing  Plan.  If the mortgage  loans and other assets  included  in the  issuing  entity  were to  constitute  Plan  Assets,  then any  party  exercising management  or  discretionary  control  with  respect  to those  Plan  Assets  may be  deemed to be a Plan
"fiduciary,"  and thus subject to the  fiduciary  responsibility  provisions  of ERISA and the  prohibited transaction  provisions  of ERISA and Section  4975 of the Code with  respect to any  investing  Plan.  In addition,  the  acquisition  or holding of  securities  by or on behalf of a Plan or with Plan Assets,  as well as the operation of the issuing  entity,  may  constitute or involve a prohibited  transaction  under
ERISA and the Code unless a statutory or  administrative  exemption is available.  Further,  ERISA and the
Code  prohibit a broad  range of  transactions  involving  Plan  Assets  and  persons,  called  Parties in
Interest  unless a statutory or  administrative  exemption  is  available.  Some Parties in Interest  that participate  in a  prohibited  transaction  may be subject to a penalty (or an excise tax)  imposed  under
Section  502(i) of ERISA or Section 4975 of the Code,  unless a statutory or  administrative  exemption is available with respect to any transaction of this sort.

         Some  transactions  involving  the  issuing  entity  might be  deemed  to  constitute  prohibited transactions  under  ERISA and the Code with  respect  to a Plan that  purchases  the  securities,  if the mortgage  loans and other  assets  included in a issuing  entity are deemed to be assets of the Plan.  The
DOL has promulgated the DOL  Regulations  concerning  whether or not Plan Assets of a Plan would be deemed to include an interest in the underlying  assets of an entity,  including an issuing entity,  for purposes of applying  the general  fiduciary  responsibility  provisions  of ERISA and the  prohibited  transaction provisions of ERISA and the Code.  Under the DOL Regulations,  generally,  when a Plan acquires an "equity interest" in another  entity (such as the issuing  entity),  the  underlying  assets of that entity may be considered  to be Plan Assets unless an exception  applies.  Exceptions  contained in the DOL  Regulations provide that a Plan's  assets will not include an  undivided  interest in each asset of an entity in which the  Plan  makes an  equity  investment  if:  (1) the  entity  is an  operating  company;  (2) the  equity investment  made by the Plan is  either a  "publicly-offered  security"  that is  "widely  held,"  both as defined in the DOL  Regulations,  or a  security  issued by an  investment  company  registered  under the
Investment  Company Act of 1940,  as  amended;  or (3) Benefit  Plan  Investors  do not own 25% or more in value of any class of equity  securities issued by the entity.  In addition,  the DOL Regulations  provide that the term  "equity  interest"  means any  interest  in an entity  other  than an  instrument  which is treated as indebtedness  under applicable local law and which has no "substantial  equity features." Under the DOL  Regulations,  Plan Assets will be deemed to include an interest in the instrument  evidencing the equity interest of a Plan (such as a security with  "substantial  equity  features"),  and, because of the factual  nature  of some of the  rules  set forth in the DOL  Regulations,  Plan  Assets  may be deemed to include an interest in the  underlying  assets of the entity in which a Plan acquires an interest (such as the issuing entity).  Without regard to whether the securities are characterized as equity interests,  the purchase,  sale and holding of  securities by or on behalf of a Plan could be considered to give rise to a prohibited  transaction if the Issuing  Entity,  the trustee or any of their  respective  affiliates is or becomes a Party in Interest  with  respect to the Plan.  The  depositor,  Bear,  Stearns & Co.  Inc.,  the master  servicer or other  servicer,  any pool  insurer,  any special  hazard  insurer,  the trustee,  and certain of their  affiliates  might be  considered  Parties in Interest with respect to a Plan. If so, the acquisition,  holding or  disposition  of  securities  by or on behalf of such Plan could be considered to give rise to a  "prohibited  transaction"  within the meaning of ERISA and the Code unless an exemption is available.  Neither Plans nor persons  investing Plan Assets should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulations.

Class and Statutory Exemptions

         The DOL has issued  Prohibited  Transaction  Class Exemptions  ("PTCEs") which provide  exemptive relief to parties to any transaction  which  satisfies the conditions of the exemption.  A partial listing of the PTCEs which may be available  for  investments  in  securities  follows.  In addition,  the Pension
Protection  Act of 2006  provides a statutory  exemption  under  Section  408(b)(17)  of ERISA and Section
4975(d)(20) of the Code from certain  prohibited  transactions  between an ERISA plan,  Keogh plan, IRA or related  investment  vehicle  and a person or entity  that is a Party in  Interest  to such Plan solely by reason of providing  services to such plan or entity  (other than a Party in Interest that is a fiduciary, or its affiliate,  that has or exercises  discretionary  authority or control or renders investment advice with  respect to the assets of the plan or entity  involved in the  transaction),  provided  that there is adequate  consideration  for the  transaction.  Each of these  exemptions  is available  only if specified conditions  are satisfied and may provide  relief for some,  but not all, of the  prohibited  transactions that a  particular  transaction  may  cause.  The  prospectus  supplement  for a  particular  offering  of securities may tell you whether the  securities  themselves  satisfy the  conditions of these  exemptions.
You are  encouraged to consult with your advisors  regarding the specific  scope,  terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

         Class exemptions for purchases and sales of securities.

         The following  exemptions  may apply to a purchase or sale of  securities  between a Plan, on the one hand, and a Party in Interest, on the other hand:

         o        PTCE  84-14,  which  exempts  certain  transactions  approved  on  behalf of the Plan by independent qualified professional asset managers.

         o        PTCE  86-128,   which  exempts   certain   transactions   between  a  Plan  and  certain
                  broker-dealers.

         o        PTCE 90-1, which exempts certain  transactions  entered into by insurance company pooled separate accounts in which Plans have made investments.

         o        PTCE  91-38,  which  exempts  certain  transactions  entered  into  by  bank  collective investment funds in which Plans have made investments.

         o        PTCE 96-23, which exempts certain  transactions  approved on behalf of a Plan by certain in-house investment managers.

         These  exemptions  do not  expressly  address  prohibited  transactions  that might  result  from transactions  incidental  to the  operation  of a trust.  The  issuing  entity  cannot  assure  you that a purchase or sale of  securities  in reliance on one of these  exemptions  will not give rise to  indirect, non-exempt prohibited transactions.

         Class  exemptions  for  purchases  and sales of  securities  and  transactions  incidental to the operation of the Issuing Entity.

         The following  exemptions  may apply to a purchase or sale of  securities  between a Plan, on the one hand, and a Party in Interest,  on the other hand, and may also apply to prohibited  transactions that may result from transactions incident to the operation of the Issuing Entity:

         o        PTCE 95-60,  which exempts  certain  transactions  involving  insurance  company general accounts.

         o        PTCE 83-1,  which exempts  certain  transactions  involving the purchase of pass-through
                  certificates   in  mortgage  pool   investment   trusts  from,  and  the  sale  of  such
                  certificates  to, the pool  sponsor,  as well as  transactions  in  connection  with the servicing and operation of the pool.

         Prohibited  Transaction  Class  Exemption  83-1.  The U.S.  Department  of Labor  has  issued  an administrative  exemption,  Prohibited  Transaction  Class  Exemption  83-1 ("PTCE  83-1"),  which,  under certain  conditions,  exempts from the  application of the prohibited  transaction  rules of ERISA and the excise tax  provisions of Section 4975 of the Code  transactions  involving a Plan in connection  with the operation  of a  "mortgage  pool" and the  purchase,  sale and  holding  of  "mortgage  pool  pass-through certificates." A "mortgage pool" is defined as an investment pool,  consisting  solely of interest bearing obligations  secured  by first or  second  mortgages  or  deeds  of  trust  on  single-family  residential property,  property  acquired  in  foreclosure  and  undistributed  cash.  A "mortgage  pool  pass-through certificate" is defined as a certificate  which represents a beneficial  undivided  interest in a mortgage pool which  entitles  the holder to  pass-through  payments of principal  and  interest  from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:
         o        the depositor  and the trustee  maintain a system of insurance or other  protection  for the mortgage loans and the property  securing such mortgage loans,  and for indemnifying holders of certificates  against reductions in pass-through  payments due to defaults in loan  payments  or  property  damage in an amount at least equal to the greater of 1% of the aggregate  principal  balance of the mortgage loans, or 1% of the principal  balance of the largest covered pooled mortgage loan;

         o        the trustee may not be an affiliate of the depositor;

         o        and the payments  made and  retained by the  depositor  in  connection  with the issuing entity,  together with all funds inuring to the  depositor's  benefit for  administering the issuing  entity,  represent no more than  "adequate  consideration"  for selling the mortgage  loans,  plus  reasonable  compensation  for  services  provided to the issuing entity.

         In addition,  if it is applicable,  PTCE 83-1 exempts the initial sale of  certificates to a Plan with respect to which the depositor,  the special hazard insurer,  the pool insurer,  the master servicer, or other  servicer,  or the  trustee are or is a party in interest if the Plan does not pay more than fair market value for such  certificate  and the rights and  interests  evidenced by such  certificate  are not subordinated  to the rights and  interests  evidenced by other  certificates  of the same pool.  PTCE 83-1 also exempts from the prohibited  transaction  rules any transactions in connection with the servicing and operation of the mortgage  pool,  provided  that any payments  made to the master  servicer in  connection with the  servicing  of the issuing  entity are made in  accordance  with a binding  agreement,  copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the  depositor,  the master  servicer,  the special hazard  insurer,  the pool  insurer,  or the  trustee  is a  fiduciary,  PTCE 83-1 will only  apply if, in addition to the other requirements:

         o        the initial  sale,  exchange or transfer of  certificates  is  expressly  approved by an independent  fiduciary  who has  authority to manage and control those plan assets being invested in certificates;

         o        the  Plan  pays no more for the  certificates  than  would  be paid in an  arm's  length transaction;

         o        no investment  management,  advisory or underwriting  fee, sale  commission,  or similar compensation  is paid to the depositor with regard to the sale,  exchange or transfer of certificates to the Plan;

         o        the total value of the  certificates  purchased  by such Plan does not exceed 25% of the amount issued; and

         o        at  least  50%  of  the  aggregate   amount  of  certificates  is  acquired  by  persons
                  independent of the depositor,  the trustee, the master servicer,  and the special hazard insurer or pool insurer.

         Before purchasing  certificates,  a fiduciary of a Plan should confirm that the issuing entity is a "mortgage pool," that the certificates  constitute  "mortgage pool pass-through  certificates," and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own  determination as to the  availability  of the exemptive  relief  provided in PTCE 83-1, the Plan fiduciary  should consider the availability of any other prohibited transaction  exemptions.  The Plan fiduciary also should consider its general  fiduciary  obligations  under ERISA in determining  whether to purchase any  certificates  on behalf of a Plan.

Underwriter Exemption

         The DOL has issued Exemptions to some  underwriters,  which generally exempt from the application of the prohibited  transaction  provisions of Section 406 of ERISA,  and the excise taxes imposed on those prohibited  transactions  pursuant  to  Section  4975(a)  and (b) of the Code,  some  transactions,  among others,  relating to the servicing and operation of mortgage pools and the initial  purchase,  holding and subsequent resale of mortgage-backed  securities or other "securities" underwritten by an Underwriter,  as defined below,  provided that the  conditions  set forth in the Exemption are  satisfied.  For purposes of this section "ERISA  Considerations",  the term "Underwriter"  shall include (1) the underwriter,  (2) any person directly or indirectly,  through one or more  intermediaries,  controlling,  controlled by or under common control with the underwriter and (3) any member of the  underwriting  syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         The Exemption  sets forth seven general  conditions  which must be satisfied for the Exemption to apply.

         First,  the  acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

         Second,  the Exemption  only applies to securities  evidencing  rights and interests that are not subordinated to the rights and interests  evidenced by other securities of the same trust,  unless none of the mortgage loans has a loan-to- value ratio or combined  loan-to-value  ratio at the date of issuance of the securities that exceeds 100%.

         Third,  the  securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency.  However,  the securities must  be  rated  in one of the two  highest  generic  categories  by an  Exemption  Rating  Agency  if the loan-to-value ratio or combined  loan-to-value ratio of any one- to four-family  residential mortgage loan or home  equity  loan held in the  issuing  entity  exceeds  100% but does not exceed  125% at the date of issuance of the  securities,  and in that case the Exemption will not apply:  (1) to any of the securities if any  mortgage  loan or  other  asset  held in the  issuing  entity  (other  than a one- to  four-family residential  mortgage loan or home equity loan) has a loan-to-value ratio or combined  loan-to-value ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth,  the trustee cannot be an affiliate of any member of the "Restricted  Group",  other than the  Underwriter.  The Restricted Group consists of any  Underwriter,  the master servicer,  any servicer, any insurer,  the depositor,  any  counterparty to an "eligible swap" (as described below) and any obligor with  respect  to assets  included  in the  issuing  entity  consisting  of more than 5% of the  aggregate unamortized  principal  balance of the assets in the issuing entity as of the date of initial  issuance of the securities other than the underwriter.

         Fifth,  the sum of all payments  made to and retained by the  Underwriter(s)  must  represent not more than reasonable  compensation for  underwriting  the securities;  the sum of all payments made to and retained by the  depositor  pursuant to the  assignment of the assets to the related  issuing  entity must represent  not more than the fair market value of the  obligations;  and the sum of all  payments  made to and retained by the master  servicer,  the special  servicer and any  subservicer  must represent not more than reasonable  compensation for the person's  services under the related  Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth,  the investing  Plan or Plan Asset  investor must be an accredited  investor as defined in
Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         Seventh,  for Issuing Entities other than certain trusts, the documents  establishing the Issuing
Entity and  governing  the  transaction  must contain  certain  provisions  as described in the  Exemption intended to protect the assets of the Issuing Entity from creditors of the Depositor.

         Permitted trust funds include  owner-trusts,  as well as grantor-trusts and REMICs.  Owner-trusts are subject to certain  restrictions in their  governing  documents to ensure that their assets may not be reached by creditors of the  depositor in the event of  bankruptcy  or other  insolvency  and must provide certain legal opinions.

         The Exemption  permits interest rate swaps,  interest rate caps and yield  supplement  agreements to be assets of an issuing entity if certain conditions are satisfied.

         An  interest-rate  swap or (if purchased by or on behalf of the Issuing Entity) an  interest-rate cap contract  (collectively,  a "swap" or "swap  agreement")  is a permitted  issuing  entity asset if it:
(a) is an "eligible swap;" (b) is with an "eligible  counterparty;" (c) meets certain additional  specific conditions  which depend on whether the swap is a "ratings  dependent  swap" or a  "non-ratings  dependent swap" and (d) permits the Issuing  Entity to make  termination  payments to the swap  counterparty  (other than  currently  scheduled  payments)  solely  from  excess  spread or  amounts  otherwise  payable to the servicer,  depositor,  sponsor or any other seller.  Securities to which one or more swap agreements apply may be acquired or held by only "qualified plan investors."

         An "eligible swap" is one which:  (a) is denominated in U.S.  dollars;  (b) pursuant to which the
Issuing Entity pays or receives,  on or immediately  prior to the respective  payment or distribution date for the class of  securities  to which the swap  relates,  a fixed rate of interest or a floating  rate of interest based on a publicly  available  index (e.g.,  LIBOR or the U.S.  Federal  Reserve's Cost of Funds
Index  (COFI)),  with the  Issuing  Entity  receiving  such  payments  on at least a  quarterly  basis and obligated to make  separate  payments no more  frequently  than the  counterparty,  with all  simultaneous payments  being  netted  ("allowable  interest  rate");  (c) has a  notional  amount  that does not exceed either:  (i) the  principal  balance of the class of  securities  to which the swap  relates,  or (ii) the portion of the principal balance of such class represented by obligations  ("allowable  notional amount");
(d) is not  leveraged  (i.e.,  payments  are  based  on the  applicable  notional  amount,  the day  count fractions,  the fixed or floating rates permitted above, and the difference  between the products thereof, calculated on a one-to-one  ratio and not on a multiplier  of such  difference)  ("leveraged");  (e) has a final  termination  date that is either the earlier of the date on which the Issuing Entity  terminates or the related class of securities are fully repaid and (f) does not  incorporate  any provision  which could cause a unilateral alteration in the requirements described in (a) through (d) above.

         An "eligible  counterparty"  means a bank or other  financial  institution  which has a rating at the date of issuance  of the  securities,  which is in one of the three  highest  long term credit  rating categories  or one of the two highest  short term credit  rating  categories,  utilized by at least one of the exemption  rating agencies  rating the securities;  provided that, if a counterparty is relying on its short term rating to establish  eligibility  under the  Exemption,  such  counterparty  must either have a long term rating in one of the three  highest long term rating  categories  or not have a long term rating from the applicable exemption rating agency.

         A "qualified  plan  investor" is a plan where the decision to buy a class of  securities  is made on behalf of the plan by an independent  fiduciary  qualified to understand the swap  transaction  and the effect the swap would have on the rating of the  securities  and such fiduciary is either (a) a "qualified professional  asset manager"  ("QPAM") under PTCE 84-14,  (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and  non-plan)  under  management  of at least $100 million at the time the securities are acquired by the plan.

         In "ratings  dependent  swaps"  (where the rating of a class of  securities  is  dependent on the terms and  conditions  of the swap),  the swap  agreement  must provide  that if the credit  rating of the counterparty  is  withdrawn  or reduced by any  exemption  rating  agency  below a level  specified by the exemption  rating agency,  the servicer must,  within the period specified under the Pooling and Servicing
Agreement:  (a) obtain a replacement swap agreement with an eligible  counterparty  which is acceptable to the  exemption  rating  agency  and the  terms of which are  substantially  the same as the  current  swap agreement (at which time the earlier swap agreement must  terminate);  or (b) cause the swap  counterparty to establish any  collateralization or other arrangement  satisfactory to the exemption rating agency such that the then current  rating by the exemption  rating agency of the particular  class of securities  will not be  withdrawn  or  reduced  (and the  terms of the  swap  agreement  must  specifically  obligate  the counterparty  to perform these duties for any class of securities  with a term of more than one year).  In the event that the servicer fails to meet these  obligations,  holders of the securities that are employee benefit plans or other  retirement  arrangements  must be notified in the immediately  following  periodic report  which is  provided  to the  holders of the  securities  but in no event  later than the end of the second month  beginning after the date of such failure.  Sixty days after the receipt of such report,  the exemptive  relief provided under the Exemption will  prospectively  cease to be applicable to any class of securities held by an employee  benefit plan or other retirement  arrangement  which involves such ratings dependent swap.

         "Non-ratings  dependent  swaps" (those where the rating of the securities  does not depend on the terms and  conditions  of the swap) are subject to the following  conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above,  the servicer will,  within a specified period after such rating  withdrawal or reduction:  (a) obtain a replacement swap agreement with an eligible  counterparty,  the terms of which are  substantially  the same as the current swap  agreement
(at which time the earlier swap agreement must  terminate);  (b) cause the counterparty to post collateral with  the  Issuing  Entity  in an  amount  equal  to all  payments  owed by the  counterparty  if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

         An  "eligible  yield  supplement   agreement"  is  any  yield  supplement  agreement  or  similar arrangement  or (if  purchased  by or on behalf of the Issuing  Entity) an interest  rate cap  contract to supplement  the  interest  rates  otherwise  payable  on  obligations  held by the  issuing  entity  ("EYS
Agreement").  If the EYS Agreement has a notional  principal  amount and/or is written on an International
Swaps and  Derivatives  Association,  Inc.  (ISDA) form, the EYS Agreement may only be held as an asset of the issuing entity if it meets the following  conditions:  (a) it is denominated in U.S.  dollars;  (b) it pays an  allowable  interest  rate;  (c) it is not  leveraged;  (d) it does not allow  any of these  three preceding  requirements to be unilaterally  altered without the consent of the trustee;  (e) it is entered into between the Issuing Entity and an eligible counterparty and (f) it has an allowable notional amount.

         The  Exemption  also requires that the issuing  entity meet the following  requirements:  (1) the trust fund must consist  solely of assets of the type that have been included in other  investment  pools;
(2)  securities  evidencing  interests  in the other  investment  pools must have been rated in one of the four highest  generic  categories of one of the Exemption  Rating  Agencies for at least one year prior to the  acquisition  of  securities  by or on  behalf  of a Plan  or with  Plan  Assets;  and (3)  securities evidencing  interests in the other  investment  pools must have been  purchased  by  investors  other than
Plans for at least  one year  prior to any  acquisition  of  securities  by or on behalf of a Plan or with
Plan Assets.

         A fiduciary of a Plan or any person  investing  Plan Assets to purchase a security  must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the  general  conditions  of the  Exemption  are  satisfied,  the  Exemption  may  provide  an exemption  from the  restrictions  imposed by Sections  406(a) and 407(a) of ERISA,  and the excise  taxes imposed by Sections  4975(a) and (b) of the Code by reason of  Sections  4975(c)(1)(A)  through (D) of the
Code, in connection  with the direct or indirect  sale,  exchange or transfer of securities in the initial issuance of the securities or the direct or indirect  acquisition  or disposition in the secondary  market of securities by a Plan or with Plan Assets or the continued  holding of securities  acquired by a Plan or with Plan  Assets  pursuant  to either of the  foregoing.  However,  no  exemption  is  provided  from the restrictions  of Sections  406(a)(1)(E),  406(a)(2) and 407 of ERISA for the  acquisition  or holding of a security  on behalf of an  "Excluded  Plan" by any  person  who has  discretionary  authority  or  renders investment  advice with  respect to the assets of an Excluded  Plan.  For purposes of the  securities,  an
Excluded Plan is a Plan sponsored by any member of the Restricted Group.

                  If the specific  conditions  of the  Exemption  are also  satisfied,  the  Exemption may provide an exemption  from the  restrictions  imposed by Sections  406(b)(1) and (b)(2) of ERISA,  and the excise taxes  imposed by Sections  4975(a) and (b) of the Code by reason of Section  4975(c)(1)(E)  of the
Code, in connection with:

         1.       The  direct or  indirect  sale,  exchange  or  transfer  of  securities  in the  initial issuance of  securities  between the  depositor  or an  Underwriter  and a Plan when the person who has  discretionary  authority  or renders  investment  advice with respect to the  investment of Plan Assets in the  securities is (a) a mortgagor  with respect to 5%
                  or less of the fair market  value of the issuing  entity  assets or (b) an  affiliate of such a person, provided that:

                           i.       The Plan is not an Excluded Plan,

                           ii.      Each Plan's  investment  in each class of  securities  does not exceed
                                    25% of the outstanding securities in the class,

                           iii.     After the Plan's  acquisition of the  securities,  no more than 25% of the assets  over which the  fiduciary  has  investment  authority  are invested in securities of an issuing  entity  containing  assets which are sold or serviced by the same entity, and

                           iv.      In  the  case  of  initial   issuance   (but  not   secondary   market
                                    transactions),  at least 50% of each class of securities  and at least
                                    50% of the aggregate  interests in the issuing  entity are acquired by persons independent of the Restricted Group;

         2.       The  direct  or  indirect   acquisition  or  disposition  in  the  secondary  market  of securities  by a Plan or with Plan assets  provided that the  conditions  in (i),  (iii)
                  and (iv) of 1 above are met; and

         3.       The continued  holding of securities  acquired by a Plan or with Plan Assets pursuant to sections 1 or 2 above.

         Further,  if the specific  conditions of the Exemption are  satisfied,  the Exemption may provide an exemption from the  restrictions  imposed by Sections  406(a),  406(b) and 407 of ERISA, and the excise taxes  imposed  by  Sections  4975(a)  and (b) of the Code by reason of  Section  4975(c)  of the Code for transactions  in  connection  with the  servicing,  management  and operation of the issuing  entity.  The depositor  expects  that the  specific  conditions  of the  Exemption  required  for this  purpose will be satisfied  with respect to the  securities  so that the  Exemption  would  provide an  exemption  from the restrictions  imposed  by  Sections  406(a)  and (b) of ERISA  (as well as the  excise  taxes  imposed  by
Sections  4975(a)  and (b) of the Code by reason of  Section  4975(c)  of the  Code) for  transactions  in connection with the servicing,  management and operation of the issuing entity,  provided that the general conditions of the Exemption are satisfied.

         The Exemption  also may provide an exemption from the  application of the prohibited  transaction provisions of Sections  406(a) and 407(a) of ERISA,  and the excise taxes  imposed by Section  4975(a) and
(b) of the Code by  reason of  Sections  4975(c)(1)(A)  through  (D) of the Code if the  restrictions  are deemed to otherwise  apply merely  because a person is deemed to be a Party in Interest with respect to an investing  Plan by  virtue  of  providing  services  to the  Plan (or by  virtue  of  having  a  specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed  and asset-backed  securities transactions  using pre-funding  accounts for trusts issuing  securities.  With respect to the securities, the Exemption will generally allow mortgage loans  supporting  payments to  securityholders,  and having a value  equal to no more than 25% of the total  principal  amount of the  securities  being  offered by the issuing  entity,  to be  transferred  to the  issuing  entity  within the  Pre-Funding  Period  instead of requiring that all the mortgage  loans be either  identified or transferred on or before the Closing Date.
In general,  the relief applies to the purchase,  sale and holding of securities  which otherwise  qualify for the Exemption, provided that the following general conditions are met:

         o        the ratio of the amount  allocated  to the  pre-funding  account to the total  principal amount of the securities being offered must be less than or equal to 25%;

         o        all  additional  mortgage  loans  transferred  to the related  issuing  entity after the
                  Closing Date must meet the same terms and  conditions  for  eligibility  as the original mortgage loans used to create the issuing  entity,  which terms and conditions have been approved by one of the Exemption Rating Agencies;

         o        the  transfer  of the  additional  mortgage  loans  to the  issuing  entity  during  the
                  Pre-Funding  Period  must not result in the  securities  to be covered by the  Exemption receiving a lower credit  rating from an Exemption  Rating  Agency upon  termination  of the  Pre-Funding  Period  than the rating  that was  obtained at the time of the initial issuance of the securities by the issuing entity;

         o        solely as a result of the use of  pre-funding,  the weighted  average annual  percentage interest  rate for the  mortgage  loans  included in the related  issuing  entity on the
                  Closing  Date and all  additional  mortgage  loans  transferred  to the related  issuing entity  after the Closing  Date at the end of the Pre-  Funding  Period must not be more than  100  basis  points  lower  than  the  rate  for  the  mortgage  loans  which  were transferred to the issuing entity on the Closing Date;

         o        either:

                  (1)      the  characteristics  of  the  additional  mortgage  loans  transferred  to the related  issuing  entity after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                  (2)      an independent  accountant retained by the depositor must provide the depositor with a letter (with copies  provided to the Exemption  Rating Agency rating the securities,  the  Underwriter  and  the  trustee)  stating  whether  or not the characteristics  of the additional  mortgage  loans  transferred to the related issuing entity after the Closing Date conform to the characteristics  described in the prospectus or prospectus  supplement and/or agreement.  In preparing the letter,  the  independent  accountant  must use the same type of  procedures as were  applicable to the mortgage  loans which were  transferred  to the issuing entity as of the Closing Date;

         o        the  Pre-Funding  Period  must end no later  than  three  months  or 90 days  after  the
                  Closing Date or earlier in some  circumstances  if the pre-funding  accounts falls below the minimum level specified in the Agreement or an event of default occurs;

         o        amounts  transferred to any pre-funding  accounts and/or  capitalized  interest  account used in connection with the  pre-funding  may be invested only in investments  which are permitted by the Exemption Rating Agencies rating the securities and must:

                  (1)      be direct  obligations of, or obligations fully guaranteed as to timely payment
                           of  principal   and   interest   by,  the  United   States  or  any  agency  or
                           instrumentality  thereof  (provided that the obligations are backed by the full faith and credit of the United States); or

                  (2)      have been rated (or the  obligor  has been  rated) in one of the three  highest generic  rating  categories by one of the  Exemption  Rating  Agencies  ("ERISA
                           Permitted Investments");

         o        the prospectus or prospectus  supplement  must describe the duration of the  Pre-Funding
                  Period;

         o        the trustee (or any agent with which the trustee  contracts to provide  trust  services)
                  must be a  substantial  financial  institution  or trust  company  experienced  in trust activities and familiar with its duties,  responsibilities  and liabilities  with ERISA.
                  The trustee,  as legal owner of the issuing entity,  must enforce all the rights created in favor of  securityholders  of the issuing entity,  including  employee  benefit plans subject to ERISA.

Insurance company general accounts

         o        In the event that  securities  which are  certificates  do not meet the  requirements of the  Exemption  solely  because  they  are  subordinate  certificates  or fail to meet a minimum  rating  requirements  under the  Exemption,  certain  Plans may be  eligible to purchase  certificates  pursuant  to  Sections  I and III of PTCE  95-60  which  permits
                  insurance   company  general  accounts  as  defined  in  PTCE  95-60  to  purchase  such certificates if they otherwise meet all of the other requirements of the Exemption.

         o        Insurance  companies  contemplating  the  investment  of general  account  assets in the securities  are  encouraged  to consult  with their legal  advisors  with respect to the applicability  of  Section  401(c) of ERISA.  The DOL  issued  final  regulations  under
                  Section 401(c) which became effective on July 5, 2001.

Revolving pool features

         The  Exemption  only covers  certificates  backed by a "fixed" pool of loans which  requires that all the loans must be transferred to the issuing  entity or identified at closing (or  transferred  within the Pre-Funding  Period,  if pre-funding  meeting the conditions  described  above is used).  Accordingly, certificates  issued by issuing entities which feature  revolving pools of assets will not be eligible for a purchase  by Plans.  However,  securities  which are notes  backed by  revolving  pools of assets may be eligible  for  purchase  by Plans  pursuant  to  certain  other  prohibited  transaction  exemptions.  See discussion below in "ERISA Considerations Relating to Notes."

ERISA Considerations Relating to Notes

         Under the DOL  Regulations,  the assets of the issuing  entity would be treated as "plan  assets"
of a Plan for the  purposes of ERISA and the Code only if the Plan  acquires an "equity  interest"  in the issuing  entity and none of the  exceptions  contained in the DOL  Regulations  is  applicable.  An equity interest is defined under the DOL  Regulations  as an interest  other than an instrument  which is treated as indebtedness  under  applicable local law and which has no substantial  equity features.  Assuming that the notes are  treated as  indebtedness  without  substantial  equity  features  for  purposes  of the DOL
Regulations,  then such notes will be eligible for purchase by Plans.  However,  without regard to whether the notes are treated as an "equity  interest" for such purposes,  the  acquisition or holding of notes by or on  behalf of a Plan  could be  considered  to give rise to a  prohibited  transaction  if the  issuing entity or any of its affiliates is or becomes a party in interest or  disqualified  person with respect to such  Plan,  or in the  event  that  a note  is  purchased  in the  secondary  market  and  such  purchase constitutes  a sale or  exchange  between  a Plan and a party in  interest  or  disqualified  person  with respect to such Plan.  There can be no assurance  that the issuing  entity or any of its  affiliates  will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption  permits  issuing  entities  which are grantor  trusts,  owner-trusts  or REMICs to issue  notes,  as well as  certificates,  provided a legal  opinion  is  received  to the effect  that the noteholders  have a perfected  security  interest in the issuing  entity's  assets.  The exemptive  relief provided  under the Exemption  for any  prohibited  transactions  which could be caused as a result of the operation,  management  or  servicing of the issuing  entity and its assets  would not be  necessary  with respect to notes with no  substantial  equity  features  which are issued as  obligations  of the  issuing entity.  Nevertheless,  because other  prohibited  transactions  might be involved,  the  Exemption  would provide  prohibited  transaction  exemptive  relief,  provided  that the same  conditions of the Exemption described above relating to certificates  are met with respect to the notes.  The same limitations of such exemptive  relief relating to  acquisitions of certificates by fiduciaries  with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the  Exemption is not  applicable  to the notes,  one or more other  prohibited transactions  exemptions may be available to Plans  purchasing or transferring the notes depending in part upon the type of Plan  fiduciary  making the  decision  to acquire the notes and the  circumstances  under which such  decision is made.  These  exemptions  include,  but are not  limited to, PTCE 90-1  (regarding investments by insurance  company pooled separate  accounts),  PTCE 91-38  (regarding  investments by bank collective  investments funds),  PTCE 84-14 (regarding  transactions  effected by "qualified  professional asset  managers"),  PTCE 95-60  (regarding  investments by insurance  company  general  accounts) and PTCE
96-23 (regarding  transactions effected by "in-house asset managers")  (collectively,  the "Investor-Based
Exemptions").  However,  even if the conditions specified in these Investor-Based  Exemptions are met, the scope of the relief  provided  under  such  Exemptions  might or might not cover all acts  which  might be construed as prohibited transactions.

         In the event that the Exemption is not  applicable to the notes,  there can be no assurance  that any class of notes will be treated as  indebtedness  without  substantial  equity features for purposes of the DOL Regulations.  There is increased  uncertainty  regarding the  characterization of debt instruments that do not carry an investment grade rating.  Consequently,  in the event of a withdrawal or downgrade to below  investment  grade of the rating of a class of notes,  the subsequent  transfer of such notes or any interest  therein to a Plan  trustee or other person  acting on behalf of a Plan,  or using Plan Assets to effect such transfer,  will be restricted.  Unless otherwise stated in the related prospectus  supplement, by acquiring a note,  each  purchaser  will be deemed to represent that either (1) it is not acquiring the note with Plan Assets;  or (2) (A) either (i) none of the issuing entity,  the depositor any  underwriter, the trustee,  the master  servicer,  any other servicer or any of their  affiliates is a party in interest with  respect to such  purchaser  that is a Plan or (ii) PTCE 90-1,  PTCE 91-38,  PTCE 84-14,  PTCE 95-60,
PTCE 96-23 or some other  prohibited  transaction  exemption is applicable to the  acquisition and holding of the note by such  purchaser  and (B) the notes are rated  investment  grade or better  and such  person believes that the notes are properly  treated as  indebtedness  without  substantial  equity  features for purposes  of the DOL  Regulations,  and agrees to so treat the  notes.  Alternatively,  regardless  of the rating of the notes,  such person may provide the  trustee  with an opinion of counsel,  which  opinion of counsel  will not be at the  expense  of the  issuing  entity,  the  depositor,  the  trustee,  the master servicer or any other  servicer,  which  opines that the  purchase,  holding and  transfer of such note or interest  therein is  permissible  under  applicable  law,  will not  constitute or result in a non-exempt prohibited  transaction  under ERISA or Section 4975 of the Code and will not subject the issuing  entity, the  depositor,  the trustee,  the master  servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING  CONSIDERATIONS  RELATING TO ERISA
AND THE CODE THAT ARE APPLICABLE TO THE RELATED  SECURITIES.  BEFORE PURCHASING  SECURITIES IN RELIANCE ON
THE EXEMPTION,  THE INVESTOR-BASED  EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF
CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN  INVESTOR WHO PROPOSES TO USE "PLAN  ASSETS" OF ANY PLAN TO PURCHASE  SECURITIES  OF ANY
SERIES OR CLASS ARE  ENCOURAGED  TO CONSULT WITH ITS COUNSEL WITH  RESPECT TO THE  POTENTIAL  CONSEQUENCES
UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Exchangeable Securities

         With respect to those  classes of  exchangeable  securities  which were  eligible  for  exemptive relief under the Exemption when  purchased,  the Exemption would also cover the acquisition or disposition of such  exchangeable  securities when the  securityholder  exercises its exchange rights.  However,  with respect to classes of  exchangeable  securities  which were not  eligible for  exemptive  relief under the
Exemption when purchased,  the exchange,  purchase or sale of such securities  pursuant to the exercise of exchange  rights  or call  rights  may  give  rise to  prohibited  transactions  if a Plan  and a Party in
Interest with respect to such Plan are involved in the transaction.  However,  one or more  Investor-Based
Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

         A Plan  that is  exempt  from  federal  income  taxation  pursuant  to  Section  501 of the  Code nonetheless  will be subject to  federal  income  taxation  to the  extent  that its income is  "unrelated business taxable income" within the meaning of Section 512 of the Code.

Consultation with Counsel

         There can be no assurance  that the Exemption or any other DOL exemption  will apply with respect to any  particular  Plan that acquires the securities  or, even if all the  conditions  specified  therein were  satisfied,  that any such  exemption  would apply to  transactions  involving  the  issuing  entity.
Prospective  Plan  investors are  encouraged to consult with their legal counsel  concerning the impact of
ERISA and the Code and the  potential  consequences  to their  specific  circumstances  prior to making an investment in the securities.  Neither the depositor,  the trustees,  the master servicer nor any of their respective  affiliates will make any  representation  to the effect that the securities  satisfy all legal requirements  with respect to the investment  therein by Plans  generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         Before  purchasing a security in reliance on the Exemption,  or an Investor-Based  Exemption,  or
any other  exemption,  a fiduciary of a Plan or other Plan Asset  investor  should itself confirm that (a)
all the specific and general conditions set forth in the Exemption,  an Investor-Based  Exemption or other exemption  would be  satisfied  and (b) in the case of a  security  purchased  under  the  Exemption,  the security  constitutes  a  "security"  for  purposes  of the  Exemption.  In  addition  to  making  its own determination as to the availability
of the exemptive relief provided in the Exemption,  and Investor-Based  Exemption or other exemption,  the
Plan fiduciary should consider its general  fiduciary  obligations  under ERISA in determining  whether to purchase the securities on behalf of a Plan.

         A  governmental  plan as  defined  in Section  3(32) of ERISA is not  subject  to ERISA,  or Code
Section 4975.  However,  such governmental plan may be subject to federal,  state and local law, which is, to a material  extent,  similar to the  provisions  of ERISA or a Code  Section  4975.  A  fiduciary  of a governmental  plan  should  make  its own  determination  as to the  propriety  of such  investment  under applicable  fiduciary or other  investment  standards,  and the need for the availability of any exemptive relief under any similar law.

                                         LEGAL INVESTMENT MATTERS

         Each class of  certificates  or notes offered by this  prospectus  and by the related  prospectus supplement  will be rated at the date of  issuance  in one of the four  highest  rating  categories  by at least one Rating Agency.  If so specified in the related  prospectus  supplement,  each such class that is rated  in one of the two  highest  rating  categories  by at  least  one  Rating  Agency  will  constitute
"mortgage related  securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts,  corporations,  partnerships,  associations,  business  trusts and  business  entities  (including depository  institutions,  life insurance  companies and pension  funds)  created  pursuant to or existing under the laws of the United  States or of any State  whose  authorized  investments  are subject to state regulation  to the same extent that,  under  applicable  law,  obligations  issued by or  guaranteed as to principal  and interest by the United States or any agency or  instrumentality  thereof  constitute  legal investments for the entities.  Under SMMEA, if a State enacted  legislation on or prior to October 3, 1991 specifically  limiting  the legal  investment  authority  of any such  entities  with respect to "mortgage related  securities,"  such  securities  will constitute  legal  investments  for entities  subject to the legislation  only to the extent provided  therein.  Some States have enacted  legislation  which overrides the preemption  provisions of SMMEA. SMMEA provides,  however,  that in no event will the enactment of any such  legislation  affect the  validity  of any  contractual  commitment  to  purchase,  hold or invest in
"mortgage related securities," or require the sale or other disposition of the securities,  so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA  also   amended  the  legal   investment   authority  of   federally-chartered   depository
institutions as follows:  federal savings and loan  associations  and federal savings banks may invest in, sell or otherwise  deal with  "mortgage  related  securities"  without  limitation as to the percentage of their assets represented thereby,  federal credit unions may invest in the securities,  and national banks may purchase the securities for their own account without regard to the limitations  generally  applicable to investment  securities set forth in 12 U.S.C.  24 (Seventh),  subject in each case to such  regulations as the applicable federal regulatory authority may prescribe.

         The  Federal  Financial  Institutions   Examination  Council  has  issued  a  supervisory  policy
statement  applicable  to all  depository  institutions,  setting  forth  guidelines  for and  significant restrictions on investments in "high-risk  mortgage  securities." The policy statement has been adopted by the Federal  Reserve Board,  the Office of the  Comptroller of the Currency,  the FDIC and the OTS with an effective date of February 10, 1992. The policy statement  generally  indicates that a mortgage derivative product  will be deemed to be high risk if it exhibits  greater  price  volatility  than a standard  fixed rate thirty-year  mortgage security.  According to the policy statement,  prior to purchase,  a depository institution  will be required to determine  whether a mortgage  derivative  product that it is considering acquiring is high-risk,  and if so that the proposed  acquisition would reduce the  institution's  overall interest rate risk.  Reliance on analysis and  documentation  obtained  from a securities  dealer or other outside  party  without  internal  analysis  by the  institution  would be  unacceptable.  There can be no assurance  as to which  classes  of offered  securities  will be  treated  as  high-risk  under the policy statement.

         The  predecessor  to the OTS issued a  bulletin,  entitled,  "Mortgage  Derivative  Products  and
Mortgage  Swaps",  which  is  applicable  to  thrift  institutions  regulated  by the  OTS.  The  bulletin established  guidelines  for the  investment  by  savings  institutions  in certain  "high-risk"  mortgage derivative  securities  and  limitations on the use of the  securities by insolvent,  undercapitalized  or otherwise  "troubled"  institutions.  According to the  bulletin,  such  "high-risk"  mortgage  derivative securities  include  securities  having  specified  characteristics,  which may  include  some  classes of offered  securities.  In  addition,  the  National  Credit  Union  Administration  has issued  regulations governing  federal credit union  investments  which prohibit  investment in specified types of securities, which may include  some  classes of offered  securities.  Similar  policy  statements  have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of  securities  that is not rated in one of the two  highest  rating  categories  by at least  one  Rating  Agency,  and any  other  class  of  securities  specified  in the  related  prospectus supplement,  will not  constitute  "mortgage  related  securities"  for  purposes  of  SMMEA.  Prospective investors in these classes of securities,  in  particular,  should  consider the matters  discussed in the following paragraph.

         There may be other  restrictions  on the ability of investors  either to purchase some classes of offered  securities  or to purchase  any class of offered  securities  representing  more than a specified percentage  of the  investors'  assets.  The  depositor  will  make no  representations  as to the  proper characterization  of any class of offered securities for legal investment or other purposes,  or as to the ability of particular  investors to purchase any class of  certificates  or notes under  applicable  legal investment  restrictions.  These  uncertainties  may  adversely  affect  the  liquidity  of any  class  of certificates  or notes.  Accordingly,  all  investors  whose  investment  activities  are subject to legal investment laws and regulations,  regulatory capital requirements or review by regulatory  authorities are encouraged  to  consult  with their own legal  advisors  in  determining  whether  and to what  extent the offered  securities  of any class  thereof  constitute  legal  investments  or are subject to  investment, capital or other restrictions,  and, if applicable,  whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                             USE OF PROCEEDS

         Substantially  all of the net  proceeds to be  received  from the sale of  certificates  or notes will be applied by the  depositor  to finance the purchase of, or to repay  short-term  loans  incurred to finance the purchase of, the mortgage loans and/or  mortgage  securities in the respective  mortgage pools and to pay other  expenses.  The  depositor  expects  that it will  make  additional  sales of  securities similar to the  offered  securities  from time to time,  but the timing and amount of any such  additional offerings  will be dependent upon a number of factors,  including the volume of mortgage  loans  purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                         METHODS OF DISTRIBUTION

         The depositor  will offer the  securities in series.  The  distribution  of the securities may be effected from time to time in one or more  transactions,  including  negotiated  transactions,  at a fixed public  offering  price  or at  varying  prices  to be  determined  at the  time of sale or at the time of commitment therefor.  If so specified in the related prospectus  supplement,  Bear, Stearns & Co. Inc., an affiliate  of the  depositor,  acting  as  underwriter  with  other  underwriters,  if any,  named in such prospectus  supplement will distribute the securities in a firm  commitment  underwriting,  subject to the terms and conditions of the  underwriting  agreement.  In such event,  the related  prospectus  supplement may also  specify that the  underwriters  will not be  obligated  to pay for any  securities  agreed to be purchased by purchasers  pursuant to purchase agreements  acceptable to the depositor.  In connection with the sale of the securities,  underwriters may receive  compensation  from the depositor or from purchasers of the  securities  in  the  form  of  discounts,  concessions  or  commissions.  The  related  prospectus supplement will describe any such compensation that is paid by the depositor.

         As to any offering of securities,  in addition to the method of  distribution as described in the prospectus  supplement and this base prospectus,  the distribution of any class of the offered  securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

         Alternatively,  the  related  prospectus  supplement  may specify  that Bear,  Stearns & Co. Inc.
acting  as  agent or in some  cases  as  principal  with  respect  to  securities  that it has  previously purchased or agreed to purchase,  will  distribute  the  securities.  If Bear,  Stearns & Co. Inc. acts as agent in the sale of securities,  Bear,  Stearns & Co. Inc. will receive a selling commission with respect to each series of securities,  depending on market conditions,  expressed as a percentage of the aggregate principal  balance of the  securities  sold  hereunder as of the closing date.  The exact  percentage  for each series of  securities  will be disclosed  in the related  prospectus  supplement.  To the extent that
Bear,  Stearns & Co.  Inc.  elects to purchase  securities  as  principal,  Bear,  Stearns & Co. Inc.  may realize  losses or profits based upon the difference  between its purchase price and the sales price.  The related  prospectus  supplement  with respect to any series offered other than through  underwriters  will contain  information  regarding the nature of such offering and any  agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor  will  indemnify  Bear,  Stearns & Co. Inc. and any  underwriters  against  certain civil  liabilities,  including  liabilities  under  the  Securities  Act of 1933,  or will  contribute  to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary  course of business,  the  depositor  and Bear,  Stearns & Co. Inc. may engage in various  securities  and  financing  transactions,  including  repurchase  agreements  to provide  interim financing of the  depositor's  mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

         Bear,  Stearns & Co. Inc.  may use this  prospectus  and the  related  prospectus  supplement  in connection with offers and sales related to market-making  transactions in the securities.  Bear,  Stearns
& Co.  Inc.  may act as  principal  or agent  in such  transactions.  Such  sales  will be made at  prices related to prevailing market prices at the time of sale or otherwise.

         The depositor  anticipates that the securities will be sold primarily to institutional  investors
or  sophisticated  non-institutional  investors.   Purchasers  of  securities,   including  dealers,  may,
depending on the facts and  circumstances  of such purchases,  be deemed to be  "underwriters"  within the meaning  of the  Securities  Act of 1933 in  connection  with  reoffers  and sales by them of  securities.
Securityholders  are  encouraged  to consult  with their legal  advisors  in this  regard  before any such reoffer or sale.

                                              LEGAL MATTERS

         Legal matters in connection  with the  securities of each series,  including  both federal income tax matters and the legality of the  securities  being  offered,  will be passed upon for the depositor by
Thacher Proffitt & Wood llp, New York, New York,  Orrick,  Herrington & Sutcliffe LLP, New York, New York,
or Greenberg Traurig LLP, New York, New York.

                                          FINANCIAL INFORMATION

         With  respect to each series,  a new issuing  entity will be formed,  and no issuing  entity will engage in any business  activities or have any assets or obligations  prior to the issuance of the related series.  Accordingly,  no financial statements with respect to any issuing entity will be included in this prospectus or in the related prospectus supplement.

                                                 RATINGS

         It is a condition  to the issuance of any class of offered  securities  that they shall have been rated not lower than  investment  grade,  that is, in one of the four  highest  rating  categories,  by at least one Rating Agency.

         Ratings on mortgage  pass-through  certificates and mortgage-backed  notes address the likelihood of receipt by the  holders  thereof of all  collections  on the  underlying  mortgage  assets to which the holders are entitled.  These ratings address the structural,  legal and issuer-related  aspects associated with the certificates  and notes,  the nature of the underlying  mortgage assets and the credit quality of the guarantor,  if any. Ratings on mortgage  pass-through  certificates and  mortgage-backed  notes do not represent any  assessment  of the  likelihood  of principal  prepayments  by borrowers or of the degree by which the prepayments might differ from those originally anticipated.  As a result,  securityholders might suffer a lower than  anticipated  yield,  and, in addition,  holders of stripped  interest  securities  in extreme cases might fail to recoup their initial investments.

         A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                          AVAILABLE INFORMATION

         The  depositor  is  subject  to  the  informational  requirements  of  the  Exchange  Act  and in accordance  therewith  files  reports  and  other  information  with the  Commission.  Reports  and  other information  filed by the depositor can be inspected and copied at the Public  Reference  Room  maintained by the Commission at 100 F Street NE,  Washington,  DC 20549, and its Regional Offices located as follows:
Chicago  Regional  Office,  500 West  Madison,  14th Floor,  Chicago,  Illinois  60661;  New York Regional
Office,  233  Broadway,  New York,  New York 10279.  Copies of the material can also be obtained  from the
Public Reference  Section of the Commission,  100 F Street NE,  Washington,  DC 20549, at prescribed rates and electronically  through the Commission's  Electronic Data Gathering,  Analysis and Retrieval system at the Commission's  Website  (http://www.sec.gov).  Information  about the operation of the Public Reference
Room may be obtained by calling the Securities  and Exchange  Commission at (800)  SEC-0330.  Exchange Act
reports as to any series filed with the  Commission  will be filed under the issuing  entity's  name.  The depositor does not intend to send any financial reports to security holders.

         The issuing  entity's annual reports on Form 10-K (including  reports of assessment of compliance with  the AB  Servicing  Criteria,  attestation  reports,  and  statements  of  compliance,  discussed  in
"Servicing  of  Mortgage  Loans—Evidence  as to  Compliance"  in the  related  prospectus  supplement  and
"Description  of the Securities — Reports to  Securityholders"  in this  prospectus,  required to be filed under  Regulation  AB),  periodic  distribution  reports  on Form  10-D,  current  reports on Form 8-K and amendments to those reports,  together with such other reports to security  holders or  information  about the  securities  as shall have been  filed  with the  Commission  will be posted on the  trustee's  or the securities  administrator's  internet web site, as applicable,  as soon as reasonably practicable after it has been  electronically  filed with, or furnished to, the Commission.  The address of the website will be provided in the related Prospectus Supplement.

         This prospectus does not contain all of the information set forth in the  registration  statement
(of which this  prospectus  forms a part) and  exhibits  thereto  which the  depositor  has filed with the
Commission under the Securities Act and to which reference is hereby made.

                                        REPORTS TO SECURITYHOLDERS

         The master servicer or another  designated person will be required to provide periodic  unaudited reports  concerning  each issuing  entity to all registered  holders of offered  securities of the related series with respect to each issuing  entity as are  required  under the Exchange Act and the  Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each  issuing  entity,  so long as it is required to file reports  under the Exchange  Act, those reports will be made available as described above under "Available Information".

         As to each  issuing  entity that is no longer  required to file reports  under the Exchange  Act, periodic  distribution  reports will be posted on the website of the sponsor,  depositor,  master servicer or securities  administrator,  as applicable,  referenced above under  "Available  Information" as soon as practicable.  Annual  reports of  assessment  of compliance  with the AB Servicing  Criteria,  attestation reports,  and statements of compliance  will be provided to registered  holders of the related  securities upon request free of charge.  See "Servicing of Mortgage  Loans—Evidence  as to Compliance" in the related prospectus  supplement  and  "Description  of  the  Securities  —  Reports  to  Securityholders"  in  this prospectus.

                                INCORPORATION OF INFORMATION BY REFERENCE

         There  are  incorporated  into  this  prospectus  and in the  related  prospectus  supplement  by reference  all  documents,  including  but not limited to the  financial  statements  and reports filed or caused to be filed or  incorporated  by  reference  by the  depositor  with  respect to an issuing  entity pursuant to the  requirements  of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series;  provided,  however, this prospectus and any related  prospectus  supplement do not incorporate by reference any of the issuing entity's annual reports filed on Form 10-K with respect to an issuing entity.

         The  depositor  will provide or cause to be provided  without  charge to each person to whom this prospectus  is delivered  in  connection  with the offering of one or more classes of offered  securities, upon  written  or oral  request  of the  person,  a copy of any or all the  reports  incorporated  in this prospectus by reference,  in each case to the extent the reports  relate to one or more of such classes of the offered  securities,  other than the exhibits to the documents,  unless the exhibits are  specifically incorporated  by reference in the documents.  Requests  should be directed in writing to Structured  Asset
Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179,  Attention:  Secretary,  or by
telephone at (212)  272-2000.  The depositor has  determined  that its  financial  statements  will not be material to the offering of any offered securities.

                                                 GLOSSARY

         Accrual  Security — A security  with  respect to which some or all of its accrued  interest  will not be  distributed  as  interest  but  rather  an  amount  equal  to that  interest  will be added to the principal  balance thereof on each  distribution  date for the period described in the related  prospectus supplement.

         Affiliated Seller — Banks,  savings and loan  associations,  mortgage bankers,  mortgage brokers, investment  banking firms, and other mortgage loan  originators or sellers  affiliated with the depositor, which may include EMC.

         Agreement — An owner trust  agreement,  servicing  agreement,  indenture or pooling and servicing agreement.

         ARM Loan — A mortgage loan with an adjustable interest rate.

         Assumption Fee — The fee paid to the mortgagee  upon the assumption of the primary  liability for payment of the mortgage.

         Bankruptcy  Amount — The  amount  of  Bankruptcy  Losses  that  may be  allocated  to the  credit enhancement of the related series.

         Bankruptcy Code — Title 11 of the United States Code, as amended from time to time.

         Bankruptcy  Loss — A  Realized  Loss  attributable  to  certain  actions  which may be taken by a bankruptcy  court in connection with a mortgage loan,  including a reduction by a bankruptcy  court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         Beneficial Owner — A person acquiring an interest in any DTC Registered Security.

         Benefit  Plan  Investors  — Plans  subject to Part 4 of Title I of ERISA or  Section  4975 of the
Code and any entity whose  underlying  assets include Plan Assets by reason of any such Plan's  investment in the entity.

         Buydown  Account — With respect to a buydown  mortgage  loan,  the  custodial  account  where the
Buydown Funds are placed.  A Buydown Account shall be an Eligible Account.

         Buydown Funds — With respect a buydown  mortgage  loan,  the amount  contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         Buydown  Period — The period  during which funds on a buydown  mortgage loan are made up for from the Buydown Account.

         Call Class — A class of  securities  which  entitles the holder  thereof to direct the trustee to redeem a Callable class of securities.

         Callable Class — A class of securities of a series which is  redeemable,  directly or indirectly, at the  direction  of the  holder of the  related  Call  Class,  as  provided  in the  related  prospectus supplement.  A Callable Class may have a "lock-out  period" during which such securities  cannot be called and  generally  will be called  only if the  market  value of the  assets in the  issuing  entity for such
Callable Class exceeds the outstanding principal balance of such assets.

         CERCLA — The federal  Comprehensive  Environmental  Response,  Compensation  and Liability Act of
1980, as amended.

         Class  Factor — For any  exchangeable  security  and any month,  will be a truncated  seven digit decimal  which,  which when  multiplied  by the original  principal  amount of that class,  will equal its remaining  principal  amount,  after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

         Clearstream — Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

         Closing Date — With respect to any series of  securities,  the date on which the  securities  are issued.

         Code — The Internal Revenue Code of 1986.

         Commission — The Securities and Exchange Commission.

         Committee Report — The Conference Committee Report accompanying the Tax Reform Act of 1986.

         Conservation Act — The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         Contract — Manufactured  housing  conditional  sales  contracts and  installment  loan agreements each secured by a Manufactured Home.

         Contributions  Tax — With  respect to  specific  contributions  to a REMIC made after the Closing
Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         Cooperative  — With  respect  to a  cooperative  mortgage  loan,  the  corporation  that owns the related apartment building.

         Crime Control Act — The Comprehensive Crime Control Act of 1984.

         Defaulted  Mortgage Loss — A Realized Loss other than a Special Hazard Loss,  Extraordinary  Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         Deferred  Interest — If an  adjustment  to the  mortgage  rate on a mortgage  loan has caused the amount of accrued  interest on the mortgage loan in any month to exceed the scheduled  monthly  payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         Deleted Mortgage Loan — A mortgage loan which has been removed from the related issuing entity.

         Designated  Seller  Transaction — A series of  securities  where the related  mortgage  loans are provided either  directly or indirectly to the depositor by one or more Sellers  identified in the related prospectus supplement.

         Determination  Date — The close of business on the date on which the amount of each  distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         Distribution  Account — One or more  separate  accounts  for the  collection  of  payments on the related mortgage loans and/or mortgage  securities  constituting the related issuing entity,  which may be a Master Servicer Collection Account.  All Distribution Accounts shall be Eligible Accounts.

         DIDMC — The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL — The U.S. Department of Labor.

         DOL Regulations — Regulations by the DOL promulgated at 29 C.F.R. § 2510.3-101.

         DTC — The Depository Trust Company.

         DTC Registered  Security — Any security  initially  issued  through the book-entry  facilities of the DTC.

         Eligible Account - Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations and short-term unsecured debt  obligations  of which (or, in the case of a  depository  institution  or trust  company  that is the principal  subsidiary of a holding  company,  the debt  obligations  of such holding  company,  so long as
Moody's is not a Rating  Agency) are rated by each Rating  Agency in one of its two highest  long-term and its  highest  short-term  rating  categories,  respectively,  at the time any  amounts are held on deposit therein; provided, that following a downgrade,  withdrawal, or suspension of such institution's rating set forth above,  each account shall promptly (and in any case within not more than 30 calendar days) be moved to one or more segregated trust accounts in the trust department of such institution,  or to an account at another  institution  that  complies  with the above  requirements,  or (ii) a trust  account or  accounts maintained with the corporate trust department of a federal or state chartered  depository  institution or trust company having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or
(iii) any other account acceptable to the Rating Agencies, as evidenced in writing.  Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the trustee. The ratings in clause (i) may be amended,  without the consent of the  Securityholders,  provided that a letter is obtained  from each rating  agency  stating that such  amendment  would not result in the downgrading or withdrawal of the respective ratings then assigned to the related Securities.

         Equity  Certificates  — With  respect to any series of notes,  the  certificate  or  certificates representing a beneficial ownership interest in the related issuing entity.

         ERISA — The Employee Retirement Income Security Act of 1974, as amended.

         ERISA Plans — Employee pension and welfare benefit plans subject to ERISA.

         ES  Class  — A  class  of  exchangeable  securities,  as  described  under  "Description  of  the
Certificates — Exchangeable Securities."

         Exemption  —  An  individual  prohibited   transactions   exemption  issued  by  the  DOL  to  an
underwriter,  as amended by Prohibited  Transaction  Exemption ("PTE") 97-34, 62 Fed. Reg. 39021 (July 21,
1997), PTE 2000-58,  65 Fed. Reg. 67765 (November 13, 2000),  and PTE 2002-41,  67 Fed. Reg. 54487 (August
22, 2002) or any amendment thereto.

         Exemption  Rating  Agency — Standard & Poor's,  a division of The  McGraw-Hill  Companies,  Inc.,
Moody's  Investors  Service,  Inc., or Fitch,  Inc. or any other "Rating Agency" within the meaning of the
Exemption.

         Exchange Act — The Securities Exchange Act of 1934, as amended.

         Extraordinary  Loss  —  Any  Realized  Loss  occasioned  by  war,  civil  insurrection,   certain
governmental actions, nuclear reaction and certain other risks.

         Fraud Loss — A Realized  Loss  incurred on a defaulted  mortgage loan as to which there was fraud in the origination of the mortgage loan.

         Fraud Loss Amount — The amount of Fraud Losses that may be  allocated  to the credit  enhancement of the related series.

         FTC Rule — The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         Garn-St Germain Act — The Garn-St Germain Depository Institutions Act of 1982.

         Ginnie Mae — The Government National Mortgage Association.

         Global  Securities — The  certificated  securities  registered in the name of DTC, its nominee or another  depository  representing  interests in the class or classes  specified in the related  prospectus supplement which are held in book-entry form.

         Grantor Trust Certificate — A certificate representing an interest in a Grantor Trust Fund.

         Grantor Trust  Fractional  Interest  Certificate — A Grantor Trust  Certificate  representing  an undivided  equitable  ownership  interest in the principal of the mortgage loans  constituting the related
Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

         Grantor Trust Strip  Certificate — A  certificate  representing  ownership of all or a portion of the difference  between  interest paid on the mortgage loans  constituting  the related Grantor Trust Fund
(net of normal  administration  fees and any retained  interest of the depositor) and interest paid to the holders of Grantor Trust Fractional  Interest  Certificates issued with respect to the Grantor Trust Fund.
A Grantor Trust Strip Certificate may also evidence a nominal  ownership  interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         Grantor  Trust  Fund — A trust  fund as to  which  no  REMIC  election  will  be made  and  which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         HELOC — A home equity revolving lines of credit.

         High Cost  Loans — Mortgage  loans  subject  to the  Homeownership  Act,  which  amended  TILA to provide new  requirements  applicable  to loans that exceed  certain  interest rate and/or points and fees thresholds.

         High LTV Loans — Mortgage  loans with  Loan-to-Value  Ratios in excess of 80% and as high as 150%
and which are not be insured by a Primary Insurance Policy.

         Homeownership Act — The Home Ownership and Equity Protection Act of 1994.

         Housing Act — The National Housing Act of 1934, as amended.

         Index — With  respect  to an ARM  Loan,  the  related  index  will be  specified  in the  related prospectus  supplement,  will be of a type that are customarily  used in the debt and fixed income markets to measure  the cost of borrowed  funds,  and may include  one of the  following  indexes:  (1) the weekly average  yield on U.S.  Treasury  securities  adjusted to a constant  maturity of either six months or one year, (2) the weekly  auction  average  investment  yield of U.S.  Treasury  bills of six months,  (3) the daily Bank Prime Loan rate made available by the Federal  Reserve  Board,  (4) the cost of funds of member institutions  for the Federal Home Loan Bank of San  Francisco,  (5) the interbank  offered rates for U.S.
dollar deposits in the London market,  each calculated as of a date prior to each scheduled  interest rate adjustment  date which will be  specified  in the  related  prospectus  supplement  or (6) any other index described in the related prospectus supplement.

         Insurance Proceeds — Proceeds received under any hazard,  title,  primary mortgage,  FHA or other insurance  policy that provides  coverage with respect to a particular  mortgaged  property or the related mortgage loan (other than proceeds  applied to the  restoration of the property or released to the related borrower in accordance with the customary  servicing  practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         Intermediary  — An  institution  that  is not a  participant  in the DTC but  clears  through  or maintains a custodial relationship with a participant.

         IRS — The Internal Revenue Service.

         Issue  Premium — The excess of the issue  price of a REMIC  Regular  Certificate  over its stated
redemption price.

         Issuing  Entity — With  respect  to a series  of notes,  the  Delaware  statutory  trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         Liquidation  Proceeds — (1) All amounts,  other than Insurance  Proceeds received and retained in connection with the liquidation of defaulted  mortgage loans or property  acquired in respect thereof,  by foreclosure  or otherwise,  together with the net operating  income (less  reasonable  reserves for future expenses)  derived from the operation of any mortgaged  properties  acquired by the issuing entity through foreclosure  or otherwise and (2) all proceeds of any mortgage loan or mortgage  security  purchased  (or, in the case of a substitution,  amounts representing a principal  adjustment) by the master servicer,  the depositor,  a Seller or any other  person  pursuant  to the terms of the  related  pooling  and  servicing agreement or  servicing  agreement as described  under "The  Mortgage  Pools—Representations  by Sellers,"
"Servicing of Mortgage  Loans—Realization  Upon and Sale of Defaulted  Mortgage  Loans,"  "—Assignment  of
Trust Fund Assets" above and "The Agreements—Termination."

         Loan-to-Value  Ratio  — With  respect  to any  mortgage  loan  at any  given  time  is the  ratio
(expressed  as a  percentage)  of the then  outstanding  principal  balance of the mortgage  loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         Manufactured  Home —  Manufactured  homes within the meaning of 42 United  States  Code,  Section
5402(6),  which defines a  "manufactured  home" as "a structure,  transportable  in one or more  sections, which in the  traveling  mode,  is eight  body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred  twenty or more square feet,  and which is built on a permanent chassis and designed to be used as a dwelling  with or without a permanent  foundation  when  connected to the required  utilities,  and includes the plumbing,  heating,  air conditioning,  and electrical  systems contained  therein;  except that the term shall include any structure which meets all the  requirements of this paragraph except the size  requirements and with respect to which the manufacturer  voluntarily files a  certification  required  by the  Secretary  of Housing  and Urban  Development  and  complies  with the standards established under this chapter."

         Master  Servicer  Collection  Account — One or more  separate  accounts  established  by a master servicer,  into which each of the related  servicers are required to remit  collections of payments on the related mortgage loans included in the related issuing entity.  All  Master  Servicer  Collection Accounts shall be Eligible Accounts.

         MBA Method - The method of  calculating  delinquencies  in  accordance  with the  methodology  used by the
Mortgage  Bankers  Association,  as described in "The Mortgage Pools - Methods of Delinquency  Calculation" in this prospectus.

         Net Mortgage  Rate — With  respect to a mortgage  loan,  the  mortgage  rate net of the per annum rate or rates  applicable  to the  calculation  of  servicing  and  administrative  fees and any  retained interest of the depositor.

         Nonrecoverable  Advance — An advance which,  in the good faith judgment of the master servicer or a servicer,  as  applicable,  will not be  recoverable  from  recoveries  on the related  mortgage loan or another specifically identified source.

         Note  Margin — With  respect  to an ARM Loan,  the  fixed  percentage  set  forth in the  related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID  Regulations — The rules  governing  original  issue  discount that are set forth in Sections
1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS — The Office of Thrift Supervision.

         OTS Method - The method of calculating  delinquencies  in accordance with the methodology  used by lenders regulated  by the Office of Thrift  Supervision,  as  described  in "The  Mortgage  Pools - Methods of  Delinquency
Calculation" in this prospectus.

         Parity Act — The Alternative Mortgage Transaction Parity Act of 1982.

         Parties in Interest — With respect to a Plan,  persons who have  specified  relationships  to the
Plans,  either  "Parties in Interest"  within the meaning of ERISA or  "Disqualified  Persons"  within the meaning of Section 4975 of the Code.

         Percentage  Interest — With respect to a security of a particular class, the percentage  obtained by dividing the initial  principal  balance or notional  amount of the security by the  aggregate  initial amount or notional balance of all the securities of the class.

         Permitted   Investments  —  United  States  government  securities  and  other  investment  grade obligations  specified in the related pooling and servicing  agreement or the related servicing  agreement and indenture.

         Piggyback  Loan — A second lien  mortgage  loan  originated  by the same  originator  to the same borrower at the same time as the first lien mortgage loan, each secured by the same mortgaged property.

         Plan Assets — "Plan  assets" of a Plan,  within the meaning of the DOL  Regulations,  as modified by Section 3(42) of ERISA.

         Plans — ERISA Plans and Tax Favored Plans.

         Prepayment  Assumption  —  With  respect  to a  REMIC  Regular  Certificate  or a  Grantor  Trust
Certificate, the prepayment assumption used in pricing the initial offering of that security.

         Prepayment  Interest  Shortfall — With respect to any mortgage  loan with a prepayment in part or in full the excess,  if any, of interest  accrued and otherwise  payable on the related mortgage loan over the interest charged to the borrower (net of servicing and  administrative  fees and any retained interest of the depositor).

         Primary  Insurance  Covered Loss — With respect to a mortgage loan covered by a Primary Insurance
Policy,  the amount of the related loss  covered  pursuant to the terms of the Primary  Insurance  Policy, which will generally  consist of the unpaid  principal  amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and  reimbursement  of specific  expenses,  less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard  insurance)  that are derived from the  related  mortgaged  property,  (2) hazard  insurance  proceeds  in excess of the amount  required  to restore the related  mortgaged  property  and which have not been  applied to the payment of the  mortgage loan, (3) amounts  expended but not approved by the primary  insurer,  (4) claim payments  previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         Primary Insurance Policy — A primary mortgage guaranty insurance policy.

         Primary Insurer — An issuer of a Primary Insurance Policy.

         Protected  Account — One or more separate  accounts  established  by each servicer  servicing the mortgage  loans,  for the  collection of payments on the related  mortgage  loans  included in the related issuing entity.  All Protected Accounts shall be Eligible Accounts.

         PTCE — Prohibited Transaction Class Exemption.

         Qualified  Substitute  Mortgage Loan — A mortgage loan  substituted for a Deleted  Mortgage Loan, meeting  the  requirements  described  under "The  Mortgage  Pools—  Representations  by  Sellers" in this prospectus.

         Rating Agency — A "nationally  recognized  statistical rating organization" within the meaning of
Section 3(a)(41) of the Exchange Act.

         Realized Loss — Any loss on a mortgage loan  attributable to the mortgagor's  failure to make any payment of principal or interest as required under the mortgage note.

         Record Date — The close of business on the last  business  day of the month  preceding  the month in which the applicable distribution date occurs.

         Relief Act — The Servicemembers Civil Relief Act..

         REMIC — A real estate  mortgage  investment  conduit as defined in Sections  860A through 860G of the Code.

         REMIC  Administrator  —  The  trustee,  the  master  servicer  or  another  specified  party  who administers the related REMIC.

         REMIC Certificates — Certificates  evidencing  interests in an issuing entity as to which a REMIC election has been made.

         REMIC Provisions — Sections 860A through 860G of the Code.

         REMIC  Regular  Certificate  — A REMIC  Certificate  designated  as a "regular  interest"  in the related REMIC.

         REMIC Regular Certificateholder — A holder of a REMIC Regular Certificate.

         REMIC  Residual  Certificate — A REMIC  Certificate  designated  as a "residual  interest" in the related REMIC.

         REMIC Residual Certificateholder — A holder of a REMIC Residual Certificate.

         REMIC Regulations — The REMIC Provisions and the related Treasury regulations.

         REO  Mortgage  Loan — A mortgage  loan where title to the  related  mortgaged  property  has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO — The Racketeer Influenced and Corrupt Organizations statute.

         Securities Act — The Securities Act of 1933, as amended.

         Seller — The seller of the mortgage  loans or mortgage  securities  included in an issuing entity to the  depositor  with  respect  a  series  of  securities,  who  shall  be an  Affiliated  Seller  or an
Unaffiliated Seller.

         Single Family Property — An attached or detached  one-family  dwelling unit,  two-to  four-family dwelling unit,  condominium,  townhouse,  row house,  individual  unit in a planned-unit  development  and other individual dwelling units.

         SMMEA — The Secondary Mortgage Market Enhancement Act of 1984.

         Special  Hazard Amount — The amount of Special  Hazard Losses that may be allocated to the credit enhancement of the related series.

         Special  Hazard Loss — (1) losses due to direct  physical  damage to a mortgaged  property  other than any loss of a type covered by a hazard insurance policy or a flood insurance  policy,  if applicable, and (2) losses  from  partial  damage  caused by reason of the  application  of the  co-insurance  clauses contained in hazard insurance policies.

         Strip  Security  — A  security  which  will be  entitled  to (1)  principal  distributions,  with
disproportionate,   nominal  or  no  interest   distributions   or  (2)   interest   distributions,   with
disproportionate, nominal or no principal distributions.

         Tax Favored Plans — Plans that meet the  definition of "plan" in Section  4975(e)(1) of the Code, including  tax-qualified  retirement  plans  described  in  Section  401(a)  of the  Code  and  individual retirement accounts and annuities described in Section 408 of the Code.

         TILA — The Federal Truth-in-Lending Act.

         Title V — Title V of the Depository  Institutions  Deregulation and Monetary Control Act of 1980,
enacted in March 1980.

         Title VIII — Title VIII of the Garn-St Germain Act.

         Unaffiliated  Sellers  —  Banks,  savings  and  loan  associations,  mortgage  bankers,  mortgage brokers,  investment  banking firms,  the Resolution Trust  Corporation,  the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         United States Person — A citizen or resident of the United  States,  a corporation or partnership
(including an entity treated as a corporation or partnership  for federal income tax purposes)  created or organized  in, or under the laws of, the United  States or any state  thereof or the  District of Columbia
(except,  in the case of a partnership,  to the extent provided in  regulations),or an estate whose income is subject to United States  federal  income tax  regardless  of its source,  or a trust if a court within the United States is able to exercise  primary  supervision over the  administration  of the trust and one or more United States  persons have the authority to control all  substantial  decisions of the trust.  To the extent  prescribed in regulations by the Secretary of the Treasury,  which have not yet been issued, a trust  which was in  existence  on August 20,  1996  (other  than a trust  treated as owned by the grantor under  subpart E of part I of  subchapter  J of chapter 1 of the Code),  and which was treated as a United
States  person  on  August  20,  1996 may  elect to  continue  to be  treated  as a United  States  person notwithstanding the previous sentence.

         Value — With respect to a mortgaged  property securing a single family,  multifamily,  commercial or  mixed-use  loan,  the  lesser of (x) the  appraised  value  determined  in an  appraisal  obtained  at origination  of the mortgage  loan,  if any,  or, if the related  mortgaged  property  has been  appraised subsequent to origination,  the value  determined in the subsequent  appraisal and (y) the sales price for the related mortgaged  property (except in circumstances in which there has been a subsequent  appraisal).
However,  in the case of  refinanced,  modified or converted  single  family,  multifamily,  commercial or mixed-use  loans,  the "Value" of the related  mortgaged  property  will be equal to the lesser of (x) the appraised value of the related mortgaged  property  determined at origination or in an appraisal,  if any, obtained at the time of  refinancing,  modification  or conversion  and (y) the sales price of the related mortgaged  property or, if the mortgage  loan is not a rate and term  refinance  mortgage  loan and if the mortgaged  property was owned for a relatively short period of time prior to refinancing,  modification or conversion,  the sum of the sales  price of the  related  mortgaged  property  plus the added value of any improvements.  With respect to a new Manufactured  Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the  manufacturer to the dealer  (exclusive of freight to the dealer site),  including  "accessories"  identified in the invoice, plus the actual cost of any accessories  purchased from the dealer, a delivery and set-up allowance,  depending on the size of the unit, and the cost of state and local taxes,  filing fees and up to three years prepaid  hazard  insurance premiums.  With  respect to a used  Manufactured  Home,  the "Value" is the least of the sale  price,  the appraised  value,  and the National  Automobile  Dealer's  Association  book value plus prepaid  taxes and hazard  insurance  premiums.  The  appraised  value  of a  Manufactured  Home is  based  upon  the age and condition  of the  manufactured  housing  unit and the  quality and  condition  of the mobile home park in which it is situated,  if applicable.  An appraisal for purposes of  determining  the Value of a mortgaged property may include an automated valuation.

                                             $552,959,038 (Approximate)

                                 Bear Stearns Structured Products Inc. Trust 2007-R8
                                                   Issuing Entity

                                              EMC Mortgage Corporation
                                                       Sponsor

                                    Structured Asset Mortgage Investments II Inc.
                                                      Depositor

                                    Bear Stearns Structured Products Inc. Trust,
                                                   Series 2007-R8

                                                  _________________

                                                Prospectus Supplement

                                               Dated October 31, 2007

                                                  _________________

                                              Bear, Stearns & Co. Inc.

You should rely only on the  information  contained or  incorporated  by  reference in this  prospectus supplement  and the  accompanying  prospectus.  We have  not  authorized  anyone  to  provide  you with different information.

We are not offering the certificates in any state where the offer is not permitted.

Dealers  will  be  required  to  deliver  a  prospectus   supplement  and  prospectus  when  acting  as
underwriters  of the  certificates  offered by this  prospectus  supplement  and with  respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates,  whether or not participating in this offering,  may be required to deliver a prospectus  supplement and prospectus for
90 days after the date of this prospectus supplement.